AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 2006

Registration No. 333-125643

Registration No. 333-107066

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-11

REGISTRATION STATEMENT NO. 333-125643

AND

POST-EFFECTIVE AMENDMENT NO. 14

TO

FORM S-11

REGISTRATION STATEMENT NO. 333-107066

UNDER

THE SECURITIES ACT OF 1933

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Leo F. Wells, III

President

Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Carrie Hartley, Esq.

DLA Piper Rudnick Gray Cary US LLP

4700 Six Forks Road, Suite 200

Raleigh, North Carolina 27609-5244

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this registration statement is a combined prospectus and relates to registration statement no. 333-125643, which was declared effective on November 10, 2005, and to registration statement no. 333-107066, declared effective on November 26, 2003. Upon effectiveness, this post-effective amendment will constitute a post-effective amendment to both such registration statements.

The registrant hereby amends this post-effective amendment to the above referenced registration statements (file nos. 333-125643 and 333-107066) on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this post-effective amendment shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the post-effective amendment shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED APRIL 14, 2006

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

475,000,000 Shares of Common Stock

Wells Real Estate Investment Trust II, Inc. buys, owns and operates commercial real estate consisting primarily of high-quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. As of December 31, 2005, we owned interests in 37 office properties, one industrial building and one hotel, comprising approximately 11.3 million square feet of commercial space located in 15 states and the District of Columbia. We were incorporated in the State of Maryland in July 2003 and, beginning with our first year of operations ended December 31, 2003, we have elected to be taxed as a REIT.

We are offering up to 300,000,000 shares of common stock in our primary offering for $10 per share, with volume discounts available to investors who purchase more than 50,000 shares at any one time. Discounts are also available for other categories of purchasers. We are also offering up to 175,000,000 shares pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.55 per share or 95% of the estimated value of a share of our common stock.

See “ Risk Factors” beginning on page 20 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	No public market currently exists for our shares of common stock, and we have no current plans to list our shares on an exchange or on NASDAQ. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	While we are investing the proceeds of this offering, continuing high demand for the type of properties we desire to acquire may cause our dividend and the long-term returns of our investors to be lower than they otherwise would.

•	We are dependent upon our advisor and its affiliates to conduct our operations and this offering; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

•	If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our dividend and the long-term returns of our investors to be lower than they otherwise would.

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs.

•	We were incorporated in July 2003 and have a limited operating history, which makes our future performance and the performance of your investment difficult to predict.

•	Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public	Selling Commissions		Dealer Manager Fee		Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	$0.70	*	$0.25	*	$9.05
Total Maximum	$3,000,000,000	$210,000,000		$75,000,000		$2,715,000,000
Dividend Reinvestment Plan
Per Share	$9.55	$—		$—		$9.55
Total Maximum	$1,671,250,000	$—		$—		$1,671,250,000

*	The selling commissions and all or a portion of the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price.

The dealer manager of this offering, Wells Investment Securities, Inc., who is our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is generally $1,000. We expect to sell the 300,000,000 primary offering shares over the two-year period that commenced November 10, 2005. If we extend the primary offering beyond November 10, 2007, we will supplement or amend this prospectus accordingly. We may continue to offer the 175,000,000 dividend reinvestment plan shares beyond this date until we have sold all of these shares through the reinvestment of dividends. In some states, we may not be able to continue the offering without renewing the registration statement or filing a new registration statement. We may terminate this offering at any time.

WELLS INVESTMENT SECURITIES, INC.

                    , 2006

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, you will have difficulty selling your shares. In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•	a net worth of at least $150,000; or

•	gross annual income of at least $45,000 and a net worth of at least $45,000.

In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards.

Arizona, California, Iowa, Kansas, Massachusetts, Michigan, Missouri, New Jersey and Tennessee - Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Maine - Investors must have either (1) a net worth of at least $200,000 or (2) gross annual income of at least $50,000 and a net worth of at least $50,000.

Ohio - Investors must have either (1) a net worth of at least $250,000 or (2) gross annual income of at least $70,000 and a net worth of at least $70,000. In addition, investors must have a net worth of at least 10 times their aggregate investment in us and our affiliates.

Iowa, Kansas, Missouri and Pennsylvania - In addition to the suitability requirements described above, investors must have a net worth of at least 10 times their investment in us.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require of all those selling shares on our behalf.

i

We have not yet identified the properties that we will purchase with the proceeds of this offering, which makes your investment more speculative.	21
If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of a smaller portion of our portfolio.	21
We were incorporated in 2003 and have a limited operating history, which makes our future performance and the performance of your investment difficult to predict.	22
We may be unable to pay or maintain cash distributions or increase distributions over time, and, until we have invested the proceeds of this offering and our properties are generating sufficient cash flow, we may have difficulty funding our distributions solely from cash flow from operations, which could reduce the funds we have available for investment and your overall return.	22
Our loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.	22
Our operating performance could suffer if Wells Capital or its affiliates incur significant losses, including those losses that may result from being the general partner of other entities.	22
Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.	23
Risks Related to Conflicts of Interest	23
Wells Capital and possibly Wells Management will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, i.e., our advisor may offer us less attractive investment opportunities or we may lease to less attractive tenants, lowering your overall return.	23
Wells Capital will face conflicts of interest relating to joint ventures that we may form with affiliates of Wells Capital, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.	23
Wells Capital, its affiliates and our officers will face competing demands on their time, and this may cause our operations and your investment to suffer.	24
Our officers and some of our directors face conflicts of interest related to the positions they hold with Wells Capital and its affiliates, which could hinder our ability to successfully implement our business strategy and to generate returns to you.	24
Wells Capital and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Wells-sponsored programs, which could result in actions that are not in the long-term best interest of our stockholders.	24
Our board’s loyalties to Wells REIT I (and possibly to future Wells-sponsored programs) could influence its judgment, resulting in actions that are not in our stockholders’ best interest or that result in a disproportionate benefit to another Wells program at our expense.	25
Risks Related to This Offering and Our Corporate Structure	26

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.	26
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.	26
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.	26
You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.	27
You may not be able to sell your shares under the share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.	27
The offering price was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.	28
Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.	28
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.	28
Payment of fees to Wells Capital and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.	29
Adverse economic and geopolitical conditions could cause our operations to suffer and reduce the overall value of your investment.	29
If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.	30
You may be more likely to sustain a loss on your investment because our promoters do not have as strong an economic incentive to avoid losses as do promoters who have made significant equity investments in their company.	30
General Risks Related to Investments in Real Estate	30
Economic and regulatory changes that impact the real estate market generally may cause our operating results to suffer and decrease the value of our real estate properties.	30
Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.	31
We depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our stockholders.	31
Our inability to sell a property when we want could limit our ability to pay cash distributions to you.	31
Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our net income and the return on your investment.	31
Our operating results may suffer because of potential development and construction delays and resultant increased costs and risks.	32
Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.	32

Actions of our joint venture partners could reduce the returns on our joint venture investments and decrease your overall return.	32
Costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.	33
Discovery of previously undetected environmentally hazardous conditions may decrease our revenues and the return on your investment.	33
If we sell properties and provide financing to purchasers, defaults by the purchasers would decrease our cash flows and limit our ability to make distributions to you.	33
Risks Associated with Debt Financing	34
We have incurred and are likely to continue to incur mortgage and other indebtedness, which may increase our business risks.	34
High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.	34
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.	34
Increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends to our stockholders.	35
We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.	35
Section 1031 Exchange Program Risks	35
We may have increased exposure to liabilities from litigation as a result of our participation in the Section 1031 Exchange Program, which increases the risks you face as a stockholder.	35
We are subject to risks associated with co-tenancy arrangements that are not otherwise present in a real estate investment; these risks could reduce the value of our co-tenancy investments and your overall return.	36
Our participation in the Section 1031 Exchange Program may limit our ability to borrow funds in the future; this could reduce the number of investments we can make and limit our ability to make distributions to you.	36
Federal Income Tax Risks	37
Failure to qualify as a REIT would reduce our net income and cash available for distributions.	37
Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would reduce the return on your investment.	37
You may have current tax liability on distributions you elect to reinvest in our common stock.	37
Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.	38
To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.	38
To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which could delay or hinder our ability to meet our investment objectives and lower the return on your investment.	38

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PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our common stock.

What is a REIT?

In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain); and

•	avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

However, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What is Wells Real Estate Investment Trust II, Inc.?

Wells Real Estate Investment Trust II, Inc. buys, owns and operates commercial real estate consisting primarily of high-quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. We may also invest in entities that make similar investments. As of December 31, 2005, we owned interests in 37 office properties, one industrial building and one hotel, comprising approximately 11.3 million square feet of commercial space located in 15 states and the District of Columbia.

We were incorporated in the State of Maryland on July 3, 2003 and, beginning with our first year of operations ended December 31, 2003, we have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. We intend to operate in such a manner so that we may continue to qualify for taxation as a REIT.

We have no paid employees and are externally advised and managed by Wells Capital, Inc. and Wells Management Company, Inc.

Our office is located at 6200 The Corners Parkway, Norcross, Georgia 30092-3365. Our telephone number outside the State of Georgia is 800-557-4830 (770-243-8282 in Georgia). Our fax number is (770) 243-8198, and the e-mail address of our investor relations department is client.services@wellsref.com.

One of our affiliates also maintains an Internet site at www.wellsref.com at which there is additional information about us and our affiliates. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

What is your relationship to Wells Real Estate Investment Trust, Inc.?

Wells Real Estate Investment Trust, Inc., which we refer to as Wells REIT I, is a separate REIT from us. However, we have a common advisor, Wells Capital, Inc., and some of our directors and all of our officers are also directors and/or officers of Wells REIT I.

What are your investment objectives?

Our primary investment objectives are:

•	to provide current income for you through the payment of cash dividends; and

•	to preserve and return your capital contributions.

We also seek capital gain from our investments. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

Are there any risks involved in an investment in your shares?

An investment in our shares involves significant risk. You should read the “Risk Factors” section of this prospectus beginning on page 20. That section contains a detailed discussion of material risks that you should consider before you invest in the common stock we are selling with this prospectus. Some of the more significant risks relating to an investment in our shares include the following:

•	No public market currently exists for our shares of common stock and we have no current plans to list our shares on a national securities exchange or the Nasdaq National Market. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We were incorporated in July 2003 and have a limited operating history, which makes our future performance and the performance of your investment difficult to predict.

•	While we are investing the proceeds of this offering, continuing high demand for the type of properties we desire to acquire may cause our dividend and the long-term returns of our investors to be lower than they otherwise would.

•	If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our dividend and the long-term returns of our investors to be lower than they otherwise would.

•	We are dependent upon our advisor and our dealer manager to conduct our operations and this offering; thus, adverse changes in the financial health of our advisor or dealer manager or our relationship with them could cause our operations to suffer.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs and conflicts in allocating time among us and these other programs.

•	Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

Who is your advisor?

Wells Capital is our advisor. Wells Capital was incorporated in the State of Georgia in 1984. As of March 24, 2006, Wells Capital had sponsored or advised public real estate programs that had raised approximately $7.6 billion from approximately 248,000 investors.

What will the advisor do?

Wells Capital, as our advisor, will manage our daily affairs and make recommendations on all property acquisitions to our board of directors. Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz, Donald A. Miller and Robert E. Bowers, acting through our advisor, Wells Capital, will make most of the decisions regarding our investments. We expect that a committee of our board of directors consisting of all of our independent directors will exercise its right to approve or reject all proposed property acquisitions. Wells Capital will also provide asset management, marketing, investor relations and other administrative services on our behalf.

How will Wells Capital select potential properties for acquisition?

Wells Capital will generally seek to acquire high-quality office and industrial buildings located in or near densely populated metropolitan markets leased to creditworthy companies and governmental entities. As of March 24, 2006, our current tenants include AT&T, Coca-Cola Enterprises, IBM, Acxiom, Novartis, Northrop Grumman and General Electric.

To find properties that best meet our selection criteria for investment, Wells Capital’s property acquisition team will study regional demographics and market conditions and interview local brokers to gain the practical knowledge that studies sometimes lack. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building, and an environmental firm will investigate all environmental issues to ensure each property meets our quality specifications.

What conflicts of interest will your advisor face?

Wells Capital, as our advisor, will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Wells Capital must determine which investment opportunities to recommend to us or another Wells-sponsored program or joint venture;

•	Wells Capital may structure the terms of joint ventures between us and other Wells-sponsored programs;

•	Wells Capital must determine which property and leasing managers to retain and may retain Wells Management Company, Inc., an affiliate, to manage and lease some or all of our properties;

•	Wells Capital and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

•	Wells Capital and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties, regardless of the quality of the property acquired or the services provided to us; and

•	Wells Capital, Wells Investment Securities and its affiliates will also receive fees in connection with our public offerings of equity securities.

All of our officers and two of our directors will also face these conflicts because of their affiliation with Wells Capital. In addition, all of our officers serve as officers of Wells REIT I, and eight of our directors serve as directors of Wells REIT I. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

What is the ownership structure of the Wells entities that perform services for you?

The following chart shows the ownership structure of the various Wells entities that perform or are likely to perform important services for us.

What are the fees that you will pay to the advisor and its affiliates in connection with this offering?

Wells Capital and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and assumes a $9.55 price for each share sold through our dividend reinvestment plan.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (475,000,000 shares)
	Offering Stage

Selling Commissions	7.0% of gross offering proceeds in the primary offering; no selling commissions are payable on shares sold under the dividend reinvestment plan; all selling commissions will be reallowed to participating broker-dealers	$210,000,000

Dealer Manager Fee	Up to 2.5% of gross offering proceeds in the primary offering; no dealer manager fee is payable on shares sold under the dividend reinvestment plan; Wells Investment Securities will reallow a portion of its dealer manager fee to participating broker-dealers	$75,000,000

Other Organization and Offering Expenses	Up to 2.0% of gross offering proceeds; however, if we raise the maximum offering amount, we expect that these other organization and offering expenses will not exceed 0.98% of our gross offering proceeds, or $45,911,090.	$45,911,090

	Acquisition and Development Stage

Acquisition Fees	2.0% of gross offering proceeds	$93,425,000

	Operational Stage

Asset Management Fees	Monthly fee equal to one-twelfth of 0.75% of the sum of the cost of all occupied properties we own plus the cost of investments in joint ventures, provided that the amount paid in any calendar quarter may not exceed 1.0% of the net asset value of those investments at quarter end after deducting debt used to acquire or refinance properties	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; therefore, we cannot determine these amounts at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (475,000,000 shares)
Property Management Fee	For property management services for a property, we pay Wells Management a market-based property management fee based on the gross monthly income of the property. For leasing agent services for a property, we pay Wells Management: (i) a one-time fee in an amount not to exceed one-month’s rent for the initial rent-up of a newly-constructed building; and (ii) a market-based commission based on the net rent payable. For construction management services for a property, we pay Wells Management that portion of lease concessions for tenant-directed improvements that are specified in the lease or lease renewal, subject to a limit of 5.0% of such lease concessions and a management fee.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Operating Expenses	Reimbursement of our advisor’s cost of providing services to us other than personnel costs relating to services for which our advisor earns acquisition fees or real estate commissions	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Liquidation/Listing Stage

Real Estate Commissions	Up to 1.0% of contract price of property sold for substantial assistance in connection with sale	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	10.0% of remaining net sale proceeds after return of capital plus payment to investors of an 8.0% cumulative, non-compounded return on the capital contributed by investors	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange)	10.0% of the amount by which our adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 8.0% cumulative, non-compounded return to investors	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at this time.

See “Management Compensation” and “Plan of Distribution” for a more detailed description of the fees and expenses payable to our advisor, our dealer manager and their affiliates.

How many real estate properties do you currently own?

As of December 31, 2005, we owned interests in 37 office properties, one industrial building and one hotel, comprising approximately 11.3 million square feet of commercial space located in 15 states and the District of Columbia. Information with respect to those properties as of December 31, 2005 is set forth below.

Property Name	Major Tenant(s)	Building Type/Square Feet
Weatherford Center Houston Building	Weatherford International, Ltd.	12-story office/ 260,000 sq. ft.

New Manchester One Building	JVC Americas Corporation	single-story distribution facility/593,000 sq. ft.

Republic Drive Buildings	Roush Industries, Inc.	two single-story engineering buildings/169,000 sq. ft.

Manhattan Towers Property	Northrop Grumman Space and Mission Systems Corporation	two six-story office buildings/310,000 sq. ft.

9 Technology Drive Building	EMC Corporation	two-story office building/251,000 sq. ft.

180 Park Avenue – Buildings 103 and 104	AT&T Corporation	two three-story office buildings/385,000 sq. ft.

One Glenlake Building	Oracle USA, Inc.	14-story office building/353,000 sq. ft.

80 M Street Building	BAE Systems Applied Technologies, Inc. Technology Management and Analysis Corporation Northrop Grumman Corporation	seven-story office building/275,000 sq. ft.; three-level subsurface parking garage

One West Fourth Street Building	Wachovia Bank, N.A. Womble, Carlyle, Sandridge & Rice, PLLC	13-story office building/ 431,000 sq. ft.

3333 Finley Road	Acxiom-May & Speh, Inc.	nine-story office building/ 207,000 sq. ft.

1501 Opus Place Buildings	Acxiom-May & Speh, Inc.	four-story office/data center building/115,000 sq. ft.

2500 Windy Ridge (Wildwood Buildings)	Coca-Cola Enterprises, Inc.	15-story office building/ 317,000 sq. ft.

4100-4300 Wildwood (Wildwood Buildings)	BlueLinx Corporation	two-story office building and three-story office building/250,000 sq. ft.

Property Name	Major Tenant(s)	Building Type/Square Feet
4200 Wildwood (Wildwood Buildings)	General Electric Company	six-story office building/ 265,000 sq. ft.

Emerald Point Building	SBC Advanced Solutions, Inc. Franklin Templeton Corporate Services, Inc.	four-story office building/ 194,000 sq. ft.

800 North Frederick Building	International Business Machines Corporation	two-story office building/ 393,000 sq. ft.

The Corridors III Building	MAF Bancorp, Inc. Toyota Motor Credit Corporation Credit Suisse First Boston Corporation Metropolitan Life Insurance Company	seven-story office building/ 222,000 sq. ft.

The Highland Landmark III Building (1)	PeopleSoft USA, Inc. New York Life	nine-story office building/ 269,000 sq. ft.

180 Park Avenue – Building 105	Novartis Pharmaceuticals Corporation	three-story office building/ 222,000 sq. ft.

4241 Irwin Simpson Road (Governor’s Pointe Buildings)	Community Insurance Company	five-story office building/ 224,000 sq. ft.

8990 Duke Blvd (Governor’s Pointe Buildings)	Anthem Prescription Management	two-story office building/ 78,000 sq. ft.

5995 Opus Parkway Building	G&K Services, Inc. Opus Corporation Virtual Radiological Consultants, LLC	five-story office building/ 165,000 sq. ft.

215 Diehl Road Building	ConAgra Foods, Inc.	four-story office building/ 162,000 sq. ft.

100 East Pratt Building	T. Rowe Price Group, Inc. Tydings & Rosenberg, LLP Merrill Lynch & Co., Inc.	28-story office building/ 656,000 sq. ft.

College Park Plaza Building	Cardinal Health 100, Inc. J.F. Molloy & Associates, Inc. Republic Airways Holdings, Inc.	five-story office building/ 179,000 sq. ft.

180 East 100 South Building	Questar Corporation	eight-story office building/ 206,000 sq. ft.

One Robbins Road (2) (Nashoba Buildings)	Lucent Technologies, Inc.	three-story office building/ 298,000 sq. ft.

Four Robbins Road (2) (Nashoba Buildings)	Lucent Technologies, Inc.	two-story office building/ 160,000 sq. ft.

Property Name	Major Tenant(s)	Building Type/Square Feet
Baldwin Point Building (3)	The Travelers Indemnity Company	four-story office building/ 165,000 sq. ft.

1900 University Circle (University Circle Buildings)	Bingham McCutchen, LLP Greenberg Traurig, LLP Greater Bay Bancorp	six-story office building/ 143,000 sq. ft.

1950 University Circle (University Circle Buildings)	Dewey Ballantine, LLP Howrey Simon Arnold & White, LLP	six-story office building/ 165,000 sq. ft.

2000 University Circle (University Circle Buildings)	DLA Piper Rudnick Gray Cary	six-story office building/ 143,000 sq. ft.

919 Hidden Ridge (MacArthur Ridge I Building)	Verizon Communications, Inc.	six-story office building/ 250,000 sq. ft.

5 Houston Center	Ernst and Young U.S. L.L.P. Jackson Walker Jenkins & Gilchrist Capgemini U.S.	27-story office building/ 581,000 sq. ft.

Key Center Tower (4) (Key Center Complex)	KeyBank Squire, Sanders and Dempsey Thompson Hines & Flory, L.L.P.	57-story office building/ 1,321,000 sq. ft.

Key Center Marriott (4) (Key Center Complex)	Hotel	400-room hotel/ 310,000 sq. ft.

Tampa Commons	Time Customer Service, Inc. Wilkes and McHugh, P.A. Masonite U.S. Corporation	13-story office building/ 255,000 sq. ft.

2000 Park Lane	Fisher Scientific Company, L.L.C. Computer Associates	seven-story office building/ 231,000 sq. ft.

LakePointe	The Lash Group, Inc. First Franklin Financial Corporation Centex Construction Company	four-story office building/ 112,000 sq. ft.

(1)	Wells REIT II/Lincoln – Highland Landmark III, LLC, a joint venture between us and Lincoln – Highland Landmark III, LLC, an unrelated party, purchased this property on December 28, 2004. Under the terms of the operating agreement and based upon our capital contribution, we own approximately 95% of this joint venture.
(2)	Nashoba View Ownership, LLC, a joint venture between us and Tech Force, LLC, an unrelated party, purchased this property on August 18, 2005. Under the terms of the operating agreement and based upon our capital contribution, we own approximately 99% of this joint venture.
(3)	2420 Lakemont Avenue, LLC, a joint venture between us and Barry Orlando Partners, LP, an unrelated party, purchased this property on August 26, 2005. Under the terms of the operating agreement and based upon our capital contribution, we own approximately 97% of this joint venture.
(4)	This property is owned by Key Center Properties LLC, a joint venture between us and Key Center Properties Limited Partnership, an unrelated party. We have a 50% ownership interest in Key Center Properties LLC; however, we are entitled to all the benefits of ownership of the Key Center Complex, including the right to receive all net cash flow derived from the operation of the Key Center Complex, excluding a de minimis amount of revenue derived from the operation of the hotel.

For more information regarding our prior acquisitions, see the discussion under “Description of Real Estate Investments.” We expect to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate primarily consisting of high-quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. We may also invest in entities that make similar investments, including joint ventures. We have not yet identified the properties we will purchase with the proceeds of this offering.

What steps do you take to make sure you purchase environmentally compliant properties?

We obtain a Phase I environmental assessment of each property we purchase. In addition, we will attempt to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

What will be the terms of your leases?

We seek to secure leases with creditworthy tenants before or at the time we acquire a property. Generally, we are responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. However, the majority of our leases include reimbursement provisions that require the tenant to pay, as additional rent, all or a portion of real estate taxes; sales and use taxes; special assessments; utilities, insurance and building repairs; and other building operation and management costs. Such reimbursement provisions mitigate the risks related to rising costs. We expect that our leases generally will have terms of five or more years, some of which may have renewal options.

How will Wells REIT II own its real estate properties?

We expect to own substantially all of our real estate properties through Wells Operating Partnership II, L.P. (“Wells OP II”), our operating partnership. Wells OP II was formed in July 2003 to acquire, own and operate properties on our behalf. We are the sole general partner of Wells OP II and, as of March 24, 2006, owned approximately 99.9% of the equity interests in Wells OP II. Wells Capital has purchased $200,000 of limited partner units in Wells OP II and is the sole limited partner of Wells OP II. As a result of this structure we are considered an “UPREIT.”

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later sells or exchanges his UPREIT units. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. At present, we have no plans to acquire any specific properties in exchange for units of Wells OP II.

If I buy shares, will I receive dividends and how often?

To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction and excludes net capital gain and which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (“GAAP”)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level.

How will you calculate the payment of dividends to stockholders?

We expect to calculate our quarterly dividends based upon daily record dates so that investors may be entitled to dividends immediately upon purchasing our shares.

May I reinvest my dividends in shares of Wells REIT II?

Yes. We have adopted an amended and restated dividend reinvestment plan. You may participate in our dividend reinvestment plan by checking the appropriate box on your Subscription Agreement or by filling out an enrollment form that we will provide to you at your request. The purchase price for shares purchased under this plan will be the higher of $9.55 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm we choose for that purpose. We intend to use our advisor’s estimate until at least three fiscal years after completion of our offering stage. We will view our offering stage as complete upon the termination of our first public equity offering that is followed by a one-year period during which we do not engage in another public equity offering. Our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. This estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated the portfolio. No selling commissions or dealer manager fees are payable on shares sold under our dividend reinvestment plan.

We may amend or terminate our dividend reinvestment plan at our discretion at any time provided that any amendment that adversely affects the rights or obligations of participants (as determined by the board) will only take effect upon 10 days’ written notice to participants. For more information regarding the dividend reinvestment plan, see “Description of Shares — Dividend Reinvestment Plan.”

Will the dividends I receive be taxable as ordinary income?

Yes and No. Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent they purchase shares under our dividend reinvestment plan at a discount to fair market value. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash dividends to pay such liability.

We expect that some portion of your dividends will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Dividends that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

How much money have you raised in your offerings?

On December 1, 2003, we commenced our initial public offering of up to 785 million shares of common stock, which consisted of a 600 million-share primary offering and a 185 million-share offering under our dividend reinvestment plan. We stopped offering shares for sale in the primary offering on November 26, 2005. We raised gross offering proceeds of approximately $2.0 billion from the sale of approximately 197.0 million shares in our initial public offering.

On November 10, 2005, we commenced a second public offering, our follow-on offering, of up to 300.6 million shares of common stock. Of these shares, we are offering 300 million shares in a primary offering and 0.6 million shares under our dividend reinvestment plan. As of March 24, 2006, we had received gross offering proceeds of approximately $209.3 million from the sale of approximately 20.9 million shares in our follow-on offering. (This prospectus is a combined prospectus offering the 300.6 million shares registered in our follow-on offering and 174,400,000 dividend reinvestment plan shares registered in our initial public offering and unsold as of the date of this prospectus.)

As of March 24, 2006, we had received aggregate gross offering proceeds of approximately $2.2 billion from the sale of approximately 217.9 million shares in our public offerings. After incurring approximately $43.5 million in acquisition fees, approximately $205.2 million in selling commissions and dealer manager fees, approximately $34.7 million in other organization and offering expenses, and funding common stock redemptions of approximately $21.0 million pursuant to the share redemption program, as of March 24, 2006, we had raised aggregate net offering proceeds available for investment in properties of approximately $1.9 billion, all of which had been invested in real estate properties.

Wells Capital and its affiliates have sponsored 15 publicly offered real estate limited partnerships and Wells REIT I on an unspecified property, or “blind pool,” basis. As of March 24, 2006, they had raised in excess of $5.5 billion from approximately 169,000 investors in these 16 public real estate programs.

What will you do with the money raised in this offering?

We intend to use substantially all of the net proceeds from this offering to acquire and operate commercial real estate consisting primarily of high-quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. Depending primarily on the number of shares we sell in the primary offering of up to 300,000,000 shares of common stock, we estimate that no more than 87.16% of our primary offering proceeds, or $8.71 per share, will be used for investments, while the remainder will be used to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection, acquisition, development and construction of our real estate investments. Assuming a $9.55 purchase price for shares sold under our dividend reinvestment plan and depending on the number of shares sold in the 175,000,000 dividend reinvestment plan offering, we estimate no more than 97.66% of the gross offering proceeds from our dividend reinvestment plan, or $9.32 per share, will be used for investments and the repurchase of shares under our share redemption program, while the remainder will be used to pay offering expenses.

Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we may not be able to invest the proceeds in real estate promptly.

What kind of offering is this?

We are offering up to 475,000,000 shares of common stock on a “best efforts” basis. We are offering up to 300,000,000 shares of our common stock in our primary offering at $10 per share, with discounts available for certain categories of purchasers as described under “Plan of Distribution” below. We are also offering 175,000,000 shares of common stock under our dividend reinvestment plan at the higher of $9.55 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm we choose for that purpose.

How does a “best efforts” offering work?

When shares are offered on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

How long will this offering last?

We expect to sell the 300,000,000 primary offering shares over the two-year period that commenced November 10, 2005. If we have not sold all of the primary offering shares within two years, we may continue the primary offering until December 1, 2008. Under rules recently promulgated by the SEC, in some circumstances we could continue the primary offering until as late as June 1, 2009. If we decide to continue the primary offering beyond November 10, 2007, we will provide that information in a prospectus supplement. We may continue to offer the 175,000,000 dividend reinvestment plan shares beyond these dates until we have sold all of these shares through the reinvestment of dividends. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement. We may terminate this offering at any time.

Who can buy shares?

You can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Shares — Restriction on Ownership of Shares.” Our charter also limits your ability to sell your shares to prospective purchasers unless (i) they meet suitability standards regarding income or net worth, which are described above at “Suitability Standards” immediately following the cover page of this prospectus, and (ii) the transfer complies with minimum purchase requirements, which are described below at “Plan of Distribution — Minimum Purchase Requirements.”

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read this section of the prospectus very carefully.

Is there any minimum investment required?

Yes. For your initial purchase of our shares you must generally invest at least $1,000. Except in the states of Ohio, Maine, Minnesota, Nebraska and Washington, if you have purchased units or shares from an affiliated Wells public real estate program you can make purchases for less than the minimum investment. Once you have satisfied the applicable minimum purchase requirement, any additional purchases of our shares must be in amounts of at least $25, except for additional purchases pursuant to our dividend reinvestment plan. These minimum investment levels are higher in certain states, so you should carefully read the more detailed description under “Plan of Distribution — Minimum Purchase Requirements.”

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to fill out a Subscription Agreement, like the one contained in this prospectus as Appendix A, for a specific number of shares and pay for the shares at the time you subscribe.

If I buy shares in this offering, how may I later sell them?

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure that one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock, which will apply to potential purchasers of your stock. As a result, you may find it difficult to find a buyer for your shares and realize a return on your investment. See “Description of Shares — Restriction on Ownership of Shares.”

You may be able to sell your shares to us pursuant to our share redemption program, though there are numerous restrictions on your ability to sell your shares to us under the program. Initially, we will repurchase shares under the share redemption program at 91% of the price at which we sold the share. For example, we will pay $9.10 to redeem a share issued at $10.00. This initial redemption price will remain fixed until three years after we complete our offering stage. For purposes of the share redemption program, we define the completion of our offering stage in the same manner as described in this prospectus under “Description of Shares — Dividend Reinvestment Plan — Stock Purchases.” Thereafter, we will redeem shares at a price equal to 95% of the estimated per share value of the shares, as estimated by our advisor or another firm we choose for that purpose.

Our board of directors recently approved changes to the limits on our ability to redeem shares under the share redemption program. The primary effect of these changes should be to increase the number of shares we can redeem upon the request of the heirs of our stockholders. The limits on our ability to redeem shares under the program as of April 27, 2006, the effective date of the program amendment, are as set forth below:

•	Except with respect to redemptions sought within two years of a stockholder’s death or qualifying disability, we will not redeem shares until one year after the issuance of the shares to be redeemed.

•	Except with respect to redemptions sought within two years of a stockholder’s death or qualifying disability, we will not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for redemptions since the beginning of the then-current calendar year to exceed 50% of the net proceeds from the sale of shares under our dividend reinvestment plan during such period.

•	We will limit all redemptions, other than those sought within two years of a stockholder’s death, so that the aggregate of such redemptions during any calendar year does not exceed 100% of the net proceeds from our dividend reinvestment plan during the calendar year.

•	We will limit all redemptions (including those upon the death or qualifying disability of a stockholder) during any calendar year to no more than 5% of the weighted-average number of shares outstanding in the prior calendar year.

Our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice. For more information about the share redemption program, see “Description of Shares — Share Redemption Program.”

When will the company seek to list its shares of common stock?

We will seek to list our shares of common stock if and when our independent directors believe listing would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by October 2015, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

What is the role of the board of directors?

We have a ten-member board of directors, eight of whom are independent of Wells Capital. All of our officers and two of our directors are affiliated with Wells Capital. Our charter, which requires that a majority of our directors be independent of Wells Capital, creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of Wells Capital and must approve other matters set forth in our charter. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” Our directors are elected annually by the stockholders.

What is the experience of your officers and directors?

Our management team has extensive experience investing in and managing commercial real estate. Below is a short description of the background of each of our officers and directors. See the “Management — Executive Officers and Directors” section of this prospectus for a more detailed description of the experience of each of our officers and directors.

Name	Title	Experience
Leo F. Wells, III	President and Director	Founder of Wells Real Estate Funds and has been involved in real estate sales, management and brokerage services for over 30 years

Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director	Former accounting executive at OneSource, Inc., a supplier of janitorial and landscape services

Randall D. Fretz	Senior Vice President	Former President of US & Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor

Name	Title	Experience
Charles R. Brown	Director*	President of CRB Realty Associates, a private real estate consulting firm, and former President of Technology Park/Atlanta, Inc., where he was instrumental in developing Technology Park/Atlanta, a 600-acre office park

Richard W. Carpenter	Director*	Former President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT investing in commercial properties

Bud Carter	Director*	Former broadcast news director and anchorman and a current Chairman for TEC International, an organization established to aid corporate presidents and CEOs

Donald S. Moss	Director*	Former executive officer of Avon Products, Inc.

Jack M. Pinkerton	Director*	Former President and then Chairman of the Executive Committee of the Pinkerton and Laws Company, which was one of the 200 largest construction companies in the United States at the time of his retirement in 1988

Walter W. Sessoms	Director*	Former executive officer of BellSouth

Neil H. Strickland	Director*	Founder and currently the Senior Operation Executive of Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers

W. Wayne Woody	Director*	Interim Chief Financial Officer for Legacy Investment Group, a boutique investment firm, from 2000 to 2001. Senior Partner with KPMG LLP and predecessor firms, where he enjoyed a 31-year career

*	Denotes director is not affiliated with our advisor, Wells Capital.

Will I be notified of how the company and my investment are performing?

Yes, we will provide you with periodic updates on the performance of the company and your investment in us, including:

•	Four quarterly dividend reports;

•	An annual report; and

•	An annual IRS Form 1099-DIV, if required.

We will provide this information to you via U.S. mail or other courier. However, with your permission, we may furnish this information to you by electronic delivery, including, with respect to our annual report, by notice of the posting of our annual report on our affiliated Web site, which is www.wellsref.com. We will also include on this Web site access to our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statement and other filings we make with the SEC, which filings will provide you with periodic updates on the Company’s performance and the performance of your investment.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact our dealer manager:

Wells Investment Securities, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Attn: Client Services

Telephone: (800) 557-4830 or (770) 243-8282

Fax: (770) 243-8198

E-mail: client.services@wellsref.com

www.wellsref.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.

There is no current public market for our shares and we currently have no plans to list our shares on a national securities exchange or the Nasdaq National Market. You may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice. We describe these restrictions in detail under “Description of Shares — Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends.

While we are investing the proceeds of this offering, the continuing high demand for the type of properties we desire to acquire may cause our dividend and the long-term returns of our investors to be lower than they otherwise would. We believe the current market for high-quality office properties is extremely competitive. We will be competing for these real estate investments with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts, individuals and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire properties, than we do. The greater the number of entities and resources competing for high-quality office properties the higher the acquisition prices of these properties will be, which could reduce our profitability and our ability to pay dividends to you. We cannot be sure that Wells Capital will be successful in obtaining suitable investments on financially attractive terms or that, if Wells Capital makes investments on our behalf, our objectives will be achieved. The more money we raise in this offering, the greater will be our challenge to invest all of the net offering proceeds on attractive terms. Therefore, the large size of this offering increases the risk that we may pay too much for real estate acquisitions. If we, through Wells Capital, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments and may, ultimately, liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to make distributions.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our dividends and your investment returns to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay dividends to our stockholders and reduce our stockholders’ overall returns. In particular, when we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to those particular properties. You should expect to wait several months after the closing of a property acquisition before we are in a position to pay cash dividends attributable to such property.

We have not yet identified the properties that we will purchase with the proceeds of this offering, which makes your investment more speculative.

We have not yet identified the investments that we will make with the proceeds of this offering. Our ability to identify well-performing properties and achieve our investment objectives depends upon the performance of Wells Capital, our advisor, in the acquisition of our investments and the determination of any financing arrangements. The large size of this offering increases the challenges that Wells Capital will face in investing our net offering proceeds promptly in attractive properties, and the continuing high demand for the type of properties we desire to purchase increases the risk that we may pay too much for the properties that we do purchase. Because of the illiquid nature of our shares, even if we disclose information about our potential investments before we make them, it will be difficult for you to sell your shares promptly or at all.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of a smaller portion of our portfolio.

This offering is being made on a “best efforts” basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. This offering is not conditioned on the sale of any minimum number of shares. If we are unable to raise substantial funds in this offering, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In that case, the likelihood that any single property’s performance would adversely affect our profitability will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we have a less diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to pay distributions to our stockholders.

We were incorporated in 2003 and have a limited operating history, which makes our future performance and the performance of your investment difficult to predict.

We were incorporated in 2003. Because of our limited operating history, our prior performance may be a particularly unreliable indicator of our future performance. You should not rely upon the past performance of other Wells-sponsored real estate programs. Such past performance may not predict our future results. Our limited operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

We may be unable to pay or maintain cash distributions or increase distributions over time, and, until we have invested the proceeds of this offering and our properties are generating sufficient cash flow, we may have difficulty funding our distributions solely from cash flow from operations, which could reduce the funds we have available for investment and your overall return.

There are many factors that can affect the availability and timing of distributions to stockholders. In the future we expect to fund distributions principally from cash flow from operations; however, while we are in our offering stage and until our properties are generating sufficient cash flow, we may fund our distributions from borrowings or even the net proceeds from this offering. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for the acquisition of properties, and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. We can give you no assurance that we will be able to pay or maintain cash distributions or increase distributions over time.

Our loss of or inability to obtain key personnel could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Leo F. Wells, III, Douglas P. Williams and Randall D. Fretz, each of whom would be difficult to replace. We do not have employment agreements with Messrs. Wells, Williams or Fretz, nor do Wells Capital or its affiliates, and we cannot guarantee that such persons will remain affiliated with us, Wells Capital or its affiliates. If any of these key personnel were to cease their affiliation with us, Wells Capital or its affiliates, we may be unable to find suitable replacement personnel, and our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and our property managers’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. Further, we have established and intend to establish strategic relationships with firms that have special expertise in certain services or as to real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties in such regions. We may be unsuccessful in attracting and retaining such relationships. If we lose or are unable to obtain the services of highly skilled personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our operating performance could suffer if Wells Capital or its affiliates incur significant losses, including those losses that may result from being the general partner of other entities.

We are dependent on Wells Capital and its affiliates to select investments and conduct our operations; thus, adverse changes in the financial health of Wells Capital or its affiliates or our relationship with them could hinder their ability to successfully manage our operations and our portfolio of investments. As a general partner to many Well-sponsored programs, Wells Capital may have contingent liability for the obligations of such partnerships. Enforcement of such obligations against Wells Capital could result in a substantial reduction of its net worth. If such liabilities affected the level of services that Wells Capital could provide, our operations and financial performance could suffer as well, which would limit our ability to make distributions and decrease the value of your investment.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

Risks Related to Conflicts of Interest

Wells Capital and possibly Wells Management will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, i.e., our advisor may offer us less attractive investment opportunities or we may lease to less attractive tenants, lowering your overall return.

We rely on our advisor to identify suitable investment opportunities. Other Wells-sponsored programs also rely on Wells Capital for investment opportunities. Many investment opportunities would be suitable for us as well as other Wells programs. If Wells Capital directs an investment opportunity to a Wells-sponsored program, it is to offer the investment opportunity to the program for which the opportunity, in the discretion of Wells Capital, is most suitable. Likewise, we rely on Wells Management to attract and retain creditworthy tenants for some of our properties. Other Wells-sponsored programs rely on Wells Management for the same tasks. If Wells Management directs creditworthy prospective tenants to another Wells-sponsored program where it could direct such tenants to our properties, our tenant base may have more inherent risk than might otherwise be the case. Our charter disclaims any interest in an investment opportunity known to Wells Capital that Wells Capital has not recommended to us. Wells Capital could direct attractive investment opportunities to other entities or even make such investments for its own account. Wells Management could direct attractive tenants to other entities. Such events could result in our investing in properties that provide less attractive returns or leasing properties to tenants that are more likely to default under their leases, thus reducing the level of dividends we may be able to pay you.

Wells Capital will face conflicts of interest relating to joint ventures that we may form with affiliates of Wells Capital, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. Wells Capital may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, Wells Capital may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since Wells Capital and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Co-venturers may thus benefit to our and your detriment.

Wells Capital, its affiliates and our officers will face competing demands on their time, and this may cause our operations and your investment to suffer.

We rely on Wells Capital and its affiliates for the day-to-day operation of our business. Wells Capital and its affiliates, including our officers, have interests in other Wells programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time among us and other Wells programs and activities in which they are involved. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If this occurs, the returns on our investments, and the value of your investment, may decline.

Our officers and some of our directors face conflicts of interest related to the positions they hold with Wells Capital and its affiliates, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Our executive officers and some of our directors are also officers and directors of our advisor, our dealer manager and other affiliated entities. As a result, they owe fiduciary duties to these various entities and their stockholders and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could hinder the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Wells Capital and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Wells-sponsored programs, which could result in actions that are not in the long-term best interest of our stockholders.

Wells Capital and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of Wells Capital who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the advisory agreement, the dealer manager agreement and the property management, leasing and construction management agreement;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer manager fees and entitle Wells Capital to increased acquisition and asset management fees;

•	property sales, which entitle Wells Capital to real estate commissions and possible success-based sale fees;

•	property acquisitions from other Wells-sponsored programs, which might entitle Wells Capital to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and Wells Capital;

•	whether and when we seek to list our common stock on a national securities exchange or the Nasdaq National Market, which listing could entitle Wells Capital to a success-based listing fee but could also hinder its sales efforts for other programs if the price at which our shares trade is lower than the price at which we offered shares to the public; and

•	whether and when we seek to sell the company or its assets, which sale could entitle Wells Capital to a success-based fee but could also hinder its sales efforts for other programs if the sales price for the company or its assets resulted in proceeds less than the amount needed to preserve our stockholders’ capital.

The acquisition fees paid to Wells Capital and management and leasing fees paid to its affiliate, Wells Management, will be paid irrespective of the quality of their acquisition or property-management services during the term of the related agreement. Moreover, Wells Capital and Wells Management will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you dividends or result in a decline in the value of your investment.

Our board’s loyalties to Wells REIT I (and possibly to future Wells-sponsored programs) could influence its judgment, resulting in actions that are not in our stockholders’ best interest or that result in a disproportionate benefit to another Wells program at our expense.

Eight of our ten directors are also directors of Wells REIT I. The loyalties of those eight directors to Wells REIT I may influence the judgment of our board when considering issues for us that may affect Wells REIT I, such as the following:

•	The conflicts committee of our board of directors must evaluate the performance of Wells Capital with respect to whether Wells Capital is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to Wells REIT I or if our advisor is giving preferential treatment to Wells REIT I in this regard, our conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•	The conflicts committee must make a similar evaluation with respect to the performance of Wells Management in managing and leasing our properties. If Wells Management is not performing well as our property manager because of its services for Wells REIT I, the divided loyalties of the members of our conflicts committee could make them less willing to insist on improvement in the performance of Wells Management or to seek another property manager.

•	The conflicts committee will likely decide whether we purchase a property. This decision could be influenced by the hope that Wells Capital would present the opportunity to Wells REIT I if we did not pursue it.

•	We could enter into transactions with Wells REIT I, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board or the conflicts committee regarding the terms of those transactions may be influenced by the board’s or committee’s loyalties to Wells REIT I.

•	A decision of the board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of Wells REIT I.

•	A decision of the board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of Wells REIT I.

We could also face similar conflicts if our promoters sponsor additional REITs. See “Conflicts of Interest — Our Advisor’s Interest in Other Wells Real Estate Programs — General.”

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding common stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate. To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income-or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

You may not be able to sell your shares under the share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors has adopted a share redemption program, but there are significant conditions and limitations that limit your ability to sell your shares under the program. In addition, our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice and without stockholder approval.

Except with respect to redemptions sought within two years of a stockholder’s death or qualifying disability, you would have to hold your shares for at least one year in order to participate in our share redemption program. Effective as of April 27, 2006, the amended share redemption program limits the number of shares that we may redeem under the program as follows: (1) we may not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for redemptions (other than those following an investor’s death or “qualifying disability”) since the beginning of the then-current calendar year to exceed 50% of the net proceeds from the sale of shares under our dividend reinvestment plan during such period; (2) we will limit all redemptions, other than those sought within two years of a stockholders’ death, so that the aggregate of such redemptions during any calendar year does not exceed 100% of the net proceeds from our dividend reinvestment plan during the calendar year; and (3) during any calendar year, we may not redeem in excess of 5% of the weighted average number of shares outstanding during the prior calendar year. These limits may prevent us from accommodating all redemption requests made in any year. Initially, we will repurchase shares under the share redemption program at 91% of the price at which we sold the share. For example, we will pay $9.10 to redeem a share issued at $10.00. This initial redemption price will remain fixed until three years after we complete our offering stage. For purposes of the share redemption program, we define the completion of our offering stage in the same manner as described in this prospectus under “Description of Shares — Dividend Reinvestment Plan — Stock Purchases.” Thereafter, we will redeem shares at a price equal to 95% of the estimated per share value of the shares, as estimated by our advisor or another firm we choose for that purpose. These restrictions would severely limit your ability to sell your shares should you require liquidity and would limit your ability to recover the value you invested.

The terms of our share redemption program are more generous for redemptions sought within two years of a stockholder’s death or “qualifying disability.” See “Description of Shares — Share Redemption Program” for more information about the share redemption program.

The offering price was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.

The offering price of the shares, which is the same offering price as in our initial public offering, bears no relationship to our book or asset values or to any other established criteria for valuing shares. The board of directors considered the following factors in determining the offering price:

•	the offering price of Wells REIT I;

•	the range of offering prices of comparable unlisted REITs; and

•	the recommendation of our dealer manager.

Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

The dealer manager, Wells Investment Securities, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,000,000,000 shares of capital stock, of which 900,000,000 shares are designated as common stock and 100,000,000 are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares of our common stock upon the exercise of the options we may grant to our independent directors or to Wells Capital or Wells Management employees; (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation; or (5) issue shares of our common stock to sellers of properties we acquire in connection with an exchange of limited partnership interests of Wells OP II. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the terms of such transactions, most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus, and the value of our properties, existing stockholders may also experience a dilution in the book value of their investment in us.

Payment of fees to Wells Capital and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Wells Capital and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment in properties or distribution to stockholders. Largely as a result of these substantial fees, we expect that for each share sold in our primary offering of up to 300,000,000 shares of common stock no more than $8.71 will be available for the purchase of real estate, depending primarily upon the number of shares we sell. Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange or on the Nasdaq National Market. See “Management Compensation.”

Adverse economic and geopolitical conditions could cause our operations to suffer and reduce the overall value of your investment.

Among others, the following market and economic challenges may hinder our performance:

•	poor economic times may result in tenant defaults under leases;

•	job transfers, layoffs and overbuilding may increase vacancies;

•	maintaining occupancy levels may require increased concessions or reduced rental rates; and

•	increased insurance premiums, resulting in part from the increased risk of terrorism, may reduce funds available for distribution or, to the extent we can pass such increases through to tenants, may lead to tenant defaults. Increased insurance premiums also may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.

The impact on our operations will be greater to the extent that an economic downturn is prolonged or becomes more severe.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for tenant improvements to the vacated space in order to attract replacement tenants. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops.

We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. We do not intend to reserve significant proceeds from this offering for future capital needs. Accordingly, if we need significant capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of your investment.

You may be more likely to sustain a loss on your investment because our promoters do not have as strong an economic incentive to avoid losses as do promoters who have made significant equity investments in their company.

As of March 24, 2006, our promoters had only invested approximately $1.3 million in us, primarily by our advisor purchasing 20,000 units of limited partnership interest in our operating partnership for $10.00 per unit before our initial public offering and by our three officers purchasing shares of common stock for $9.05 per share in our initial public offering. Therefore, if we are successful in raising enough proceeds to be able to reimburse our promoters for the significant organization and offering expenses of this offering, our promoters have little exposure to loss, especially if our shares are worth more than $9.05 per share upon the disposition of our properties. Without this exposure, our investors may be at a greater risk of loss because our promoters do not have as much to lose from a decrease in the value of our shares as do those promoters who make more significant equity investments in their companies.

General Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may cause our operating results to suffer and decrease the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general or local economic conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds, which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties, which would reduce the value of your investment.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with high or prolonged vacancies could suffer, which could further reduce your return.

We depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our stockholders.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a tenant defaults on or terminates a significant lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to stockholders.

Our inability to sell a property when we want could limit our ability to pay cash distributions to you.

General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms or within the time frame we want. That inability could reduce our cash flow and cause our results of operations to suffer, limiting our ability to pay distributions to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our net income and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition of providing mortgage loans. Such insurance policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incur a casualty loss that is not fully insured, the value of that asset will be reduced by such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, or our existing line of credit, we do not have any sources of funding specifically designated for funding repairs of reconstruction of any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

Our operating results may suffer because of potential development and construction delays and resultant increased costs and risks.

We may use proceeds from this offering to acquire and develop properties, including unimproved real properties, upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Actions of our joint venture partners could reduce the returns on our joint venture investments and decrease your overall return.

We have entered into joint ventures with third parties to acquire, develop or improve properties and will likely acquire additional properties through joint venture arrangements with some of the proceeds of this offering. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example:

•	the possibility that our co-venturer in an investment might become bankrupt;

•	that such co-venturer may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce your returns.

Costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings.

Compliance with new laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Discovery of previously undetected environmentally hazardous conditions may decrease our revenues and the return on your investment.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.

If we sell properties and provide financing to purchasers, defaults by the purchasers would decrease our cash flows and limit our ability to make distributions to you.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash dividends to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or the reinvestment of proceeds in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of.

Risks Associated with Debt Financing

We have incurred and are likely to continue to incur mortgage and other indebtedness, which may increase our business risks.

As of March 24, 2006, total indebtedness was approximately $675.3 million, which consisted of fixed-rate mortgages on certain properties of approximately $471.2 million, approximately $195.0 outstanding under our $400.0 million credit facility and $9.1 million outstanding under our construction line of credit. Based on the value of our borrowing-base properties, we had approximately $195.8 million in remaining capacity under our $400.0 million credit facility, of which $9.2 million was pledged in the form of letters of credit for future tenant improvements and leasing costs. We are likely to incur additional indebtedness even if we raise significant proceeds in this offering. We may incur indebtedness to acquire properties, to fund property improvements and other capital expenditures, to redeem shares under our share redemption program, to pay our dividend and for other purposes.

Significant borrowings by us increase the risks of your investment. If there is a shortfall between the cash flow from properties and the cash flow needed to service our indebtedness, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity.

If any mortgages or other indebtedness contain cross-collateralization or cross-default provisions, a default on a single loan could affect multiple properties. Our $400 million credit facility includes a cross-default provision that provides that a payment default under any recourse obligation of $10 million or more or any non-recourse obligation of $20 million or more by us, Wells OP II, or any of our subsidiaries constitutes a default under the credit facility. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be limited.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace Wells Capital as our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans. For a discussion of the restrictive covenants contained in our $400.0 million credit facility, see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Liquidity and Capital Resources —Short-Term Liquidity and Capital Resources.”

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends to our stockholders.

As of March 24, 2006, we had total outstanding indebtedness of $675.3 million, which consisted of fixed-rate mortgages on certain properties of approximately $471.2 million, approximately $195.0 outstanding under our $400.0 million credit facility and $9.1 million outstanding under our construction line of credit. We expect that we will incur additional indebtedness in the future. Increases in interest rates will increase our interest costs, which would reduce our cash flows and our ability to pay dividends. In addition, if we need to repay existing debt during periods of higher interest rates, we might sell one or more of our investments in order to repay the debt, which sale might not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our policies do not limit us from incurring additional debt until debt would exceed 50% of the cost of our assets, though we may exceed this limit under some circumstances. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Section 1031 Exchange Program Risks

We may have increased exposure to liabilities from litigation as a result of our participation in the Section 1031 Exchange Program, which increases the risks you face as a stockholder.

Wells Management Company, Inc., an affiliate of Wells Capital, our advisor, has developed a program to facilitate real estate acquisitions for persons (“1031 Participants”) who seek to reinvest proceeds from a real estate sale and qualify that reinvestment for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (“Section 1031 Exchange Program”). The program is described in greater detail under “Investment Objectives and Criteria — Acquisition and Investment Policies — Section 1031 Exchange Program.” The Section 1031 Exchange Program involves a private placement of co-tenancy interests in real estate. There are significant tax and securities disclosure risks associated with these private placement offerings of co-tenancy interests to 1031 Participants. For example, in the event that the Internal Revenue Service conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co-tenancy interests and its sponsors. We provide certain financial guarantees in the event co-tenancy interests in such offerings are not sold and could therefore be named in or otherwise required to defend against lawsuits brought by 1031 Participants. Any amounts we are required to expend for any such litigation claims may reduce the amount of funds available for distribution to you. In addition, disclosure of any such litigation may limit our future ability to raise additional capital through the sale of stock or borrowings.

We are subject to risks associated with co-tenancy arrangements that are not otherwise present in a real estate investment; these risks could reduce the value of our co-tenancy investments and your overall return.

Our participation in the Section 1031 Exchange Program involves an obligation to purchase any co-tenancy interests in a property that remain unsold at the completion of a Section 1031 Exchange Program private placement offering. Accordingly, we could be required to purchase the unsold co-tenancy interests and thus become subject to the risks of ownership of properties in a co-tenancy arrangement with unrelated third parties.

Ownership of co-tenancy interests involves risks not otherwise present with an investment in real estate such as the following:

•	the risk that a co-tenant may at any time have economic or business interests or goals that are inconsistent with our business interests or goals;

•	the risk that a co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	the possibility that a co-tenant might become insolvent or bankrupt, which may be an event of default under mortgage loan financing documents, or allow the bankruptcy court to reject the tenants-in-common agreement or management agreement entered into by the co-tenants owning interests in the property.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce your returns.

In the event that our interests become adverse to those of the other co-tenants, we may not have the contractual right to purchase the co-tenancy interests from the other co-tenants. Even if we are given the opportunity to purchase such co-tenancy interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-tenancy interests from the 1031 Participants.

We might want to sell our co-tenancy interests in a given property at a time when the other co-tenants in such property do not desire to sell their interests. Therefore, we may not be able to sell our interest in a property at the time we would like to sell. In addition, we anticipate that it will be much more difficult to find a willing buyer for our co-tenancy interests in a property than it would be to find a buyer for a property we owned entirely.

Our participation in the Section 1031 Exchange Program may limit our ability to borrow funds in the future; this could reduce the number of investments we can make and limit our ability to make distributions to you.

Institutional lenders may view our obligations under agreements to acquire unsold co-tenancy interests in properties as a contingent liability against our cash or other assets, which may limit our ability to borrow funds in the future. Lenders providing lines of credit may restrict our ability to draw on our lines of credit by the amount of our potential obligation. Further, our lenders may view such obligations in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders that limit the amount of loans they can make to any one borrower. These events could limit our operating flexibility and our ability to make distributions to you.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net income and cash available for distributions.

In October 2005, DLA Piper Rudnick Gray Cary US LLP, our legal counsel, rendered an opinion that we would qualify as a REIT based upon our representations as to the manner in which we were owned, invested in assets and operated, among other things. This opinion represented DLA Piper Rudnick Gray Cary US LLP’s legal judgment based on (i) the law in effect as of October 18, 2005 and (ii) our representations as of that date with respect to factual matters concerning our business operations and our properties. However, our qualification as a REIT depends upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. DLA Piper Rudnick Gray Cary US LLP has not reviewed our compliance with the REIT qualification standards since October 18, 2005 and will not review such compliance on an ongoing basis. DLA Piper Rudnick Gray Cary US LLP’s opinion is not binding on the Internal Revenue Service or the courts, and notwithstanding such opinion, we may fail to qualify as a REIT under the Internal Revenue Code. For example, future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would reduce the return on your investment.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we can give you no assurance that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction was so recharacterized, we might fail to satisfy the REIT qualification asset tests or income tests and, consequently, lose our REIT status. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our dividend reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares — Dividend Reinvestment Plan — Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we remain qualified as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•	If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

•	We may perform additional, non-customary services for tenants of our buildings through our taxable REIT subsidiary, including real estate or non-real estate related services; however, any earnings related to such services are subject to federal and state income taxes.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.

To qualify as a REIT, we must distribute to our stockholders each year 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (i) differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes; (ii) the effect of non-deductible capital expenditures; (iii) the creation of reserves; or (iv) required debt or amortization payments. We may need to borrow funds at times when market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of our common stock.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which could delay or hinder our ability to meet our investment objectives and lower the return on your investment.

To qualify as a REIT, we must satisfy tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Because of the ownership structure of our hotel property, we face potential adverse effects from changes to the applicable tax laws.

We own one hotel property. However, under the Internal Revenue Code, REITs are not allowed to operate hotels directly or indirectly. Accordingly, we lease our hotel property to our taxable REIT subsidiary, or TRS. As lessor, we are entitled to a percentage of the gross receipts from the operation of the hotel property. Marriott Hotel Services, Inc. manages the hotel under the Marriott® name pursuant to a management contract with the TRS as lessee. While the TRS structure allows the economic benefits of ownership to flow to us, the TRS is subject to tax on its income from the operations of the hotel at the federal and state level. In addition, the TRS is subject to detailed tax regulations that affect how it may be capitalized and operated. If the tax laws applicable to our TRS are changed, we may be forced to modify the structure for owning our hotel property or sell our hotel property, which may adversely affect our cash flows. In addition, the Internal Revenue Service, the United States Treasury Department and Congress frequently review federal income tax legislation, and we cannot predict whether, when or to what extent new federal tax laws, regulations, interpretations or rulings will be adopted. Any of such actions may prospectively or retroactively modify the tax treatment of the TRS and, therefore, may adversely affect our after-tax returns from our hotel property.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to pension, profit sharing trusts or IRAs investing in shares. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

These forward-looking statements are subject to various risks and uncertainties, including those discussed above under “Risk Factors,” that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the gross proceeds raised in this offering assuming that we sell a midrange point of 237,500,000 shares of common stock and the maximum of 475,000,000 shares of common stock. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily on the number of shares we sell in the primary offering of up to 300,000,000 shares of common stock, we estimate that no more than 87.16% of our primary offering proceeds, or $8.71 per share, will be used for investments, while the remainder will be used to pay offering expenses, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection, acquisition, development and construction of our real estate investments. Assuming a $9.55 purchase price for shares sold under our dividend reinvestment plan and depending on the number of shares sold in the 175,000,000 dividend reinvestment plan offering, we estimate no more than 97.66% of the gross offering proceeds from our dividend reinvestment plan, or $9.32 per share, will be used for investments and the repurchase of shares under our share redemption program, while the remainder will be used to pay offering expenses.

	237,500,000 Shares
	Primary Offering (150,000,000 shares) ($10.00/share)		Div. Reinv. Plan (87,500,000 shares) ($9.55/share)
	$	%	$	%
Gross Offering Proceeds	1,500,000,000	100.00	835,625,000	100.00
Selling Commissions	105,000,000	7.00	0	0.00
Dealer Manager Fee	37,500,000	2.50	0	0.00
Other Organization and Offering Expenses (1)	26,850,000	1.79	4,091,545	0.49
Acquisition Fees (2)	30,000,000	2.00	16,712,500	2.00
Initial Working Capital Reserve (3)	0	0.00	0	0.00

Amount Available for Investment (4)(5)	1,300,650,000	86.71	814,820,955	97.51

	475,000,000 Shares
	Primary Offering (300,000,000 shares) ($10.00/share)		Div. Reinv. Plan (175,000,000 shares) ($9.55/share)
	$	%	$	%
Gross Offering Proceeds	3,000,000,000	100.00	1,671,250,000	100.00
Selling Commissions	210,000,000	7.00	0	0.00
Dealer Manager Fee	75,000,000	2.50	0	0.00
Other Organization and Offering Expenses (1)	40,149,000	1.34	5,762,090	0.34
Acquisition Fees (2)	60,000,000	2.00	33,425,000	2.00
Initial Working Capital Reserve (3)	0	0.00	0	0.00

Amount Available for Investment (4)(5)	2,614,851,000	87.16	1,632,062,910	97.66

1.	Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, reimbursing the due diligence expenses of broker-dealers, and amounts to reimburse Wells Capital for the salaries of its employees and other costs in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Wells Capital has agreed to reimburse us to the extent organization and offering expenses incurred by us, other than selling commissions and the dealer manager fee, exceed 2.0% of aggregate gross offering proceeds.
2.	We will pay Wells Capital, as our advisor, acquisition fees of 2.0% of gross offering proceeds for its services in connection with the selection, purchase, development and construction of real estate. We will pay Wells Capital the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. In addition to this acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. See note 4 below.
3.	Because we expect that the vast majority of leases for the properties acquired by us will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of real estate properties will be established. We expect to meet all of our working capital needs out of cash flow from operations. However, to the extent that we have insufficient funds to meet our needs for working capital, we may establish reserves from gross offering proceeds.

4.	Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that these third-party costs would average 0.5% of the contract purchase prices of property acquisitions.
5.	We expect that at least 50% of the proceeds from the sale of shares under our dividend reinvestment plan will be used to repurchase shares of our common stock under the share redemption program. See “Description of Shares — Share Redemption Program.”

Rather than using net proceeds to invest directly in real estate, we may use net proceeds to repay indebtedness and increase our borrowing capacity. Then, when we are ready to close on an acquisition, we might use debt proceeds or net offering proceeds, or a combination of both.

Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management and control of our affairs. The board has retained Wells Capital to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, Wells Capital and various Wells affiliates, many of the responsibilities of the board have been delegated to a committee composed of all of our independent directors. See “Conflicts of Interest.”

We have a ten-member board of directors. Our board may change the size of the board, but not to fewer than three board seats. Our charter provides that a majority of the directors must be independent directors. We have eight independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of Wells Capital or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another Wells-sponsored program will not, by itself, preclude independent director status.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Our directors and officers are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. In addition to meetings of the various committees of the board, which committees we describe below, we expect to hold seven regular board meetings each year. We do not expect that our directors will be required to devote a substantial portion of their time in discharging their duties. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our directors.

Amended Corporate Governance Guidelines Relating to Election of Directors

We have recently amended our Corporate Governance Guidelines with respect to the election of our directors. A copy of our Corporate Governance Guidelines is available on our affiliated Web site at www.wellsref.com/investors/governance_docs.html.

Our directors are elected by a plurality of the votes cast. Under this voting standard, the director nominees with the most votes are elected to the board seats to be filled. In uncontested elections, the number of nominees equals the number of board seats to be filled; therefore, in uncontested elections, a nominee need only receive a single “for” vote to be elected. In uncontested elections, abstentions and “withhold” votes should have no effect on the outcome of the election (although they do count toward the establishment of a quorum).

In order to enhance your ability to influence the composition of the board of directors in an uncontested election, we have amended our Corporate Governance Guidelines to require each candidate nominated by the board of directors to agree to offer to resign should he or she receive fewer “for” votes than “withhold” votes in an uncontested election. If a director must offer to resign because of “withhold” vote totals, the conflicts committee of our board of directors must accept or reject the offer of resignation within 90 days following certification of the stockholder vote. If the conflicts committee accepts the offer, then the resignation will be effective upon acceptance. If the conflicts committee rejects an offer, it must disclose the reasons for doing so.

Any director who tenders his or her resignation pursuant to this provision of our Corporate Governance Guidelines may not participate in any conflicts committee action regarding whether to accept his or her offer of resignation or whether to accept any other director’s resignation. However, if the non-participation of resigning directors would leave fewer than three directors participating in the decision, then all conflicts committee members may participate other than the director whose resignation is at issue.

The offer of resignation may also be accepted at a stockholder meeting duly called for the express purpose of accepting such resignation and electing a successor to fill the vacancy created thereby. Unless previously accepted by the conflicts committee, such resignation will be effective immediately prior to the stockholders’ election of a successor at such meeting.

Committees of the Board of Directors

Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

Our bylaws require that the audit committee of the board of directors consist solely of independent directors. The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our audit committee consists of Donald S. Moss, Walter W. Sessoms, Neil H. Strickland and W. Wayne Woody.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Serving on the board of, or owning an interest in, another Wells-sponsored program will not, by itself, preclude a director from serving on the conflicts committee. The conflicts committee, which has retained its own legal advisor and is also authorized to retain its own financial advisor, is empowered to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by Wells Capital affiliates could reasonably be compromised. Those conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and the conflicts committee. See “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Because many of our independent directors are also independent directors of Wells REIT I, these independent directors would face conflicts of interest with respect to transactions between Wells REIT I and us. (See “Risk Factors — Risks Related to Conflicts of Interest — Our board’s loyalties to Wells REIT I (and possibly to future Wells-sponsored programs) could influence its judgment.”) To address these conflicts, the conflicts committee has created a subcommittee of the conflicts committee composed of all directors on the conflicts committee who are unaffiliated with another Wells-sponsored program. The conflicts subcommittee is empowered to act on any matter permitted by Maryland law if (1) the conflicts committee delegates the matter to the conflicts subcommittee or (2) the conflicts subcommittee disagrees with the conflicts committee’s handling of a matter and its minutes reflect that it determined that the matter at issue was such that the exercise of independent judgment by both the affiliates of Wells Capital and the affiliates of another Wells-sponsored program could reasonably have been compromised. (See “Conflicts of Interest — Certain Conflict Resolution Procedures.”) Two of our directors serve on the conflicts subcommittee.

Our conflicts committee will also discharge the board’s responsibilities relating to compensation of our executives. The conflicts committee will administer the granting of stock options to selected employees of Wells Capital and Wells Management based upon recommendations from Wells Capital and Wells Management, and set the terms and conditions of such options in accordance with the Stock Option Plan, which we describe below. The conflicts committee will also have authority to amend the Stock Option Plan or create other incentive compensation and equity-based plans.

Nominating and Corporate Governance Committee

The primary functions of the nominating and corporate governance committee are: (1) identifying individuals qualified to serve on the board of directors and recommending that the board of directors select a slate of director nominees for election by the stockholders at the annual meeting; (2) developing and recommending to the board of directors a set of corporate governance policies and principles and periodically re-evaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate; and (3) overseeing an annual evaluation of the board of directors and each of the committees of the board of directors. All of the members of the nominating and corporate governance committee are independent directors.

Asset Management Committee

The primary functions of the asset management committee are to review and advise the board of directors on investment criteria and acquisition policies, the general economic environment in various real estate markets, existing or prospective properties or tenants and portfolio diversification goals. All of the members of the asset management committee are independent directors.

Finance and Planning Committee

The primary function of the finance and planning committee is to review and advise the board of directors on our overall financial performance, which includes issues related to net proceeds raised, fees and expenses, operating earnings, dividends, capital structure and budgetary and reporting processes. All of the members of the finance and planning committee are independent directors.

Stockholder Relations, Communication and Development Committee

The primary function of the stockholder relations, communication and development committee is to advise the board of directors on various stockholder issues including market conditions, issues relating to net proceeds raised from stockholders and communications with stockholders. All of the members of the stockholder relations, communication and development committee are independent directors.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Positions
Leo F. Wells, III	62	President and Director

Douglas P. Williams	55	Executive Vice President, Secretary, Treasurer and Director

Randall D. Fretz	53	Senior Vice President

Charles R. Brown	67	Director*

Richard W. Carpenter	69	Director*

Bud Carter	67	Director*

Donald S. Moss	70	Director*

Jack M. Pinkerton	78	Director*

Walter W. Sessoms	72	Director *

Neil H. Strickland	70	Director*

W. Wayne Woody	64	Director*

*	Denotes director is not affiliated with our advisor, Wells Capital.

Leo F. Wells, III is our President and one of our directors. He is also the President and a director of Wells REIT I and Wells Timber Real Estate Investment Trust, Inc. (“Wells Timber”). He is also the sole stockholder, sole director, President and Treasurer of Wells Real Estate Funds, Inc., which directly or indirectly owns Wells Capital, Wells Management, Wells Investment Securities, Wells & Associates, Inc., Wells Development Corporation, Wells Asset Management, Inc. and Wells Real Estate Advisory Services, Inc. He is also the President, Treasurer and sole director of Wells Capital; Wells Management; Wells Development Corporation, a company organized in 1997 to develop real estate properties; and Wells Asset Management, Inc., a company organized in 1997, which serves as an investment adviser to the Wells Family of Real Estate Funds. Mr. Wells is a trustee of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust, which includes as one of its series the Wells S&P REIT Index Fund. He is President and sole director of Wells Real Estate Advisory Services, Inc. He is the President, Treasurer and a director of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which Mr. Wells serves as the principal broker.

Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the Financial Planning Association (FPA).

On August 26, 2003, Mr. Wells and Wells Investment Securities entered into a Letter of Acceptance, Waiver and Consent (“AWC”) with the NASD relating to alleged rule violations. The AWC set forth the NASD’s findings that Wells Investment Securities and Mr. Wells had violated conduct rules relating to the provision of non-cash compensation of more than $100 to associated persons of NASD member firms in connection with their attendance at the annual educational and due diligence conferences sponsored by Wells Investment Securities in 2001 and 2002. Without admitting or denying the allegations and findings against them, Wells Investment Securities and Mr. Wells consented in the AWC to various findings by the NASD, which are summarized in the following paragraph:

In 2001 and 2002, Wells Investment Securities sponsored conferences attended by registered representatives who sold its real estate investment products. Wells Investment Securities also paid for certain expenses of guests of the registered representatives who attended the conferences. In 2001, Wells Investment Securities paid the costs of travel to the conference and meals for many of the guests and paid the costs of playing golf for some of the registered representatives and their guests. Wells Investment Securities later invoiced registered representatives for the cost of golf and for travel expenses of guests, but was not fully reimbursed for such. In 2002, Wells Investment Securities paid for meals for the guests. Wells Investment Securities also conditioned most of the 2001 conference invitations on attainment by the registered representatives of a predetermined sales goal for Wells Investment Securities products. This conduct violated the prohibitions against payment and receipt of non-cash compensation in connection with the sales of these products contained in NASD’s Conduct Rules 2710, 2810 and 3060. In addition, Wells Investment Securities and Mr. Wells failed to adhere to all of the terms of their written undertaking, made in March 2001, not to engage in the conduct described above, thereby failing to observe high standards of commercial honor and just and equitable principles of trade in violation of NASD Conduct Rule 2110.

Wells Investment Securities consented to a censure, and Mr. Wells consented to suspension from acting in a principal capacity with an NASD member firm for one year. Wells Investment Securities and

Mr. Wells also agreed to the imposition of a joint and several fine in the amount of $150,000. Mr. Wells’ one-year suspension from acting in a principal capacity with Wells Investment Securities ended on October 6, 2004.

Douglas P. Williams is our Executive Vice President, Secretary and Treasurer and one of our directors. He has also served as Executive Vice President, Secretary and Treasurer and a director of Wells REIT I since 1999 and began serving in those capacities for Wells Timber in 2005. He is also a Senior Vice President of our advisor and a Vice President, Chief Financial Officer, Treasurer and a director of Wells Investment Securities, our dealer manager. Mr. Williams is also a Vice President of Wells Real Estate Funds, Inc. and Wells Asset Management, Inc.

From 1996 to 1999, Mr. Williams served as Vice President and Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc., a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller, America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for a predecessor firm of KPMG Peat Marwick LLP. Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with the NASD as a Financial and Operations Principal (Series 27 and 63 licenses). Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration degree from Amos Tuck School of Graduate Business Administration at Dartmouth College.

Randall D. Fretz has been our Senior Vice President since 2003 and is a Senior Vice President of Wells Capital. He is also the Chief of Staff and a Vice President of Wells Real Estate Funds, a Senior Vice President of Wells REIT I and of Wells Timber, and a director of Wells Investment Securities. Mr. Fretz is primarily responsible for corporate strategy and planning and advising and coordinating the executive officers of Wells Capital on corporate matters and special projects. Prior to joining Wells Capital in 2002, Mr. Fretz served for seven years as President of US & Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor. Mr. Fretz was previously a Division Director at Bausch & Lomb, a manufacturer of optical equipment and products, and also held various senior positions at Tandem International and Lever Brothers. Mr. Fretz holds a bachelor degree in each of Sociology and Physical Education from McMaster University in Hamilton, Ontario. He also earned a Masters of Business Administration degree from the Ivey School of Business in London, Ontario.

Charles R. Brown is one of our independent directors. He has been involved in real estate activities for over 40 years. From 1971 to 1976, he served as Director of Marketing and Project Manager for Atlantic Center, one of the South’s largest multi-use complexes. Atlantic Center is a two-million square-foot project in the central business district of Atlanta and includes a Hilton Hotel, a bank and office and retail establishments. From 1976 to 1997, Mr. Brown was President of Technology Park/Atlanta, Inc., where he was instrumental in developing Technology Park/Atlanta, a 600-acre office park in Peachtree Corners north of Atlanta, which was selected for the Governor’s Award for its contribution to community economic development.

Mr. Brown has been President of CRB Realty Associates, a private real estate consulting firm, since the 1980s. He has previously been president and vice chairman of Atlantic Station, LLC, where he was involved in the planning and development of Atlantic Station, a redevelopment project of the Atlantic Steel mill in Atlanta, Georgia. He has also represented one of the partnerships developing an office building constituting part of the Atlantic Station project.

Mr. Brown is a past President of the Georgia Tech Foundation, past Chairman of the Gwinnett County Chamber of Commerce and the Georgia Chamber of Commerce and past Vice Chairman of the Georgia Governor’s Development Council. He also served on the board of directors of the Georgia Department of Technical and Adult Education. He is a graduate of the Georgia Institute of Technology where he received a B.S. degree in Building Construction from the College of Architecture.

Richard W. Carpenter is one of our independent directors. He is also an independent director of Wells REIT I and a trustee of the Wells Family of Real Estate Funds. He served as General Vice President of Real Estate Finance of The Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the establishment and supervision of the United Kingdom Pension Fund, U.K.-American Properties, Inc., which was established primarily for investment in commercial real estate within the United States.

Mr. Carpenter is a managing partner of Carpenter Properties, L.P., a real estate limited partnership, and a Director and Chairman of the Audit Committee of MidCountry Financial Corp. He retired as President and director of Commonwealth Oil Refining Company, Inc. and Realmark Holdings in 2001.

Mr. Carpenter previously served as Vice Chairman of the board of directors of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B. and Chairman of the Audit Committee of First Liberty Financial Corp. He has been a member of the National Association of Real Estate Investment Trusts and formerly served as President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT, which invested in commercial properties. Mr. Carpenter is a past Chairman of the American Bankers Association Housing and Real Estate Finance Division Executive Committee. Mr. Carpenter holds a Bachelor of Science degree from Florida State University, where he was named the outstanding alumnus of the School of Business in 1973.

Bud Carter is one of our independent directors. He is also an independent director of Wells REIT I and a trustee of the Wells Family of Real Estate Funds. He currently serves as a Chairman for TEC International, an organization established to aid presidents and CEOs through the sharing of ideas on ways to improve the management and profitability of their respective companies. Mr. Carter was the first Chairman of the organization recruited in Atlanta and currently serves as Chair for three 15-member groups of CEOs and presidents. Mr. Carter serves on the board of directors of Creative Storage Systems, Inc., DiversiTech Corporation, Wavebase9 and The Rockbridge Commercial Bank. He is a graduate of the University of Missouri where he earned degrees in journalism and social psychology.

Mr. Carter was an award-winning broadcast news director and anchorman for several radio and television stations in the Midwest for over 20 years. From 1975 to 1980, Mr. Carter served as General Manager of WTAZ-FM, a radio station in Peoria, Illinois and served as editor and publisher of The Peoria Press, a weekly business and political journal in Peoria, Illinois. From 1981 until 1989, Mr. Carter was also an owner and General Manager of Transitions, Inc., a corporate outplacement company in Atlanta, Georgia.

Donald S. Moss is one of our independent directors. He is also an independent director of Wells REIT I and Wells Timber and a trustee of the Wells Family of Real Estate Funds. He was employed by Avon Products, Inc. from 1957 until his retirement in 1986. While at Avon, Mr. Moss served in a number of key positions, including Vice President and Controller from 1973 to 1976, Group Vice President of Operations–Worldwide from 1976 to 1979, Group Vice President of Sales–Worldwide from 1979 to

1980, Senior Vice President–International from 1980 to 1983 and Group Vice President–Human Resources and Administration from 1983 until his retirement in 1986. Mr. Moss was also a member of the board of directors of Avon Canada, Avon Japan, Avon Thailand, and Avon Malaysia from 1980 to 1983.

Mr. Moss is a former director of The Atlanta Athletic Club. He was the National Treasurer and a director of the Girls Clubs of America from 1973 to 1976. Mr. Moss graduated from the University of Illinois where he received a degree in business.

Jack M. Pinkerton is one of our independent directors. He served as President of The Pinkerton & Laws Company from 1955 to 1983. He served as Chairman of the Executive Committee of The Pinkerton and Laws Company until his retirement in 1988, at which time The Pinkerton and Laws Company was one of the 200 largest construction companies in the United States. Mr. Pinkerton’s current activities include Director of Construction for Early Learning Property Management (construction and development of Early Learning Centers). Mr. Pinkerton served as Chairman of the Board of Enterprise National Bank before it was sold to Regions Bank in 1999. Mr. Pinkerton has also served as Chairman of the Board of numerous non-profit organizations. He received his Civil Engineering degree from Vanderbilt University and a Master of Theology Studies degree from Emory University.

Walter W. Sessoms is one of our independent directors. He is also an independent director of Wells REIT I and a trustee of the Wells Family of Real Estate Funds. He was employed by Southern Bell and its successor company, BellSouth, from 1956 until his retirement in June 1997. While at BellSouth, Mr. Sessoms served in a number of key positions, including Vice President–Residence for the State of Georgia from June 1979 to July 1981, Vice President–Transitional Planning Officer from July 1981 to February 1982, Vice President–Georgia from February 1982 to June 1989, Senior Vice President–Regulatory and External Affairs from June 1989 to November 1991, and Group President–Services from December 1991 until his retirement on June 30, 1997.

Mr. Sessoms currently serves as a director of the Georgia Chamber of Commerce, of which he is a past Chairman of the Board, the Atlanta University Center and the Salvation Army’s Board of Visitors of the Southeast Region. Mr. Sessoms is also a past advisory council member for the University of Georgia College of Business Administration and past member of the Executive Committee of the Atlanta Chamber of Commerce. Mr. Sessoms is a graduate of Wofford College where he earned a degree in economics and business administration and is currently a member of the Wofford College Board of Trustees. He is a past member of the Governor’s Education Reform Commission and a former member of the Georgia School Board. In addition, Mr. Sessoms is a member of the Board of Trustees of the Southern Center for International Studies and is past President of the Atlanta Rotary Club. In 1995, he was awarded an Honorary Doctorate Degree by Wofford College.

Neil H. Strickland is one of our independent directors. He is also an independent director of Wells REIT I and a trustee of the Wells Family of Real Estate Funds. He was employed by Loyalty Group Insurance (which subsequently merged with America Fore Loyalty Group and is now known as The Continental Group) as an automobile insurance underwriter. From 1957 to 1961, Mr. Strickland served as Assistant Supervisor of the Casualty Large Lines Retrospective Rating Department. From 1961 to 1964, Mr. Strickland served as Branch Manager of Wolverine Insurance Company, a full-service property and casualty service company, where he had full responsibility for underwriting of insurance and office administration in the State of Georgia. In 1964, Mr. Strickland and a non-active partner started Superior Insurance Service, Inc., a property and casualty wholesale general insurance agency. Mr. Strickland served as President and was responsible for the underwriting and all other operations of the agency. In 1967, Mr. Strickland sold his interest in Superior Insurance Service, Inc. and started Strickland General Agency, Inc., a property and casualty general insurance agency concentrating on commercial customers. Mr. Strickland is currently the Senior Operation Executive of Strickland General Agency, Inc. and devotes most of his time to long-term planning, policy development and senior administration.

Mr. Strickland is a past President of the Norcross Kiwanis Club and served as both Vice President and President of the Georgia Surplus Lines Association. He also served as President and a director of the National Association of Professional Surplus Lines Offices. Mr. Strickland currently serves as a director of First Capital Bank, a community bank, and CNB Holdings, Inc., a publicly traded bank, both located in the State of Georgia. Mr. Strickland attended Georgia State University where he majored in business administration. He received his L.L.B. degree from Atlanta Law School.

W. Wayne Woody is one of our independent directors. He is also an independent director of Wells REIT I and a trustee of the Wells Family of Real Estate Funds. He served as the Interim Chief Financial Officer for Legacy Investment Group, a boutique investment firm, from 2000 to 2001. From 1968 until his retirement in 1999, Mr. Woody was employed by KPMG LLP and its predecessor firms, Peat Marwick Mitchell & Co. and Peat Marwick Main. As a Senior Partner, he served in a number of key positions in the firm, including Securities and Exchange Commission Reviewing Partner and Partner-in-Charge of Professional Practice and Firm Risk Management for the southeastern United States and Puerto Rico. Mr. Woody was also a member of the Board of Directors of KPMG LLP from 1990 through 1994. Prior to joining KPMG, Mr. Woody was the Principal Budget Analyst for the State of Georgia Office of Planning and Budget where he reviewed, analyzed and presented the Governor’s budget proposals to the state legislature.

Mr. Woody currently serves as Chairman of the Audit Committee for the City of Atlanta. He is also a director and the Chairman of the Audit Committee of the Metropolitan Atlanta Chapter of the American Red Cross. Mr. Woody is a member of the Board of Directors of the Metropolitan Atlanta Chapter of the American Heart Association. Mr. Woody previously served a three-year term as Chairman of the Board of Trustees of the Georgia Center for the Visually Impaired. He is also a director of American HomePatient, Inc. and GoldKist, Inc., both of which are public companies.

Mr. Woody received a Bachelor of Science degree from Middle Tennessee State University and a Masters of Business Administration degree from Georgia State University. He is a Certified Public Accountant in Georgia and North Carolina.

Compensation of Directors

We pay each of our independent directors an annual retainer of $12,000. In addition, we pay directors for attending board and committee meetings as follows:

•	$2,500 per regular board meeting; we expect seven regular board meetings per year.

•	$2,500 per audit committee meeting to review our periodic reports; we expect four such meetings per year.

•	$250 per special board meeting attended (whether held in person or by telephone conference); we expect two such meetings per month.

•	$1,500 for all other committee meetings; we expect five such meetings per committee per year.

•	An additional $500 to a committee chair for each committee meeting attended in person.

However, when a committee meeting follows a board meeting, an additional fee will not always be paid for attending the committee meeting. For example, a conflicts committee meeting will generally be held immediately after every board meeting, but a separate fee will not be paid for attendance at the conflicts committee meeting.

In addition, we have reserved 100,000 shares of common stock for future issuance upon the exercise of stock options granted to the independent directors pursuant to our Independent Director Stock Option Plan. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay separate compensation for services rendered as a director.

Independent Director Stock Option Plan

We have adopted an Independent Director Stock Option Plan. As of the date of this prospectus, we have issued options to purchase 36,000 shares of common stock to our independent directors pursuant to this plan. We issued options to purchase 2,500 shares to each independent director in connection with our initial public offering. Of these shares, 20% are exercisable immediately on the date of grant. An additional 20% of these shares become exercisable on each annual anniversary following the date of the grant. Additionally, we issued options to purchase 1,000 shares to each independent director on the dates of our first and second annual stockholders’ meetings. These options are 100% exercisable upon completion of two years of service after the date of the grant. All of the options issued under the plan were anti-dilutive with an exercise price of $12 per share. We expect to issue options to purchase 1,000 shares to each independent director then in office on the date of each annual stockholders’ meeting. We may not grant options at any time when the issuance of the shares underlying the grant, when combined with those issuable upon exercise of outstanding options or warrants granted to our advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares.

The exercise price for the subsequent options will be the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. Fair market value is generally defined to mean (1) the closing sales price on the immediately preceding date on which sales were reported if the shares are listed on a securities exchange or are traded over the Nasdaq National Market or (2) the mean between the bid and offered prices as quoted by Nasdaq for such immediately preceding trading date if the shares are not listed on a securities exchange or traded over the Nasdaq National Market. However, if the conflicts committee determines that the fair market value of our shares is not properly reflected by such Nasdaq quotations, or if our shares are not quoted by Nasdaq, then the conflicts committee will determine fair market value in good faith.

We have authorized and reserved a total of 100,000 shares for issuance under the plan. If the number of outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, we will make an appropriate adjustment in the number and kind of shares that may be issued pursuant to exercise of the options. We will also make a corresponding adjustment to the exercise price of the options granted prior to any change. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options not exercised but will change only the exercise price for each share.

Options will lapse on the first to occur of (1) the tenth anniversary of the date we grant them, (2) the removal for cause of the independent director as a member of the board of directors, or (3) three months following the date the independent director ceases to be a director for any reason other than death or disability. Options may be exercised by payment of cash or through the delivery of common stock. Options are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

The term of the plan is 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon the sale of all or substantially all of our properties, the plan will terminate, and any outstanding options will terminate and be forfeited. The board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

•	for the assumption by the successor corporation of the options granted or the replacement of the options with options covering the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

•	for the continuance of the plan and the options by such successor corporation under the original terms; or

•	for the payment in cash or shares of common stock in lieu of and in complete satisfaction of such options.

Stock Option Plan

We have adopted a Stock Option Plan that is designed to assist Wells Capital and Wells Management obtain or retain the services of employees considered important to our long-range success and the success of Wells Capital and Wells Management by offering such employees an opportunity to participate in our growth through ownership of our common stock.

The conflicts committee of the board of directors conducts the general administration of the plan. The conflicts committee is authorized to grant “non-qualified” stock options to selected employees of Wells Capital and Wells Management based upon the recommendation of Wells Capital and subject to the absolute discretion of the conflicts committee and applicable limitations of the plan. The exercise price for the options shall be the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date the option is granted. Fair market value for this plan will be determined in the same manner as the Independent Director Stock Option Plan. A total of 750,000 shares have been authorized and reserved for issuance under our Stock Option Plan. However, we may not grant options at any time when the issuance of the shares underlying the grant, when combined with those issuable upon exercise of outstanding options or warrants granted to our advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares. As of the date of this prospectus, we have not issued any options to purchase shares of common stock under this plan.

The conflicts committee shall set the term of the options in its discretion, although no option shall have a term greater than five years The conflicts committee shall set the period during which the right to exercise an option vests in the holder of the option. No option issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. In addition, no option may be sold, pledged, assigned or transferred by an option holder in any manner other than by will or the laws of descent or distribution.

In the event that the conflicts committee determines that any dividend or other distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the shares such that the conflicts committee determines an adjustment to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or with respect to an option, then the conflicts committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option. The plan has a 10-year term and has the same provisions as the Independent Director Stock Option Plan with respect to dissolution, liquidation, reorganization, merger or other similar transactions.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, Wells Capital and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, Wells Capital or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification or exculpation; and

•	the indemnification is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, Wells Capital or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to Wells Capital and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves the advancement; and

•	the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is Wells Capital. Wells Capital has contractual and fiduciary responsibilities to us and our stockholders. Some of our officers and directors are also officers and directors of Wells Capital.

The directors and executive officers of Wells Capital are as follows:

Name	Age	Positions
Leo F. Wells, III	62	President, Treasurer and sole director

Douglas P. Williams	55	Senior Vice President and Assistant Secretary

Stephen G. Franklin	58	Senior Vice President

Randall D. Fretz	53	Senior Vice President

Donald A. Miller	43	Senior Vice President

Robert E. Bowers	49	Senior Vice President

The backgrounds of Messrs. Wells, Williams and Fretz are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officers of Wells Capital.

Stephen G. Franklin, Ph.D., is a Senior Vice President of Wells Capital. Mr. Franklin is responsible for marketing, sales and coordination of broker-dealer relations. Mr. Franklin also serves as Vice President of Wells Real Estate Funds, Inc. Prior to joining Wells Capital in 1999, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty and has taught graduate, undergraduate and executive courses in management and organizational behavior, human resources management and entrepreneurship. He is also co-founder and Director of the Center for Healthcare Leadership at the Emory University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

In 1984, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal stockholder of Financial Service Corporation (“FSC”), an independent financial planning broker-dealer. Mr. Franklin and the other stockholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

Donald A. Miller is a Senior Vice President of Wells Capital. Mr. Miller is responsible for directing all aspects of the acquisitions, dispositions, property management, construction and leasing groups of our advisor and its affiliates. Prior to joining Wells in 2003, Mr. Miller headed Lend Lease’s U.S. real estate operations, including acquisitions, dispositions, financing and investment management. Prior to joining Lend Lease (The Yarmouth Group) in 1994, Mr. Miller was responsible for regional acquisitions for Prentiss Properties Realty Advisors, a predecessor entity to the publicly traded Prentiss REIT. Earlier in his career, Mr. Miller worked in the pension investment management department of Delta Air Lines and was responsible for real estate and international equity investment programs. Mr. Miller is a Chartered Financial Analyst (CFA) and holds multiple broker/dealer and real estate licenses. He received a B.A. from Furman University in Greenville, South Carolina.

Robert E. Bowers is a Senior Vice President of Wells Capital. Mr. Bowers also serves as Chief Financial Officer and Vice President of Wells Real Estate Funds, Inc. A 20-year veteran of the financial services industry, Mr. Bowers’ experience includes investor relations, debt and capital infusion, IPO structuring, budgeting and forecasting, financial management and strategic planning. Prior to joining Wells in 2004, Mr. Bowers served as a business financial consultant, communicating regularly with the SEC and providing strategic financial counsel to a range of organizations, including the University System of Georgia, venture capital funds and public corporations such as NetBank, Inc., a publicly held online bank. Previously, Mr. Bowers was CFO of NetBank, Inc., the first profitable Internet bank. While at NetBank, he participated in the company’s successful initial public offering and subsequent secondary offerings, directing all SEC and regulatory reporting and compliance. Prior to joining NetBank, Mr. Bowers was CFO and Director of Stockholder Systems, Inc., a Norcross, Georgia-based financial applications company, for 12 years. When CheckFree Corporation, a pioneer in the electronic bill payment industry, acquired Stockholder Systems in 1995, he headed the merger negotiation team and became CFO of the combined organization. Mr. Bowers began his career in 1978 as an audit manager for Arthur Andersen & Company in Atlanta. Mr. Bowers earned a B.S. in Accounting from Auburn University, where he graduated summa cum laude. He is a licensed Certified Public Accountant and serves on the boards of various venture capital and Atlanta-area non-profit organizations, including Woodward Academy, Hope House Children’s Respite and Southwest Christian Hospice.

In addition to the directors and executive officers listed above, Wells Capital employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties we seek to acquire.

The Advisory Agreement

Under the terms of the advisory agreement, Wells Capital will use its reasonable efforts to present to us investment opportunities to provide us with a continuing and suitable investment program consistent with the investment policies and objectives adopted by our board of directors. The advisory agreement calls for Wells Capital to provide for our day-to-day management and to retain property managers, subject to the authority of our board of directors, and to perform other duties including the following:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	at the direction of our management, prepare filings made under the Securities Act of 1933 and periodic reports and other filings made under the Securities Exchange Act of 1934;

•	arrange for financing and refinancing of properties;

•	enter into leases and service contracts for our properties;

•	oversee the performance of our property managers;

•	review and analyze the properties’ operating and capital budgets;

•	generate an annual budget for us;

•	review and analyze financial information for each property and the overall portfolio;

•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of properties; and

•	engage our agents.

We have incurred acquisition fees payable to our advisor equal to 2.0% of gross proceeds from our public offerings of common stock for services in connection with the selection, purchase, development or construction of real property. We incur such acquisition fees upon receipt of proceeds from the sale of shares. Acquisition fees from January 1, 2005 through March 15, 2006 totaled approximately $26.9 million.

Our advisor bears substantially all of our organization and offering costs other than our payment of selling commissions and dealer manager fees. We reimburse our advisor for up to 2.0% of our gross offering proceeds for organization and offering costs, including legal, accounting, printing and other accountable offering costs. From January 1, 2005 through March 15, 2006, our advisor has incurred approximately $35.8 million of our organization and offering expenses and has been reimbursed by us for approximately $34.8 million of such costs.

For asset management services, we pay our advisor a monthly fee equal to one-twelfth of 0.75% of the cost of (i) the occupied properties we own and (ii) our investments in joint ventures. These fees are limited to 1.0% of the net asset value of the properties included in the above calculation, calculated on a quarterly basis. Asset management fees incurred from January 1, 2005 through March 15, 2006 totaled approximately $14.2 million.

Additionally, we reimburse our advisor for all costs and expenses it incurs in fulfilling its asset-management and administrative duties, which may include wages, salaries, taxes, insurance, benefits, information technology, legal and travel and other out-of-pocket expenses of employees engaged in ongoing management, administration, operations and marketing functions on our behalf. We do not, however, reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition fees or real estate commissions. Administrative reimbursements from January 1, 2005 through March 15, 2006 totaled approximately $4.9 million.

The fees payable to Wells Capital under the advisory agreement are described in detail at “Management Compensation” below. The one-year term of the current advisory agreement ends October 20, 2006 and may be renewed for an unlimited number of successive one-year periods upon the mutual consent of Wells Capital and us. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice.

Wells Capital and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Wells Capital must devote sufficient resources to our administration to discharge its obligations. Wells Capital may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Initial Investment by Our Advisor

Wells Capital has purchased 20,000 limited partnership units of Wells OP II, our operating partnership, for $200,000 and 100 shares of our common stock for $1,000. The units constitute 100% of the limited partner units outstanding at this time. Wells Capital may not sell any of these units during the period it serves as our advisor. Although Wells Capital and its affiliates are not prohibited from acquiring additional shares of our common stock, Wells Capital currently has no options or warrants to acquire any shares. Wells Capital has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Wells Capital or any of its affiliates.

Affiliated Companies

Property Manager

As of March 24, 2006, we had engaged Wells Management Company, Inc. to manage 12 of our 39 properties, and we expect to engage Wells Management for these services for some of the other properties we may acquire. Wells Management is a wholly owned subsidiary of Wells Real Estate Funds, Inc., and Mr. Wells is the sole director of Wells Management. The executive officers of Wells Management are as follows:

Name	Age	Positions
Leo F. Wells, III	62	President, Treasurer and sole director

M. Scott Meadows	42	Senior Vice President

The background of Mr. Wells is described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officer of Wells Management.

M. Scott Meadows is a Senior Vice President and Secretary of Wells Management. He is primarily responsible for the real estate operations for Wells Management. Prior to joining Wells Management in 1996, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a 500,000-square-foot office and retail portfolio. Mr. Meadows previously managed real estate as a Property Manager for

Sea Pines Plantation Company. He graduated from the University of Georgia with a B.B.A. in management. Mr. Meadows is a Georgia real estate broker and holds a Real Property Administrator designation from the Building Owners and Managers Institute International and a Certified Property Manager designation from the Institute of Real Estate Management.

In consideration for supervising the management, leasing, and construction of certain of our properties, we pay the following fees to Wells Management:

•	For each property for which Wells Management provides property management services, we pay Wells Management a market-based property management fee based on the gross monthly income of the property.

•	For each property for which Wells Management provides leasing agent services, Wells Management is entitled to: (i) a one-time fee in an amount not to exceed one-month’s rent for the initial rent-up of a newly-constructed building; (ii) a market-based commission based on the net rent payable during the term of a new lease; (iii) a market-based commission based on the net rent payable during the term of any renewal or extension of any tenant lease; and (iv) a market-based commission based on the net rent payable with respect to expansion space for the remaining portion of the initial lease term.

•	For each property for which Wells Management provides construction management services, Wells Management is entitled to receive from us that portion of lease concessions for tenant-directed improvements that are specified in the lease or lease renewal, subject to a limit of 5% of such lease concessions and a management fee to be determined for other construction management activities.

Between January 1, 2005 and March 15, 2006, Wells Management had earned approximately $244,721 from us in property management, leasing and construction fees. The property management, leasing and construction management agreement has a term of one year (subject to the right of either party to terminate upon 60 days’ written notice); however, the agreement will be automatically extended for an additional one-year period at the end of each year unless either party gives 60 days’ written notice of its intention to terminate the agreement. The term of the current agreement expires on November 24, 2006 and the conflicts committee of our board of directors will evaluate the performance of Wells Management and the compensation paid to Wells Management in connection with its decision regarding whether to renew the agreement and on what terms.

Wells Management will hire, direct and establish policies for employees who will have direct responsibility for a property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of our other affiliates. The principal office of Wells Management is located at 6200 The Corners Parkway, Norcross, Georgia 30092-3365.

Dealer Manager

Wells Investment Securities, Inc., our dealer manager, is a member firm of the NASD. Wells Investment Securities was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells programs.

Wells Investment Securities will provide wholesaling, sales promotion and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level.

Wells Real Estate Funds, Inc. is the sole stockholder of Wells Investment Securities. The current directors and executive officers of Wells Investment Securities are:

Name	Age	Positions
Thomas E. Larkin	47	President and director

Douglas P. Williams	55	Vice President, CFO, Treasurer and director

Randall D. Fretz	53	Director

The backgrounds of Messrs. Williams and Fretz are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other executive officer of Wells Investment Securities.

Thomas E. Larkin is President and a director of Wells Investment Securities. Mr. Larkin joined Wells in 2003 and directs the national sales effort. Prior to joining Wells, Mr. Larkin was an Executive Vice President of Ronald Blue & Co., where he was responsible for supervising approximately 80 financial professionals. In this capacity, he significantly increased both corporate revenue and assets under management. Mr. Larkin began his career at Ronald Blue in 1994 as a Branch Manager and Recruiter and progressively held positions of greater responsibility in sales management during his tenure with the Company. From 1986 to 1994, Mr. Larkin was with Advanced Cardiovascular Systems Inc., where he served as Sales Representative, Southeastern Sales Manager, and eventually Director of Sales. Mr. Larkin received his Bachelor of Science degree in biology from Valparaiso University. He holds the Series 2, 7, 24, 63, and 65 licenses.

In connection with our public offerings, from January 1, 2005 through March 15, 2006, Wells Investment Securities earned selling commissions of $93.2 million, of which approximately 100% was reallowed to participating broker-dealers. During this period, Wells Investment Securities also earned dealer manager fees of approximately $33.7 million, of which approximately $14.3 million was reallowed to participating broker-dealers. For a description of the fees and expenses payable to our dealer manager, see “Management Compensation” and “Plan of Distribution.”

Related-Party Transactions

Currently Proposed Transactions

There are no currently proposed material transactions with management and their affiliates other than those covered by the terms of the agreements (i) described above with our advisor, our dealer manager and our affiliated property manager and (ii) the Take-out Agreements described below.

Take-out Agreements in Connection with Section 1031 Exchange Program

Wells Management sponsors the Section 1031 Exchange Program, which is described under “Investment Objectives and Criteria – Acquisition and Investment Policies – Section 1031 Program.” Our participation in the Section 1031 Exchange Program involves an obligation to purchase any co-tenancy interests in properties acquired by subsidiaries of Wells Management and unsold to 1031 Participants as of the maturity date of the interim financing obtained to acquire the properties. As of March 30, 2006, we had entered into three agreements (the “Take-out Agreements”) that could potentially obligate us to purchase co-tenancy interests in three properties. In consideration for the exposure created under the Take-out Agreements, we earned fees of approximately $0.8 million during the year ended December 31, 2005. Information on the Take-out Agreements is as follows (in thousands):

Location of Property	Property Acquisition Date	Obligation End Date	Initial Maximum Exposure	Remaining Exposure at March 30, 2006	Fee Earned
Lisle, IL	December 14, 2005	June 15, 2006	$12,080	$11,081	$151
Bellevue, NE	December 16, 2005	June 16, 2006	$21,610	$16,235	$270
Bellevue, NE	December 16, 2005	June 16, 2006	$14,440	$14,440	$181

Indebtedness of Management

Under the terms of the advisory agreement, we are required to reimburse Wells Capital for certain organization and offering costs up to the lesser of actual expenses or 2% of gross offering proceeds. Until the second quarter of 2005, our cumulative organization and offering costs had always exceeded 2% of our gross offering proceeds; therefore, we routinely paid 2% of our gross offering proceeds to Wells Capital. However, as of June 30, 2005, Wells Capital’s cumulative payment of organization and offering costs had fallen below 2% of gross offering proceeds, to $27.1 million. Our continued payment during the second quarter of 2005 of 2% of gross offering proceeds to Wells Capital resulted in an overpayment of approximately $1.9 million. These overpayments constituted amounts owed to us by an affiliate of management and were collected in July 2005.

Management Decisions

The primary responsibility for the management decisions of Wells Capital and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, will reside in Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz, Donald A. Miller and Robert E. Bowers. We expect that proposed transactions will often be discussed by the board of directors in advance of a final board vote. During these discussions, independent directors can offer ideas for ways in which deals can be changed to make them acceptable. The conflicts committee is empowered to approve or reject all acquisitions of real estate. We expect that the conflicts committee will condition our acquisition of any property on the committee’s prior approval.

MANAGEMENT COMPENSATION

We have no paid employees. Wells Capital, our advisor, and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to Wells Capital and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and a $9.55 purchase price for shares sold under our dividend reinvestment plan.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
	Organization and Offering Stage

Selling Commissions – Wells Investment Securities (2)	7.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no selling commissions are payable on shares sold under the dividend reinvestment plan. Wells Investment Securities, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$210,000,000

Dealer Manager Fee – Wells Investment Securities (2)	2.5% of gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our dividend reinvestment plan. Wells Investment Securities will reallow a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$75,000,000

Reimbursement of Organization and Offering Expenses – Wells Investment Securities and Wells Capital (3)	Up to 2.0% of gross offering proceeds; however, if we raise the maximum offering amount, we expect that these other organization and offering expenses will not exceed 0.98% of our gross offering proceeds, or $45,911,090. Wells Capital will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse Wells Capital for these amounts up to 2.0% of aggregate gross offering proceeds.	$45,911,090

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
Acquisition and Development Stage

Acquisition Fees – Wells Capital (4)	2.0% of gross offering proceeds for services in connection with the selection, purchase, development or construction of real property.	$93,425,000

Asset Management Fee – Wells Capital (5)	Monthly fee equal to one-twelfth of 0.75% of the cost of (1) the occupied properties we own and (2) our investments in joint ventures. These fees are limited to 1.0% of the net asset value of the properties included in the above calculation, calculated on a quarterly basis. For purposes of this calculation, net asset value means the excess of the cost of the investments described above over aggregate outstanding debt used to acquire or refinance properties.	Actual amounts are dependent upon the total equity and debt capital we raise and results of operations and therefore cannot be determined at this time.

Property Management – Wells Management (5)(6)	For supervising the management, leasing and/or construction of certain of our properties, we pay fees to Wells Management equal to what other management companies generally charge for similar services. For property management services for a property, we pay Wells Management a market-based property management fee based on the gross monthly income of the property. For leasing agent services for a property, we pay Wells Management: (i) a one-time fee in an amount not to exceed one-month’s rent for the initial rent-up of a newly-constructed building; and (ii) a market-based commission based on the net rent payable. For construction management services for a property, we pay Wells Management that portion of lease concessions for tenant-directed improvements that are specified in the lease or lease renewal, subject to a limit of 5.0% of such lease concessions and a management fee to be determined for other construction management activities.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

Other Operating Expenses – Wells Capital (5)	We will reimburse the expenses incurred by Wells Capital in connection with its provision of services to us, including related personnel and IT costs. We will not reimburse for personnel costs in connection with services for which Wells Capital receives acquisition fees or real estate commissions.	Actual amounts are dependent upon operations and therefore cannot be determined at this time.

Liquidation/Listing Stage

Real Estate Commissions - Wells Capital or its Affiliates (7)	For substantial assistance in connection with the sale of properties, we will pay Wells Capital or its affiliates an amount equal to 1.0% of the contract price of each property sold; provided, however, in no event may the real estate commissions paid to Wells Capital, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

Form of Compensation and Entity Receiving	Determination of Amount	Estimated Amount for Maximum Offering (1)
Subordinated Participation in Net Sale Proceeds – Wells Capital (8)	After investors in our offerings have received a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, then Wells Capital is entitled to receive 10.0% of remaining net sale proceeds. This fee is payable only if we are not listed on an exchange.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

Subordinated Incentive Listing Fee – Wells Capital (8)(9)	Upon listing of our common stock on a national securities exchange or the Nasdaq National Market, Wells Capital is entitled to receive a fee equal to 10.0% of the amount by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to investors.	Actual amounts are dependent upon results of operations and therefore cannot be determined at this time.

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of 475,000,000 shares to the public, which include 300,000,000 shares through our primary offering and 175,000,000 shares through our dividend reinvestment plan.
(2)	Selling commissions and, in some cases, all or a portion of the dealer manager fee will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”
(3)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, due diligence expense reimbursements to broker-dealers, and amounts to reimburse Wells Capital for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers) and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. The portion of these organization and offering expenses for which we (as opposed to Wells Capital) would be responsible could not be increased above 2.0% of our gross offering proceeds without entering into a new or an amended advisory agreement, which under our charter would require the approval of a majority of our independent directors.

(4)	We will pay Wells Capital the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. However, if either party terminates or fails to renew the advisory agreement, Wells Capital must return acquisition fees not yet allocated to one of our investments. In addition, we will reimburse Wells Capital for amounts it pays to third parties in connection with the selection, acquisition or development of a property, whether or not acquired. The acquisition fees payable to our advisor could exceed 2.0% of gross offering proceeds only if we agreed to a new or amended advisory agreement. Under our charter, such an agreement would require the approval of a majority of our independent directors. Our charter also limits our ability to purchase property if the total of all acquisition fees and expenses relating to the purchase exceeds 6.0% of the contract purchase price.
(5)	Wells Capital must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2.0% of our average invested assets or 25.0% of our net income unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
(6)	Our organizational documents do not impose a specific cap on property management fees. Our charter requires that the management fee we pay to Wells Management be no less favorable to us than a fee we could obtain from a third-party property manager.

Between January 1, 2005 and March 15, 2006, Wells Management had earned a total of $244,721 from us in property management, leasing and construction fees. The property management, leasing, and construction management agreement has a term of one year (subject to the right of either party to terminate upon 60 days’ written notice); however, the agreement will be automatically extended for an additional one-year period at the end of each year unless either party gives 60 days’ written notice of its intention to terminate the agreement. The current term of the agreement expires on November 24, 2006. All decisions regarding the renewal or amendment of the agreement will be made by the conflicts committee of our board of directors.

(7)	Although we are most likely to pay real estate commissions to Wells Capital or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage.

(8)	Upon termination of the Advisory Agreement, Wells Capital may be entitled to a similar fee if Wells Capital would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 15.0% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and a 6.0% per year cumulative, noncompounded return.

Wells Capital cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. Any portion of the subordinated participation in net sale proceeds that Wells Capital receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(9)	If at any time the shares become listed on a national securities exchange or on the Nasdaq National Market, we will negotiate in good faith with Wells Capital a fee structure appropriate for an entity with a perpetual life. The conflicts committee of our board of directors must approve the new fee structure negotiated with Wells Capital. In negotiating a new fee structure, the conflicts committee must consider all of the factors its members deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Wells Capital in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Wells Capital through their relationship with us;

•	the quality and extent of service and advice furnished by Wells Capital;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Wells Capital for the account of other clients.

The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. The subordinated incentive listing fee is subject to the limit on total operating expenses as described in footnote (5). In the event the subordinated incentive listing fee is earned by Wells Capital, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay Wells Capital any further subordinated participation in net sale proceeds.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of March 24, 2006 (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers and (4) all of our directors and executive officers as a group.

	Shares Beneficially Owned
Name of Beneficial Owners	Shares	Percentage
Leo F. Wells, III, President and Director	120,696	*
Douglas P. Williams, Executive Vice President, Secretary, Treasurer and Director	1,105	*
Randall D. Fretz, Senior Vice President	2,542	*
Charles R. Brown, Director	5,605	*
Richard W. Carpenter, Director	4,500	*
Bud Carter, Director	12,898	*
Donald S. Moss, Director	10,254	*
Jack M. Pinkerton, Director	5,680	*
Walter W. Sessoms, Director	66,931	*
Neil H. Strickland, Director	4,500	*
W. Wayne Woody, Director	5,500	*
All directors and executive officers as a group (1) (2)	240,211	*

*	Less than 1% of the outstanding shares of common stock.
(1)	Includes options to purchase up to 20,000 shares of common stock, 20% of which are exercisable immediately on the date of grant. An additional 20% of these shares become exercisable on each anniversary following the date of grant.
(2)	Includes options to purchase an aggregate of up to 16,000 shares of common stock, which are 100% exercisable upon completion of two years of service after the date of grant.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Wells Capital and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to mitigate some of the risks posed by these conflicts.

Our Advisor’s Interests in Other Wells Real Estate Programs

General

Wells Capital and its affiliates are general partners and advisors of other Wells programs, including programs that have investment objectives similar to ours, and we expect that they will organize other such partnerships and programs in the future. Wells Capital and such affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.

Wells Capital and its affiliates have sponsored the following 16 public real estate programs with substantially identical investment objectives as ours:

1.	Wells Real Estate Fund I,

2.	Wells Real Estate Fund II,

3.	Wells Real Estate Fund II-OW,

4.	Wells Real Estate Fund III, L.P.,

5.	Wells Real Estate Fund IV, L.P.,

6.	Wells Real Estate Fund V, L.P.,

7.	Wells Real Estate Fund VI, L.P.,

8.	Wells Real Estate Fund VII, L.P.,

9.	Wells Real Estate Fund VIII, L.P.,

10.	Wells Real Estate Fund IX, L.P.,

11.	Wells Real Estate Fund X, L.P.,

12.	Wells Real Estate Fund XI, L.P.,

13.	Wells Real Estate Fund XII, L.P.,

14.	Wells Real Estate Fund XIII, L.P.,

15.	Wells Real Estate Fund XIV, L.P., and

16.	Wells Real Estate Investment Trust, Inc. (“Wells REIT I”).

Wells Capital and its affiliates are also sponsoring Wells Timber Real Estate Investment Trust, Inc., a newly organized Maryland corporation formed primarily for the purpose of acquiring timberland properties.

Allocation of Investment Opportunities

We rely on our advisor to identify suitable investment opportunities. Other Wells-sponsored programs, especially those then raising offering proceeds, also rely on Wells Capital for investment opportunities. Many investment opportunities would be suitable for us as well as other Wells programs. If Wells Capital directs an investment opportunity to a Wells-sponsored program, it will offer the investment opportunity to the program for which the opportunity, in the discretion of Wells Capital, is most suitable. As a result, Wells Capital could direct attractive investment opportunities to other entities or even purchase them for its own account. Our charter disclaims any interest in an investment opportunity known to Wells Capital that Wells Capital has not recommended to us. See “Certain Conflict Resolution Procedures.”

Joint Ventures with Affiliates of Wells Capital

We may enter into joint venture agreements with other Wells programs for the acquisition, development or improvement of properties. See “Investment Objectives and Criteria — Joint Venture Investments.” Wells Capital and its affiliates may have conflicts of interest in determining which Wells program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Wells Capital may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since Wells Capital and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. See “Risk Factors — Investment Risks.”

Competition for Tenants and Others

Conflicts of interest exist when we own properties in the same geographic areas as those owned by other Wells-sponsored programs. In those cases, a conflict could arise in the leasing of properties if we and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Wells program were to attempt to sell similar properties at the same time. See “Risk Factors — Investment Risks.” Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ developers, contractors, building managers or other third parties. Wells Capital will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Wells Capital will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all properties in need of their services. However, Wells Capital and its affiliates cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for employees at different properties.

Allocation of Advisor’s Time

We rely on Wells Capital and its affiliates for the day-to-day operation of our business. As a result of their interests in other Wells programs and the fact that they have also engaged and will continue to engage in other business activities, Wells Capital and its affiliates will have conflicts of interest in allocating their time between us and other Wells programs and activities in which they are involved. However, Wells Capital believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Wells programs and ventures in which they are involved.

Receipt of Fees and Other Compensation by Wells Capital and its Affiliates

Wells Capital and its affiliates will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of Wells Capital who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the advisory agreement, the dealer manager agreement and the property management, leasing and construction management agreement with Wells Management;

•	public offerings of equity by us, which entitle Wells Investment Securities to dealer manager fees and entitle Wells Capital to increased acquisition and asset-management fees;

•	property sales, which entitle Wells Capital to real estate commissions and possible success-based sale fees;

•	property acquisitions from other Wells-sponsored programs, which might entitle Wells Capital to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which utilize proceeds from our public offerings, thereby increasing the likelihood of continued equity offerings and related fee income for Wells Investment Securities and Wells Capital;

•	whether and when we seek to list our common shares on a national securities exchange or the Nasdaq National Market, which listing could entitle Wells Capital to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which the shares trade; and

•	whether and when we seek to sell the company or its assets, which sale could entitle Wells Capital to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for the company or its assets.

The advisory fees paid to Wells Capital and the management and leasing fees we pay to Wells Management will be paid irrespective of the quality of their acquisition or property-management services during the term of the related agreement. See “Certain Conflict Resolution Procedures.”

Our Board’s Loyalties to Wells REIT I and Possibly to Future Wells-Sponsored Programs

Eight of our ten directors are also directors of Wells REIT I. The loyalties of those eight directors to Wells REIT I may influence the judgment of our board when considering issues for us that may affect Wells REIT I, such as the following:

•	The conflicts committee of the board of directors must evaluate the performance of Wells Capital with respect to whether Wells Capital is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to Wells REIT I, or if our advisor is giving preferential treatment to Wells REIT I in this regard, our conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•	The conflicts committee must make a similar evaluation with respect to the performance of Wells Management. If Wells Management is not performing well as a property manager because of its services for Wells REIT I, the divided loyalties of the members of our conflicts committee could adversely affect their willingness to insist on improvement of the performance of the property manager.

•	The conflicts committee will likely decide whether we purchase a property. This decision could be influenced by the hope that Wells Capital would present the opportunity to Wells REIT I if we did not pursue it.

•	We could enter into transactions with Wells REIT I, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board or the conflicts committee regarding the terms of those transactions may be influenced by its loyalties to Wells REIT I.

•	A decision of the board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of Wells REIT I.

•	A decision of the board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of Wells REIT I.

We could also face similar conflicts if our promoters sponsor additional REITs.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers and some of our directors are also officers and/or directors of:

•	Wells Capital, our advisor and the general partner of the various real estate programs sponsored by Wells Capital (described above);

•	Wells Management, one of our property managers; and

•	Wells Investment Securities, our dealer manager.

As a result, they owe fiduciary duties to these various entities and their stockholders and limited partners, which fiduciary duties may from time to time conflict with the fiduciary duties they owe to us.

Affiliated Dealer Manager

Since Wells Investment Securities, our dealer manager, is an affiliate of Wells Capital, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

We have engaged Wells Management, an affiliate of our advisor, to provide property-management services to some of the properties we have purchased, and we may engage Wells Management to provide these services to properties that we purchase with the proceeds of this offering. To the extent we retain Wells Management, we will not have the benefit of independent property management. See “Management — Affiliated Companies.”

Certain Conflict Resolution Procedures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. Serving on the board of, or owning an interest in, another Wells-sponsored program will not, by itself, preclude a director from serving on the conflicts committee. The conflicts committee, which has retained its own legal advisor and is also authorized to retain its own financial advisor, is empowered to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by Wells Capital affiliates could reasonably be compromised. Those conflict of interest matters that the board cannot delegate to a committee under Maryland law must be acted upon by both the board of directors and the conflicts committee. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with Wells Capital and its affiliates, including the advisory agreement, the dealer manager agreement and the property management, leasing and construction management agreement;

•	public offerings of securities;

•	property sales;

•	property acquisitions;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange or the Nasdaq National Market; and

•	whether and when we seek to sell the company or its assets.

Conflicts Subcommittee

To address conflicts involving us and another Wells-sponsored program, the conflicts committee has created a subcommittee of the conflicts committee composed of all directors on the conflicts committee that are unaffiliated with another Wells-sponsored program, e.g., Wells REIT I. The conflicts subcommittee is empowered to act on any matter permitted by Maryland law if (1) the conflicts committee delegates the matter to the conflicts subcommittee or (2) the conflicts subcommittee disagrees with the conflicts committee’s handling of a matter and its minutes reflect that it determined that the matter at issue was such that the exercise of independent judgment by both the affiliates of Wells Capital and the affiliates of another Wells-sponsored program could reasonably have been compromised. Two directors currently serve on the conflicts subcommittee.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee evaluates at least annually whether the compensation that we contract to pay to Wells Capital and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. The conflicts committee supervises the performance of Wells Capital and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. The conflicts committee bases this evaluation on the factors set forth below as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to Wells Capital and its affiliates in relation to the size, composition and performance of our investments;

•	the success of Wells Capital in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by Wells Capital and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by Wells Capital and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by Wells Capital for its own account and for its other clients.

Under our charter, we can only pay our advisor a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property. Although our charter limits this commission to 3% of the property sales price, our advisory agreement provides for a 1% fee. Any increase in this 1% fee would require the approval of a majority of the members of our conflicts committee. Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Our charter also requires any incentive fee we may pay our advisor or an entity affiliated with our advisor in connection with the liquidation of our portfolio to be reasonable. An incentive fee is presumed reasonable if it does not exceed 15% of the balance of the net proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Our advisory agreement provides for a lower incentive fee and a higher threshold for its payment than that required by our charter. Under the advisory agreement, the incentive fee equals 10% of the balance of the net proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 8% of the original issue price of the common stock per year cumulative. Any increase in the incentive fee or lowering of the threshold for its payment would require the approval of a majority of the members of the conflicts committee.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced. This limit may only be exceeded if the conflicts committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 2.0% of our gross offering proceeds. Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. The conflicts committee or our advisor may terminate our advisory agreement with Wells Capital without cause or penalty on 60 days’ written notice. For information regarding the termination fee that may be payable to our advisor upon termination of the advisory agreement, see note (8) to the compensation table under “Management Compensation.”

Our Acquisitions. We will not purchase or lease properties in which Wells Capital, our directors or officers or any of their affiliates has an interest without a determination by a majority of the conflicts committee that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with Wells Capital or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of Wells Capital, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the conflicts committee must conclude that all other transactions, including joint ventures, between us and Wells Capital, our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Wells Capital must reimburse us the amount by which our aggregate annual total operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under generally accepted accounting principles, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses, real estate commissions on the resale of property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options and Warrants to Certain Affiliates. Our charter prohibits the issuance of options or warrants to purchase our capital stock to Wells Capital, our directors or officers or any of their affiliates (i) on terms more favorable than we offer such options or warrants to the general public or (ii) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to Wells Capital or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Loans. We will not make any loans to Wells Capital or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or Wells Capital or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to Wells Capital and any affiliate of Wells Capital by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interest of our common stockholders and the basis for such determination; and

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, and the conflicts committee is specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

Voting of Shares Owned by Affiliates. Before becoming a stockholder, Wells Capital or a director or officer or any of their affiliates must agree not to vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee have reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Allocation of Investment Opportunities

When Wells Capital presents an investment opportunity to a Wells-sponsored program, it will offer the opportunity to the program for which the investment opportunity is most suitable. This determination is made by Wells Capital. However, our advisory agreement with Wells Capital requires that Wells Capital make this determination in a manner that is fair without favoring any other Wells-sponsored program. In determining the Wells-sponsored program for which an investment opportunity would be most suitable, Wells Capital will consider the following factors:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area and on diversification of the tenants of its properties;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

In the event that an investment opportunity becomes available that is equally suitable for us and one or more other Wells programs, then Wells Capital will offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of Wells Capital, to be more appropriate for another Wells program, Wells Capital may offer the investment to another Wells program.

Our advisory agreement with Wells Capital requires that Wells Capital periodically inform the conflicts committee of the investment opportunities it has offered to other Wells programs so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. Wells Capital is to inform the conflicts committee of such investment opportunities quarterly. Wells Capital’s success in generating investment opportunities for us and its fair allocation of opportunities among Wells programs are important criteria in the conflicts committee’s determination to continue or renew our arrangements with Wells Capital and its affiliates. The conflicts committee has a duty to ensure that Wells Capital fairly applies its method for allocating investment opportunities among the Wells-sponsored programs.

INVESTMENT OBJECTIVES AND CRITERIA

General

We invest in commercial real estate properties. Our primary investment objectives are:

•	to provide current income for you through the payment of cash dividends; and

•	to preserve and return your capital contribution.

We also seek capital gain from our investments.

We may return all or a portion of your capital contribution in connection with a sale of the company or the properties we will acquire. Alternatively, you may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares.

We will seek to list our shares of common stock when our independent directors believe listing would be in the best interest of our stockholders. If we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by October 2015, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Our board may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. Our conflicts committee will review our investment policies at least annually to determine that our policies are in the best interest of our stockholders. Our charter requires that the conflicts committee include the basis for its determination in its minutes and in an annual report delivered to our stockholders.

Acquisition and Investment Policies

Primary Investment Focus

We intend to invest primarily in high-quality, income-generating office and industrial properties, leased or preleased to creditworthy companies and governmental entities. We will invest in properties at all stages of development, from those under construction to those with established operating histories. For a discussion of the properties we have purchased as of the date of this prospectus, see “Real Estate Investments.”

Wells Capital has developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants will be large corporations or entities or tenants whose lease obligations are guaranteed by a large corporation or entity. In an attempt to limit or avoid speculative purchases, Wells Capital generally will seek to secure, on our behalf, leases with tenants at or prior to the closing of our acquisitions of properties.

Although we are not limited as to the geographic area where we may conduct our operations, we currently intend to invest in properties located in the United States. Generally, we will hold fee title or a long-term leasehold estate in the properties we acquire.

Other Possible Investments

Although we expect that most of our property acquisitions will be of the type described above, we may make other investments. For example, we may purchase warehouse and distribution facilities, hotels, shopping centers, business and industrial parks, manufacturing facilities, undeveloped land or options to purchase a particular property. We may also purchase mortgage loans. In fact, we can invest in whatever types of interests in real estate that we believe are in our best interest. Moreover, we are not limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering that we may invest in a single property.

Although we can purchase any type of interest in real estate, our charter does limit certain types of investments. Unless our charter is amended, we will not:

•	invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to

85% of the appraised value of such property as determined by an appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title; or

•	invest in equity securities unless a majority of the conflicts committee approves such investment as being fair, competitive and commercially reasonable.

We do not intend to make loans to other persons (other than mortgage loans as described below), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate.

Mortgage Loans

Although our charter permits us to make mortgage loans or to invest in mortgages within the limits described above, we generally do not intend to do so. We do not have a goal of investing any percentage of our assets in mortgages. Even if we have offering proceeds that cannot be invested in office properties immediately, we do not intend to invest those proceeds in mortgages. The circumstances in which we believe we may invest in mortgages or make mortgage loans are limited to the following:

•	the making of a mortgage loan required by a property owner as a condition to our purchase of a property;

•	the indirect acquisition of a mortgage by purchasing an entity, such as a REIT or other real estate company, that also owns a mortgage; and

•	the acquisition of a mortgage with the view of acquiring the underlying property through foreclosure.

Investment Decisions

Wells Capital will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties, subject to the approval of our conflicts committee. Our conflicts committee reviews our investment policies at least annually to determine whether these policies continue to be in the best interest of our stockholders.

In pursuing our investment objectives and making investment decisions for us, Wells Capital will consider relevant real estate property and financial factors, including the creditworthiness of major tenants, the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, liquidity and tax considerations. Moreover, to the extent feasible, Wells Capital will strive to invest in a diversified portfolio of properties for us based on geography, type of property and industry group of tenants, although the number and mix of properties we acquire will largely depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

To find properties that best meet our selection criteria for investment, Wells Capital’s property acquisition team will study regional demographics and market conditions and interview local brokers to gain the practical knowledge that these studies sometimes lack. An experienced commercial construction engineer will inspect the structural soundness and the operating systems of each building, and an environmental firm will investigate all environmental issues to ensure each property meets our quality specifications.

Conditions to Closing Our Acquisitions

Generally, we will condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to Wells Capital;

•	title and liability insurance policies; and

•	financial statements covering recent operations of properties having operating histories.

Moreover, we will not close the purchase of any property unless and until we obtain an environmental assessment (Phase I review at a minimum) for each property purchased and are generally satisfied with the environmental status of the property.

Development and Construction of Properties

We may invest substantially all of the proceeds available for investment in properties on which improvements are to be constructed or completed. Because development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables, we may help ensure performance by the builders of properties that are under construction at the price contracted by obtaining either an adequate completion bond or performance bond. As an alternative to a completion bond or performance bond, we may rely upon the substantial net worth of the contractor or developer or a personal guarantee, accompanied by financial statements showing a substantial net worth, provided by an affiliate of the person entering into the construction or development contract.

Moreover, we may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by us.

Tenant Improvements

We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We do not anticipate reserving a portion of the proceeds from this offering for such tenant improvements. We may not have access to funds required in the future for tenant improvements and tenant refurbishments, which could adversely affect our ability to attract new tenants to lease vacated space.

Terms of Leases

The terms and conditions of any future lease we enter into with our tenants may vary substantially from those we describe in this prospectus. Generally, we are responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. However, the majority of our leases include reimbursement provisions that require the tenant to pay, as additional rent, all or a portion of real estate taxes; sales and use taxes; special assessments; utilities, insurance and building repairs; and other building operation and management costs. Such reimbursement provisions mitigate the risks related to rising costs. We expect that our leases will generally have terms of five or more years, some of which may have renewal options.

We may purchase properties and lease them back to the sellers of such properties. Such sale-leaseback transactions carry certain risks, as discussed more fully under “Risk Factors — Federal Income Tax Risks — Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would reduce the return on your investment.”

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

Joint Venture Investments

We have entered into joint ventures for the acquisition, development or improvement of properties and we will likely acquire additional properties through joint venture arrangements with some of the proceeds of this offering. We may enter joint ventures and other co-ownership arrangements or participations with third parties and with other Wells programs for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Wells Capital will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. We may only enter into joint ventures with other Wells programs if our conflicts committee approves the transaction as being fair and reasonable to us.

Our policy is to invest in joint ventures primarily when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Section 1031 Exchange Program

Persons selling real estate held for investment often seek to reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Internal Revenue Code. Wells Management Company, Inc., an affiliate of Wells Capital, our advisor, has developed a program (the “Section 1031 Exchange Program”) to facilitate these transactions, referred to as like-kind exchanges. For each such transaction (a “Section 1031 Program Transaction”), Wells

Management or another Wells affiliate will create a single-member limited liability company (each of which we refer to as a “Wells Exchange LLC”). A Wells Exchange LLC will acquire real estate to be owned in co-tenancy arrangements with persons wishing to engage in like-kind exchanges (“1031 Participants”). A Wells Exchange LLC will acquire the subject property and, either concurrently with or following such acquisition, prepare and market a private placement memorandum for the sale of co-tenancy interests in that property. When a 1031 Participant wishes to acquire a co-tenancy interest, the Wells Exchange LLC will deed (or cause the Wells Exchange LLC’s seller to deed) an undivided co-tenancy interest in the subject property to a newly formed single-member limited liability company and then sell that entity to the 1031 Participant.

Wells Management anticipates that properties acquired in connection with the Section 1031 Exchange Program initially will be financed entirely with debt. The Wells Exchange LLC acquiring the property may obtain a first mortgage secured by the property acquired for a portion of the purchase price. In order to finance the remainder of the purchase price, the Wells Exchange LLC will obtain a short-term loan from an institutional lender (the “Bridge Loan”). Following its acquisition of a property, a Wells Exchange LLC will attempt to sell co-tenancy interests in the property to 1031 Participants in the manner described above. The Wells Exchange LLC will use the proceeds of these sales to pay off the short-term acquisition loan. When a Wells Exchange LLC initially acquires a property, we may enter into a contract with the Wells Exchange LLC and/or Wells Exchange LLC’s Bridge Loan lender. The contract would provide that, if the Wells Exchange LLC cannot sell all of the co-tenancy interests in that particular property to 1031 Participants, we will purchase any remaining unsold co-tenancy interests. The purchase price generally would equal the Wells Exchange LLC’s cost of those interests (i.e., the amount of the remaining Bridge Loan). We may execute an agreement providing for the potential purchase of the unsold co-tenancy interests from a Wells Exchange LLC only if our conflicts committee approves of the transaction as being fair, competitive and commercially reasonable to us. The price to us may be no greater than the cost of the co-tenancy interests to the Wells Exchange LLC unless the conflicts committee finds substantial justification for such excess and such excess is reasonable. In addition, a fair market value appraisal for each property must be obtained from an independent expert selected by our conflicts committee, and in no event may we purchase co-tenancy interests from an affiliate at a price that exceeds the current appraised value for the property interests. Moreover, we may enter into one or more additional contractual arrangements obligating us to purchase co-tenancy interests in a particular property directly from the 1031 Participants. In consideration for such obligations, the Wells Exchange LLC would pay us a fee in an amount currently anticipated to range between 1.0% and 1.5% of the amount of the Bridge Loan. These fees could be characterized by the Internal Revenue Service as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification. If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5.0% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four ensuing taxable years. Our failure to qualify as a REIT would adversely affect your return on your investment. While we will monitor these fees and any other non-qualifying income, we could fail to satisfy this test.

In the event that we have any obligation to acquire any interest in a property pursuant to the Section 1031 Exchange Program, our conflicts committee will be required to approve each acquisition. Accordingly, Wells Management intends that each Wells Exchange LLC will purchase only real estate properties that otherwise meet our investment objectives.

All purchasers of co-tenancy interests, including us if we purchase co-tenancy interests, will be required to execute a tenants-in-common agreement with the other purchasers of co-tenancy interests in that particular property. They may also be required to execute a property management and leasing agreement with Wells Management, which would provide for the payment of property management and leasing fees to Wells Management. If we are required to purchase co-tenancy interests pursuant to one or more of these contractual arrangements, we will be subject to various risks associated with co-tenancy arrangements that are not otherwise present in real estate investments, such as the risk that the interests of the 1031 Participants will become adverse to our interests.

Borrowing Policies

Our charter limits our borrowings to 50% of the cost (before deducting depreciation or other non-cash reserves) of all our assets, unless any excess borrowing is approved by a majority of the conflicts committee and is disclosed to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single property.

We intend to maintain amounts outstanding under long-term debt arrangements or lines of credit so that we will have more funds available for investment in properties, which will allow us to acquire a more diversified portfolio. However, the percentage of debt financing will be dependent upon various factors to be considered in the sole discretion of our board of directors, including, but not limited to, our ability to raise equity proceeds from the sale of our common stock in this and future offerings, our ability to pay dividends, the availability of properties meeting our investment criteria, the availability of debt and changes in the cost of debt financing.

Our use of leverage increases the risk of default on mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Wells Capital will seek to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of indebtedness.

Wells Capital will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

As of March 24, 2006, our leverage ratio, that is, the ratio of total debt to total purchase price of real estate assets plus cash and cash equivalents, was approximately 26.3%. As of March 24, 2006, total indebtedness was approximately $675.3 million, which consisted of fixed-rate mortgages on certain properties of approximately $471.2 million, approximately $195.0 outstanding under our $400.0 million credit facility and $9.1 million outstanding under our construction line of credit. Based on the value of our borrowing-base properties, we had approximately $195.8 million in remaining capacity under our $400.0 million credit facility, of which $9.2 million was pledged in the form of letters of credit for future tenant improvements and leasing costs.

Our credit facility is based on variable interest rates so that we may take advantage of the lower rates available in the current interest rate environment and to provide financing flexibility; however, we are closely monitoring interest rates and will continue to consider the sources and terms of our borrowing facilities to determine whether we have appropriately guarded ourselves against the risk of increasing interest rates in future periods. Our $400.0 million credit facility contains borrowing arrangements that, at our option, provide for interest costs based on LIBOR for 7, 30, 60, 90 or 180-day periods, plus an applicable margin ranging from 0.85% to 1.20% (“LIBOR Loans”) or the floating base rate. The applicable margin for LIBOR Loans is based on our debt to total asset value ratio. The base rate for any day is the higher of the lender’s prime rate for such day or the Federal Funds Rate for such day plus 50 basis points.

Under the terms of the $400.0 million credit facility, accrued interest shall be payable in arrears on the first day of each calendar month. We are required to repay outstanding principal and accrued interest on May 9, 2008. We are able to extend the initial maturity date to May 9, 2009 if we seek an extension and meet the related conditions set forth in the agreement.

Approximately $471.2 million of total debt outstanding as of March 24, 2006 is subject to fixed rates. We may place additional long-term mortgage debt on existing assets or assets acquired in the future. The decision to place this mortgage debt will be based on market conditions and capital needs at the time.

We may repay borrowings under our credit facility or under long-term mortgage debt with proceeds from the sale of properties, operating cash flow, long-term mortgage debt or with proceeds from this offering.

Disposition Policies

We intend to hold each property we acquire for an extended period. However, circumstances might arise that could result in the early sale of some properties. We expect our conflicts committee to make the determination with respect to whether we should sell or dispose of a particular property based on its determination that the sale of the property would be in the best interest of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of before the end of the expected holding period for the property will be made after consideration of relevant factors (including prevailing economic conditions, the performance or projected performance and appreciation of the property and current tenant creditworthiness) with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

We may reinvest the proceeds of property sales in investments that satisfy our investment objectives; however, if we do not list our shares of common stock on a national securities exchange or on the Nasdaq National Market by October 2015, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you. We will continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Unless our charter is amended, we will not:

•	borrow in excess of 50% of our aggregate cost (before deducting depreciation or other non-cash reserves) of all assets owned by us, unless approved by a majority of the conflicts committee;

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced, provided that the investment may be made if a majority of the conflicts committee determines that the transaction is commercially competitive, fair and reasonable to us;

•	invest in equity securities unless a majority of the conflicts committee approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

DESCRIPTION OF REAL ESTATE INVESTMENTS

We engage in the acquisition and ownership of commercial real properties throughout the United States. Although we may invest in a wide range of real estate, we focus our acquisition efforts on high-quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. As of December 31, 2005, we owned interests in 39 properties, comprising approximately 11.3 million square feet of commercial office space located in 15 states and the District of Columbia.

Properties

The tables below provide information regarding the properties we owned as of December 31, 2005. A description of each property follows the tables.

As of December 31, 2005, we had acquired the following properties (dollars in thousands):

Property	Acquisition Date	Location	Square Feet	Contract Price (1)
Weatherford Center Houston	February 10, 2004	Houston, TX	260,000	$39,850
New Manchester One (2)	March 19, 2004	Douglasville, GA	593,000	19,300
333 and 777 Republic Drive (2)	March 31, 2004	Allen Park, MI	169,000	18,850
Manhattan Towers	April 2, 2004	Manhattan Beach, CA	310,000	89,875
9 Technology Drive (2)	May 27, 2004	Westborough, MA	251,000	47,600
180 Park Avenue	June 23, 2004	Florham Park, NJ	385,000	78,400
One Glenlake Parkway (2)	June 25, 2004	Atlanta, GA	353,000	81,750
80 M Street	June 29, 2004	Washington, D.C.	275,000	105,000
One West Fourth Street	July 23, 2004	Winston-Salem, NC	431,000	77,700
3333 Finley Road (2)	August 4, 2004	Downers Grove, IL	207,000	47,979
1501 Opus Place (2)	August 4, 2004	Downers Grove, IL	115,000	24,796
2500 Windy Ridge (Wildwood Buildings)	September 20, 2004	Atlanta, GA	317,000	63,630
4100-4300 Wildwood (Wildwood Buildings)	September 20, 2004	Atlanta, GA	250,000	49,240
4200 Wildwood (Wildwood Buildings)	September 20, 2004	Atlanta, GA	265,000	59,630
Emerald Point	October 14, 2004	Dublin, CA	194,000	44,000
800 North Frederick (2)	October 22, 2004	Gaithersburg, MD	393,000	79,000
The Corridors III	November 1, 2004	Downers Grove, IL	222,000	40,447
Highland Landmark III (3)	December 28, 2004	Downers Grove, IL	269,000	52,650
180 Park Avenue 105	March 14, 2005	Florham Park, NJ	222,000	53,500
8990 Duke Blvd. (Governor’s Pointe Buildings)	March 17, 2005	Mason, OH	78,000	11,600
4241 Irwin Simpson Road (Governor’s Pointe Buildings)	March 17, 2005	Mason, OH	224,000	29,900
5995 Opus Parkway (2)	April 5, 2005	Minnetonka, MN	165,000	22,700
215 Diehl Road	April 19, 2005	Naperville, IL	162,000	30,254
100 East Pratt	May 12, 2005	Baltimore, MD	656,000	207,500
College Park Plaza	June 21, 2005	Indianapolis, IN	179,000	26,953
180 E. 100 South (2)	July 6, 2005	Salt Lake City, UT	206,000	46,500
One Robbins Road (2)(4) (Nashoba Buildings)	August 18, 2005	Westford, MA	298,000	50,492
Four Robbins Road (2)(4) (Nashoba Buildings)	August 18, 2005	Westford, MA	160,000	42,000
Baldwin Point (5)	August 26, 2005	Orlando, FL	165,000	28,700
1900 University Circle (University Circle Buildings)	September 20, 2005	East Palo Alto, CA	143,000	115,773
1950 University Circle (University Circle Buildings)	September 20, 2005	East Palo Alto, CA	165,000	100,607
2000 University Circle (University Circle Buildings)	September 20, 2005	East Palo Alto, CA	143,000	82,638
919 Hidden Ridge(2) (MacArthur Ridge I building)	November 15, 2005	Irving, TX	250,000	45,200
5 Houston Center	December 20, 2005	Houston, TX	581,000	166,000

Property	Acquisition Date	Location	Square Feet	Contract Price (1)
Key Center Tower(6) (Key Center Compex)	December 22, 2005	Cleveland, OH	1,321,000	275,711
Key Center Marriott(6) (Key Center Compex)	December 22, 2005	Cleveland, OH	310,000	40,000
Tampa Commons	December 27, 2005	Tampa, FL	255,000	49,083
2000 Park Lane	December 27, 2005	North Fayette, PA	231,000	29,500
LakePointe	December 28, 2005	Charlotte, NC	112,000	23,118

Total			11,285,000	$2,497,426

(1)	Contract price excludes related closing costs and acquisition fees paid to Wells Capital.
(2)	This property is managed by an affiliate.
(3)	Owned by a joint venture in which we hold 95% ownership interest.
(4)	Owned by a joint venture in which we hold 99% ownership interest.
(5)	Owned by a joint venture in which we hold 97% ownership interest.
(6)	Owned by a joint venture in which we hold 50% ownership interest; however, we are entitled to all the benefits of ownership of the Key Center Complex, including the right to receive all net cash flow derived from the operation of the Key Center Complex, excluding a de minimis amount of revenue derived from the operation of the hotel.

The following table shows lease expirations of our office and industrial properties as of December 31, 2005 and during each of the next ten years and thereafter. This table assumes no exercise of renewal options or termination rights.

Year of Lease Expiration	2005 Annualized Gross Base Rent (in thousands)	Rentable Square Feet Expiring (in thousands)	Percentage of 2005 Annualized Gross Base Rent
Vacant	$—	454	0%
2006	2,308	76	1%
2007	18,804	659	7%
2008	11,669	430	4%
2009	13,595	988	5%
2010	21,238	862	8%
2011	28,025	714	11%
2012	33,649	1,259	13%
2013	14,474	586	6%
2014	14,462	553	6%
2015	13,920	546	5%
Thereafter	88,768	3,832	34%

	$260,912	10,959	100%

The following table shows the geographic diversification of our office and industrial properties as of December 31, 2005.

Location	2005 Annualized Gross Base Rent (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2005 Annualized Gross Base Rent
Cleveland	$35,643	1,321	14%
Atlanta	30,281	1,778	12%
San Jose	26,351	451	10%
Houston	22,935	841	9%
Baltimore	19,903	656	8%
Chicago	18,559	963	7%
Northern New Jersey	13,200	607	5%
Washington, D.C.	11,605	275	4%
Boston	11,580	706	4%
Los Angeles	9,052	310	3%
Winston-Salem	8,330	431	3%
Oakland	6,549	194	3%
Other*	46,924	2,426	18%

	$260,912	10,959	100%

*	None more than 3%.

The following table shows the tenant industry diversification of our office and industrial properties as of December 31, 2005.

Industry	2005 Annualized Gross Base Rent (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2005 Annualized Gross Base Rent
Legal Services	$46,218	1,243	18%
Depository Institutions	31,587	1,141	12%
Security & Commodity Brokers	21,137	666	8%
Communication	20,175	799	8%
Business Services	19,794	835	8%
Electronic Equipment	17,550	1,360	7%
Transportation Equipment	13,735	394	5%
Engineering & Management Services	13,128	509	5%
Industrial Machinery & Equipment	11,282	660	4%
Insurance Carriers	8,976	511	3%
Food & Kindred Products	6,965	396	3%
Oil & Gas Extraction	6,729	284	3%
Other*	43,636	2,161	16%

	$260,912	10,959	100%

*	None more than 3%.

The following table shows the tenant diversification of our office and industrial properties as of December 31, 2005.

Tenant	2005 Annualized Gross Base Rent (in thousands)	Percentage of 2005 Annualized Gross Base Rent
KeyBank	$20,241	8%
T. Rowe Price	11,892	5%
Northrop Grumman	8,695	3%
AT&T	8,255	3%
Bingham McCutchen LLP	7,573	3%
General Electric	7,322	3%
Lucent Technologies	6,622	3%
DLA Piper Rudnick Gray Cary	6,615	3%
IBM	6,324	2%
Verizon Communications	6,221	2%
BlueLinx Co.	5,841	2%
Weatherford International	5,736	2%
Acxiom	5,594	2%
Other*	153,981	59%

	$260,912	100%

*	None more than 2%.

Weatherford Center Houston Building

On February 10, 2004, we purchased a 12-story office building containing approximately 260,000 rentable square feet located at 515 South Post Oak Boulevard in Houston, Texas (the “Weatherford Houston Building”) for a purchase price of approximately $39.9 million, plus closing costs. The acquisition was entirely funded with proceeds from our former $175.0 million, secured bridge facility with Bank of America, N.A. The Weatherford Houston Building was purchased from The Realty Associates Fund V, L.P., which is not affiliated with us or advisor.

The Weatherford Houston Building, which was completed in 1980 and renovated in 1993, is leased to Weatherford International, Ltd. (“Weatherford”) (approximately 96%) and various other office and retail tenants (approximately 4%). Weatherford is one of the leading oilfield service companies in the world.

New Manchester One Building

On March 19, 2004, we purchased a 404,000-square-foot single-story distribution facility subject to a ground lease located on an approximately 31-acre tract of land at 9103 Riverside Parkway in Douglasville, Georgia (“Phase I”) for a purchase price of approximately $19.3 million, of which $14.0 million was paid at closing Phase I. Another $5.3 million was funded at certain milestones during construction of an additional 189,000 rentable square feet (“Phase II”) on the same tract of land. The ground lease, along with the Bond described below, was purchased from Carter New Manchester Building One, L.L.C., which is not affiliated with us or our advisor.

Fee simple title to the land upon which the New Manchester One Building is located is held by the Development Authority of Douglas County, which issued a Development Authority of Douglas County Taxable Revenue Bond (the “Bond”) totaling $18 million in connection with the construction of the building. Certain real property tax abatement benefits are available to us because the fee simple title to the property is held by the Development Authority of Douglas County. The property tax abatement benefits will expire in 2011. The amount of rent payable under the ground lease (which we owe) and the payments due on the Bond (to which we are entitled) are approximately the same. We will acquire fee simple title upon exercise of an option to purchase contained in the ground lease. The purchase price will be approximately equal to the amount then due to us under the Bond. We are not likely to exercise the purchase option until the tax abatement benefits expire.

The New Manchester One Building is entirely leased to JVC Americas Corporation, a wholly owned subsidiary of Victor Company of Japan, Ltd., which is a majority-owned subsidiary of Matsushita Electric Co., Ltd. JVC Americas Corporation primarily imports, manufactures and sells consumer and professional audio and video equipment and televisions to wholesale and retail dealers in the Americas.

Republic Drive Buildings

On March 31, 2004, we purchased two single-story engineering buildings containing an aggregate of approximately 169,000 rentable square feet (the “Republic Drive Buildings”). The Republic Drive Buildings are located on an approximate 20-acre tract of land at 333 Republic Drive and 777 Republic Drive, Allen Park, Michigan. The aggregate purchase price of the Republic Drive Buildings was approximately $18.9 million, plus closing costs. The Republic Drive Buildings were purchased from Ford Motor Land Development Corporation (“Ford”). Ford has a right of first offer to purchase the Republic Drive Buildings should we decide to sell the buildings in the future.

The Republic Drive Buildings, which were constructed in 2000, are 100% leased under a net lease to Roush Industries, Inc. Roush Industries manufactures parts and provides engineering, management and prototype services to the automotive, electronics, sports equipment and motorsports industries.

Manhattan Towers Property

On April 2, 2004, we purchased two six-story office buildings containing approximately 310,000 rentable square feet (the “Manhattan Towers Property”). The Manhattan Towers Property is located on an approximate 5.1-acre parcel of land at 1230 and 1240 Rosecrans Avenue in Manhattan Beach, California. The purchase price of the Manhattan Towers Property was approximately $89.9 million, plus closing costs. The acquisition was entirely funded with proceeds from our former $175.0 million, secured bridge facility with Bank of America, N.A. The Manhattan Towers Property was purchased from HSOV Manhattan Towers, L.P., which is not affiliated with us or our advisor.

The Manhattan Towers Property, which was completed in 1985 and renovated in 2001, is leased to Northrop Grumman Space and Mission Systems Corporation (“Northrop”) (approximately 76%) and various other office and retail tenants (approximately 21%). Approximately 3% of the Manhattan Towers Property is currently vacant.

Northrop is the combination of two operating segments within Northrop Grumman Corporation (“Northrop Grumman”), the nation’s second-largest defense contractor. Headquartered in Los Angeles, California, Northrop Grumman provides technologically advanced, innovative products, services and solutions in systems integration, defense electronics, information technology, advanced aircraft, shipbuilding and space technology.

3333 Finley Road and 1501 Opus Place Buildings

On August 4, 2004, we purchased a nine-story office building and a four-story office/data center building containing a total of approximately 322,000 rentable square feet (the “3333 Finley Road and 1501 Opus Place Buildings”). The 3333 Finley Road and 1501 Opus Place Buildings are located on an approximate 14.1-acre parcel of land at 3333 Finley Road and 1501 Opus Place in Downers Grove, Illinois. The 3333 Finley Road and 1501 Opus Place Buildings were purchased from M/S Land, LLC and M/S Building, LLC, neither of which are affiliated with us or our advisor. The purchase price of the 3333 Finley Road and 1501 Opus Place Buildings was approximately $73.0 million, plus closing costs.

The 3333 Finley Road and 1501 Opus Place Buildings, which were completed in 1999 and 1988, respectively, are leased under a net lease to Acxiom-May & Speh, Inc., which is a wholly owned subsidiary of Acxiom Corporation. Acxiom Corporation integrates data, services and technology to create and deliver customer and information management solutions for many of the largest companies in the world.

One West Fourth Street Building

On July 23, 2004, we purchased a 13-story office building containing approximately 431,000 rentable square feet (the “One West Fourth Street Building”) from Magnolia One Partners, LLC, which is not affiliated with us or our advisor. The One West Fourth Street Building is located on an approximate 2.3-acre parcel of land at One West Fourth Street in Winston-Salem, North Carolina.

The purchase price of the One West Fourth Street Building was approximately $77.7 million, plus closing costs. The acquisition was funded in part by the assumption of a $51.3 million fixed-rate loan secured by the property in favor of New York Life Insurance Company (the “New York Life Loan”). The New York Life Loan requires monthly principal and interest payments of approximately $0.4 million and matures in December 2018. The annual interest rate on the New York Life Loan is 5.8%. We may prepay the New York Life Loan in full any time after January 2008 for a fee equal to the greater of (a) 1% of the then outstanding principal balance or (b) the present value of the remaining scheduled payments of principal and interest less the amount of principal being repaid.

The One West Fourth Street Building, which was completed in 2002, is leased to Wachovia Bank, N.A. (“Wachovia”) (approximately 46%) and Womble, Carlyle, Sandridge & Rice, PLLC (“Womble Carlyle”) (approximately 40%) and various other office and retail tenants (approximately 4%). Approximately 10% of the One West Fourth Street Building is currently vacant. Wachovia provides a range of commercial and retail banking and trust services through full-service banking offices and is one of three key subsidiaries of Wachovia Corporation, the nation’s fourth largest banking institution. Womble Carlyle is a 128-year-old law firm that represents corporations, businesses and foundations in a broad range of industries, including manufacturing, transportation and energy, financial services, insurance and healthcare.

80 M Street Building

On June 29, 2004, we purchased a seven-story office building containing approximately 275,000 rentable square feet and a three-level subsurface parking garage containing 296 total parking spaces (the “80 M Street Building”). The 80 M Street Building is located on an approximate 1.04-acre parcel of land at 80 M Street, S.E. in Washington, D.C. The purchase price of the 80 M Street Building was approximately $105.0 million, plus closing costs. The acquisition was funded in part with proceeds from our former $350 million line of credit with Bank of America, N.A. The 80 M Street Building was purchased from CH Realty II/Navy Yards, L.P., which is not affiliated with us or our advisor.

The 80 M Street Building, which was completed in 2001, is leased to BAE Systems Applied Technologies, Inc. (“BAE Systems”) (approximately 36%), Technology Management and Analysis Corporation (“Technology Management”) (approximately 16%), Northrop Grumman (approximately 15%) and various other office and retail tenants (approximately 33%).

BAE Systems is a U.S. corporation and a wholly owned subsidiary of BAE Systems plc. (“BAE”). BAE, Europe’s largest defense contractor, designs, manufactures and supports military aircraft, surface ships, submarines, space systems, radar, avionics, electronic systems, guided weapons and a range of other defense products. Technology Management, a division of Level 3 Communications, Inc., is a leading company in intelligence, surveillance and reconnaissance systems and products, secure communications systems and products, avionics and ocean products, training devices, and space and navigation products.

One Glenlake Building

On June 25, 2004, we purchased a 14-story office building containing approximately 353,000 rentable square feet (the “One Glenlake Building”) subject to a ground lease for a purchase price of approximately $81.8 million, plus closing costs. The One Glenlake Building is located on an approximate 3.96-acre parcel of land at One Glenlake Parkway in Atlanta, Georgia. The One Glenlake Building, along with the ground lease and the Bond described below, was purchased from One Glenlake, LLC, which is not affiliated with us or our advisor.

Fee simple title to the land upon which the One Glenlake Building is located is held by the Development Authority of Fulton County (the “Development Authority”), which issued a Development Authority of Fulton County Taxable Revenue Bond (the “Bond”) totaling $60 million in connection with the construction of the building. Certain real property tax abatement benefits are available to us because the fee simple title to the property is held by the Development Authority. The property tax abatement benefits will expire in 2012. The amount of rent payable under the ground lease (which we owe) and the payments due on the Bond (to which we are entitled) are approximately the same and, therefore, have no net impact on our operating results. We will acquire fee simple title upon exercise of an option to purchase contained in the ground lease. The purchase price will be approximately equal to the amount then due to us under the Bond. We are not likely to exercise the purchase option until the tax abatement benefits expire.

The One Glenlake Building, which was completed in 2003, is leased to Oracle USA, Inc. (“Oracle”) (approximately 44%) and various other office tenants (approximately 50%). Approximately 6% of the One Glenlake Building is currently vacant. Oracle, a company whose shares are publicly traded on NASDAQ, is the world’s largest enterprise software company.

180 Park Avenue – Buildings 103 and 104

On June 23, 2004, we purchased two three-story office buildings containing approximately 385,000 rentable square feet (the “180 Park Avenue Buildings”). The 180 Park Avenue Buildings are located on an approximate 62.8-acre parcel of land at 180 Park Avenue in Florham Park, New Jersey. The purchase price of the 180 Park Avenue Buildings was approximately $78.4 million, plus closing costs. The 180 Park Avenue Buildings were purchased from Rock-Florham SPE, LLC, which is not affiliated with us or our advisor.

The 180 Park Avenue Buildings, which were completed in 1982 and 1998, are 100% leased to AT&T Corporation. AT&T, a company whose shares are publicly traded on the New York Stock Exchange, is a leading global communication provider of voice and data communication services to large and small businesses, consumers and governmental entities. AT&T has the right to expand the 180 Park Avenue Buildings up to 221,000 gross square feet.

9 Technology Drive Building

On May 27, 2004, we purchased a two-story office building containing approximately 251,000 rentable square feet (the “9 Technology Drive Building”). The 9 Technology Drive Building is located on an approximate 16.6-acre parcel of land at 9 Technology Drive in Westborough, Massachusetts. The purchase price of the 9 Technology Drive Building was approximately $47.6 million, plus closing costs. The 9 Technology Drive Building was purchased from Gateway Sherwood, Inc., which is not affiliated with us or our advisor.

On January 21, 2005, we entered into a $23.8 million interest-only promissory note (the “Note”) with Transamerica Occidental Life Insurance Company (the “Lender”). In consideration for the Note, we granted to the Lender a security interest in the right, title and interest of the 9 Technology Drive Building. The Note matures on February 1, 2008 and carries an annual fixed interest rate of 4.31%.

The 9 Technology Drive Building, which was completed in 1992, is 100% leased under a net lease to EMC Corporation. EMC Corporation, a company whose shares are publicly traded on the New York Stock Exchange, is a world leader in products, services and solutions for information storage and management.

The Corridors III Building

On November 1, 2004, we purchased a seven-story office building containing approximately 222,000 rentable square feet (“The Corridors III Building”), for a purchase price of approximately $40.4 million, plus closing costs. The Corridors III Building is located on an approximate 7.3-acre parcel of land at 2650 Warrenville Road in Downers Grove, Illinois. The Corridors III Building was purchased from NBS Corridors III, L.L.C. (“NBS Corridors”), which is not affiliated with us or our advisor. We had entered into an earnout agreement with NBS Corridors at closing to pay additional purchase price if NBS Corridors had procured a lease on vacant space at the building. The earnout agreement with NBS Corridors has now expired and no amount was paid under the earnout.

The Corridors III Building, which was completed in 2001, is leased to MAF Bancorp, Inc. (approximately 59%), Toyota Motor Credit Corporation (approximately 10%), Credit Suisse First Boston Corporation (“CSFB”) (approximately 9%), Metropolitan Life Insurance Company (“MetLife”) (approximately 9%) and various other office and retail tenants (approximately 6%). Approximately 7% of The Corridors III Building is currently vacant.

MAF Bancorp, a company whose shares are publicly traded on NASDAQ, is a registered savings and loan holding company that is primarily engaged in the consumer banking business through its wholly owned subsidiary, Mid America Bank. Toyota Motor Credit, the United States financing arm of Toyota Financial Services Corporation, a wholly owned subsidiary of Toyota Motor Corporation, provides retail leasing, retail and wholesale financing and other financial services to Toyota and Lexus dealers, as well as Toyota industrial equipment dealers and their customers. CSFB, a business unit of the Zurich-based Credit Suisse Group, is a leading global investment bank serving institutional, corporate, government and individual clients. MetLife, through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers.

800 North Frederick Building

On October 22, 2004, we purchased all the membership interests in MR 270 NMD I LLC, a Delaware limited liability company that owned a two-story office building containing approximately 393,000 rentable square feet (the “800 North Frederick Building”). The 800 North Frederick Building is located on an approximate 45.4-acre parcel of land at 800 North Frederick Avenue in Gaithersburg, Maryland. The 800 North Frederick Building was purchased from MR 270 Master LLC, which is not affiliated with us or our advisor.

The purchase price of the 800 North Frederick Building was approximately $79.0 million, plus closing costs. The acquisition was funded in part through the assumption of a $46.4 million interest-only note with Lehman Brothers Holdings Inc. (the “Lehman Brothers Loan”) that matures on November 11, 2011. The annual fixed interest rate on the Lehman Brothers Loan is 4.6175%. We may prepay the Lehman Brothers Loan in full plus any accrued interest after August 11, 2011 without incurring a prepayment penalty. Prepayment in full prior to August 11, 2011 will require us to deliver to Lehman Brothers Holdings an amount of U.S. Treasury securities that would yield interest equal to the interest Lehman Brothers Holdings would have received had we not prepaid the Lehman Brothers Loan.

The 800 North Frederick Building, which was completed in 1986, is 100% leased to International Business Machines Corporation (“IBM”). IBM, a company whose shares are publicly traded on the New York Stock Exchange, manufactures and sells computer services, hardware and software and is the most diversified provider of computer products and services in the United States.

Emerald Point Building

On October 14, 2004, we purchased a four-story office building containing approximately 194,000 rentable square feet (the “Emerald Point Building”). The Emerald Point Building is located on an approximate 9.9-acre parcel of land at 5130 Hacienda Drive in Dublin, California. The purchase price of the Emerald Point Building was approximately $44.0 million, plus closing costs. The Emerald Point Building was purchased from CSDV, Limited Partnership, which is not affiliated with us or our advisor.

The Emerald Point Building, which was completed in 1999, is leased to SBC Advanced Solutions, Inc. (approximately 75%) and Franklin Templeton Corporate Services, Inc. (“Franklin Templeton”) (approximately 25%). SBC Advanced Solutions, a subsidiary of SBC Communications, Inc. (“SBC”), sells DSL transport on a wholesale basis to unaffiliated Internet service providers who use it to provide high-speed DSL Internet access services to their customers. SBC, which is traded on the New York Stock Exchange and is guarantor of the SBC Advanced Solutions lease, is a holding company whose subsidiaries, operating under the SBC brand, provide a full range of voice, data, networking, e-business, directory publishing and advertising, and related services to businesses, consumers and other telecommunications providers. Franklin Templeton is a wholly owned subsidiary of Franklin Resources, Inc., a global investment organization operating as Franklin Templeton Investments. Franklin Resources, which is traded on the New York Stock Exchange and is guarantor of the Franklin Templeton lease, provides a broad range of investment advisory, investment management and related services to open-end investment companies, including their own family of retail mutual funds, institutional accounts, high net-worth families, individuals and separate accounts in the United States and internationally.

Wildwood Buildings

On September 20, 2004, we purchased a 15-story office building containing approximately 317,000 rentable square feet, a six-story office building containing approximately 265,000 rentable square feet and a two-story office building and a three-story office building connected by a covered walkway containing approximately 250,000 rentable square feet (collectively, the “Wildwood Buildings”). The Wildwood Buildings are located on three adjacent tracts of land consisting of a total of approximately 28.5 acres at 2500 Windy Ridge Parkway, 4200 Wildwood Parkway and 4100/4300 Wildwood Parkway in Atlanta, Georgia. The purchase price of the Wildwood Buildings was approximately $172.2 million, plus closing costs. The Wildwood Buildings were purchased from Wildwood Associates, which is not affiliated with us or our advisor.

On November 18, 2004, we entered into a $90.0 million interest-only promissory note (the “Note”) with The Northwestern Mutual Life Insurance Company (the “Lender”). In consideration for the Note, we granted to the Lender a security interest in the right, title and interest in the Wildwood Buildings. The proceeds of the Note were used to pay down our former $430.0 million credit facility. The Note matures on December 1, 2014 and carries an annual fixed interest rate of 5.0%.

The Wildwood Buildings, which were completed in 1985, 1996 and 1998, are leased to General Electric Company (“GE”) (approximately 32%), BlueLinx Corporation (approximately 28%), Coca-Cola Enterprises, Inc. (approximately 27%) and various other office and retail tenants (approximately 13%).

GE, which is traded on the New York Stock Exchange, is one of the largest and most diversified industrial corporations in the world. GE produces aircraft engines, locomotives and other transportation equipment, appliances (kitchen and laundry equipment), lighting, electric distribution and control equipment, generators and turbines, nuclear reactors, medical imaging equipment and plastics. Its financial arm, which includes commercial finance, consumer finance, equipment management and insurance businesses, accounts for nearly half of the company’s sales, making GE one of the largest financial services companies in the United States. BlueLinx, formerly one of the largest divisions of Georgia-Pacific Corporation, is the largest building products distributor in the United States (the BlueLinx lease was assigned from Georgia-Pacific in May 2004). Coca-Cola Enterprises, which is traded on the New York Stock Exchange, is the world’s largest marketer, distributor and producer of bottled and canned liquid nonalcoholic refreshment.

The Highland Landmark III Building

On December 28, 2004, Wells REIT II/Lincoln – Highland Landmark III, LLC (the “Joint Venture”), a joint venture between us and Lincoln – Highland Landmark III, LLC (“Lincoln”), an unrelated party, purchased a nine-story office building containing approximately 269,000 rentable square feet (the “Highland Landmark III Building”). The Highland Landmark III Building is located on an approximate 8.77-acre parcel of land in Downers Grove, Illinois. The seller of the Highland Landmark III Building is Highland Landmark Investors Partnership, which is unaffiliated with Lincoln or us.

The purchase price of the Highland Landmark III Building was approximately $52.7 million, plus closing costs. Our share of the purchase price was approximately $50.0 million, which was funded in part with a $30.8 million fixed-rate interest-only loan secured by the property in favor of New York Life Insurance Company (the “New York Life Loan”). The New York Life Loan requires monthly interest payments of approximately $0.1 million and matures in January 2012. The annual interest rate on the New York Life Loan is 4.81%. We may prepay the New York Life Loan in full any time after December 2007 for a fee equal to the greater of (i) 1% of the then-outstanding principal balance or (ii) the present value of the remaining scheduled payments of principal and interest less the amount of principal being repaid.

Under the terms of the Joint Venture’s Operating Agreement and based on our capital contribution, we own 95% of the Joint Venture. Assuming the property generates sufficient operating cash flow, distributions will generally be made in the following order of priority:

•	to us in an amount equal to a 9.0% cumulative preferred return per annum based on our capital contributions;

•	to Lincoln Property Company Commercial, Inc. (the “Property Manager”) in an amount equal to the property management fee called for by the Property Management Agreement between the Joint Venture and the Property Manager;

•	to Lincoln in an amount equal to a 4.5% return per annum based on its capital contribution;

•	to us and Lincoln based on a first-tier residual sharing interest of 95% and 5%, respectively, until we have earned the cumulative 10% per annum return on our capital contributions; and

•	to us and Lincoln based on a second-tier residual sharing interest of 90% and 10%, respectively.

We are responsible for the establishment of policy and operating procedures for the Joint Venture and shall manage the day-to-day business and affairs of the Joint Venture and supervise the operation of the Property Manager pursuant to the Property Management Agreement. We have the right and sole authority, acting without the consent of Lincoln, to cause the Joint Venture to sell the Highland Landmark III Building. Furthermore, we have the right to refinance the New York Life Loan and to require the members to make capital contributions for the purpose of making capital expenditures. As we control the Joint Venture, the accounts of the Joint Venture will be consolidated into our consolidated financial statements.

The Highland Landmark III Building, which was completed in 2000, is leased to PeopleSoft USA, Inc. (“PeopleSoft”) (approximately 40%), New York Life (approximately 11%) and various other office tenants (approximately 37%). Approximately 12% of the Highland Landmark III Building is currently vacant. PeopleSoft, a company whose shares are publicly traded on NASDAQ, is the world’s second largest provider of enterprise application software. New York Life, a Fortune 100 company founded in 1845, is the largest mutual life insurance company in the United States and one of the largest life insurers in the world.

The Property Manager, an affiliate of Lincoln, will provide property-management services to the Highland Landmark III Building. The Property Manager will receive a property-management fee of 4% of the property’s gross income, subject to a reduction based on any tenant-negotiated caps on management fees and subject to the order of priority for distributions described above.

180 Park Avenue 105 Building

On March 14, 2005, we purchased a three-story office building containing approximately 222,000 rentable square feet (the “180 Park Avenue 105 Building”). The 180 Park Avenue 105 Building is located on an approximate 26.6-acre parcel of land at 180 Park Avenue in Florham Park, New Jersey. The purchase price of the 180 Park Avenue 105 Building was approximately $53.5 million, plus closing costs. The 180 Park Avenue 105 Building was purchased from Florham 105, LLC, which is not affiliated with us or our advisor.

The 180 Park Avenue 105 Building, which was completed in 2001, is leased to Novartis Pharmaceuticals Corporation (approximately 72%). Approximately 28% of the 180 Park Avenue 105 Building is currently vacant. Novartis Pharmaceuticals, an affiliate of Novartis AG, researches, develops, manufactures and markets prescription drugs used to treat a number of diseases and conditions, including central nervous system disorders, organ transplantation, cardiovascular diseases, dermatological diseases, respiratory disorders, cancer and arthritis.

Governor’s Pointe Buildings

On March 17, 2005, we purchased a two-story office building containing approximately 78,000 rentable square feet and a five-story office building containing approximately 224,000 rentable square feet (the “Governor’s Pointe Buildings”). The Governor’s Pointe Buildings are located on a total of approximately 18.76 acres of land located at 4241 Irwin Simpson Road and 8990 Duke Boulevard in

Mason, Ohio. The purchase price of the Governor’s Pointe Buildings was approximately $41.5 million, plus closing costs. The Governor’s Pointe Buildings were purchased from Duke Realty Corporation, which is not affiliated with us or our advisor.

The Governor’s Pointe Buildings, which were completed in 1997 and 2003, are leased to Community Insurance Company (approximately 74%) and Anthem Prescription Management (approximately 26%). Community Insurance and Anthem Prescription are subsidiaries of WellPoint, Inc. (formerly Anthem, Inc.), the nation’s largest provider of managed health care and an independent licensee of the Blue Cross and Blue Shield Association.

5995 Opus Parkway Building

On April 5, 2005, we purchased a five-story office building containing approximately 165,000 rentable square feet (the “5995 Opus Parkway Building”). The 5995 Opus Parkway Building is located on an approximate 8.9-acre parcel of land at 5909/5995 Opus Parkway in Minnetonka, Minnesota. The purchase price of the 5995 Opus Parkway Building was approximately $22.7 million, plus closing costs. The 5995 Opus Parkway Building was purchased from Midwest Holding #9, LLC, which is not affiliated with us or our advisor.

The 5995 Opus Parkway Building, which was completed in 1988, is leased to G&K Services, Inc. (approximately 60%), Opus Corporation (approximately 19%) and Virtual Radiological Consultants, LLC (approximately 18%). Approximately 3% of the 5995 Opus Parkway Building is currently vacant. G&K Services, which is traded on NASDAQ, is a market leader in branded identity apparel programs and facility services in the United States and is the largest such provider in Canada. Opus Corporation, a privately controlled company, offers a full range of integrated real estate services including architectural, engineering, construction, property management, leasing and financing. Virtual Radiological Consultants, which is headquartered at the 5995 Opus Parkway Building, is a leading teleradiology services provider of all modalities.

215 Diehl Road Building

On April 19, 2005, we purchased a four-story office building containing approximately 162,000 rentable square feet (the “215 Diehl Road Building”). The 215 Diehl Road Building is located on an approximate 7.5-acre parcel of land at 215 Diehl Road in Naperville, Illinois. The purchase price of the 215 Diehl Road Building was approximately $30.3 million, plus closing costs. The 215 Diehl Road Building was purchased from USPIF Chicago LLC, which is not affiliated with us or our advisor.

The 215 Diehl Road Building, which was completed in 1998, is 100% leased under a net lease to ConAgra Foods, Inc. ConAgra Foods, which is traded on the New York Stock Exchange, is one of North America’s leading packaged-food companies, serving grocery retailers, as well as restaurants and foodservice establishments. Popular ConAgra Foods consumer brands include Blue Bonnet, Butterball, Chef Boyardee, Fleischmann’s, Healthy Choice, Hunt’s, Orville Redenbacher’s, PAM, Parkay, Swiss Miss, Van Camp’s, Wesson, and many others.

100 East Pratt Building

On May 12, 2005, we purchased all of the interest in 100 East Pratt Street Business Trust, a Maryland business trust that owns a 28-story office building containing approximately 656,000 rentable square feet (the “100 East Pratt Building”). The 100 East Pratt Building is located on an approximately 2.1-acre parcel of land at 100 East Pratt Street in Baltimore, Maryland. The purchase price of the 100 East Pratt Building was approximately $207.5 million, plus closing costs. The acquisition was funded in part with proceeds from our $400.0 million line of credit with Wachovia Bank, N.A. The interest in 100 East Pratt Building was purchased from Boston Properties, Inc. and East Pratt Street Associates Limited Partnership, two entities unaffiliated with us or our advisor.

The 100 East Pratt Building, constructed in 1975 (lower building) and in 1991 (tower), is leased to T. Rowe Price Group, Inc. (“T. Rowe Price”) (approximately 58%), Tydings & Rosenberg, LLP (“Tydings & Rosenberg”) (approximately 6%) and Merrill Lynch & Co., Inc. (“Merrill Lynch”) (approximately 5%). Approximately 6.8% of the 100 East Pratt Building is currently vacant.

T. Rowe Price, founded in 1937 and traded on NASDAQ, is a global investment management firm, providing a broad array of mutual funds, sub-advisory services and separate account management for individual and institutional investors and financial intermediaries. Tydings & Rosenberg is a Baltimore-based law firm with approximately 50 attorneys serving clients throughout the mid-Atlantic region and the country. In addition to its government practice, the firm practices in the areas of corporate, business and tax issues, commercial and business litigation, bankruptcy and creditors’ rights matters, estates and trusts, real estate transactions and family law. Merrill Lynch is one of the world’s leading financial management and advisory companies. Merrill Lynch has three core businesses – Global Private Client, Global Markets & Investment Banking Group and Merrill Lynch Investment Managers – offering a range of services for private clients, small businesses, institutions and corporations, and financial intermediaries. As an investment bank, the company is an underwriter of debt and equity securities and a strategic advisor to corporations, governments, institutions and individuals worldwide.

On September 6, 2005, we entered into a $105.0 million promissory note (the “Citigroup Note”) with Citigroup Global Markets Realty Corp. To secure our obligations under a guaranty of the Citigroup Note, we granted the lender a security interest in the 100 East Pratt Building. The Citigroup Note matures on June 11, 2017; however, the lender has the right at its option to cause the entire outstanding principal amount under the Citigroup Note, together with all accrued but unpaid interest, to be due on September 11, 2015. The per annum interest rate for the period from September 6, 2005 through September 10, 2015 is 5.0775%. From September 11, 2015 through June 11, 2017, the annual interest rate shall be equal to the greater of: (i) 5.0775% plus 2.0% or (ii) the Treasury Rate plus 2.0%.

Prior to September 11, 2015, we will pay interest only on the Citigroup Note in monthly installments of approximately $0.4 million. From and after September 11, 2015, we will pay the lender, in addition to the monthly installments of interest due and payable under the Citigroup Note, all excess cash flow from the 100 East Pratt Building to be applied to the outstanding principal amount under the Citigroup Note. We may prepay the Citigroup Note in full any time after July 11, 2015 without incurring a prepayment fee. If we prepay the Citigroup Note prior to July 11, 2015, we must pay a prepayment fee.

College Park Plaza Building

On June 21, 2005, we purchased a five-story office building containing approximately 179,000 rentable square feet (the “College Park Plaza Building”). The College Park Plaza Building is located on an approximate 10-acre parcel of land at 8909 Purdue Road in Indianapolis, Indiana. The purchase price of the College Park Plaza Building was approximately $26.9 million, plus closing costs. The College Park Plaza Building was purchased from College Park Plaza, LLC, which is not affiliated with us or our advisor.

The College Park Plaza Building, which was constructed in 1998, is leased to Cardinal Health 100, Inc. (42%), J.F. Molloy & Associates, Inc. (31%), Republic Airways Holdings, Inc. (25%) and the General Services Administration on behalf of the U.S. Department of Agriculture (2%).

Cardinal Health 100 is a wholly owned subsidiary of Cardinal Health Inc., which is traded on the New York Stock Exchange and is a provider of products and services supporting the healthcare industry. J.F. Molloy, which was acquired by Principal Financial Group in 2004, offers companies and organizations consultative, administrative and claims services for insured and self-funded health plans through benefit brokers and consultants. Principal Financial Group, which is traded on the New York Stock Exchange, is a provider of retirement savings, investment and insurance products and services.

180 East 100 South Building

On July 6, 2005, we purchased an eight-story office building containing approximately 206,000 square feet (“180 E. 100 South Building”). The 180 E. 100 South Building is located on an approximate five-acre parcel of land at 180 E. 100 South in Salt Lake City, Utah. The purchase price of the 180 E. 100 South Building was approximately $46.5 million, plus closing costs. The 180 E. 100 South Building was purchased from QC Utah, LLC and QC Utah II, LLC, which are not affiliated with us or our advisor.

The 180 E. 100 South Building is entirely leased to Questar Corporation. Questar Corporation, which is traded on the New York Stock Exchange, finds, develops, produces, gathers, processes, transports and distributes natural gas.

Nashoba Buildings

On August 18, 2005, we acquired an approximate 99% interest in Nashoba View Ownership, LLC (the “Nashoba Joint Venture”), a joint venture between us and Tech Force, LLC (“Tech Force”), an unrelated party. Nashoba Joint Venture is the sole member of Wells REIT II–Robbins Road, LLC, the owner of a three-story office building containing approximately 298,000 rentable square feet and a two-story office building containing approximately 160,000 rentable square feet (the “Nashoba Buildings”). The Nashoba Buildings are located on an approximate 59-acre parcel of land at One Robbins Road and Four Robbins Road in Westford, Massachusetts.

The purchase price for our interest in Nashoba Joint Venture was approximately $92.5 million, plus closing costs, and was funded in part with an approximate $23.0 million fixed-rate interest-only loan secured by the property in favor of The Prudential Insurance Company of America (the “Prudential Loan”). The Prudential Loan requires monthly payments of approximately $0.1 million, bears an annual fixed interest rate of 5.07% and matures in September 2010. We may prepay the Prudential Loan at any date for a fee equal to the greater of (a) 1% of the outstanding principal balance prorated for the period remaining until maturity relative to the total loan term or (b) the present value of the remaining scheduled payments of principal and interest less the amount of principal being repaid. The Nashoba Buildings were purchased from Nashoba View Associates, LLC (in the case of One Robbins Road) and Nashoba View II Associates, LLC (in the case of Four Robbins Road), each of which is owned indirectly by a partnership between Tech Force and BIT Investment Seventeen, LLC, which are not affiliated with us or our advisor.

Under the terms of Nashoba Joint Venture’s Operating Agreement and based on our capital contribution, we own approximately 99% of Nashoba Joint Venture. Assuming the property generates sufficient operating cash flow, distributions will be made at our discretion as the appointed manager, in proportion to the owners’ respective ownership interests.

As the manager, we are responsible for the establishment of policy and operating procedures for Nashoba Joint Venture and shall manage the day-to-day business and affairs of Nashoba Joint Venture. Among other things, we have the right and sole authority, acting without the consent of Tech Force, to cause Nashoba Joint Venture to sell the Nashoba Buildings subject to a 5-year lock-out period. Furthermore, we have the authority to refinance the Prudential Loan or cause Nashoba Joint Venture to enter into new loan agreements subject to our covenant not to reduce the principal amount of the loan for such 5-year lock-out period. As we control Nashoba Joint Venture, the accounts of Nashoba Joint Venture will be consolidated into our consolidated financial statements.

The Nashoba Buildings, which were constructed in 1982 (fully renovated in 1997) and 2002, are entirely leased to Lucent Technologies, Inc. (“Lucent”). Lucent, which is traded on the New York Stock Exchange, builds and delivers a wide range of public and private networks, communications systems and software and data networking systems. Lucent also designs, builds and delivers business telephone systems and microelectronic components. Under one of the Lucent leases, Lucent is required to maintain a letter of credit for $4.0 million, which approximates 10 months of base rental payments, under which the owner will be named as the beneficiary.

Baldwin Point Building

On August 26, 2005, we contributed approximately $27.9 million, plus closing costs, to 2420 Lakemont Avenue, LLC (the “Baldwin Point Joint Venture”), a joint venture between us and Barry Orlando Partners, L.P. (“BOP”), an unrelated party, for an ownership interest in Baldwin Point Joint Venture of approximately 97.2%. BOP contributed to Baldwin Point Joint Venture the fee interest in a four-story office building containing approximately 165,000 rentable square feet (the “Baldwin Point Building”) and a capital contribution in the amount of $800,000, and received a cash distribution, resulting in an ownership interest in Baldwin Point Joint Venture of approximately 2.8%. The Baldwin Point Building is located on a nine-acre parcel of land at Lakemont Avenue in Orlando, Florida.

Assuming the property generates sufficient operating cash flow, distributions will generally be made in the following order of priority: (1) to us in an amount equal to a 5.0% per annum cumulative, non-compounded preferred return based on our capital contributions; (2) to us until we receive cumulative distributions equal to our total capital contributions; (3) to BOP in an amount equal to a 5.0% per annum cumulative, non-compounded preferred return based on its capital contributions; (4) to BOP until it receives cumulative distributions equal its total capital contributions; and (5) to us and BOP proportional to our respective ownership interests in Baldwin Point Joint Venture.

We are responsible for the establishment of policy and operating procedures for Baldwin Point Joint Venture and will manage the day-to-day business and affairs of Baldwin Point Joint Venture. Among other things, we have the right and sole authority to borrow money on behalf of Baldwin Point Joint Venture and cause Baldwin Point Joint Venture to sell the Baldwin Point Building subject to a two-year lock-out period. As we control Baldwin Point Joint Venture, the accounts of Baldwin Point Joint Venture will be consolidated into our consolidated financial statements.

Construction of the Baldwin Point Building was completed in May 2005. Approximately 83% of the rentable square feet of the Baldwin Point Building is leased to The Travelers Indemnity Company, a subsidiary of St. Paul Travelers Companies, Inc. St. Paul Travelers Companies is traded on the New York Stock Exchange and operates as the fifth largest property and casualty insurance company in the United States. Approximately 17% of the Baldwin Point Building is currently vacant.

We intend to make expenditures required in connection with leasing the currently vacant space at the Baldwin Point Building, which will be funded primarily with a $920,000 re-leasing account established at closing.

We have an option to purchase BOP’s interest in Baldwin Point Joint Venture commencing on the second anniversary of the contribution of the property by BOP to Baldwin Point Joint Venture. The exercise price of the option equals the capital contributed by BOP to Baldwin Point Joint Venture (originally $800,000), plus any unpaid preferred return due on such capital.

University Circle Buildings

On September 20, 2005, we purchased three six-story office buildings containing a total of approximately 451,000 rentable square feet (the “University Circle Buildings”) from University Circle Investors, LLC (the “UCI”), which is not affiliated with us or our advisor. The University Circle Buildings are located on a total of approximately 9.3 acres of land located at 1900, 1950 and 2000 University Avenue in East Palo Alto, California.

The purchase price of the University Circle Buildings was approximately $291.0 million, plus closing costs. The acquisition was funded in part by the assumption of a $118.3 million fixed-rate loan secured by the University Circle Buildings in favor of Teachers Insurance & Annuity Association of America (the “TIAA Loan”). Pursuant to the terms of an earnout agreement entered into at closing between us and UCI, we will owe UCI additional purchase price based on a pre-determined formula for procuring qualified leases, as defined by the purchase and sale agreement, for the vacant space on or before May 1, 2006. We expect to owe additional purchase consideration of between $10.4 million and $12.9 million.

The TIAA Loan requires monthly principal and interest payments of approximately $0.8 million and matures in January 2011. The annual interest rate of the TIAA Loan is 6.04%. We may prepay the TIAA Loan in full any time after December 31, 2005 for a fee equal to the greater of (i) 1.0% of the outstanding principal balance at the time of prepayment or (ii) the amount by which the remaining principal and interest payments discounted at the Discount Rate plus 50 basis points exceed the outstanding principal balance at the time of prepayment. The Discount Rate is defined as the yield on a U.S. Treasury issue selected by the Lender and having a maturity date corresponding to that of the TIAA Loan.

The University Circle Buildings, which were completed from 2001 to 2003, are leased to DLA Piper Rudnick Gray Cary (“DLA Piper”) (approximately 26%), Bingham McCutchen, LLP (approximately 16%), Dewey Ballantine, LLP (approximately 13%) and various other office and retail tenants (approximately 38%). Approximately 7% of the University Circle Buildings are currently vacant.

DLA Piper is a business law firm with more than 3,000 lawyers in 54 offices throughout the United States, Europe and Asia, whose core practices are commercial, corporate and finance, real estate, legislative and regulatory, litigation, human resources and technology, and media and communications. Bingham McCutchen is a national legal firm with more than 850 lawyers in 11 offices spanning the United States and abroad, focused on serving clients involved in financial transactions, a full range of corporate and technology matters, and litigation. Dewey Ballantine is an international law firm with more than 550 attorneys in 13 offices throughout the United States, Europe and Asia. Through its network of offices, the firm handles corporate transactions, litigation and tax matters in areas such as M&A, private equity, project finance, corporate finance, corporate reorganization and bankruptcy, antitrust, intellectual property, sports law, structured finance and international trade.

MacArthur Ridge I Building – 919 Hidden Ridge

On November 15, 2005, we purchased a six-story office building containing approximately 250,000 rentable square feet (the “MacArthur Ridge I Building”). The MacArthur Ridge I Building is located on an approximate 6.5-acre parcel of land at 919 Hidden Ridge in Irving, Texas. The purchase price of the MacArthur Ridge I Building was approximately $45.2 million, plus closing costs. The MacArthur Ridge I Building was purchased from MP-2 Limited Partnership, which is not affiliated with us or our advisor.

The MacArthur Ridge I Building, which was completed in 1998, is entirely leased to Verizon Corporate Services Group, Inc. Verizon Corporate Services Group is a subsidiary of Verizon Communications Inc., a guarantor of the lease. Verizon Communications, which is traded on the New York Stock Exchange, is one of the world’s leading providers of communications services with a work force of 214,000 in four business units.

5 Houston Center Building

On December 20, 2005, we purchased a 27-story office building containing approximately 581,000 rentable square feet (the “5 Houston Center Building”) from Crescent 5 Houston Center, L.P., which is not affiliated with us or our advisor. The building is located on approximately 1.43 acres of land located at 1401 McKinney Street in Houston, Texas.

The purchase price of the 5 Houston Center Building was approximately $166.0 million, plus closing costs, and was funded in part through the assumption of a $90.0 million fixed rate loan (the “Archon Loan”) secured by the 5 Houston Center Building in favor of Archon Financial. The Archon Loan requires monthly interest payments of approximately $0.4 million and matures on October 1, 2008. The annual interest rate of the Archon Loan is 5.001%. We may prepay the Archon Loan in full any time after October 2, 2006. If the prepayment occurs any time prior to June 1, 2008, the prepayment must be accompanied by a yield maintenance premium payment, which is equal to the excess of (i) the sum of the respective present values, computed as of the prepayment date, of the remaining scheduled payments of principal and interest discounted at the Treasury Constant Yield over (ii) the outstanding principal balance of the Archon Loan as of the date immediately prior to such prepayment.

The 5 Houston Center Building, which was completed in 2002, is leased to Ernst and Young U.S. L.L.P. (approximately 26%), Jackson Walker L.L.P. (approximately 12%), Jenkens and Gilchrist, P.C. (approximately 10%), Capgemini U.S. L.L.P. (approximately 8%) and various other office and retail tenants (approximately 40%). Approximately 4% of the 5 Houston Center Building is currently vacant.

Ernst & Young is the U.S. arm of Ernst & Young International, one of the “big four” accounting firms. Ernst & Young International provides audit, tax and transaction services to public and private companies in a wide variety of industries. Jackson Walker, a Texas-based law firm with seven offices and over 300 attorneys, represents clients in such areas as corporate and securities, litigation, intellectual property, health care, labor and employment, legislative and regulatory, real estate and international law. Jenkens and Gilchrist, which has over 300 attorneys in eight offices throughout the U.S., provides legal counsel in more than 20 areas of practice to industries and business leaders around the world. Capgemini U.S., which oversees the North American operations of Paris-based consulting firm Capgemini, offers management and information technology consulting services, systems integration, technology development design and outsourcing services through offices in 24 states. Capgemini U.S. serves clients in a variety of industries, including automotive, energy and utilities, financial services, high-tech, manufacturing and transportation.

The Key Center Complex

The Key Center Complex consists of a 57-story office tower containing approximately 1,321,100 rentable square feet, a 400-room full-service Marriott hotel and a 982-space parking garage. The Key Center Complex is located on a total of approximately 2.14 acres of land at 127 Public Square and 1360 West Mall Drive in Cleveland, Ohio.

On December 22, 2005, we completed the recapitalization and reconstitution of the entities that own the interests in the Key Center Complex. The recapitalized entities consist of Key Center Properties LLC (“KCP LLC”), a Delaware limited liability company, and Key Center Lessee

Limited Partnership (“KCLLP”), an Ohio limited partnership. KCP LLC, a joint venture between us and Key Center Properties Limited Partnership (“KCPLP”), a wholly owned entity of The Richard E. Jacobs Group (“The Jacobs Group”), now holds all the interest in the Key Center Complex. The Jacobs Group, through its ownership of KCPLP, retained its 50% ownership interest in KCP LLC and will remain as the managing member of KCP LLC.

Through a combination of purchase consideration and debt contributions of approximately $315.7 million, we became entitled to all the benefits of ownership of the Key Center Complex, including the right to receive all net cash flow derived from the operation of the Key Center Complex, excluding a de minimis amount of revenue derived from the operation of the hotel. Our interest in KCP LLC was acquired from OTR, an Ohio general partnership, as nominee for the State Teachers Retirement Board of Ohio. Neither OTR nor KCPLP is affiliated with us or our advisor.

The gross investment of approximately $315.7 million was composed of the following:

•	a payment of approximately $72.9 million in consideration of acquiring OTR’s interest in KCP LLC, the reconstituted entity that now holds all the interests in the Key Center Complex, and in which we now own a 50% interest;

•	the Key Center Complex continuing to be subject to certain urban development grant mortgages in the principal amount of approximately $17.7 million (the “UDAG Loans”);

•	a loan to KCPLP, the Ohio limited partnership entity that owns the other 50% interest in KCP LLC, in the amount of approximately $72.9 million (the “KCPLP Loan”); and

•	the acquisition of the existing mortgage loans on the Key Center Complex in the principal amount of approximately $152.2 million (the “Mortgage Loans”).

Our payment to OTR, the KCPLP Loan and the acquisition of the Mortgage Loans were funded in part with proceeds from our $400.0 million line of credit with Wachovia Bank, N.A.

The UDAG Loans mature on May 11, 2009 and do not bear interest, except for certain contingent interest payments based on net cash flow hurdles that are not anticipated to be achieved. The KCPLP Loan bears interest at an annual rate of 12.0% and is secured by a pledge of KCPLP’s interest in KCP LLC. The Mortgage Loans were acquired at par from Teachers Insurance and Annuity Association of America and New York State Teachers Retirement System, the prior holders of the mortgages and neither of whom are affiliated with us or our advisor. The Mortgage Loans, which continue to encumber the interests of KCP LLC in the Key Center Complex, bear interest at the annual rate of 8.59% and mature on July 6, 2008.

Key Center Tower. The Key Center Tower, which was completed in 1991, is leased to KeyBank (approximately 53%), Squire, Sanders and Dempsey (approximately 12%), Thompson Hine & Flory, LLP (approximately 11%) and various other office and retail tenants (approximately 14%). Approximately 10% of the Key Center Tower is currently vacant.

KeyBank, which is based in Cleveland and traded on the New York Stock Exchange, is one of the nation’s largest financial services companies. KeyBank, which employs approximately 19,000 people, reported a net worth, as of December 31, 2005, of approximately $7.6 billion. Squire Sanders, which was founded in 1890, is a multi-jurisdictional law firm with approximately 800 lawyers practicing in offices throughout the Americas, Europe and Asia. Squire Sanders is organized around four major practice areas: advocacy, business, capital markets and regulated industries. Thompson Hine, which was established in 1911, is among the largest business law firms in the U.S. Thompson Hine, which has more than 370 lawyers, has offices in Atlanta, Brussels, Cincinnati, Cleveland, Columbus, Dayton, New York and Washington, D.C.

The current aggregate annual base rent for KeyBank, Squire Sanders, Thompson Hine and the 10 other office tenants in the Key Center Tower is approximately $31.1 million. The average effective annual rental rate for the Key Center Tower in 2005 was $25.59 per square foot. The current weighted-average remaining lease term for KeyBank, Squire Sanders, Thompson Hine and the 10 other office tenants in the Key Center Tower is approximately 10 years. KeyBank has the right, at its option, to extend the initial term of its lease for three additional 10-year periods. Squire Sanders has the right, at its option, to extend the initial term of its lease for two additional five-year periods. Thompson Hine, which recently extended its lease agreement for an additional 10 years beyond its original lease expiration date of September 30, 2007, has the right, at its option, to extend the term of its lease for one additional five-year period. Additionally, as part of its lease extension, Thompson Hine has agreed to lease an additional floor commencing on October 1, 2006, which will increase its leased percentage from approximately 11% to approximately 13%.

The table below sets forth the lease expirations of the Key Center Tower for each of the next 10 years, including the number of tenants whose leases will expire, the total area in square feet covered by such leases and the percentage of gross annual rent represented by such leases.

	No. of Leases Expiring	Total Square Feet of Expiring Leases	Annual Rent of Expiring Leases	% of Gross Annual Rent Represented by Expiring Leases
2006	4	9,180	$92,375	1.1%
2007	3	11,551	$227,209	2.7%
2008	1	18,917	$435,091	5.2%
2009	6	35,644	$753,425	9.0%
2010	1	5,855	$158,085	1.9%
2011	2	6,625	$246,012	3.0%
2012	3	156,985	$3,550,729	42.6%
2013	1	7,050	$153,690	1.9%
2014	1	62,577	$1,564,425	18.8%
2015	1	45,304	$1,149,816	13.8%

The annual realty tax on the Key Center Tower Building was $0.5 million in 2005. The following table shows how we will depreciate the value of the building for tax purposes as well as certain tax information related to the Key Center Tower.

	Federal Tax Basis	Rate of Deprecation	Method of Depreciation	Depreciable Life
Land	$7,154,148	Non-Depreciable	N/A	N/A
Building	$262,791,566	Mid-Month Convention	Straight-Line	40 Years

Total	$269,945,714

We do not intend to make significant renovations or improvements to the Key Center Tower.

Key Center Marriott. The Key Center Marriott, which was completed in 1991, features 400 guest rooms, including 15 suites, a full-service restaurant, decorated meeting facilities in an approximately 15,000-square foot conference center, a full-service fitness center and pool, concierge level and other amenities. The Key Center Marriott, which is adjacent to the Key Center Tower and sits on approximately 0.8 acres of land, is located just off historic Public Square and directly abutting the West Mall. Approximately 200 parking spaces in the Key Center Garage are reserved for guests and employees of the Key Center Marriott. During 2005, the Key Center Marriott underwent full-scale room upgrades, which included the replacement of all mattresses, new bathrooms and installation of flat-screen televisions.

The Key Center Marriott has been part of the Marriott Hotels & Resorts chain since it opened in October 1991. Marriott Hotel Services, Inc., a subsidiary of Marriott International, Inc., manages the Key Center Marriott pursuant to a management agreement with KCLLP. The initial term of the management agreement with Marriott expires on December 30, 2021, and Marriott has the option to exercise three 10-year renewal terms. The base management fee is 3% of gross revenues derived from the Key Center Marriott. The management agreement also contains an incentive management fee that is calculated as 25% of net profit, in excess of the owner’s priority return, as defined by the management agreement and related amendments. The management agreement grants to Marriott a right of first refusal in the event of the sale of the Key Center Marriott. The management agreement also contains refinancing and sale incentive fees that would be due to Marriott from the owner in the event of a refinancing or sale of the Key Center Marriott above certain thresholds that include an assumed $39.0 million mortgage debt amount.

The Key Center Marriott will be operated by KCLLP, an entity in which we acquired a 99.9% interest as part of our recapitalization and reconstitution of KCP LLC. Key Center Lessee Corporation, an unaffiliated entity, owns the remaining 0.1% interest in KCLLP. We acquired our interest in KCLLP through Wells TRS II, LLC (“Wells TRS”), a wholly owned subsidiary organized as a Delaware limited liability company. Wells TRS has elected to be treated as a taxable REIT subsidiary; therefore, any earnings recognized by Wells TRS will be subject to federal and state income taxes.

2000 Park Lane Building

On December 27, 2005, we purchased a seven-story office building containing approximately 231,000 rentable square feet (the “2000 Park Lane Building”) from Legent Corporation, a subsidiary of Computer Associates International, Inc., in a sale-leaseback transaction for a purchase price of approximately $29.5 million, plus closing costs. Legent Corporation and Computer Associates International are not affiliated with us or our advisor. The acquisition was funded in part with proceeds from our $400.0 million line of credit with Wachovia Bank, N.A.

The 2000 Park Lane Building, which was completed in 1993 and is located on approximately 13.1 acres of land at 2000 Park Lane in North Fayette, Pennsylvania, is leased to Fisher Scientific Company, LLC (approximately 64%) and Computer Associates International (approximately 25%). Approximately 11% of the 2000 Park Lane Building is currently vacant.

Fisher Scientific, which is traded on the New York Stock Exchange, is a provider of products and services to the scientific community, including pharmaceutical and biotech companies, colleges and universities, medical-research institutions, hospitals and government agencies. Computer Associates International, which is traded on the New York Stock Exchange, is one of the world’s largest IT management software providers serving government entities, educational institutions and companies in diverse industries worldwide.

Tampa Commons Building

On December 27, 2005, we purchased a 13-story office building containing approximately 255,000 rentable square feet (the “Tampa Commons Building”). The Tampa Commons Building is located on approximately 2.89 acres of land at One North Dale Mabry Highway in Tampa, Florida. The purchase price of the Tampa Commons Building was approximately $49.1 million, plus closing costs. The acquisition was funded in part with proceeds from our $400.0 million line of credit with Wachovia Bank, N.A. The Tampa Commons Building was purchased from Oppenheim Immobilian-Kapitalanlagegesellschaft, which is not affiliated with us or our advisor.

The Tampa Commons Building, which was completed in 1984, is leased to Time Customer Service, Inc. (approximately 48%), Wilkes and McHugh, P.A. (approximately 16%), Masonite U.S. Corporation (approximately 8%) and various other office and retail tenants (approximately 28%).

Time Customer Service is a subsidiary of Time, Inc., a leading U.S. consumer magazine publisher with more than 140 magazines in its collection. Time Inc., which guaranteed the Time Customer Service lease, is a subsidiary of Time Warner Inc., a media and entertainment company with businesses in filmed entertainment, interactive services, television networks, cable systems, music and publishing.

Wilkes & McHugh is a full service civil litigation and personal injury law firm with 10 offices throughout the U.S. Masonite U.S. Corporation, a business unit of the private equity firm Kohlberg Kravis Roberts and Company, manufactures doors, door components, and door entry systems for residential buildings.

LakePointe 5 Building and LakePointe 3 Land

On December 28, 2005, we purchased a four-story office building containing approximately 112,000 rentable square feet (the “LakePointe 5 Building”) and a 6.9-acre parcel of land (the “LakePointe 3 Land”), on which a four-story office building designed to contain approximately 111,000 rentable square feet is currently under construction (the “LakePointe 3 Building”). The LakePointe 5 Building, which is located on an approximate 8.2-acre parcel of land, and the LakePointe 3 Land are located at 3735 and 3730 Glen Lake Drive in Charlotte, North Carolina. The LakePointe 5 Building and the LakePointe 3 Land were purchased from LakePointe Corporate Center Associates, a joint venture between Childress Klein Properties and TIAA-CREF. Neither Childress Klein nor TIAA-CREF is affiliated with us or our advisor.

The purchase price of the LakePointe 5 Building was approximately $20.7 million, plus closing costs, and the purchase price of the LakePointe 3 Land was approximately $2.5 million, plus closing costs. The acquisition of the LakePointe 5 Building was funded in part with proceeds from our $400.0 million line of credit with Wachovia Bank, N.A. The acquisition of the LakePointe 3 Land and the construction-in-progress of the LakePointe 3 Building was funded with approximately $6.5 million drawn on a construction loan with maximum available borrowings of approximately $17.1 million obtained from Wachovia Bank, N.A. (the “Construction Loan”). The Construction Loan requires monthly payments of interest only and matures on December 28, 2007. The interest rate of the Construction Loan, per annum, is the monthly LIBOR Index Rate offered by Wachovia Bank, N.A. plus 100 basis points. The Construction Loan is secured by a first deed to secure the debt and the assignment of leases, rents and contracts from the LakePointe 5 Building and the LakePointe 3 Building. As of March 24, 2006, we had $9.1 million outstanding under the Construction Loan.

We entered into a development agreement with CK LakePointe Center Associates, LLC (the “Developer”), an affiliate of Childress Klein, to complete the construction of the LakePointe 3 Building at a total estimated cost of approximately $17.1 million, which will be funded with funds drawn from the Construction Loan. The LakePointe 3 Building is pre-leased to The Lash Group, Inc. (approximately 26%) and Centex Construction Company, LLC (approximately 14%) under long-term lease agreements that commence upon completion of the LakePointe 3 Building, which is currently expected to be September 1, 2006.

The LakePointe 5 Building, which was completed in 2001, is currently leased to The Lash Group (approximately 69%), First Franklin Financial Corporation (approximately 12%), Centex Construction Company (approximately 10%) and various other office tenants (approximately 9%). Upon completion of the LakePointe 3 Building, Centex Construction Company will vacate its premises in the LakePointe 5 Building and immediately relocate its business operations to the space it has leased in the LakePointe 3 Building, whereupon the lease agreement with Centex Construction Company for premises in the LakePointe 5 Building will terminate and the term of the lease with Centex Construction Company for premises in the LakePointe 3 Building will commence. The Lash Group has entered into a new lease agreement with respect to its space in the LakePointe 5 Building, which is coterminous with its lease agreement for space in the LakePointe 3 Building, and which expands its premises leased in the LakePointe 5 Building to that space currently being leased by Centex Construction Company. This expansion of the space leased by The Lash Group in the LakePointe 5 Building will be effective as of the time the Centex Construction Company vacates the space.

The Lash Group designs solutions to reimbursement-related issues for pharmaceutical companies, medical device manufacturers and biotechnology firms. The Lash Group is a business unit of AmerisourceBergen Corporation (“AmerisourceBergen”), which is the guarantor of the Lash lease. AmerisourceBergen, which is traded on the New York Stock Exchange, is one of the largest pharmaceutical services companies in the United States.

First Franklin Financial Corporation originates, purchases, sells and securitizes residential mortgage loans and lines of credit through a network of approximately 30,000 mortgage brokers and bankers nationwide, and specializes in non-conforming first and second mortgages. First Franklin Financial Corporation is a subsidiary of National City Corporation, which is traded on the New York Stock Exchange.

Centex Construction Company, which is a business unit of Centex Corporation, provides construction management and design-related services nationwide for both public and private sector clients. Centex Corporation, which is traded on the New York Stock Exchange, is a leading home builder that operates in 25 states and has related business lines, including mortgage and financial services, home services and commercial construction.

Competition

We compete with numerous other potential purchasers of real estate. The demand for properties meeting our investment criteria is currently high, resulting in higher purchase prices and correspondingly lower yields. In other words, buyers are generally paying more for a given stream of rental revenue than in prior years. We have found that the competition for real estate has intensified during recent periods of low interest rates because more potential buyers are able to obtain financing for large acquisitions.

The leasing of real estate is also highly competitive in the current market, and we will compete for tenants with owners and managers of other properties. As a result, we may have to provide free rent, incur charges for tenant improvements or offer other inducements. We may not be able to timely lease the space. At the time we elect to dispose of our properties, we will also be in competition with sellers of similar properties.

Insurance

We believe that our properties are adequately insured.

SELECTED FINANCIAL DATA

The following selected financial data as of December 2005, 2004 and 2003 and for the years ended December 31, 2005 and 2004 and the period from inception (July 3, 2003) to December 31, 2003 should be read in conjunction with the consolidated financial statements and the notes thereto in this prospectus. Amounts shown are in thousands, except per share data.

	December 31, 2005	December 31, 2004	December 31, 2003
Total assets	$2,688,883	$1,155,765	$1,652
Total stockholders’ equity	$1,659,754	$677,115	$1
Outstanding debt	$832,402	$350,505	—
Outstanding long-term debt	$810,976	$233,977	—
Obligations under capital leases	$78,000	$78,000	—

	Year Ended December 31, 2005	Year Ended December 31, 2004	Period from Inception (July 3, 2003) to December 31, 2003
Total revenues	$164,008	$50,701	—
Net income (loss)	$12,521	$(4,562)	—
Funds from operations (1)	$80,236	$14,922	—

Cash flows from operations (2)	$76,351	$22,722	$(44)
Cash flows used in investing activities (2)	$(1,262,128)	$(919,658)	—
Cash flows provided by financing activities (2)	$1,200,253	$917,655	$201
Dividends paid	$80,586	$16,613	—

Per share data:
Net income (loss) - basic and diluted	$0.09	$(0.15)	$(4.70)
Funds from operations (1)	$0.57	$0.48	$(4.70)
Dividends declared	$0.60	$0.49	—

Weighted-average shares outstanding	139,680	31,372	—

(1)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations” for information regarding why we present funds from operations and for a reconciliation of this non-GAAP financial measure to net income.
(2)	Prior period amounts adjusted to conform with current-period presentation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the “Selected Financial Data” and our consolidated financial statements and the notes thereto contained in this prospectus. See also “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We were formed on July 3, 2003 to acquire and operate a diverse portfolio of commercial real estate primarily consisting of high-quality, income-producing office and industrial properties leased to creditworthy companies located in major metropolitan areas throughout the United States. We have no paid employees and are externally advised and managed by Wells Capital and Wells Management. We have elected to be taxed as a real estate investment trust for federal income tax purposes.

Prior to commencing our initial public offering on December 1, 2003, we had approximately $200,000 in assets and no real estate operations. Following the receipt and acceptance of subscriptions for the minimum offering of $2,500,000 in our initial public offering on January 22, 2004, we began acquiring real estate assets. Thus, our results of operations for the years ended December 31, 2005 and 2004 reflect growing operational revenues and expenses resulting from the acquisition of properties, fluctuations in interest expense resulting from the use of varying levels of short-term and long-term debt financing for such acquisitions, and general and administrative expenses, which have declined as a percentage of total revenues for 2005, as compared to 2004, commensurate with the operational growth of the enterprise.

During 2004, we raised approximately $792.0 million through the issuance of common stock and acquired an interest in 18 properties with an aggregate purchase price of approximately $1.0 billion. During 2005, we raised approximately $1.2 billion through the issuance of common stock and acquired an interest in 21 properties with an aggregate purchase price of approximately $1.5 billion. To purchase these assets, we used net equity proceeds and indebtedness. As of December 31, 2005 and 2004, our borrowings totaled approximately $832.4 million and $350.5 million, respectively.

General Economic Conditions and Real Estate Market Commentary

Management reviews a number of economic forecasts and market commentaries in order to evaluate general economic conditions and formulate a view of the current environment’s effect on the real estate markets in which we operate.

The U.S. economy experienced a moderate rate of growth at the end of 2005. Actual gross domestic product (“GDP”) grew at an annual rate of 1.1% for the fourth quarter of 2005, which declined from an annual growth rate of 4.1% for the third quarter of 2005. The decline in the rate of economic growth for the fourth quarter of 2005 is primarily attributable to corresponding declines in consumer and federal government spending, and net exports. Annual GDP growth is projected to remain in the range of 3.0% during 2006. The economy is anticipated to grow at a slower pace during 2006 due to rising energy prices and growing trade deficits. However, the rate of job growth relative to the labor force is expected to continue to improve in 2006, partially due to a shrinking labor force.

The U.S. office real estate market has shown some improvement over the past two years. The continued improvement of the overall economy is having a positive impact on office real estate fundamentals in certain markets. Office employment has grown moderately over the last year, and the pace is anticipated to accelerate in future years. The source of the future growth is projected to come predominately from the service sector. The U.S. office vacancy rate declined from approximately 14.1% for the third quarter of 2005 to approximately 13.6% for the fourth quarter of 2005. Positive absorption and low levels of new construction are projected to lead to a further reduction in vacancy in 2006. Increased tenant demand and steady absorption is expected to continue to contribute to positive rental rate growth in certain markets. Many markets are expected to move from the recovery cycle to the expansion cycle during 2006. The strength of office real estate market fundamentals will vary by location, as market conditions and real estate fundamentals differ based on geographic region, metropolitan area, and submarket.

The real estate capital transactions market remains healthy and exceedingly liquid. The national transaction volume has grown at an average annual rate of over 50% during the past two years. Cap rates, or first-year returns on real estate investments, remain low and are likely to remain flat through 2006. The spread between average cap rates and 10-year U.S. Treasuries remained relatively stable in 2005. We believe that, absent a significant movement in interest rates or a significant decrease in capital flows into the real estate market, cap rates will remain at or near their current levels.

Impact of Economic Conditions on Our Portfolio

The level of cap rates is reflective of current market conditions and, as a result, is a major factor affecting the purchase prices of properties in which we invest. While some of the factors noted above indicate that future cap rates could remain stable, the extent to which our portfolio may be affected by future cap rate levels is dependent upon the extent of our future fundraising and investing activities. We expect to continue to raise equity proceeds from the sale of our common stock at a similar rate to the fourth quarter of 2005 and anticipate cap rates to remain stable; as such, we do not anticipate that our portfolio will be significantly impacted by the market conditions described above in the near-term.

Liquidity and Capital Resources

Overview

From January 2004 through December 2005, we raised significant funds through the sale of our common stock under our public offerings. Proceeds from these sales of common stock, net of offering costs and other expenses, were used primarily to fund the acquisition of real properties and certain capital improvements identified at the time of acquisition. We anticipate receiving proceeds from the sale of our common stock in this offering in the future, and investing such proceeds in future acquisitions of real properties. We also anticipate receiving proceeds from the sale of our common stock under our dividend reinvestment plan in the future, and using a significant portion of such proceeds to fund redemptions of our common stock under our share redemption program. We expect that our primary source of future operating cash flows will be cash generated from the operations of the properties currently in our portfolio and those to be acquired in the future. The amount of future dividends to be paid to our stockholders will be largely dependent upon the amount of cash generated from our operating activities, our expectations of future cash flows, and our determination of near-term cash needs for capital improvements, tenant re-leasing, redemptions of our common stock, and debt repayments.

The competition to acquire high-quality commercial office properties remains high. In addition, we continue to raise capital at a rate comparable to the fourth quarter of 2005. As such, due to timing differences in acquiring properties, as compared to raising capital, and in making operating payments, as compared to collecting operating receipts, we may periodically be required to borrow funds on a short-term basis to meet our dividend payment schedule. Our primary focus is to continue to maintain the quality of our portfolio. Accordingly, in this intensely competitive environment, we may opt to lower the dividend rather than compromise that quality or accumulate significant borrowings to meet a dividend level higher than operating cash flow would support. We will continue to carefully monitor our cash flows and market conditions, and their impact on our earnings and future dividend projections.

Short-Term Liquidity and Capital Resources

During the year ended December 31, 2005, we generated net cash flows from operating activities of approximately $76.4 million, which is primarily composed of receipts for rental revenues, tenant reimbursements, and interest income, less payments for property operating expenses, asset and property management fees, interest expense, and general and administrative expenses. From cash flows from operating activities and proceeds from master leases of approximately $15.4 million during the year ended December 31, 2005, we paid dividends to stockholders of approximately $80.6 million. During the year ended December 31, 2005, we generated net cash flow from financing activities of approximately $1,200.3 million, primarily as a result of raising net proceeds from the sale of our common stock under our public offerings of approximately $1,194.6 million and receiving proceeds from additional borrowings of approximately $592.4 million. Such cash inflows from financing activities were primarily used to invest approximately $1,225.1 million in real estate, to repay outstanding balances on our lines of credit and notes payable of approximately $360.7 million, and to pay commissions and dealer-manager fees of $109.4 million. We expect to utilize residual cash and cash equivalents of approximately $35.4 million as of December 31, 2005 to satisfy current liabilities, pay future dividends, fund future anticipated acquisitions of real properties, or reduce indebtedness.

On December 7, 2005, our board of directors declared a daily dividend for stockholders of record from December 16, 2005 through March 15, 2006 in an amount equal to an annualized dividend of $0.60 per share, which is consistent with the rate of dividends declared for each quarter in 2005 on a per share basis. Such dividend was paid on March 22, 2006. During the year ended December 31, 2005, our funds from operations of approximately $80.2 million (see “— Funds From Operations”), when combined with master lease receipts of $15.4 million, were adequate to fund the payment of dividends to our stockholders of $80.6 million.

On May 9, 2005, we entered into a $400.0 million, three-year unsecured revolving financing facility (the “Wachovia Line of Credit”) with a syndicate of banks led by Wachovia Bank, N.A. (“Wachovia”). The Wachovia Line of Credit replaced the $430.0 million, 180-day secured revolving financing facility with Bank of America, N.A. In connection with the closing of the Wachovia Line of Credit, we paid fees and expenses totaling approximately $2.1 million.

The Wachovia Line of Credit contains, among others, the following restrictive covenants:

•	limits our ratio of debt to total asset value, as defined, to 50% or less at all times;

•	limits our ratio of secured debt to total asset value, as defined, to 40% or less at all times;

•	requires our ratio of unencumbered asset value, as defined, to total unsecured debt to be greater than 2:1 at all times;

•	requires maintenance of certain interest coverage ratios;

•	requires maintenance of certain minimum stockholders’ equity balances; and

•	limits investments that fall outside our core investments of improved office and industrial properties.

Under the terms of the Wachovia Line of Credit, we may borrow up to 50% of the unencumbered asset value, or the aggregate value of a subset of lender-approved properties. The Wachovia Line of

Credit also stipulates that our net distributions, which equal total dividends and other distributions less the amount reinvested through our dividend reinvestment plan, may not exceed the greater of 90% of our Funds from Operations for the corresponding period or the minimum amount required in order for us to maintain our status as a REIT. Funds from Operations, as defined by the agreement, means net income (loss), minus (or plus) gains (or losses) from debt restructuring and sales of property during such period, plus depreciation on real estate assets and amortization (other than amortization of deferred financing costs) for such period, all after adjustments for unconsolidated partnerships and joint ventures. The Wachovia Line of Credit includes a cross-default provision that provides that a payment default under any recourse obligation of $10 million or more or any non-recourse obligation of $20 million or more by us, Wells OP II, or any of our subsidiaries constitutes a default under the credit facility.

Our charter prohibits us from incurring debt that would cause our borrowings to exceed 50% of our assets (valued at cost before depreciation and other non-cash reserves) unless a majority of the members of the conflicts committee of our board of directors approves the borrowing. Our charter also requires that we disclose the justification of any borrowings in excess of the 50% leverage guideline.

We intend to continue to generate capital from the sale of common stock in this offering and from third-party borrowings, and to use such capital primarily to fund future acquisitions of real estate. As of March 24, 2006, our leverage ratio, that is, the ratio of total debt to total purchase price of real estate assets plus cash and cash equivalents, was approximately 26.3%. As of March 24, 2006, total indebtedness was approximately $675.3 million, which consisted of fixed-rate mortgages on certain properties of approximately $471.2 million, approximately $195.0 outstanding under our $400.0 million credit facility and $9.1 million outstanding under our construction line of credit. Based on the value of our borrowing-base properties, we had approximately $195.8 million in remaining capacity under our $400.0 million credit facility, of which $9.2 million was pledged in the form of letters of credit for future tenant improvements and leasing costs. We believe that we have adequate capacity to continue to expand our portfolio and meet our future operating cash flow needs. In 2006, we expect to use substantially all of our future operating cash flow to pay dividends to stockholders and to use cash on hand and third-party borrowings to fund capital expenditures.

Long-term Liquidity and Capital Resources

We expect that our primary sources of capital over the long term will include proceeds from the sale of our common stock, proceeds from secured or unsecured borrowings from third-party lenders, and net cash flows from operations. We expect that our primary uses of capital will be for property acquisitions, either directly or through investments in joint ventures, for the payment of tenant improvements, for the payment of offering-related costs, for the payment of operating expenses, including interest expense on any outstanding indebtedness, and for the payment of dividends. Over the next five years, we anticipate funding capital expenditures necessary for the properties currently in our portfolio, including building improvements, tenant improvements, and leasing commissions of approximately $79.3 million, exclusive of costs of properties under development.

In determining how and when to allocate cash resources, we initially consider the source of the cash. We expect that substantially all future net operating cash flows, after payments for certain capital expenditures such as tenant improvements and leasing commissions, will be used to pay dividends. However, we may use other sources of cash, such as short-term borrowings, to fund dividends from time to time (see “– Liquidity and Capital Resources – Overview” above). We expect to use substantially all net cash flows generated from raising equity or debt financing to fund acquisitions, certain capital expenditures identified upon acquisition, the repayment of outstanding borrowings, and to redeem shares under our share redemption program. If sufficient equity or debt capital is not available, our future investments in real estate will be lower.

To the extent that future cash flows provided by operations are lower due to lower returns on properties, future dividends paid may be lower as well. Our cash flow from operations depends significantly on market rents and the ability of tenants to make rental payments. We believe that the diversity of our tenant base and the concentration of creditworthy tenants in our portfolio helps to mitigate the risk of tenants defaulting on leases. However, general economic downturns, or downturns in one or more of our core markets, could adversely impact the ability of our tenants to make lease payments and our ability to re-lease space on favorable terms when leases expire. In the event of either situation, our cash flow and consequently our ability to meet capital needs, could adversely affect our ability to pay dividends in the future.

Contractual Commitments and Contingencies

As further discussed in Note 5 to the consolidated financial statements contained in this prospectus, we entered into an agreement to purchase an office building, which is currently under construction, in Lancaster, South Carolina (the “Decision One Building”), for a gross purchase price of approximately $33.7 million, plus closing costs and an allowance for tenant improvements and leasing costs not to exceed $1.8 million upon completion. In connection with the execution of this agreement, we paid a nonrefundable deposit of $3.4 million to an escrow agent in June 2005, which will be applied to the purchase price. We anticipate construction of the Decision One Building to be completed in June 2006. We anticipate paying for this acquisition with equity proceeds, borrowings under the Wachovia Line of Credit, or a combination thereof, the allocation of which will depend upon the timing and amount of capital raised in this offering and future property acquisitions.

We have executed a construction agreement with an unrelated third party for the purpose of constructing the LakePointe 3 office building in Charlotte, North Carolina. As of December 31, 2005, we had approximately $10.7 million in costs remaining to be incurred under the agreement. Construction is anticipated to be completed by September 2006. We anticipate funding up to $17.1 million of the costs to build this building with borrowings under the LakePointe 3 construction loan. In connection with this construction loan, we entered into an interest rate swap to hedge exposure to changing interest rates, resulting in us paying a fixed rate of 4.84% per annum of the balance outstanding at each payment date. The interest rate swap expires in 2007.

Our contractual obligations as of December 31, 2005 are as follows (in thousands):

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
Outstanding debt obligations	$832,402	$21,426	$342,855	$32,604	$435,517
Capital lease obligations	109,380	4,680	9,360	9,360	85,980
Purchase obligations(1)	48,700	48,700	—	—	—
Operating lease obligations	3,180	60	120	120	2,880

Total	$993,662	$74,866	$352,335	$42,084	$524,377

(1)	Includes purchase commitments for the Decision One Building, the LakePointe 3 office building, and $7.7 million in connection with the University Circle earnout agreement. Refer to Note 5 to the consolidated financial statements contained in this prospectus for further explanation.

Results of Operations

Overview

Our results of operations are not indicative of those expected in future periods as we expect that rental income, tenant reimbursements, operating expenses, asset management fees, depreciation, amortization, and net income will each increase in future periods as a result of owning the assets acquired during 2005 for an entire period and as a result of anticipated future acquisitions of real estate assets.

During the period from inception (July 3, 2003) to December 31, 2003, we had not yet commenced real estate operations, as we had not received and accepted minimum subscriptions of $2,500,000 under our initial public offering. Therefore, we had no material results of operations for the year ended December 31, 2003. Following the receipt and acceptance of subscriptions for the minimum offering of $2,500,000 on January 22, 2004, we acquired interests in 18 real properties during 2004. During 2005, we invested in 21 additional properties, which increased the total number of properties held in our portfolio to 39 as of December 31, 2005. Accordingly, the results of operations presented for the years ended December 31, 2005 and 2004 are not directly comparable.

Comparison of the year ended December 31, 2005 vs. the year ended December 31, 2004

Rental income and tenant reimbursements increased from approximately $43.9 million and $6.8 million, respectively, for the year ended December 31, 2004 to approximately $135.0 million and $29.0 million, respectively, for the year ended December 31, 2005, primarily as a result of the growth in the portfolio during 2005 and owning the properties acquired in 2004 for a full year. Rental income and tenant reimbursements are expected to continue to increase in future periods, as compared to historical periods, as a result of owning the assets acquired during 2005 for an entire year and future acquisitions of real estate assets.

Property operating costs and asset and property management fees increased from approximately $12.8 million and $3.9 million, respectively, for the year ended December 31, 2004 to approximately $45.8 million and $13.2 million, respectively, for the year ended December 31, 2005, primarily as a result of the growth in the portfolio during 2005 and owning the properties acquired in 2004 for a full year. Property operating costs and asset and property management fees represent approximately 33% and 36% of total revenue for the years ended December 31, 2004 and 2005, respectively. Property operating costs and asset and property management fees are expected to continue to increase in future periods, as compared to historical periods, due to owning the assets acquired during 2005 for an entire year and future acquisitions of additional real estate assets.

Depreciation of real estate and amortization of lease costs increased from approximately $7.5 million and $12.0 million, respectively, for the year ended December 31, 2004 to approximately $24.5 million and $43.2 million, respectively, for the year ended December 31, 2005, primarily due to the acquisition of properties during 2005 and owning the properties acquired in 2004 for a full year. Amortization increased at a higher rate than depreciation primarily because the period of amortization for lease assets is the respective lease term, which is generally shorter than the useful life over which buildings and improvements are depreciated. Depreciation and amortization are expected to continue to increase in future periods, as compared to historical periods, due to owning the assets acquired during 2005 for an entire year and future acquisitions of real estate assets.

General and administrative expenses increased from approximately $4.3 million for the year ended December 31, 2004 to approximately $9.1 million for the year ended December 31, 2005, primarily due to increases in salary expense reimbursements payable to Wells Capital and Wells Management as a result of acquiring additional properties during 2005 and owning the properties acquired in 2004 for a full year. General and administrative expenses, as a percentage of total revenues, decreased from approximately 9% for the year ended December 31, 2004 to approximately 6% for the year ended December 31, 2005. In connection with the acquisition of additional real properties, we anticipate future general and administrative expenses to continue to increase as measured in gross dollars and to continue to decrease as a percentage of total revenues as we achieve greater economies of scale with a larger portfolio of real estate assets in future periods, as compared to historical periods.

Interest expense increased from approximately $17.6 million for year ended December 31, 2004 to approximately $25.1 million for the year ended December 31, 2005. The additional interest expense incurred during 2005 relates primarily to amounts drawn on our lines of credit, new mortgage notes, and mortgage notes assumed in connection with acquisitions of properties during 2005, as well as 2004 borrowings being outstanding for a full year. Future levels of interest expense will vary primarily based on the amounts of future borrowings and the costs of borrowings. Future borrowings will be used primarily to fund future acquisitions of real estate assets or interests therein. Accordingly, the amounts of future borrowings and future interest expense will be largely dependent upon the level of additional investor proceeds raised in this offering, the opportunities to acquire real estate assets consistent with our investment objectives, and the timing of such future acquisitions.

Interest and other income increased from approximately $2.9 million for the year ended December 31, 2004 to approximately $9.6 million for the year ended December 31, 2005, primarily as a result of interest earned on investor proceeds raised during 2005 prior to investing such proceeds in real estate assets. Future levels of interest income will be largely dependent upon the rate at which investor proceeds are raised and the timing and availability of future acquisitions of real estate assets.

Minority interest in (earnings) loss of consolidated subsidiaries increased from a loss of approximately $6,000 for year ended December 31, 2004 to earnings of approximately $220,000 for the year ended December 31, 2005, primarily as a result of owning an approximate 95% interest in a joint venture that holds the Highland Landmark III property for a full year, as we acquired our interest in the Highland Landmark III property on December 28, 2004. In addition, during August 2005, we acquired interests in the following three properties through separate joint ventures with minority interest partners: the One Robbins Road Building, the Four Robbins Road Building, and the Baldwin Point Building. Earnings allocated to minority interest partners fluctuate based on the level of earnings generated by the properties in which they own interests and the nature of the allocation provisions provided in respective joint venture agreements. Accordingly, minority interest in earnings of consolidated subsidiaries is expected to continue to increase in future periods, as compared to historical periods, due to owning the One Robbins Road Building, the Four Robbins Road Buildings, and the Baldwin Point Building for an entire year.

We recognized net income and net income per share of approximately $12.5 million and $0.09, respectively, for the year ended December 31, 2005, as compared to net loss and net loss per share of approximately $4.6 million and $0.15, respectively, for the year ended December 31, 2004, primarily due to the increase in net operating income generated from our growing portfolio of properties outpacing the increase in portfolio expenses during 2005, as compared to 2004. Future net income is expected to continue to increase as a result of owning the assets acquired during 2005 for an entire year and future acquisitions of real estate. The level of future net income per share will vary primarily based on the level of equity proceeds raised and the rate at which we are able to invest such proceeds in income-generating real estate assets.

Portfolio Information

As of December 31, 2005, we owned interests in 37 office properties, one industrial building, and one hotel located in 15 states and the District of Columbia. All of these properties are included in the consolidated financial statements contained in this prospectus. Thirty-three of these properties are wholly owned and six are owned through consolidated joint ventures. As of December 31, 2005, our office and industrial properties were approximately 96% leased with an average lease term remaining of approximately 7.9 years.

As of December 31, 2005, our five highest geographic concentrations were as follows:

Location	2005 Annualized Gross Base Rents (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2005 Annualized Gross Base Rents
Cleveland	$35,643	1,321	14%
Atlanta	30,281	1,778	12%
San Jose	26,351	451	10%
Houston	22,935	841	9%
Baltimore	19,903	656	8%

	$135,113	5,047	53%

As of December 31, 2005, our five highest tenant industry concentrations were as follows:

Industry	2005 Annualized Gross Base Rents (in thousands)	Rentable Square Feet (in thousands)	Percentage of 2005 Annualized Gross Base Rents
Legal Services	$46,218	1,243	18%
Depository Institutions	31,587	1,141	12%
Security & Commodity Brokers	21,137	666	8%
Communication	20,175	799	8%
Business Services	19,794	835	8%

	$138,911	4,684	54%

As of December 31, 2005, our five highest tenant concentrations were as follows:

Tenant	2005 Annualized Gross Base Rents (in thousands)	Percentage of 2005 Annualized Gross Base Rents
KeyBank	$20,241	8%
T. Rowe Price	11,892	5%
Northrop Grumman	8,695	3%
AT&T	8,255	3%
Bingham McCutchen LLP	7,573	3%

	$56,656	22%

Funds From Operations

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of any equity REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and with other REITs. Our management believes that accounting for real estate assets in accordance with U.S generally accepted accounting principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentation, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do) or may interpret the current NAREIT definition differently than we do.

FFO is a non-GAAP financial measure and does not represent net income determined in accordance with GAAP. We believe that net income, as determined in accordance with GAAP, is the most relevant measure of our operating performance and, accordingly, believe that FFO should not be viewed as an alternative measurement of our operating performance to net income.

Certain noncash items such as depreciation, amortization and gains on the sale of real estate assets are excluded from our calculation of FFO. Conversely, FFO is not adjusted to reflect the cost of capital improvements or any related capitalized interest. Our calculation of FFO is presented in the following table (in thousands):

	For the Year Ended December 31,
	2005	2004
Net income (loss)	$12,521	$(4,562)
Add:
Depreciation of real assets	24,505	7,456
Amortization of lease-related costs	43,210	12,028

FFO	$80,236	$14,922

Weighted-average shares outstanding	139,680	31,372

Set forth below is additional information related to selected material cash and noncash items included in or excluded from net income (loss) above, which may be helpful in assessing our operating results:

Included in Net Income (Loss):

•	Straight-line rental revenue of approximately $15.7 million and $5.1 million was recognized for the years ended December 31, 2005 and 2004, respectively;

•	Amortization of intangible lease assets and liabilities was recognized as net decreases to rental revenues of approximately $3.9 million and $1.4 million for the years ended December 31, 2005 and 2004, respectively; and

•	Amortization of deferred financing costs of approximately $1.4 million and $5.4 million was recognized as interest expense for the years ended December 31, 2005 and 2004, respectively.

Excluded from Net Income (Loss):

•	Master lease proceeds of $15.4 million were recorded as an adjustment to the basis of real estate assets acquired during the year ended December 31, 2005 and, accordingly, are not included in net income or FFO above. We consider master lease proceeds when determining cash available for dividends to our stockholders.

REIT Qualification

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and have operated as such beginning with our taxable year ended December 31, 2003. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our REIT taxable income to our stockholders, computed without regard to the dividends-paid deduction and by excluding our net capital gain. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income for that year and for the four years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to our stockholders. However, we believe that we are organized and operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes.

On October 4, 2005, we created Wells TRS II, LLC (“Wells TRS”), a wholly owned subsidiary organized as a Delaware limited liability company. Wells TRS elected to be taxed as a corporation, and we have elected to treat Wells TRS as a taxable REIT subsidiary. We may perform additional, non-customary services for tenants of buildings that we own through Wells TRS, including real estate or non-real estate related services; however, any earnings related to such services are subject to federal and state income taxes. In addition, in order for us to continue to qualify as a REIT, our investment in taxable REIT subsidiaries cannot exceed 20% of the value of our total assets. For the year ended December 31, 2005, Wells TRS incurred a net operating loss on an income tax basis; therefore, we recorded the related deferred tax asset and benefit in the consolidated balance sheet and statements of operations contained in this prospectus.

No provision for federal income taxes has been made in our accompanying consolidated financial statements, other than for income earned by Wells TRS, as we made distributions in excess of taxable income for the periods presented. We are subject to certain state and local taxes related to the operations of properties in certain locations, which have been provided for in the consolidated financial statements contained in this prospectus.

Inflation

We are exposed to inflation risk, as income from long-term leases is the primary source of our cash flows from operations. There are provisions in the majority of our tenant leases that are intended to protect us from, and mitigate the risk of, the impact of inflation. These provisions include rent steps, reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square-foot basis, or, in some cases, annual reimbursement of operating expenses above a certain per square-foot allowance. However, due to the long-term nature of the leases, the leases may not re-set frequently enough to fully cover inflation.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus, resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

The critical accounting policies outlined below have been discussed with members of the audit committee of the board of directors.

Investment in Real Estate Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. The estimated useful lives of our assets by class are as follows:

Buildings	40 years

Building improvements	5-25 years

Tenant improvements	Shorter of economic life or lease term

Intangible lease assets	Lease term

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, we allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their estimated fair values.

The fair values of the tangible assets of an acquired property (which includes land and building) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and building based on management’s determination of the relative fair value of these assets. We determine the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by us in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases, including leasing commissions and other related costs. In estimating carrying costs, we include real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market conditions.

The fair values of above-market and below-market in-place leases are recorded based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values are recorded as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals that are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements and other direct costs and are estimated based on our consideration of current market costs to execute a similar lease. These direct costs are included in deferred lease costs in the consolidated balance sheets contained in this prospectus and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These lease intangibles are included in intangible lease assets in the consolidated balance sheets contained in this prospectus and are amortized to expense over the remaining terms of the respective leases.

Estimates of the fair values of the tangible and intangible assets require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property is held for investment. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which would impact the amount of our reported net income.

Valuation of Real Estate Assets

We continually monitor events and changes in circumstances that could indicate that the carrying amounts of the real estate and related intangible assets of both operating properties and properties under construction, in which we have an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When indicators of potential impairment are present that suggest that the carrying amounts of real estate and related intangible assets may not be recoverable, we assess the recoverability of these assets by determining whether the carrying value will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we decrease the carrying value of the real estate and related intangible assets to the estimated fair values, as defined by Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and recognize an impairment loss. Estimated fair values are calculated based on the following information, in order of preference, dependent upon availability: (i) recently quoted market prices, (ii) market prices for comparable properties, or (iii) the present value of undiscounted cash flows, including estimated salvage value. We have determined that there has been no impairment in the carrying value of our real estate assets during the years ended December 31, 2005 and 2004. We held no real estate assets as of December 31, 2003.

Projections of expected future operating cash flows require that we estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, the number of months it takes to re-lease the property and the number of years the property is held for investment, among other factors. The subjectivity of assumptions used in the future cash flow analysis, including discount rates, could result in an incorrect assessment of the property’s fair value and could result in the misstatement of the carrying value of our real estate and related intangible assets and net income.

Related-Party Transactions and Agreements

We have entered into agreements with Wells Capital and its affiliates, whereby we pay certain fees and reimbursements to Wells Capital or its affiliates for acquisition and advisory fees and expenses, organization and offering costs, sales commissions, dealer-manager fees, asset and property management fees and reimbursement of operating costs. See Note 8 to the consolidated financial statements in this prospectus for a discussion of the various related-party transactions, agreements and fees.

Commitments and Contingencies

We are subject to certain contingencies and commitments with regard to certain transactions. Refer to Notes 5 and 8 to the consolidated financial statements in this prospectus for further explanation. Examples of such commitments and contingencies include:

•	litigation against Wells Capital and its affiliates (Note 8);

•	Decision One Building (Note 5);

•	property under construction (Note 5);

•	University Circle Buildings (Note 5);

•	commitments under existing lease agreements (Note 5);

•	take-out agreements (Note 5); and

•	obligations under capital and operating leases (Note 5).

Subsequent Events

Sale of Shares of Common Stock

Subsequent to December 31, 2005, we sold additional shares of common stock as more fully explained in this prospectus at “Prospectus Summary – How much money have you raised in your offerings?”

Declaration of Dividends

On March 3, 2006, our board of directors declared dividends for the second quarter of 2006 in an amount equal to an annualized dividend of $0.60 per share to be paid in June 2006. Such quarterly dividends are payable to the stockholders of record at the close of business on each day during the period from March 16, 2006 through June 15, 2006.

MARKET FOR AND DIVIDENDS ON COMPANY’S COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Stockholder Information

As of March 24, 2006, we had approximately 217.9 million shares of common stock outstanding held by a total of approximately 79,000 stockholders.

Market Information

As our stock is currently not listed on a national exchange, there is no established public trading market for our stock. Our charter also imposes restrictions on the ownership and transfer of our shares. Consequently, there is the risk that a stockholder may not be able to sell our stock at a time or price acceptable to the stockholder.

Our board of directors has authorized a share redemption program for investors who have held shares for more than one year, subject to certain limitations. Redemptions sought within two years of the death or qualifying disability of a stockholder do not require a one-year holding period. Our board of directors recently approved changes to the share redemption program that should increase the number of shares we can redeem upon the request of the heirs of our stockholders. These changes are effective April 27, 2006.

The limits on our ability to redeem shares under the amended program are:

•	We will not make an Ordinary Redemption until one year after the issuance of the shares to be redeemed. Redemptions that do not occur within two years of a stockholder’s death or qualifying disability are “Ordinary Redemptions.”

•	We will not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for Ordinary Redemptions since the beginning of the then-current calendar year to exceed 50% of the net proceeds from the sale of shares under our dividend reinvestment plan during such period.

•	We will limit Ordinary Redemptions and those in connection with a qualifying disability so that the aggregate of such redemptions during any calendar year does not exceed 100% of the net proceeds from our dividend reinvestment plan during the calendar year.

•	We will limit all redemptions (including those upon the death or qualifying disability of a stockholder) during any calendar year to no more than 5% of the weighted-average number of shares outstanding in the prior calendar year.

Initially and for the first three years after we complete our offering stage, any shares redeemed under the share redemption program are purchased by us at $9.10 per share (or 91% of the price at which we sold the share) unless the shares are being redeemed in connection with the death or disability of a stockholder. Thereafter, the redemption price will equal 95% of the estimated per share value of our shares, as estimated by Wells Capital or another firm we might choose for that purpose. The redemption price for shares being redeemed in connection with the death or disability of a stockholder is the amount paid for the shares until three years after we complete our offering stage. At that time, the redemption price would be the higher of the amount paid for the shares or 100% of the estimated per share value of our shares. Our board of directors may amend or terminate the share redemption program at any time upon 30 days’ notice. See “Description of Shares — Share Redemption Program” in this prospectus for information.

Dividend Information

We intend to make distributions each taxable year (not including a return of capital for federal income tax purposes) equal to at least 90% of our taxable income. One of our primary goals is to pay regular quarterly dividend distributions to our stockholders. We have declared and paid dividends quarterly based on daily record dates.

Quarterly distributions made to the stockholders during 2004 and 2005 were as follows (in thousands, except per share amounts):

	2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Total Cash Distributed	$87	$1,591	$5,597	$9,338	$16,613

Per Share Investment Income	$0.012	$0.035	$0.038	$0.038	$0.123
Per Share Return of Capital	$0.036	$0.107	$0.113	$0.113	$0.369

Total Per Share Distribution	$0.048	$0.142	$0.151	$0.151	$0.492

	2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Total Cash Distributed	$12,901	$16,695	$23,588	$27,402	$80,586

Per Share Investment Income	$0.082	$0.083	$0.083	$0.083	$0.331
Per Share Return of Capital	$0.066	$0.067	$0.068	$0.068	$0.269

Total Per Share Distribution	$0.148	$0.150	$0.151	$0.151	$0.600

Dividends for the first quarter of 2006 were declared by the board of directors at a rate consistent with our 2005 annualized dividend of $0.60 per share for stockholders of record during the period from December 16, 2005 to March 15, 2006 and were paid to stockholders on March 22, 2006. On March 3, 2006, our board of directors declared dividends for the second quarter of 2006 also in an amount equal to an annualized dividend of $0.60 per share to be paid in June 2006. Such quarterly dividends are payable to the stockholders of record at the close of business on each day during the period from March 16, 2006 through June 15, 2006.

Approximately 55% and 25% of the dividends paid during the years ended December 31, 2005 and 2004, respectively, were taxable to the investor as ordinary taxable income with the remaining amount characterized as a return of capital. The amount of dividends paid and taxable portion in prior periods are not necessarily indicative of amounts anticipated in future periods.

Our current $400 million credit facility contains covenants limiting our dividend payments. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Short-Term Liquidity and Capital Resources” for more information on these restrictions.

Equity Compensation Plan Information

We have reserved 750,000 shares of common stock for issuance under our Stock Option Plan and 100,000 shares of common stock under the Independent Director Stock Option Plan. Both plans were approved by our stockholders in 2003 before we commenced our initial public offering. The following table provides summary information about securities issuable under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	36,000	$12.00	814,000
Equity compensation plans not approved by security holders	—	—	—

Total	36,000	$12.00	814,000

FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material federal income tax considerations to us and our stockholders relating to this registration statement and our treatment as a REIT. The summary is not intended as a detailed description of the federal income tax consequences applicable to a particular stockholder in view of such stockholder’s particular circumstances, nor is it intended as a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers and, except to the extent discussed below, tax-exempt organizations and non-U.S. persons). This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders who hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (the “Code”).

We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Each investor is advised to consult his or her own tax advisor regarding the tax consequences to him or her of the purchase, ownership and sale of the offered stock, including the federal, state, local, non-U.S. and other tax consequences of such purchase, ownership or sale and of potential changes in applicable tax laws.

Federal Income Taxation of the Company

We have elected to be taxed as a REIT under the Code effective for the taxable year ending December 31, 2003. We believe that beginning with that taxable year we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such manner. We can provide no assurance, however, that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

DLA Piper Rudnick Gray Cary US LLP is acting as tax counsel to us in connection with this offering. In October 2005, DLA Piper Rudnick Gray Cary US LLP rendered an opinion to us that, commencing with our taxable year ending December 31, 2003, we were organized in conformity with the requirements for qualification and taxation as a REIT and our proposed method of operation would allow us to meet the requirements for qualification and taxation as a REIT under the Code. This opinion represented DLA Piper Rudnick Gray Cary US LLP’s legal judgment based on (i) the law in effect as of October 18, 2005 and (ii) our representations as of that date with respect to factual matters concerning our business operations and our properties. DLA Piper Rudnick Gray Cary US LLP has not independently verified these facts and will not review our compliance with REIT qualification standards on an ongoing basis. In addition, our qualification as a REIT depends, among other things, upon our meeting the various qualification tests imposed by the Code discussed below, including through annual operating results, asset diversification, distribution levels and diversity of stock ownership each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of our financial and operational results, we can give you no assurance that we will satisfy the REIT requirements on a continuing basis.

If we qualify as a REIT, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. To the extent that we are not subject to income tax on the income we distribute, we will avoid “double taxation,” or taxation at both the corporate and stockholder levels, which generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

Second, we may be subject to the “alternative minimum tax” on our items of tax preference.

Third, we will be subject to tax at the highest corporate income tax rate on net income from “foreclosure property” (generally property we acquire through foreclosure or after default on a loan secured by the property or a lease of the property) held primarily for sale to customers in the ordinary course of business and other non-qualifying income from foreclosure property.

Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, that is held primarily for sale to customers in the ordinary course of business), we will be subject to a 100% tax on such income.

Fifth, if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because we have met certain other requirements, we will be subject to a 100% tax on the net income attributable to the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

Sixth, if we (1) fail to satisfy the REIT asset tests (discussed below) and continue to qualify as a REIT because we meet certain other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time we failed to satisfy the asset tests or (2) if we fail to satisfy REIT requirements other than the gross income tests and the asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure.

Seventh, if we fail to distribute each year at least the sum of:

(1)	85% of our REIT ordinary income for such year;

(2)	95% of our REIT capital gain net income for such year; and

(3)	any undistributed taxable income from prior periods,

then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level.

Eighth, if we acquire assets from a corporation generally subject to full corporate-level tax in a merger or other transaction in which our initial basis in the assets is determined by reference to the transferor corporation’s basis in the assets, the fair market value of the assets acquired in any such transaction exceeds the aggregate basis of such assets, and we subsequently recognize gain on the disposition of any such asset during the 10-year period beginning on the date on which we acquired the asset, then we generally will be subject to tax at the highest regular corporate income tax rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, pursuant to guidelines issued by the IRS (the “Built-In Gain Rules”).

Ninth, subject to certain exceptions, we will be subject to a 100% tax on transactions with our “taxable REIT subsidiaries” if such transactions are not at arm’s length.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, income, assets and distributions.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association that:

(1)	is managed by one or more trustees or directors;

(2)	has transferable shares or transferable certificates of beneficial ownership;

(3)	would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Code;

(5)	has at least 100 persons as beneficial owners;

(6)	during the last half of each taxable year, is not closely held, i.e., not more than 50% of the value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities;

(7)	files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

(8)	meets other tests described below, including with respect to the nature of its assets and income and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) did not apply for the first taxable year for which we made an election to be taxed as a REIT. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust. Our charter currently includes certain restrictions regarding the transfer of our common stock, which are intended to assist us in continuing to satisfy conditions (5) and (6). If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we have violated condition (6), we will be deemed to have satisfied condition (6) for that taxable year.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored for federal income tax purposes and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit, although the subsidiary may be subject to state and local income tax in some states. Unincorporated domestic entities that are wholly owned by a REIT, including single-member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests.

A REIT is also permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will automatically be treated as a taxable REIT subsidiary of the parent REIT. A taxable REIT subsidiary is subject to federal, state and local income tax (where applicable), as a regular “C” corporation.

Generally, a taxable REIT subsidiary may earn income that would not be qualifying income under the REIT income tests if earned directly by the parent REIT. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiary ensure that the taxable REIT subsidiary will be subject to an appropriate level of federal income tax. For example, the Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to its parent REIT. In addition, the Code imposes a 100% tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. Moreover, the value of securities of taxable REIT subsidiaries held by the REIT cannot be worth more than 20% of the REIT’s total asset value. We currently have one taxable REIT subsidiary, which leases the hotel property that we own. We can give you no assurance that any taxable REIT subsidiaries that we form will not be limited in their ability to deduct interest payments (if any) made to us. We also cannot assure you that the IRS would not seek to impose a 100% tax on services performed by our taxable REIT subsidiaries for our tenants, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

In the case of a REIT that is a partner in a partnership, the REIT will be deemed to own its proportionate share (based on its capital interest in the partnership and any debt securities issued by such partnership held by the REIT) of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of Wells OP II are treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, Wells OP II’s proportionate share of the assets, liabilities and items of income with respect to the partnerships (including the limited liability companies treated as partnerships) in which it holds an interest are considered assets, liabilities and items of income of Wells OP II for purposes of applying and meeting the various REIT requirements.

Income Tests

To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including investments in other REITs or mortgages on real property (including “rents from real property” and, in certain circumstances, interest), and, as discussed below, income from certain temporary investments. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from dividends, interest or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Prior to investing amounts received from the issuance of our stock and certain securities in real property assets, we may invest in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds. Accordingly, to the extent that we have not invested the offering proceeds in properties prior to the expiration of this one-year period, in order to satisfy the 75% gross income test, we may invest the offering proceeds in less liquid investments approved by our board of directors such as certain mortgage-backed securities or shares in other REITs. We intend to trace offering proceeds received for purposes of determining the one-year period for “new capital investments.” The IRS has not issued any rulings or regulations under the provisions of the Code governing “new capital investments,” so there can be no assurance that the IRS will agree with this method.

Rents that we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, rent received from a tenant will not qualify as “rents from real property” if we own, or are treated as owning, 10% or more of (i) the total combined voting power of all classes of voting stock of a corporate tenant, (ii) the total value of shares of all classes of stock of a corporate tenant or (iii) the interests in total assets or net profits in any tenant which is an entity that is not a corporation. Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Customary services that are not provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances and the collection of trash) can be provided directly by the REIT. Where, however, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor or a taxable REIT subsidiary. In the event that an independent contractor provides such services, the REIT must adequately compensate such independent contractor, the REIT must not derive any income from the independent contractor and neither the independent contractor nor certain of its stockholders may, directly or indirectly, own more than 35% of the REIT, taking into consideration the applicable attributed ownership. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of services for tenants of a property that are not usually and customarily provided and are considered rendered to the occupant. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property, and such de minimis services income will not be treated as rents from real property.

We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related-party tenants.

Though neither Wells OP II nor we currently provide any services at our properties, we or Wells OP II may provide certain services with respect to our properties in the future. We believe that these services will only be of the type that are usually or customarily rendered in connection with the rental of space for occupancy and that are not otherwise rendered to the tenants. Therefore, we believe that the provision of such customary services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Noncustomary services and services rendered primarily for the tenants’ convenience will be provided by an independent contractor or a taxable REIT subsidiary to avoid jeopardizing the qualification of rent as “rents from real property.”

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can make no assurance in this regard.

If we fail one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Code. This relief generally will be available if: (1) our failure to meet such gross income tests is due to reasonable cause and not to willful neglect; and (2) we properly disclose the failure to the IRS. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “–Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed on the greater of the amount by which we fail the 75% gross income test or the amount by which we fail the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities. Second, not more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test). Third, except for stock or securities of REITs, qualified REIT subsidiaries, taxable REIT subsidiaries, equity interests in partnerships and other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer. Fourth, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

Securities for purposes of the asset tests may include debt securities. The 10% value limitation will not apply, however, to (i) any security qualifying for the “straight debt exception” discussed below, (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Internal Revenue Code, other than with a “related person”; (iv) any obligation to pay qualifying rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. For purposes of the 10% value test, any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test and any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. There are special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

The straight debt exception starts with the definition of straight debt in Section 1361 of the Code (as modified) but permits certain contingent payments. The timing of payments of principal or interest may be contingent if such contingency causes specified limited changes to the debt’s effective yield to maturity or the REIT does not hold more than $1 million (by face amount or issue price) of the issuer’s debt instruments and not more than 12 months of unaccrued interest can be required to be prepaid on such debt instruments. In addition, the time or amount of payments may be contingent if such contingency arises only upon default or upon the issuer’s exercise of a prepayment right and such contingencies are consistent with customary commercial practice.

The straight debt exception will not apply to any securities issued by a corporation or partnership if the REIT and any controlled taxable REIT subsidiaries also own securities of such issuer that would not qualify for the straight debt exception and that are worth more than 1% of the issuer’s outstanding securities.

We believe that securities we own in any issuer that does not qualify as a REIT, qualified REIT subsidiary, or taxable REIT subsidiary, including debt securities, do not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. We can provide no assurance that the IRS will agree with our determinations in this regard.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. Even after the 30-day cure period, if we fail the 5% securities limitation or either of the 10% securities limitations, we may avoid disqualification as a REIT by disposing of a sufficient amount of non-qualifying assets to cure the violation if the assets causing the violation do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000, provided that, in either case, the disposition occurs within six months following the last day of the quarter in which we first identified the violation. For other violations of any of the REIT asset tests due to reasonable cause, we may avoid disqualification as a REIT after the 30-day cure period by taking certain steps, including the disposition of sufficient non-qualifying assets within the six-month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the IRS that describes the non-qualifying assets. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Annual Distribution Requirements

To qualify for taxation as a REIT, we must meet the following annual distribution requirements.

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to:

(1)	the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends-paid deduction and by excluding our net capital gain) and (b) 90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property

(2)	minus the sum of certain items of non-cash income.

We must pay these distributions in the taxable year to which they relate. Dividends distributed in the subsequent year, however, will be treated as if distributed in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November or December, the dividends were payable to stockholders of record on a specified date in such month, and the dividends were actually distributed during January of the subsequent year; or (2) the dividends were declared before we timely filed our federal income tax return for such year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if distributed in the prior year. Even if we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted.

Second, we must distribute during each calendar year at least the sum of:

(1)	85% of our ordinary income for that year;

(2)	95% of our capital gain net income for that year; and

(3)	any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. For these purposes, dividends that are declared in October, November or December of the relevant taxable year, are payable to stockholders of record on a specified date in such month and are actually distributed during January of the subsequent year are treated as distributed in the prior year.

Third, if we dispose of any asset that is subject to the Built-In Gain Rules during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 90% of the Built-In Gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid the 4% excise tax. In this regard, Wells OP II’s partnership agreement authorizes us, as the sole general partner of Wells OP II, to take such steps as may be necessary to cause Wells OP II to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

In order for us to deduct dividends we distribute to our stockholders, such distributions must not be “preferential” within the meaning of Section 562(c) of the Code. Every holder of a particular class of stock must be treated the same as every other holder of shares of such class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. We do not intend to make any preferential dividends.

We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise tax. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, an agreement as to tax liability between us and an IRS district director or a statement by us attached to an amendment or supplement to our federal income tax return, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements of Section 860 of the Code are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from an adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Earnings and Profits

Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept used extensively throughout corporate tax law but it is undefined in the Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain. At the close of any taxable year, a REIT cannot have accumulated C corporation earnings and profits and remain qualified as a REIT.

Statutory Relief

In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs. If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect and we paid a penalty of $50,000 for each such failure.

Failure to Qualify

If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, but we also will not be required to make distributions during those years. In such event, to the extent of positive current or accumulated earnings and profits, our distributions to stockholders will be dividends that are eligible to be taxed to individuals at preferential rates under the Jobs and Growth Relief Reconciliation Act of 2003 (the “2003 Act”) through 2008. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction, which we treat as a true lease, is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. In this event, for purposes of the asset tests and the 75% gross income test, each such loan would likely be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

When we use the term “U.S. Stockholder,” we mean a holder of common stock that for federal income tax purposes:

(1)	is a citizen or resident of the United States;

(2)	is a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

(3)	is an estate the income of which is subject to federal income taxation regardless of its source; or

(4)	is a trust, provided that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If an entity classified as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our stock should consult their tax advisors.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

Distributions Generally

Distributions to U.S. Stockholders, other than capital gain dividends (which are discussed below), will constitute taxable dividends up to the amount of our positive current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations pursuant to the 2003 Act. However, there are exceptions: individual stockholders are taxed at such rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income that the REIT previously retained in a prior year and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable corporations (including taxable REIT subsidiaries) or (iii) income from sales of appreciated property subject to the Built-in Gain Rules. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital (reducing the tax basis in the U.S. Stockholder’s shares of our common stock) and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Dividends we declare in October, November or December of any year payable to stockholders of record on a specified date in any such month are treated as both paid by us and received by the stockholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.

Capital Gain Distributions

Distributions to U.S. Stockholders that we properly designate as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Stockholder has held the stock. However, corporate U.S. Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. In the case of individuals, long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008), except that capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions.

We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in his or her income over the amount of tax he or she is deemed to have paid.

Certain Dispositions of Shares

In general, U.S. Stockholders will realize capital gain or loss on the sale of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received by the U.S. Stockholder on such disposition and (2) the U.S. Stockholder’s adjusted basis of such common stock. Losses incurred on the sale or exchange of our common stock that a U.S. Stockholder holds for less than six months (after applying certain holding period rules) will be treated as long-term capital loss to the extent of any capital gain dividend the stockholder has received with respect to those shares.

The applicable tax rate will depend on the U.S. Stockholder’s holding period in the asset (generally, if the U.S. Stockholder has held the asset for more than one year, it will produce long-term capital gain) and the U.S. Stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of the capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” U.S. Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the U.S. Stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

If a U.S. Stockholder has shares of our common stock redeemed by us, such U.S. Stockholder will be treated as if such U.S. Stockholder sold the redeemed shares if all of such U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Passive Activity Loss and Investment Interest Limitations

U.S. Stockholders may not treat distributions we make to them or any gain from disposing of our common stock as passive activity income. Therefore, U.S. Stockholders will not be able to apply any “passive losses” against such income. Dividends we pay (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain dividends) generally will be excluded from investment income unless the stockholder elects to have such gain taxed at ordinary income rates.

Treatment of Tax-Exempt Stockholders

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute unrelated business taxable income (“UBTI”), unless the tax-exempt stockholder has borrowed to acquire or carry our shares of common stock. Qualified trusts that hold more than 10% (by value) of the shares of pension-held REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. We expect that our ownership limitations will prevent us from becoming a pension-held REIT, unless our board of directors grants qualified trusts waivers from our ownership limitations.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States income taxation of non-U.S. Stockholders (beneficial owners of shares of our common stock who are not U.S. Stockholders) are complex. We intend the following discussion to be only a summary of these rules. Prospective non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws on an investment in our common stock, including any reporting requirements.

In general, non-U.S. Stockholders will be subject to regular federal income tax with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income must meet various certification requirements to be exempt from withholding. The following discussion will apply to non-U.S. Stockholders whose income from their investments in us is not effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income).

A distribution payable out of our current or accumulated earnings and profits that is not attributable to gain from the sale or exchange by us of a “United States real property interest” and that we do not designate as a capital gain distribution will be subject to federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. A distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Stockholder’s basis in his or her common stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of common stock.

As long as our stock is not regularly traded on an established securities market in the United States, distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA.” Such distributions are taxed to a non-U.S. Stockholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident-alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty. If our shares of common stock are ever “regularly traded” on an established securities market in the United States, then, with respect to distributions by us that are attributable to gain from the sale or exchange of a United States real property interest, a non-U.S. Stockholder who does not own more than 5% of our common stock at any time during the taxable year: (i) will be taxed on such capital gain dividend as if the distribution was an ordinary dividend; (ii) will generally not be required to report distributions received from us on U.S. federal income tax returns; and (iii) will not be subject to a branch profits tax with respect to such distribution. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock generally should be treated with respect to non-U.S. Stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. Stockholder would be able to offset as a credit against his or her resulting federal income tax liability an amount equal to his or her proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent his or her proportionate share of this tax paid by us was to exceed his or her actual federal income tax liability.

We generally will be required to withhold tax from distributions to non-U.S. Stockholders, and remit to the IRS, 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and 30% (as reduced or eliminated by tax treaties or otherwise) of ordinary dividends paid out of earnings and profits. In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions that we designated as capital gain dividends, will be treated as capital gain dividends for purposes of withholding. In addition, we may be required to withhold 10% of distributions in excess of our current and accumulated earnings and profits. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Stockholder exceeds the stockholder’s United States tax liability, the non-U.S. Stockholder may file for a refund of such excess from the IRS.

We generally expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Stockholder, unless:

•	a lower treaty rate applies and the non-U.S. Stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•	the non-U.S. Stockholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Stockholder’s trade or business so that no withholding tax is required; or

•	the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at a 35% rate.

Unless our common stock constitutes a “U.S. real property interest” within the meaning of FIRPTA, a sale of common stock by a non-U.S. Stockholder generally will not be subject to federal income taxation. Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A REIT is “domestically controlled” under these rules if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Stockholders. We currently anticipate that we will be a domestically controlled qualified investment entity and, therefore, that the sale of our common stock will not be subject to taxation under FIRPTA. We cannot assure non-U.S. Stockholders, however, that we will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Stockholder’s sale of common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest, unless the common stock were “regularly traded” on an established securities market and the selling stockholder owned no more than 5% of the common stock throughout the applicable testing period. If the gain on the sale of common stock was subject to taxation under FIRPTA, the non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident-alien individuals). However, even if our common stock is not a U.S. real property interest, a nonresident-alien individual’s gains from the sale of our common stock will be taxable if the nonresident-alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident-alien individual will be subject to a 30% tax on his or her U.S.-source capital gains.

A purchaser of common stock from a non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased common stock is “regularly traded” on an established securities market or if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of common stock from a non-U.S. Stockholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. At the time you purchase shares in this offering, our shares will not be publicly traded, and we can give you no assurance that our shares will ever be publicly traded on an established securities exchange or that we will be a domestically controlled qualified investment entity.

If a non-U.S. Stockholder has shares of our common stock redeemed by us, such non-U.S. Stockholder will be treated as if such non-U.S. Stockholder sold the redeemed shares if all of such non-U.S. Stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Non-U.S. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Upon the death of a nonresident-alien individual, that individual’s common stock will be treated as part of his or her U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding at a rate of 28% for 2006 on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1)	the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

(2)	the IRS notifies the payor that the taxpayer identification number furnished by the payee is incorrect;

(3)	the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4)	the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding.

In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Non-U.S. Stockholders

Generally, information reporting will apply to payments of distributions on our common stock and backup withholding at a rate of 28% may apply, unless the payee certifies that he or she is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding, unless the non-U.S. Stockholder certifies as to his or her non-U.S. status or otherwise establishes an exemption and provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition of our common stock by a non-U.S. Stockholder to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply, unless the broker has documentary evidence as to the non-U.S. Stockholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payor. These Treasury regulations require some stockholders to have provided new certifications with respect to payments made after December 31, 2000. Because the application of these Treasury regulations varies depending on the stockholder’s particular circumstances, non-U.S. Stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

Tax Aspects of Wells OP II

General

We expect that substantially all of our investments will be held through Wells OP II. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of a partnership and are potentially subject to tax thereon, without regard to whether the partners receive distributions from the partnership. We include in our income our proportionate share of Wells OP II’s income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we include our proportionate share of the assets held by Wells OP II in the REIT asset tests.

Tax Allocations with Respect to Our Properties

When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally takes a carryover basis in that property for tax purposes. That carryover basis is equal to the contributing partner’s adjusted basis in the property rather than the fair market value of the property at the time of contribution. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to such contributed property must be allocated in a manner such that the contributing partner is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “Book-Tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Future contributions to Wells OP II may take the form of appreciated property. Consequently, the Wells OP II partnership agreement requires tax allocations be made in a manner consistent with Section 704(c) of the Code.

In general, partners who contribute their interests in properties to Wells OP II (the “Contributing Partners”) will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that have a Book-Tax Difference, all taxable income attributable to such Book-Tax Difference generally will be allocated to the Contributing Partners and we generally will be allocated only our share of capital gains attributable to appreciation, if any, occurring after the closing of the acquisition of such properties. This will tend to eliminate the Book-Tax Difference over the life of Wells OP II. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of Wells OP II may cause us to be allocated lower depreciation and other deductions and cause Contributing Partners to be allocated less taxable income. As a result, we could recognize taxable income in excess of distributed amounts, which might adversely affect our ability to comply with the REIT distribution requirements, and Contributing Partners may realize income on the distribution of cash because their basis has not been increased sufficiently from income allocations. See “ — Annual Distribution Requirements.”

With respect to any property purchased by Wells OP II, such property initially will have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

Basis in Operating Partnership Interest

Our adjusted tax basis in our interest in Wells OP II generally:

(1)	will be equal to the amount of cash and the basis of any other property that we contribute to Wells OP II;

(2)	will be increased by (a) our allocable share of Wells OP II’s income and (b) our allocable share of indebtedness of Wells OP II; and

(3)	will be reduced, but not below zero, by our allocable share of (a) losses suffered by Wells OP II, (b) the amount of cash distributed to us, and (c) constructive distributions resulting from a reduction in our share of indebtedness of Wells OP II.

If the allocation of our distributive share of Wells OP II’s loss exceeds the adjusted tax basis of our partnership interest in Wells OP II, the recognition of such excess loss will be deferred until such time and to the extent that we have an adjusted tax basis in our partnership interest. To the extent that Wells OP II’s distributions, or any decrease in our share of the indebtedness of Wells OP II (such decreases being considered a cash distribution to the partners), exceed our adjusted tax basis, such excess distributions (including such constructive distributions) will constitute taxable income to us. Such taxable income normally will be characterized as a capital gain if the interest in Wells OP II has been held for longer than one year, subject to reduced tax rates described above (See “ — Taxation of U.S. Stockholders — Capital Gain Distributions”). Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Sale of the Properties

Our share of the gain realized by Wells OP II on the sale of any property held by Wells OP II as inventory or other property held primarily for sale to customers in the ordinary course of Wells OP II’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “ — Requirements for Qualification — Income Tests.” Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of Wells OP II’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We, however, do not presently intend to acquire or hold or allow Wells OP II to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Wells OP II’s trade or business.

State and Local Tax

We may be subject to state and local tax in various states and localities. Our stockholders may also be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (“IRA”). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (“Benefit Plan”), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce “unrelated business taxable income” (“UBTI”) to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan that are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan, unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to (or use by or for the benefit of) a party in interest or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan is also prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan in connection with a transaction involving the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (“Plan Assets Regulation”). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Wells Capital, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Wells Capital of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If Wells Capital or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons who are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Wells Capital and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•	sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that was registered under the Securities Exchange Act of 1934 within the specified period. In addition, we have well in excess of 100 independent stockholders.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. Our shares are subject to certain restrictions on transferability. The Plan Assets Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability that is designed to comply with applicable state or federal laws or avoid a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” In addition, a security may be “freely transferable” under these circumstances for purposes of the Plan Assets Regulation despite the imposition of a requirement that not less than a minimum number of shares of such security be transferred provided that requirement does not prevent transfer of all of the then-remaining shares held by an investor. The minimum investment in our shares is less than $10,000 and the transfer restrictions on our shares are designed to comply with certain state securities law requirements; thus, we believe these restrictions should not cause our shares to be deemed not to be “freely transferable.”

Assuming that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of our common stock and the offering takes place as described in this prospectus, our common stock should constitute “publicly-offered securities” and, accordingly, we believe our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Wells Capital, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets,” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange or are included for quotation on the Nasdaq National Market, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, we intend to have our advisor prepare annual reports of the estimated value of our shares.

Eventually, we may engage a third-party valuation firm to value our shares; however, we intend to use our advisor’s estimate until at least three fiscal years after completion of our offering stage. (We will view our offering stage as complete upon the termination of our first public equity offering that is followed by a one-year period during which we do not engage in another public equity offering. For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in Wells OP II). Furthermore, until we have completed our offering stage, our advisor has indicated that it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. Although this approach to valuing our shares has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.

After three years from completion of our offering stage, the estimated value of our shares will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our properties nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of our shares, you should be aware of the following:

•	the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES

Our amended and restated charter authorizes the issuance of 1,000,000,000 shares of capital stock, of which 900,000,000 shares are designated as common stock with a par value of $0.01 per share, and 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares.

As of March 24, 2006, we had approximately 217.9 million shares of common stock outstanding held by a total of approximately 79,000 stockholders and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange or the Nasdaq National Market, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to our stockholders upon request and without charge. We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of our board of directors, a majority of the independent directors, the president or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a plurality of the votes cast is sufficient to elect a director. However, we have recently amended our Corporate Governance Guidelines with respect to the election of our directors to enhance our stockholders’ ability to influence the composition of our board of directors in an uncontested election. See “Management – Amended Corporate Governance Guidelines Relating to Election of Directors.”

Our charter provides that, to the extent permitted by Maryland law, the concurrence of the board is not required in order for the stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Maryland law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

Wells Capital is selected and approved as our advisor annually by our directors. While the stockholders do not have the ability to vote to replace Wells Capital or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Restriction on Ownership of Shares

Ownership Limit

In order for us to qualify as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences did not apply until after the first taxable year for which we made an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our outstanding shares unless exempted by our board of directors. Our charter provides that any transfer of shares that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such shares, unless the transfer is approved by our board of directors based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

Shares that, if transferred, would be in excess of the 9.8% ownership limit (without an exemption from our board of directors) will be transferred automatically to a trust effective on the day before the reported transfer of such shares. The record holder of the shares that are held in trust will be required to submit such number of shares to us in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trustee may vote any shares held in trust.

At our direction, the trustee will transfer the shares held in trust to a person whose ownership will not violate the ownership limit. The transfer shall be made within 20 days of our receipt of notice that shares have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (1) the price per share in the transaction that caused the ownership limit violation or (2) the market price per share on the date of the transfer or redemption.

Any person who (1) acquires shares in violation of the foregoing restrictions or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event, or (2) transfers or receives shares subject to such limitations is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit also does not apply to the underwriter in an offering of shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Any person who owns 5% or more of our outstanding shares during any taxable year will be asked to deliver to us a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Suitability Standards and Minimum Purchase Requirements

State law and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering, but also to potential purchasers of your shares. As a result, the requirements regarding suitability and minimum purchase amounts, which are applicable until our shares of common stock are listed on a national securities exchange or the Nasdaq National Market, may make it more difficult for you to sell your shares.

Dividends

Dividends will be paid on a quarterly basis regardless of the frequency with which such dividends are declared. Dividends will be paid to investors who are stockholders as of the record dates selected by our board of directors. We expect to calculate our quarterly dividends based upon daily record dates so that our investors will be entitled to be paid dividends immediately upon purchasing our shares. We expect to make quarterly dividend payments following such calculation.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed as dividends will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain). See “Federal Income Tax Considerations — Annual Distribution Requirements.”

Dividends will be declared at the discretion of our board of directors. Our board will be guided, in substantial part, by its desire to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. We may borrow money, issue securities or sell assets in order to make dividend distributions.

We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash dividends may incur transaction expenses in liquidating the securities.

Dividend Reinvestment Plan

We have adopted an amended and restated dividend reinvestment plan that allows you to have dividends and other distributions otherwise distributable to you invested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. The full text of our amended and restated dividend reinvestment plan is included as Appendix B to this prospectus.

Eligibility

All of our stockholders are eligible to participate in our dividend reinvestment plan except for restrictions imposed by us in order to comply with the securities laws of various jurisdictions. We may elect to deny your participation in this plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange or the Nasdaq National Market, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

Assuming you are eligible, you may elect to participate in our dividend reinvestment plan by completing the Subscription Agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may generally continue to purchase shares under our dividend reinvestment plan until we have terminated the plan. You can choose to have all or a portion of your dividends reinvested through our dividend reinvestment plan. You may also change the percentage of your dividends that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchase shares in this offering other than through a participating broker-dealer, through the dealer manager.

Stock Purchases

Shares will be purchased under our dividend reinvestment plan on the quarterly distribution payment dates. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of dividends under the plan.

The purchase price per share will be the higher of $9.55 or 95% of the estimated value of a share of our common stock, as estimated by our advisor or another firm chosen for that purpose. We intend to use our advisor’s estimate until at least three fiscal years after completion of our offering stage. We will view our offering stage as complete upon the termination of our first public equity offering that is followed by a one-year period during which we do not engage in another public equity offering. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in Wells OP II). Our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. This estimated value may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated the portfolio.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your quarterly purchases under the dividend reinvestment plan. The dealer manager or participating broker-dealer will provide the confirmation to you or your designee within five business days after the end of each quarter, which confirmation is to disclose the following information:

•	each distribution reinvested for your account during the quarter;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year.

Fees and Commissions

No selling commissions or dealer manager fees are payable on shares sold under the dividend reinvestment plan, and we will not receive a fee for selling shares under the dividend reinvestment plan. Sales under this plan, however, will result in greater fee income for our advisor. See “Management Compensation.”

Voting

You may vote all whole shares acquired through our dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until three years after our offering stage is complete, we expect that (i) we will sell shares under our dividend reinvestment plan at $9.55 per share; (ii) no secondary trading market for our shares will develop; and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until three years after our offering stage is complete, participants in our dividend reinvestment plan will be treated as having received a dividend of $10.00 for each $9.55 reinvested by them under the plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders— Distributions Generally.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation

You may terminate your participation in our dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. We will terminate your participation to the extent that a reinvestment of your dividends in our shares would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our dividend reinvestment plan for any reason at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of the board of directors) will only take effect upon 10 days’ written notice to participants.

Share Redemption Program

Our board of directors approved revisions to our share redemption program that enable stockholders to sell their shares to us, subject to the limitations described below. The revisions, which will go into effect April 27, 2006, relate to the total amount of redemptions we can make if the redemption is sought upon the death or qualifying disability of a stockholder and should increase the number of shares we can redeem upon the request of the heirs of our stockholders. Set forth below is a full description of our revised share redemption program.

For Ordinary Redemptions (those that do not occur within two years of death or qualifying disability), the initial price at which we will repurchase a share under the share redemption program is 91% of the price at which we sold the share. We will pay $9.10 to redeem a share issued at $10.00. This initial redemption price will remain fixed until three years after we complete our offering stage. We define the completion of our offering stage to be upon the termination of our first public equity offering that is followed by a one-year period in which we do not engage in another public equity offering. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in Wells OP II).

Three years after we complete our offering stage, the redemption price for Ordinary Redemptions will equal 95% of the estimated per share value of our shares, as estimated by our advisor or another firm chosen for that purpose. We will report this redemption price in the annual report and the three quarterly reports that we publicly file with the SEC.

There are several limitations on our ability to redeem shares:

•	We will not make an Ordinary Redemption until one year after the issuance of the share to be redeemed.

•	We will not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for Ordinary Redemptions since the beginning of the then-current calendar year to exceed 50% of the net proceeds from the sale of shares under our dividend reinvestment plan during such period.

•	We will limit Ordinary Redemptions and those in connection with a “qualifying disability” (as defined below) so that the aggregate of such redemptions during any calendar year do not exceed 100% of the net proceeds from our dividend reinvestment plan during the calendar year.

•	We will limit all redemptions (including those upon the death or “qualifying disability” of a stockholder) during any calendar year to no more than 5% of the weighted-average number of shares outstanding in the prior calendar year.

Subject to the limitations described above, we will redeem shares on the last business day of each month. Requests for redemption must be received at least five business days before a month-end redemption date in order for us to repurchase the shares that month. If we cannot purchase all shares presented for redemption, we will honor redemption requests at the applicable month-end on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amount required by applicable state law, then we would redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of the amount required by applicable state law, then we would not redeem any shares that would reduce your holdings below the minimum amount. In the event that you seek the redemption of all of your shares, there is no holding-period requirement for shares purchased pursuant to our dividend reinvestment plan.

If we do not completely satisfy your redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we can redeem under the program, we will treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless you withdraw the request before the next date for redemptions. You may withdraw a redemption request upon written notice to us at the address below before the date for redemption.

In several respects we treat redemptions sought within two years of a stockholder’s death or “qualifying disability” (as defined below) differently from Ordinary Redemptions. First, there is no requirement that the shares be outstanding for at least a year before being redeemed. Second, the redemption price equals 100% of the price at which we sold the share until three years after we complete our offering stage. At that time, the redemption price will be 100% of the price at which we sold the share or 100% of the estimate of our per share value, whichever is greater. Finally, there are the differences in the limitations imposed on different types of redemptions as described in the bullets above.

In order for a disability to entitle a stockholder to the special redemption terms described above (a “qualifying disability”), (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (i) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act or waiver of insurance premiums will not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age,

•	temporary disabilities and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special redemption terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above.

A stockholder that is a trust may only redeem on the terms available in connection with the death or disability of a stockholder if the deceased or disabled was the sole beneficiary of the trust or if the only other beneficiary of the trust was the spouse of the deceased or disabled.

Qualifying stockholders who desire to redeem their shares must give written notice to Wells Investment Securities, our dealer manager for our ongoing public offering, at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, ATTN: Investor Services. Wells Investment Securities is responsible for all services to be performed in connection with the share redemption program, although it has outsourced clerical duties to our advisor.

Our board of directors may amend, suspend or terminate the share redemption program upon 30 days’ notice. We will notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During a public offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program only provides stockholders a limited ability to redeem shares for cash until a secondary market develops for the shares, at which time the program will terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on the Nasdaq National Market; or

•	a transaction involving the conversion to corporate, trust, or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Wells Capital or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and dissolution of us;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

Wells Operating Partnership II, L.P., which we refer to as “Wells OP II,” was formed in July 2003 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis (the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of Wells OP II are deemed to be assets and income of the REIT.

We expect that substantially all of our assets will be held by Wells OP II. We are the sole general partner of Wells OP II and, as of March 24, 2006, owned approximately 99.9% of the equity interests in Wells OP II. As the sole general partner, we have the exclusive power to manage and conduct the business of Wells OP II. Wells Capital is the sole limited partner of Wells OP II, which interests it purchased for $200,000 in 2003.

The following is a summary of material provisions of the limited partnership agreement of Wells OP II. This summary is qualified by the specific language in the limited partnership agreement. You should refer to the actual limited partnership agreement for more detail. You may request a copy of the partnership agreement, at no cost, by writing or telephoning us as set forth below at “Where You Can Find More Information.”

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Wells OP II as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Wells OP II will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Wells OP II requires additional funds at any time in excess of capital contributions made by us and Wells Capital or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to Wells OP II on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Wells OP II to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of Wells OP II and us.

Operations

The limited partnership agreement of Wells OP II provides that, so long as we remain qualified as a REIT, Wells OP II is to be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes. As general partner of Wells OP II, we are also empowered to do anything to ensure that Wells OP II will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in Wells OP II being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The limited partnership agreement provides that Wells OP II will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts that we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in Wells OP II will receive the same amount of annual cash flow distributions as the amount of annual dividends paid to the holder of one of our shares.

Similarly, the limited partnership agreement provides that taxable income is allocated to the partners of Wells OP II in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in Wells OP II will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Wells OP II. Losses cannot be passed through to our stockholders.

If Wells OP II liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

As Wells OP II’s general partner, we generally have complete and exclusive discretion to manage and control Wells OP II’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine Wells OP II with another entity.

Wells OP II pays all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. Wells OP II also pays all of our administrative costs and expenses and such expenses are treated as expenses of Wells OP II. Such expenses include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we incur for which we are not reimbursed by Wells OP II are costs and expenses relating to properties we own outside of Wells OP II. We pay the expenses relating to such properties directly.

Exchange Rights

The limited partners of Wells OP II have the right to cause Wells OP II to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units for cash or by issuing one share of our common stock for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners may exercise their exchange rights only after their limited partnership units have been outstanding for one year. A limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units. In that case, he must exercise his exchange right for all of his units.

Change in General Partner

We are generally not allowed to withdraw as the general partner of Wells OP II or transfer our general partnership interest in Wells OP II (except to a wholly owned subsidiary). The principal exception to this is if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we are the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to Wells OP II in return for an interest in Wells OP II and agrees to assume all obligations of the general partner of Wells OP II. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners may not transfer their interests in Wells OP II, in whole or in part, without our written consent as the general partner. In addition, pursuant to our charter, Wells Capital may not transfer its interest in Wells OP II as long as it is acting as our advisor.

Amendment of Limited Partnership Agreement

An amendment to the limited partnership agreement requires the consent of the holders of a majority of the partnership units (including the partnership units we hold). Additionally, we, as general partner, must approve any amendment. However, certain amendments require the consent of the holders of a majority of the partnership units (excluding the partnership units we or one of our affiliates holds). Such amendments include:

•	any amendment affecting the exchange right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave Wells OP II in existence to hold all the assets of the surviving entity);

•	any amendment that would adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units; and

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of 475,000,000 shares through Wells Investment Securities, our dealer manager, a registered broker-dealer affiliated with Wells Capital, our advisor. Of this amount, we are offering 300,000,000 shares in our primary offering at a price of $10.00 per share (except as noted below) on a “best efforts” basis, which means that the dealer manager must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares. We are offering the remaining 175,000,000 shares through our dividend reinvestment plan at a purchase price equal to the higher of $9.55 per share or 95% of the estimated value of a share as estimated by our advisor or another firm we choose for that purpose. We expect to sell the 300,000,000 primary offering shares over the two-year period that commenced November 10, 2005. If we have not sold all of the primary offering shares within two years, we may continue the primary offering until December 1, 2008. Under rules recently promulgated by the SEC, in some circumstances we could continue the primary offering until as late as June 1, 2009. If we decide to continue the primary offering beyond November 10, 2007, we will provide that information in a prospectus supplement. We may continue to offer the 175,000,000 dividend reinvestment plan shares beyond these dates until we have sold all of these shares through the reinvestment of dividends. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement. We reserve the right to terminate this offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Wells Investment Securities, our dealer manager and affiliate, will receive selling commissions of 7.0% of the gross offering proceeds and a dealer manager fee of 2.5% of the gross offering proceeds for shares sold in our primary offering. With respect to our dividend reinvestment plan, we will not pay selling commissions or the dealer manager fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

We currently expect the dealer manager to utilize three channels to sell our shares, each of which has a different selling commission and dealer manager fee structure. The dealer manager may authorize other broker-dealers that are members of the NASD, which we refer to as participating broker-dealers, to sell our shares. Our first distribution channel involves those participating broker-dealers compensated solely on a commission basis for the sale. Our second distribution channel will be sales through investment advisery representatives affiliated with a participating broker-dealer in which the representative is compensated for investment advisery services on a fee-for-service basis. Our third distribution channel will be sales through independent investment advisers (i.e., they are not affiliated with a broker-dealer) and through banks acting as trustees or fiduciaries.

In the event of the sale of shares in our primary offering by a participating broker-dealer involving a registered representative compensated on a commission basis for the sale, the dealer manager will reallow its selling commissions in an amount equal to 7.0% of the gross offering proceeds attributable to the participating broker-dealer. In the event of the sale of shares in our primary offering through an investment advisery representative affiliated with a participating broker-dealer in which the representative is compensated on a fee-for-service basis by the investor, the dealer manager will waive its right to a commission, and we will sell such shares for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable.

The dealer manager may reallow to a participating broker-dealer a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a marketing fee, which fee is not to exceed 1.5% of the gross sales of the broker-dealer.

In the event of the sale of shares in our primary offering through an independent investment adviser (or bank acting as a trustee or fiduciary), the dealer manager will waive its right to a selling commission and will reduce the dealer manager fee to 1.5% of gross offering proceeds. We will sell such shares for $9.20 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable and that the dealer manager fee will be reduced from 2.5% to 1.5%, or by approximately $0.10 per share.

In addition to the compensation described above, we will also reimburse the dealer manager and its affiliates for some of their costs in connection with the offering as described in the table below, which table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by the NASD assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and

Participating Broker-Dealer Compensation

Dealer manager fee (maximum)	$75,000,000
Selling commissions (maximum)	$210,000,000
Salary allocations of sales managers and their support personnel(1)	$1,600,000	(2)
Expense reimbursements for retail seminars(3)(4)	$6,620,000	(2)
Expense reimbursements for educational conferences(4)(5)	$4,400,000	(2)
Legal fees allocable to dealer manager(4)	$500,000	(2)
Reimbursement of due diligence expenses(4) (6)	$100,000	(2)

Total	$298,220,000

(1)	These costs are borne by Wells Capital and are not reimbursed by us.
(2)	Amounts shown are estimates.
(3)	These amounts consist primarily of reimbursements for travel, meals, lodging and attendance fees incurred by employees of Wells Investment Securities, Wells Capital or one of their affiliates to attend retail seminars sponsored by participating broker-dealers.
(4)	Subject to the cap on organization and offering expenses described below, we will reimburse Wells Investment Securities or its affiliates for these expenses. In some cases, these payments will serve to reimburse Wells Investment Securities for amounts it has paid to participating broker-dealers for the items noted.

(5)	These amounts consist of expense reimbursements for actual costs incurred in connection with attending educational conferences hosted by us. The expenses consist of the travel, meals and lodging of (i) representatives of participating broker-dealers and (ii) wholesalers and other NASD-registered personnel associated with Wells Investment Securities. All conferences will be held in the vicinity of our headquarters, which is in Norcross, Georgia, unless the NASD permits a conference in another location.
(6)	We may reimburse the dealer manager for reimbursements it may make to broker-dealers for reasonable bona fide due diligence expenses up to a maximum of 0.5% of our gross offering proceeds. In many cases, however, a marketing fee agreement between the dealer manager and the participating broker-dealer will provide that neither we nor the dealer manager will be obligated to reimburse the due diligence expenses of the participating broker-dealer. Because of those marketing fee arrangements, we expect the total amount of our reimbursement of bona fide due diligence expenses of broker-dealers will be far less than the 0.5% of gross offering proceeds permitted by the NASD.

As required by the rules of the NASD, total underwriting compensation will not exceed 10% of our gross offering proceeds, except for bona fide due diligence expenses, which will not exceed 0.5% of our gross offering proceeds. The NASD and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. With Wells Capital’s obligation to reimburse us to the extent the organization and offering expenses (other than the dealer manager fee and selling commissions) exceed 2% of our gross offering proceeds, our total organization and offering expenses are capped at 11.5% of the gross proceeds of our primary offering and 2% of the gross proceeds of our dividend reinvestment plan offering, as shown in the following table:

Organization and Offering Expenses

	Maximum Percent of Gross Offering Proceeds
Expense	Primary Offering	Dividend Reinvestment Plan Offering
Selling commissions	7.0%	—
Dealer manager fee	2.5%	—
All other organization and offering expenses	2.0%	2.0%

Total	11.5%	2.0%

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

We may sell shares in our primary offering to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and qualified plans of their representatives for $9.30 per share, reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares.

Our directors and officers and directors, officers and employees of Wells Capital or its affiliates may purchase shares in our primary offering at a discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Wells Capital and its affiliates are expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

An investor purchasing more than 50,000 shares at any one time through a single participating broker-dealer will be eligible for a discount on the purchase price of the shares above 50,000. The selling commission payable to the participating broker-dealer will be commensurately reduced. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

Shares Purchased in the Transaction	Commission Rate (Based on a $10.00 Price Per Share)	Price Per Share to Investor
1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 300,000	4.0%	$9.70
300,001 to 400,000	3.0%	$9.60
400,001 to 500,000	2.0%	$9.50
500,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,249,996 would result in a total purchase of 126,020 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	26,020 shares at $9.80 per share (total: $254,996) and a 5.0% commission.

Subscription Procedures

To purchase shares in this offering, you must complete the Subscription Agreement, a sample of which is contained in this prospectus as Appendix A. You should pay for your shares by check payable to “Wells Real Estate Investment Trust II, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the Subscription Agreement that you have received a copy of this prospectus. In order to ensure that you have had sufficient time to review this prospectus, we will refund your subscription amount upon written request to the Company if your request is received within five business days of the earlier of (i) your completion of the Subscription Agreement or (ii) your receipt of this prospectus. To revoke your subscription and receive a refund of your subscription amount, send your written request (including the date upon which you completed your subscription agreement or received this prospectus, as applicable) to the following address:

Wells Investment Securities, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Attn: Client Services

Telephone: (800) 557-4830 or (770) 243-8282

Fax: (770) 243-8198

E-mail: client.services@wellsref.com

www.wellsref.com

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering of $1,000. The minimum periodic investment is $100 per month.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Suitability Standards

Those selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the prospective stockholder regarding such person’s financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation;

•	is in a financial position appropriate to enable the prospective stockholder to realize to a significant extent the benefits described in this prospectus of an investment in the shares; and

•	has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of Wells Capital and its affiliates; and

•	the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Those selling shares on our behalf must maintain or cause to be maintained, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

For your initial investment in our shares, you must invest at least $1,000, except as described below. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase for Maine, New York and North Carolina investors is $2,500, except for IRAs, which must invest a minimum of $1,000. The minimum purchase amount for Minnesota investors is $2,500, except for IRAs and other qualified retirement plans, which must invest a minimum of $2,000.

Except in the states of Ohio, Maine, Minnesota, Nebraska and Washington, if you have purchased units or shares in other Wells-sponsored public programs, you may invest less than the minimum amount set forth above, but in no event less than $25. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $25, except for additional purchases of shares pursuant to our dividend reinvestment plan or reinvestment plans of other Wells-sponsored public real estate programs.

Until our shares of common stock are listed on a national securities exchange, unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements described above, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper Rudnick Gray Cary US LLP, Raleigh, North Carolina. DLA Piper Rudnick Gray Cary US LLP has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and in October 2005 rendered an opinion to us that, commencing with our taxable year ending December 31, 2003, we were organized in conformity with the requirements for qualification and taxation as a REIT and our proposed method of operation would allow us to meet the requirements for qualification and taxation as a REIT under the Code.

EXPERTS

The consolidated financial statements of Wells Real Estate Investment Trust II, Inc. as of December 31, 2005 and 2004, and for the years ended December 31, 2005 and 2004, and for the period from inception (July 3, 2003) to December 31, 2003, and the related financial statement schedules appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The Statements of Revenues Over Certain Operating Expenses of the Weatherford Center Houston Building, the Republic Drive Buildings, the Manhattan Towers Property, the 180 Park Avenue Buildings, the One Glenlake Building, the 80 M Street Building, the One West Fourth Street Building, the Wildwood Buildings, the Emerald Point Building, the Corridors III Building and the Highland Landmark III Building for the year ended December 31, 2003 and of the 180 Park Avenue 105 Building, the Governor’s Pointe Buildings, the 100 East Pratt Building and the University Circle Buildings for the year ended December 31, 2004, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The Statements of Revenues Over Certain Operating Expenses of the 5 Houston Center Building, the Tampa Commons Building and the LakePointe 5 Building for the year ended December 31, 2004 appearing in this Prospectus and Registration Statement have been audited by Frazier & Deeter, LLC, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Key Center Properties Limited Partnership and Key Center Lessee Limited Partnership as of and for the year ended December 31, 2004, included in this Prospectus and

Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s Web site at http://www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

One of our affiliates also maintains an Internet site at http://www.wellsref.com at which there is additional information about us and our affiliates. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

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FINANCIAL STATEMENTS

Wells Real Estate Investment Trust II, Inc. – December 31, 2005

Report of Independent Registered Public Accounting Firm	F-7

Consolidated Balance Sheets as of December 31, 2005 and 2004	F-8

Consolidated Statements of Operations for the Years Ended December 31, 2005 and 2004 and the Period from Inception (July 3, 2003) to December 31, 2003	F-9

Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2005 and 2004 and the Period from Inception (July 3, 2003) to December 31, 2003	F-10

Consolidated Statements of Cash Flows for the Years Ended December 31, 2005 and 2004 and the Period from Inception (July 3, 2003) to December 31, 2003	F-11

Notes to Consolidated Financial Statements	F-12

Schedule II – Valuation and Qualifying Accounts	F-41

Schedule III – Real Estate Assets and Accumulated Depreciation and Amortization	F-42

Weatherford Center Houston Building

Report of Independent Auditors	F-45

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003	F-46

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003	F-47

Republic Drive Buildings

Report of Independent Auditors	F-49

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003	F-50

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003	F-51

Manhattan Towers Property

Report of Independent Auditors	F-53

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003	F-54

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003	F-55

180 Park Avenue Buildings

Report of Independent Auditors	F-57

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (unaudited)	F-58

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (unaudited)	F-59

One Glenlake Building

Report of Independent Auditors	F-61

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (unaudited)	F-62

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (unaudited)	F-63

80 M Street Building

Report of Independent Auditors	F-65

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (unaudited)	F-66

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (unaudited)	F-67

One West Fourth Street Building

Report of Independent Auditors	F-69

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Six Months Ended June 30, 2004 (unaudited)	F-70

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Six Months Ended June 30, 2004 (unaudited)	F-71

Wildwood Buildings

Report of Independent Auditors	F-73

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)	F-74

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)	F-75

Emerald Point Building

Report of Independent Auditors	F-77

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)	F-78

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)	F-79

The Corridors III Building

Report of Independent Auditors	F-81

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)	F-82

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)	F-83

Highland Landmark III Building

Report of Independent Auditors	F-85

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)	F-86

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)	F-87

180 Park Avenue 105 Building

Report of Independent Auditors	F-89

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Three Months Ended March 31, 2005 (unaudited)	F-90

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Three Months Ended March 31, 2005 (unaudited)	F-91

Governor’s Pointe Buildings

Report of Independent Auditors	F-93

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Three Months Ended March 31, 2005 (unaudited)	F-94

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Three Months Ended March 31, 2005 (unaudited)	F-95

100 East Pratt Building

Report of Independent Auditors	F-97

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Three Months Ended March 31, 2005 (unaudited)	F-98

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Three Months Ended March 31, 2005 (unaudited)	F-99

University Circle Buildings

Report of Independent Auditors	F-101

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Six Months Ended June 30, 2005 (unaudited)	F-102

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Six Months Ended June 30, 2005 (unaudited)	F-103

5 Houston Center Building

Independent Auditors’ Report	F-105

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Nine Months Ended September 30, 2005 (unaudited)	F-106

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Nine Months Ended September 30, 2005 (unaudited)	F-107

Tampa Commons Building

Independent Auditors’ Report	F-109

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Nine Months Ended September 30, 2005 (unaudited)	F-110

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Nine Months Ended September 30, 2005 (unaudited)	F-111

LakePointe 5 Building

Independent Auditors’ Report	F-113

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Nine Months Ended September 30, 2005 (unaudited)	F-114

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Nine Months Ended September 30, 2005 (unaudited)	F-115

Key Center Properties Limited Partnership

Independent Auditors’ Report	F-117

Balance Sheet as of December 31, 2004	F-118

Statement of Operations for the Year Ended December 31, 2004	F-119

Statement of Partners’ Equity for the Year Ended December 31, 2004	F-120

Statement of Cash Flows for the Year Ended December 31, 2004	F-121

Notes to Financial Statements for the Year Ended December 31, 2004	F-122

Balance Sheet as of September 30, 2005 (unaudited)	F-126

Statement of Operations for the Nine Months Ended September 30, 2005 (unaudited)	F-127

Statement of Partners’ Equity for the Nine Months Ended September 30, 2005 (unaudited)	F-128

Statement of Cash Flows for the Nine Months Ended September 30, 2005 (unaudited)	F-129

Notes to Financial Statements for the Nine Months Ended September 30, 2005 (unaudited)	F-130

Key Center Lessee Limited Partnership

Independent Auditors’ Report	F-133

Balance Sheet as of December 31, 2004	F-134

Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2004	F-135

Statement of Partners’ Equity (Deficit) for the Year Ended December 31, 2004	F-136

Statement of Cash Flows for the Year Ended December 31, 2004	F-137

Notes to Financial Statements for the Year Ended December 31, 2004	F-138

Balance Sheet as of September 30, 2005 (unaudited)	F-141

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying consolidated balance sheets of Wells Real Estate Investment Trust II, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2005 and 2004 and the period from inception (July 3, 2003) through December 31, 2003. Our audits also included the accompanying financial statement schedules. These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wells Real Estate Investment Trust II, Inc. at December 31, 2005 and 2004, and the consolidated results of its operations and its cash flows for the years ended December 31, 2005 and 2004 and the period from inception (July 3, 2003) to December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/S/ ERNST & YOUNG LLP

Atlanta, Georgia

March 2, 2006

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share and per share data)

	December 31,
	2005	2004
Assets:
Real estate assets, at cost:
Land	$277,097	$152,399
Buildings and improvements, less accumulated depreciation of $31,961 and $7,456 as of December 31, 2005 and 2004, respectively	1,589,689	616,201
Intangible lease assets, less accumulated amortization of $43,538 and $9,453 as of December 31, 2005 and 2004, respectively	390,001	169,443
Construction in progress	6,040	447

Total real estate assets	2,262,827	938,490

Cash and cash equivalents	35,352	20,876
Tenant receivables, net of allowance for doubtful accounts of $735 and $432 as of December 31, 2005 and 2004, respectively	27,887	7,500
Prepaid expenses and other assets	44,033	4,769
Deferred financing costs, less accumulated amortization of $614 and $311 as of December 31, 2005 and 2004, respectively	3,231	977
Deferred lease costs, less accumulated amortization of $20,929 and $4,684 as of December 31, 2005 and 2004, respectively	237,553	105,153
Investments in bonds	78,000	78,000

Total assets	$2,688,883	$1,155,765

Liabilities and Stockholders’ Equity:
Lines of credit and notes payable	$832,402	$350,505
Accounts payable, accrued expenses, and accrued capital expenditures	31,694	11,664
Due to affiliates	8,220	9,823
Dividends payable	5,142	1,964
Deferred income	8,387	1,408
Intangible lease liabilities, less accumulated amortization of $3,894 and $716 as of December 31, 2005 and 2004, respectively	62,560	24,074
Obligations under capital leases	78,000	78,000

Total liabilities	1,026,405	477,438

Commitments and Contingencies	—	—

Minority Interest	2,724	1,212

Stockholders’ Equity:
Common stock, $0.01 par value; 900,000,000 shares authorized, 197,403,280 and 79,132,494 shares issued and outstanding as of December 31, 2005 and 2004, respectively	1,974	791
Additional paid-in capital	1,752,162	699,463
Cumulative distributions in excess of earnings	(94,382)	(23,139)

Total stockholders’ equity	1,659,754	677,115

Total liabilities, minority interest, and stockholders’ equity	$2,688,883	$1,155,765

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Years Ended December 31,		Period from Inception (July 3, 2003) to December 31, 2003
	2005	2004
Revenues:
Rental income	$134,972	$43,864	$—
Tenant reimbursements	29,036	6,837	—

	164,008	50,701	—

Expenses:
Property operating costs	45,818	12,836	—
Asset and property management fees:
Related party	10,639	3,098	—
Other	2,539	823	—
Depreciation	24,505	7,456	—
Amortization	43,210	12,028	—
General and administrative	9,056	4,339	94

	135,767	40,580	94

Real estate operating income (loss)	28,241	10,121	(94)

Other income (expense):
Interest expense	(25,098)	(17,610)	—
Interest and other income	9,557	2,921	—

	(15,541)	(14,689)	—

Income (loss) before minority interest and income tax benefit	12,700	(4,568)	(94)

Minority interest in (earnings) loss of consolidated subsidiaries	(220)	6	94

Income (loss) before income tax benefit	12,480	(4,562)	—

Income tax benefit	41	—	—

Net income (loss)	$12,521	$(4,562)	$—

Net income (loss) per share - basic and diluted	$0.09	$(0.15)	$(4.70)

Weighted-average shares outstanding - basic and diluted	139,680	31,372	—

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except per share amounts)

	Common Stock		Additional Paid-In Capital	Cumulative Distributions in Excess of Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance, July 3, 2003 (inception)	—	$—	$—	$—	$—
Issuance of common stock	—	—	1	—	1
Net loss	—	—	—	—	—

Balance, December 31, 2003	—	—	1	—	1

Issuance of common stock	79,201	792	791,220	—	792,012
Redemptions of common stock	(69)	(1)	(689)	—	(690)
Dividends ($0.49 per share)	—	—	—	(18,577)	(18,577)
Commissions and discounts on stock sales and related dealer-manager fees	—	—	(75,241)	—	(75,241)
Other offering costs	—	—	(15,828)	—	(15,828)
Net loss	—	—	—	(4,562)	(4,562)

Balance, December 31, 2004	79,132	791	699,463	(23,139)	677,115

Issuance of common stock	119,875	1,199	1,197,555	—	1,198,754
Redemptions of common stock	(1,604)	(16)	(15,304)	—	(15,320)
Dividends ($0.60 per share)	—	—	—	(83,764)	(83,764)
Commissions and discounts on stock sales and related dealer-manager fees	—	—	(113,017)	—	(113,017)
Other offering costs	—	—	(16,535)	—	(16,535)
Net income	—	—	—	12,521	12,521

Balance, December 31, 2005	197,403	$1,974	$1,752,162	$(94,382)	$1,659,754

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,		Period from Inception (July 3, 2003) to December 31, 2003
	2005	2004
Cash Flows from Operating Activities:
Net income (loss)	$12,521	$(4,562)	$—
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Minority interest in earnings (loss) of consolidated entities	220	(6)	(94)
Depreciation	24,505	7,456	—
Amortization	48,542	18,829	—
Changes in assets and liabilities:
Increase in tenant receivables, net	(19,593)	(7,500)	—
Increase in prepaid expenses and other assets	(4,609)	(1,810)	(513)
Increase in accounts payable and accrued expenses	6,450	9,907	563
Increase in due to affiliates	1,336	—	—
Increase in deferred income	6,979	408	—

Net cash provided by (used in) operating activities	76,351	22,722	(44)

Cash Flows from Investing Activities:
Investment in real estate	(1,225,058)	(861,192)	—
Proceeds from master leases	15,437	—	—
Earnest money paid	(23,238)	(46,397)	—
Acquisition fees paid	(25,253)	(12,069)	—
Deferred lease costs paid	(4,016)	—	—

Net cash used in investing activities	(1,262,128)	(919,658)	—

Cash Flows from Financing Activities:
Deferred financing costs paid	(3,650)	(6,382)	—
Proceeds from lines of credit and notes payable	592,363	911,607	—
Repayments of lines of credit and notes payable	(360,676)	(675,620)	—
Dividends paid to stockholders	(80,586)	(16,613)	—
Distributions paid to minority interest partner	(227)	—	—
Issuance of common stock	1,194,594	790,270	1
Commissions on stock sales and related dealer-manager fees paid	(109,424)	(72,848)	—
Other offering costs paid	(17,547)	(12,069)	—
Redemptions of common stock	(15,320)	(690)	—
Contribution from minority interest partner	726	—	200

Net cash provided by financing activities	1,200,253	917,655	201

Net increase in cash and cash equivalents	14,476	20,719	157

Cash and cash equivalents, beginning of period	20,876	157	—

Cash and cash equivalents, end of period	$35,352	$20,876	$157

See accompanying notes.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005, 2004, AND 2003

1. ORGANIZATION

Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. Wells REIT II engages in the acquisition and ownership of commercial real estate properties throughout the United States, including properties that are under construction, are newly constructed, or have operating histories. Wells REIT II was incorporated on July 3, 2003 and commenced operations on January 22, 2004. Wells REIT II conducts business primarily through Wells Operating Partnership II, L.P. (“Wells OP II”), a Delaware limited partnership. Wells REIT II is the sole general partner of Wells OP II and controls the operations of Wells OP II. As of December 31, 2005, Wells REIT II owned more than 99.9% of the equity interests in Wells OP II. Wells Capital, Inc. (“Wells Capital”), the external advisor to Wells REIT II, is the sole limited partner of Wells OP II. Wells OP II acquires, develops, owns, leases, and operates real properties directly, through wholly owned subsidiaries or through joint ventures. References to Wells REIT II herein shall include all subsidiaries of Wells REIT II, including Wells OP II, its subsidiaries, and consolidated joint ventures. See Note 8 for a discussion of the advisory services provided by Wells Capital.

As of December 31, 2005, Wells REIT II owned interests in 37 office properties, one industrial building, and one hotel, comprising approximately 11.3 million square feet of commercial office space located in 15 states and the District of Columbia. Thirty-three of the properties are wholly owned and six are owned through consolidated joint ventures. As of December 31, 2005, the office and industrial properties were approximately 96.4% leased.

On December 1, 2003, Wells REIT II commenced its initial public offering of up to 785.0 million shares of common stock pursuant to a Registration Statement filed on Form S-11 under the Securities Act of 1933, with 185.0 million of such shares reserved for issuance under Wells REIT II’s dividend reinvestment plan. Wells REIT II stopped offering shares for sale under the primary offering on November 26, 2005. Wells REIT II raised gross offering proceeds of approximately $2.0 billion from the sale of approximately 195.2 million shares in its initial public offering. On November 10, 2005, Wells REIT II commenced a follow-on offering of up to 300.6 million shares of common stock pursuant to a Registration Statement filed on Form S-11 under the Securities Act of 1933, with 0.6 million of such shares reserved for issuance under Wells REIT II’s dividend reinvestment plan. As of December 31, 2005, Wells REIT II had raised gross offering proceeds of approximately $38.5 million from the sale of approximately 3.9 million shares in the follow-on offering.

After reducing aggregate gross offering proceeds raised from the sale of common stock in the initial public offering and follow-on offering of approximately $2.0 billion for payments of acquisition fees of approximately $39.7 million, selling commissions and dealer-manager fees of approximately $188.3 million, other organization and offering expenses of approximately $32.4 million, and common stock redemptions of approximately $16.7 million under the share redemption program, Wells REIT II had received aggregate net offering proceeds of approximately $1.7 billion as of December 31, 2005, all of which has been invested in real properties.

Wells REIT II’s stock is not listed on a public securities exchange. However, Wells REIT II’s charter requires that, in the event that Wells REIT II’s stock is not listed on a national securities exchange by October 2015, Wells REIT II must either seek stockholder approval of an extension or amendment of this listing deadline or stockholder approval to begin liquidating investments and distributing the resulting proceeds to the stockholders. In the event that Wells REIT II seeks stockholder approval for an extension or amendment to this listing date and does not obtain it, Wells REIT II will then be required to seek stockholder approval to liquidate. In this circumstance, if Wells REIT II seeks and does not obtain approval to liquidate, Wells REIT II will not be required to list or liquidate and could continue to operate indefinitely as an unlisted company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

Wells REIT II’s consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and include the accounts of Wells REIT II, Wells OP II, and any variable interest entities in which Wells REIT II or Wells OP II is the primary beneficiary, as defined by Financial Accounting Standards Board Interpretation No. (“FIN”) 46(R), Consolidation of Variable Interest Entities, which supersedes FIN 46 and is an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements (“ARB 51”). FIN 46(R) requires the identification of variable interest entities (“VIEs”), which are defined as entities that have a level of invested equity insufficient to fund future activities on a stand alone basis or whose equity holders lack certain characteristics of a controlling financial interest. FIN 46(R) requires the consolidation of such VIEs in cases where Wells REIT II absorbs a majority of the expected losses and returns and is, therefore, considered the primary beneficiary. The accompanying consolidated financial statements also include the accounts of entities in those situations where FIN 46(R) is not applicable and in which Wells REIT II or Wells OP II owns a controlling financial interest, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 94, Consolidation of All Majority-Owned Subsidiaries, ARB 51, and Statement of Position (“SOP”) No. 78-9, Accounting for Investments in Real Estate Ventures. In determining whether Wells REIT II or Wells OP II has a controlling financial interest, the following factors are considered, among others: ownership of voting interests, protective rights of investors and participatory rights of investors.

On December 22, 2005, Wells REIT II acquired a 50% interest in an office tower, a full-service hotel, and a parking garage (collectively, the “Key Center Complex”) through its ownership in Key Center Properties LLC (“KCP LLC”), a joint venture between Wells REIT II and Key Center Properties Limited Partnership (“KCPLP”). Wells REIT II has a note receivable due from KCPLP for approximately $72.9 million, which approximates KCPLP’s minority interest in KCP LLC. Wells REIT II has evaluated KCP LLC and KCPLP under the provisions of FIN 46(R) and concluded that both entities are VIEs for which Wells REIT II is the primary beneficiary. Accordingly, Wells REIT II has included the accounts of KCP LLC and KCPLP in the accompanying consolidated financial statements. As a result of consolidating KCPLP into the accounts of Wells REIT II, the aforementioned note receivable and 50% minority interest in KCP LLC were eliminated. The minority interest in KCPLP that is included in the accompanying consolidated balance sheets represents claims against specific, rather than general, assets and liabilities of KCPLP.

Wells REIT II owns interests in four real properties through its ownership in the following entities: Wells REIT II/Lincoln-Highland Landmark III, LLC, Nashoba View Ownership, LLC, and 2420 Lakemont Avenue, LLC (the “Joint Ventures”). Wells REIT II has evaluated the Joint Ventures under the provisions of FIN 46(R) and concluded that none are VIEs. Accordingly, upon applying the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 94, Consolidation of All Majority-Owned Subsidiaries, ARB 51, and Statement of Position (“SOP”) No. 78-9, Accounting for Investments in Real Estate Ventures, Wells REIT II has concluded that each of the Joint Ventures should be consolidated and has, therefore, included the accounts of the consolidated Joint Ventures in the accompanying consolidated financial statements.

All significant intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

Real Estate Assets

Real estate assets are stated at cost less accumulated depreciation and amortization. Amounts capitalized to real estate assets consist of the cost of acquisition or construction, application of acquisition fees incurred, and any tenant improvements or major improvements and betterments that extend the useful life of the related asset. All repairs and maintenance are expensed as incurred. Additionally, Wells REIT II capitalizes interest while the development of a real estate asset is in progress. Approximately $4,000 and $49,000 of interest was capitalized during the years ended December 31, 2005 and 2004, respectively.

Wells REIT II’s real estate assets are depreciated or amortized using the straight-line method over the following useful lives:

Building	40 years
Building improvements	5-25 years
Tenant improvements	Shorter of economic life or lease term
Intangible lease assets	Lease term

Wells REIT II continually monitors events and changes in circumstances that could indicate that the carrying amounts of the real estate and related intangible assets of both operating properties and properties under construction, in which Wells REIT II has an ownership interest, either directly or through investments in joint ventures, may not be recoverable. When indicators of potential impairment are present that suggest that the carrying amounts of real estate and related intangible assets may not be recoverable, Wells REIT II assesses the recoverability of these assets by determining whether the carrying value will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, Wells REIT II decreases the carrying value of the real estate and related intangible assets to the estimated fair values, as defined by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and recognizes impairment losses. Estimated fair values are calculated based on the following information in order of preference, dependent upon availability: (i) recently quoted market prices, (ii) market prices for comparable properties, or (iii) the present value of undiscounted cash flows, including estimated salvage value. Wells REIT II has determined that there has been no impairment in the carrying value of real estate assets held by Wells REIT II during the years ended December 31, 2005 and 2004. Wells REIT II held no real estate assets as of December 31, 2003.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, Wells REIT II allocates the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their estimated fair values.

The fair values of the tangible assets of an acquired property (which includes land and building) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and building based on management’s determination of the relative fair value of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases, including leasing commissions and other related costs. In estimating carrying costs, management includes real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market demand.

The fair values of above-market and below-market in-place leases are recorded based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values are recorded as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals that are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements and other direct costs and are estimated based on management’s consideration of current market costs to execute a similar lease. These direct lease origination costs are included in deferred lease costs in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These lease intangibles are included in intangible lease assets in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases.

As of December 31, 2005 and 2004, Wells REIT II recognized gross above-market in-place leases of approximately $122.8 million and $35.0 million, respectively, and gross intangible absorption period costs of approximately $310.7 million and $143.9 million, respectively, which are included in intangible lease assets in the accompanying consolidated balance sheets. As of December 31, 2005 and 2004, Wells REIT II recognized gross intangible lease origination costs of approximately $253.9 million and $109.8 million, respectively, which are included in deferred lease costs, and gross below-market in-place leases of approximately $66.5 million and $24.8 million, respectively, which are included in intangible lease liabilities in the accompanying consolidated balance sheets.

During the years ended December 31, 2005 and 2004, Wells REIT II recorded amortization expense related to intangible lease origination and absorption period costs of approximately $43.1 million and $12.0 million, respectively. In addition, Wells REIT II recorded a net increase to rental revenues in the accompanying consolidated statements of operations related to amortization of above-market and below-market in-place leases of approximately $3.9 million and $1.4 million for the years ended December 31, 2005 and 2004, respectively.

The remaining unamortized balance for these intangible assets and liabilities will be amortized as follows (in thousands):

	Intangible Lease Assets		Intangible Lease Origination Costs	Intangible Below-Market Lease Liabilities
For the year ending December 31:	Above-Market Lease Assets	Absorption Period Costs
2006	$16,923	$47,340	$28,851	$5,668
2007	16,515	42,509	28,416	5,567
2008	15,868	38,345	27,661	5,533
2009	14,867	33,411	26,285	5,490
2010	13,553	29,010	24,649	5,357
Thereafter	35,900	85,760	97,210	34,945

	$113,626	$276,375	$233,072	$62,560

Weighted-Average Amortization Period	8 years	8 years	9 years	13 years

Cash and Cash Equivalents

Wells REIT II considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value, and consist of investments in money market accounts.

Tenant Receivables

Tenant receivables are comprised of rent and reimbursement billings due from tenants and the cumulative amount of future adjustments necessary to present rental income on a straight-line basis. Tenant receivables are recorded at the original amount earned, less an allowance for any doubtful accounts, which approximates fair value. Management assesses the collectibility of accounts receivable on an ongoing basis and provides for allowances as such balances, or portions thereof, become uncollectible. Wells REIT II adjusted the allowance for doubtful accounts by recording provisions for bad debts of approximately $365,000 and $432,000 for the years ended December 31, 2005 and 2004, respectively, which is included in general and administrative expenses in the accompanying consolidated statements of operations.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets are primarily comprised of escrow accounts held by lenders to pay future real estate taxes, insurance and tenant improvements, earnest money paid in connection with future acquisitions and borrowings, other escrow accounts created in connection with the acquisition of real estate assets, notes receivable, deferred tax asset, prepaid taxes, insurance and operating costs, and capitalized acquisition fees that have not yet been applied to investments in real estate assets. Prepaid expenses and other assets will be expensed as incurred or reclassified to other asset accounts upon being put into service in future periods. Balances without future economic benefit are written off as they are identified. As of December 31, 2005 and 2004, prepaid expenses and other assets consisted of the following (in thousands):

	Years Ended December 31,
	2005	2004
Restricted cash	$38,900	$3,655
Prepaid property taxes	2,092	92
Notes receivable	1,280	—
Prepaid insurance	682	552
Other	1,079	470

	$44,033	$4,769

Deferred Financing Costs

Deferred financing costs are comprised of costs incurred in connection with securing financing from third-party lenders and are capitalized and amortized on a straight-line basis over the term of the related financing arrangements. Wells REIT II recognized amortization of deferred financing costs for the years ended December 31, 2005 and 2004 of approximately $1.4 million and $5.4 million, respectively, which is included in interest expense in the accompanying consolidated statements of operations.

Deferred Lease Costs

Deferred lease costs are comprised of costs incurred to acquire operating leases, including opportunity costs avoided by acquiring in-place leases, and are capitalized and amortized on a straight-line basis over the terms of the related leases. Wells REIT II recognized amortization of deferred lease costs of approximately $16.2 million and $4.7 million, for the years ended December 31, 2005 and 2004, respectively, which is included in amortization in the accompanying consolidated statements of operations.

Investments in Bonds and Obligations Under Capital Leases

As a result of the purchase of certain real estate assets, Wells REIT II has acquired investments in bonds and corresponding obligations under capital leases. Wells REIT II records the bonds at net principal value and obligations under capital leases at the present value of the expected payments. The related amounts of interest income and expense are recognized as earned in equal amounts and, accordingly, do not impact earnings.

Minority Interest

Minority interest represents the equity interests of consolidated subsidiaries that are not owned by Wells REIT II. Minority interest is adjusted for contributions, distributions and earnings (loss) attributable to the minority interest partners of the consolidated joint ventures. Pursuant to the terms of the consolidated joint venture agreements, all earnings and distributions are allocated to the partners of the consolidated joint ventures in accordance with their respective ownership interests. Earnings allocated to such minority interest partners are recorded as minority interest in earnings (loss) of consolidated subsidiaries in the accompanying consolidated statements of operations.

Preferred Stock

Wells REIT II is authorized to issue up to 100,000,000 shares of one or more classes or series of preferred stock with a par value of $0.01 per share. Wells REIT II’s board of directors may determine the relative rights, preferences, and privileges of each class or series of preferred stock issued, which may be more beneficial than the rights, preferences, and privileges attributable to Wells REIT II’s common stock. To date, Wells REIT II has not issued any shares of preferred stock.

Common Stock

The par value of Wells REIT II’s issued and outstanding shares of common stock is classified as common stock in the accompanying consolidated balance sheets, with the remaining net proceeds from the sale of the shares allocated to additional paid-in capital.

Dividends

In order to maintain its status as a REIT, Wells REIT II is required by the Internal Revenue Code of 1986, as amended (the “Code”), to make distributions to stockholders each taxable year equal to at least 90% of its REIT taxable income, computed without regard to the dividends-paid deduction and by excluding net capital gains attributable to stockholders (“REIT taxable income”).

Dividends to be distributed to the stockholders are determined by the board of directors of Wells REIT II and are dependent upon a number of factors relating to Wells REIT II, including funds available for payment of dividends, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order to maintain Wells REIT II’s status as a REIT under the Code.

Commissions and Related Dealer-Manager Fees

Pursuant to the dealer-manager agreement (see Note 8), Wells REIT II has engaged Wells Investment Securities, Inc. (“WIS”) to perform all dealer-manager functions for Wells REIT II. Commissions and related dealer-manager fees are recorded when incurred, based on the sale of Wells REIT II’s shares of common stock, as a reduction to additional paid-in capital.

Other Offering Costs

Pursuant to the Advisory Agreement (see Note 8), Wells Capital is responsible for paying all costs associated with Wells REIT II’s initial and follow-on public offerings. These costs include legal and accounting fees, printing costs, sales and promotional costs, and other costs directly associated with the offering. Subject to certain limitations, Wells REIT II is required to reimburse Wells Capital for these costs. Other offering costs are recorded when incurred as a reduction of additional paid-in capital.

Financial Instruments

Wells REIT II considers its cash and cash equivalents, tenant receivables, accounts payable, investment in bonds, obligations under capital leases, lines of credit, and notes payable to meet the definition of financial instruments. As of December 31, 2005 and 2004, the carrying value of cash and cash equivalents, tenant receivables, accounts payable, investment in bonds, and obligations under capital leases approximated their fair value. As of December 31, 2005 and 2004, the estimated fair value of Wells REIT II’s lines of credit and notes payable was approximately $824.0 million and $348.3 million, respectively.

Revenue Recognition

All leases on real estate assets held by Wells REIT II are classified as operating leases, and the related base rental income is generally recognized on a straight-line basis over the terms of the respective leases.

Tenant reimbursements are recognized as revenue in the period that the related operating cost is incurred and are billed to tenants pursuant to the terms of the underlying leases. Rental income and tenant reimbursements collected in advance are recorded as deferred income in the accompanying consolidated balance sheets. Lease termination income is recognized once the tenant has lost the right to lease the space and Wells REIT II has satisfied all obligations under the related lease or lease termination agreement.

In conjunction with certain acquisitions, Wells REIT II has entered into master lease agreements with various sellers whereby the sellers are obligated to pay rent pertaining to certain non-revenue producing spaces either at the time of, or subsequent to, the property acquisition. These master leases were established at the time of acquisition in order to mitigate the potential negative effects of lost rental revenues and expense reimbursement income. Wells REIT II records payments received under master lease agreements as a reduction of the basis of the underlying property rather than rental income. Wells REIT II received total master lease payments of $15.4 million and $0 during the years ended December 31, 2005 and 2004, respectively. In addition, as of December 31, 2005 and 2004, approximately $0.6 million and $0, respectively, of master lease proceeds were held in escrow, which are included in prepaid expenses and other assets in the accompanying consolidated balance sheets.

Stock-based Compensation

As permitted by the provisions of SFAS No. 123 Accounting and Disclosure for Stock-Based Compensation (“SFAS 123”), Wells REIT II applies Accounting Principles Board (“APB”) Opinion No. 25 Accounting for Stock Issued to Employees (“APB 25”) and the related interpretations in accounting for its stock options accordingly. Wells REIT II does not recognize compensation cost in the accompanying consolidated statements of operations based upon the fair value of stock based compensation but instead provides pro forma disclosure of the compensation expense in the notes to the accompanying consolidated financial statements.

Interest Rate Swap Agreement

Wells REIT II has entered into an interest rate swap to hedge its exposure to changing interest rates on a variable rate construction loan. Wells REIT II accounts for the interest rate swap agreement in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Accordingly, Wells REIT II records the fair value of the interest rate swap agreement as either prepaid expense and other assets or accounts payable, accrued expenses, and accrued capital expenditures, and records changes in the fair value of the interest rate swap agreement as net investment income or expense classified as other income (expense) in the accompanying consolidated statement of operations. All borrowings on the related construction loan will be used to fund the construction of a build-to-suit property. Accordingly, net interest expense is capitalized to the basis of the property when gross interest expense on the construction loan exceeds gross interest rate swap income, and net investment income is recorded and classified as interest and other income when gross interest rate swap income exceeds gross interest expense on the construction loan.

Earnings Per Share

Earnings per share are calculated based on the weighted-average number of common shares outstanding during each period. Outstanding stock options have been excluded from the diluted earnings per share calculation, as their impact would be anti-dilutive using the treasury stock method because the exercise price of the options exceeds the current offering price of Wells REIT II’s common stock.

Income Taxes

Wells REIT II has elected to be taxed as a REIT under the Code and has operated as such beginning with its taxable year ended December 31, 2003. To qualify as a REIT, Wells REIT II must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its REIT taxable income. As a REIT, Wells REIT II generally is not subject to income tax on income it distributes to stockholders. Wells REIT II is subject to certain state and local taxes related to the operations of properties in certain locations, which have been provided for in the accompanying consolidated financial statements.

On October 4, 2005, Wells REIT II created Wells TRS II, LLC (“Wells TRS”), a wholly owned subsidiary organized as a Delaware limited liability company. Wells REIT II has elected to treat Wells TRS as a taxable REIT subsidiary. Wells REIT II may perform additional, non-customary services for tenants of buildings owned by Wells REIT II through Wells TRS, including any real estate or non-real estate related services; however, any earnings related to such services are subject to federal and state income taxes. In addition, in order for Wells REIT II to continue to qualify as a REIT, Wells REIT II’s investment in taxable REIT subsidiaries cannot exceed 20% of the value of the total assets of Wells REIT II. In accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS 109”), deferred tax assets and liabilities are established for temporary differences between the financial reporting basis and the tax basis of assets and liabilities at the enacted rates expected to be in effect when the temporary differences reverse. Wells TRS has incurred a net operating loss on an income tax basis for the year ended December 31, 2005 and has recorded the related deferred tax asset and benefit in the accompanying consolidated balance sheet and statements of operations, respectively.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS 123-R”), which replaces SFAS 123 and supersedes APB 25. SFAS 123-R applies to all transactions involving the issuance of equity securities, including, among others, common stock and stock options, in exchange for goods and services. SFAS 123-R requires Wells REIT II to recognize expense for all stock options awarded over the respective vesting periods based on their fair values. SFAS 123-R will become applicable to Wells REIT II effective January 1, 2006. To date, the options granted by Wells REIT II have not had material value. The adoption of this statement is not expected to have a material effect on Wells REIT II’s consolidated financial statements.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations (“FIN 47”), an interpretation of SFAS No. 143, Asset Retirement Obligations (“SFAS 143”), effective for fiscal years ending after December 15, 2005. FIN 47 clarifies the definition of a “conditional asset retirement obligation” provided in SFAS 143, as a legal obligation to perform an asset retirement activity for which the timing or method of settlement is conditional upon a future event that may or may not be within control of the Wells REIT II. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. Wells REIT II has identified asbestos at certain properties and may have undetected asbestos at others. Wells REIT II believes that the identified asbestos is appropriately contained and that Wells REIT II is compliant with current environmental regulations. Because the obligations to remove asbestos from any of these properties have indeterminate settlement dates, Wells REIT II is unable to reasonably estimate the fair values of these obligations. To the extent that these properties undergo major renovations or demolition, certain environmental regulations are in place, which specify the manner in which the asbestos must be handled and disposed. In such circumstances, sufficient information may become available to reasonably estimate the fair value of the liability. There are currently no plans to undertake a major renovation that would require removal of the asbestos or demolition of a property. The adoption of FIN 47 did not have a material effect on Wells REIT II’s financial statements.

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (“SFAS 154”), which replaces APB Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 changes the method to account for and report changes in accounting principles and corrections of errors. Previously, most voluntary changes in accounting principles required recognition as a cumulative effect adjustment to net income during the period in which the change was adopted. Conversely, in circumstances where applicable accounting guidance does not include specific transition provisions, SFAS 154 requires retrospective application to prior periods’ financial statements unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for fiscal years beginning after December 15, 2005, however, does not change the transition provisions of any of the existing accounting pronouncements. The adoption of this statement is not expected to have a material effect on Wells REIT II’s consolidated financial statements.

In July 2005, the FASB issued a Staff Position related to SOP 78-9-1: Interaction of American Institute of Certified Public Accountants SOP 78-9 and Emerging Issues Task Force (“EITF”) Issue No. 04-5 (“FSP”). The EITF reached a consensus on EITF Issue No. 04-5, Determining Whether a General Partner or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, concluding that a general partner is presumed to control a limited partnership and should, therefore, consolidate the limited partnership unless the limited partners possess substantive “kick-out” rights or substantive “participating rights.” This FSP eliminates the concept of “important rights” provided in SOP 78-9 and replaces it with the concepts of “kick-out rights” and “substantive participating rights,” as defined in EITF Issue No. 04-5. For all new partnerships formed and existing partnerships for which the partnership agreements are modified, this FSP and EITF Issue No. 04-5 became effective as of June 30, 2005. For all other partnerships, this guidance will become effective as of January 1, 2006. The adoption of this FSP is not expected to have a material effect on Wells REIT II’s consolidated financial statements.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation.

3. REAL ESTATE ACQUISITIONS

As of December 31, 2005, Wells REIT II had acquired interests in 39 properties with aggregate purchase prices of approximately $2.5 billion. These interests were acquired as a result of acquiring 18 properties during the year ended December 31, 2004 for an aggregate purchase price of approximately $1.02 billion, exclusive of closing costs and acquisition fees, and the following acquisitions of 21 properties made during the year ended December 31, 2005 (dollars in thousands):

Property	Acquisition Date	Location	Square Feet	Purchase Price(1)
180 Park Avenue 105	March 14, 2005	Florham Park, NJ	222,000	$53,500
4241 Irwin Simpson Road	March 17, 2005	Mason, OH	224,000	$29,900
8990 Duke Boulevard	March 17, 2005	Mason, OH	78,000	$11,600
5995 Opus Parkway(2)	April 5, 2005	Minnetonka, MN	165,000	$22,700
215 Diehl Road	April 19, 2005	Naperville, IL	162,000	$30,254
100 East Pratt	May 12, 2005	Baltimore, MD	656,000	$207,500
College Park Plaza	June 21, 2005	Indianapolis, IN	179,000	$26,953
180 E. 100 South(2)	July 6, 2005	Salt Lake City, UT	206,000	$46,500
One Robbins Road(2)(3)	August 18, 2005	Westford, MA	298,000	$50,492
Four Robbins Road(2)(3)	August 18, 2005	Westford, MA	160,000	$42,000
Baldwin Point(4)	August 26, 2005	Orlando, FL	165,000	$28,700
1900 University Circle	September 20, 2005	East Palo Alto, CA	143,000	$115,773
1950 University Circle	September 20, 2005	East Palo Alto, CA	165,000	$100,607
2000 University Circle	September 20, 2005	East Palo Alto, CA	143,000	$82,638
919 Hidden Ridge(2)	November 15, 2005	Irving, TX	250,000	$45,200
5 Houston Center	December 20, 2005	Houston, TX	581,000	$166,000
Key Center Tower(5)	December 22, 2005	Cleveland, OH	1,321,000	$275,711
Key Center Marriott(5)	December 22, 2005	Cleveland, OH	310,000	$40,000
Tampa Commons	December 27, 2005	Tampa, FL	255,000	$49,083
2000 Park Lane	December 27, 2005	North Fayette, PA	231,000	$29,500
LakePointe	December 28, 2005	Charlotte, NC	112,000	$23,118

Total			6,026,000	$1,477,729

(1)	Contract price exclusive of related closing costs and acquisition fees paid to Wells Capital.
(2)	This property is managed by an affiliate. See Note 8 for more information on this relationship.
(3)	Owned by a joint venture in which Wells REIT II holds 99% ownership interest.
(4)	Owned by a joint venture in which Wells REIT II holds 97% ownership interest.
(5)	Owned by a joint venture in which Wells REIT II holds 50% ownership interest.

4. LINES OF CREDIT AND NOTES PAYABLE

As of December 31, 2005 and 2004, Wells REIT II had the following indebtedness outstanding (in thousands):

Facility	December 31, 2005		December 31, 2004
Lines of credit	$214,000		$115,350
University Circle Buildings mortgage note	122,932	(1)	—
100 East Pratt Street Building mortgage note	105,000		—
Wildwood Buildings mortgage note	90,000		90,000
5 Houston Center Building mortgage note	90,000		—
One West Fourth Street Building mortgage note	49,662		50,840
800 North Frederick Building mortgage note	46,400		46,400
Highland Landmark Building mortgage note	30,840		30,840
9 Technology Drive Building mortgage note	23,800		—
One and Four Robbins Road Buildings mortgage note	23,000		—
Finley Road and Opus Place Buildings mortgage note	17,721	(2)	17,075	(2)
Key Center Complex mortgage notes	12,571	(3)	—
LakePointe 3 construction loan	6,476		—

Total indebtedness	$832,402		$350,505

(1)	Upon acquisition of the University Circle Buildings, Wells REIT II adjusted this loan to fair value by adjusting the basis with a corresponding adjustment to building. This fair value adjustment is amortized to interest expense over the loan term. The outstanding principal balance and unamortized fair value adjustment for this loan were approximately $117.7 million and approximately $5.2 million, respectively, as of December 31, 2005.
(2)	Upon acquisition of the Finley Road and Opus Place Buildings, Wells REIT II adjusted this loan to fair value by adjusting the basis with a corresponding adjustment to building. This fair value adjustment is amortized to interest expense over the loan term. The outstanding principal balance and unamortized fair value adjustment for this loan were approximately $17.8 million and approximately $(0.1) million, respectively, as of December 31, 2005, and approximately $17.8 million and $(0.7) million, respectively, as of December 31, 2004.
(3)	Upon acquisition of the Key Center Complex, Wells REIT II adjusted these loans to fair value by adjusting the basis with corresponding adjustments to building. This fair value adjustment is amortized to interest expense over the loan term. The outstanding principal balance and unamortized fair value adjustment for this loan were approximately $17.7 million and approximately $(5.1) million, respectively, as of December 31, 2005.

On May 9, 2005, Wells REIT II entered into a $400.0 million, three-year, unsecured revolving financing facility (the “Wachovia Line of Credit”) with a syndicate of banks led by Wachovia Bank, N.A. (“Wachovia”). The Wachovia Line of Credit replaced the $430.0 million, 180-day, secured revolving financing facility with Bank of America, N.A. (the “BOA Line of Credit”). In connection with the closing, Wells REIT II paid fees and expenses totaling approximately $2.1 million. As of December 31, 2005 and 2004, $214.0 million and $115.4 million were outstanding under the Wachovia Line of Credit and the BOA Line of Credit, respectively.

As of December 31, 2004, Wells REIT II had the ability to borrow additional funds of up to approximately $192.2 million under the BOA Line of Credit. Interest on the BOA Line of Credit accrued at a per annum rate of the London Interbank Offered Rate (“LIBOR”) plus 2.25% or the base rate, plus 0.50%, at the option of Wells REIT II (4.74% as of December 31, 2004). The base rate for any day was the higher of (1) the Federal Funds Rate for such day, plus 0.50%, or (2) BOA’s prime rate for such day.

The Wachovia Line of Credit contains borrowing arrangements that include interest costs based on, at the option of Wells REIT II, LIBOR for 7-, 30-, 60-, 90-, or 180-day periods, plus an applicable margin ranging from 0.85% to 1.20% (“LIBOR Loans”), or the floating base rate. The applicable margin for LIBOR Loans is based on the ratio of debt to total asset value. The base rate for any day is the higher of Wachovia’s prime rate for such day, or the Federal Funds Rate for such day plus 50 basis points. Under the terms of the Wachovia Line of Credit, accrued interest shall be payable in arrears on the first day of each calendar month. In addition, unused fees are assessed on a quarterly basis at a rate of 0.125% or 0.175% per annum of the amount by which the facility exceeds outstanding borrowings plus letters of credit. Wells REIT II is required to repay outstanding principal and accrued interest on May 9, 2008. The initial maturity date can be extended to May 9, 2009 if Wells REIT II seeks an extension and meets the related conditions set forth in the agreement. Wells REIT II can repay the Wachovia Line of Credit at any time without premium or penalty. The interest rate as of December 31, 2005 was 5.23% on $134.0 million of the outstanding balance and 5.31% on the remaining $80.0 million.

Wells REIT II can borrow up to 50% of the unencumbered asset value, or the aggregate value of a subset of lender-approved properties. Unencumbered asset value is calculated as the annualized net operating income of the lender-approved properties owned for four consecutive fiscal quarters divided by 8.25%, plus the book value, computed in accordance with GAAP, of such properties acquired during the most recently ended four fiscal quarters, plus the GAAP book value of construction-in-process properties included in the lender-approved subset (the “borrowing capacity”). During September 2005, Wells REIT II pledged approximately $9.2 million of its borrowing capacity under the Wachovia Line of Credit to letters of credit for future tenant improvements and leasing costs. After consideration of the letters of credit, Wells REIT II had a remaining borrowing capacity, as of December 31, 2005, of up to approximately $35.9 million under the Wachovia Line of Credit.

The Wildwood, 800 North Frederick, Highland Landmark, 9 Technology Drive, 100 East Pratt Street, One and Four Robbins Road, and 5 Houston mortgage notes represent non-recourse mortgage loans secured by specific assets. The aggregate book value of the properties securing these loans is approximately $786.7 million as of December 31, 2005. These loans require monthly payment of interest at fixed rates ranging from 4.31% to 5.08% per annum and principal is due upon maturity. The Wildwood, 800 North Frederick, Highland Landmark, 9 Technology Drive, 100 East Pratt Street, Robbins Road, and 5 Houston mortgage notes mature in 2014, 2011, 2012, 2008, 2017, 2010, and 2008, respectively.

The One West Fourth and University Circle mortgage notes are non-recourse mortgage loans secured by properties with a net book value of $374.1 million as of December 31, 2005. Interest accrues on the One West Fourth Street loan at a per annum rate of 5.8%, and requires monthly payments of principal and interest ranging from approximately $341,000 to $382,000 through maturity in 2018 when all remaining unpaid principal is due. The University Circle loan accrues interest at a per annum rate of 6.04%, and requires monthly payments of principal and interest of approximately $774,000 through maturity in 2011 when all remaining unpaid principal is due. On January 3, 2006, Wells REIT II repaid the entire outstanding principal balance on the University Circle mortgage note of approximately $117.7 million and, additionally, paid accrued interest and a prepayment penalty totaling approximately $5.7 million. In connection with prepayment of the University Circle mortgage note, Wells REIT II wrote off the related unamortized fair value adjustment of approximately $5.2 million, which resulted in an estimated loss on early extinguishment of debt of $0.5 million when combined with the $5.7 million prepayment penalty.

The Finley Road and Opus Place mortgage notes represent a loan provided by the seller of the Finley Road and Opus Place properties. The loan requires no payments of principal or interest until maturity in 2006 when Wells REIT II must pay an amount equal to $17.8 million. The loan was recorded at fair value on the date of purchase using an imputed interest rate of 3.742%. The loan is secured by the Finley Road and Opus Place properties whose aggregate net book values were $70.3 million as of December 31, 2005. On February 3, 2006, Wells REIT II repaid the entire outstanding principal on the Finley Road and Opus Place mortgage note of $17.8 million.

The Key Center mortgage notes are non-interest bearing loans secured by the Key Center Complex, which has a net book value of $314.4 million as of December 31, 2005. These loans require no payments of principal or interest until maturity in 2012 when Wells REIT II must pay an amount equal to $17.7 million. The loans were recorded at fair value on the date of purchase using an imputed interest rate of 5.43%.

The LakePointe 3 construction loan represents a construction loan to fund up to $17.1 million of the costs to build an office building in Charlotte, North Carolina. The loan requires monthly interest payments and matures in 2007. The interest rate, per annum, is the monthly LIBOR Index Rate offered by Wachovia plus 100 basis points. Wells REIT II entered into an interest rate swap to hedge exposure to changing interest rates, resulting in Wells REIT II paying a fixed rate of 4.84% per annum of the balance outstanding at each payment date. The interest rate swap expires in 2007.

Wells REIT II’s weighted-average interest rate as of December 31, 2005 and 2004 for the aforementioned borrowings was approximately 5.21% and 4.90%, respectively. Wells REIT II made interest payments, including amounts capitalized, of approximately $16.7 million and $8.1 million during the years ended December 31, 2005 and 2004, respectively.

The following table summarizes the scheduled aggregate principal repayments for the five years subsequent to December 31, 2005 (in thousands):

	Principal Repayments
2006	$21,426	(1)(2)
2007	10,645	(1)
2008	332,210	(1)
2009	4,666	(1)
2010	27,938	(1)
Thereafter	435,517	(1)

Total	$832,402

(1)	Includes principal payments due as of December 31, 2005 of approximately $3,261, $3,400, $3,548, $3,704, $3,871, and $105,148 for the years ended December 31, 2006, 2007, 2008, 2009, 2010, and thereafter, respectively, under the University Circle mortgage note, which was paid in full on January 3, 2006.
(2)	Includes principal payments due as of December 31, 2005 of approximately $17,721 for the year ended December 31, 2006 under the Finley Road and Opus Place mortgage note, which was paid in full on February 3, 2006.

5. COMMITMENTS AND CONTINGENCIES

Take-out Agreements

Wells Management Company, Inc. (“Wells Management”), an affiliate of Wells Capital, has developed a program that involves the acquisition of income-producing commercial properties through a series of single-member limited liability companies for the purpose of facilitating the resale of co-tenancy interests in such real estate properties (the “Wells Section 1031 Program”) to persons seeking to reinvest the proceeds from a sale of real estate held for investment in another real estate investment to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (“1031 Participants”). Acquisitions of properties for the Wells Section 1031 Program are generally financed with a combination of permanent first mortgage financing and interim financing obtained from institutional lenders. Following the acquisition of a property, a subsidiary of Wells Management attempts to sell co-tenancy interests in such property to 1031 Participants, the proceeds from which are typically used to immediately repay interim financing.

As of December 31, 2005, Wells REIT II had commitments outstanding under three Take-Out Purchase and Escrow Agreements (the “Take-Out Agreements”). Under the terms of the Take-Out Agreements, Wells REIT II has committed to purchase any co-tenancy interests in properties acquired by subsidiaries of Wells Management and unsold to 1031 Participants as of the maturity date of the interim financing obtained to acquire the properties. In consideration for the exposure created under the Take-Out Agreements, Wells REIT II earned fees of approximately $0.8 million and $0 during the years ended December 31, 2005 and 2004, respectively, which is included in interest and other income in the accompanying consolidated statement of operations.

Information on the Take-Out Agreements outstanding as of December 31, 2005 is as follows (in thousands):

Location of Property	Property Acquisition Date	Obligation End Date	Initial Maximum Exposure	Remaining Exposure at December 31, 2005	Fee Earned
Lisle, IL	December 14, 2005	June 14, 2006	$12,080	$12,080	$151
Bellevue, NE	December 16, 2005	June 16, 2006	$21,610	$21,610	$270
Bellevue, NE	December 16, 2005	June 16, 2006	$14,440	$14,440	$181

Decision One Building

On June 24, 2005, Wells REIT II entered into an agreement to purchase a five-story office building currently under construction that will contain approximately 180,000 rentable square feet in Lancaster, South Carolina (the “Decision One Building”) for a gross purchase price of approximately $33.7 million, plus closing costs and an allowance for tenant improvements and leasing commissions not to exceed $1.8 million. In connection with the execution of this agreement, Wells REIT II paid a nonrefundable deposit of $3.4 million to an escrow agent in June 2005, which will be applied to the purchase price. Completion of the construction of the Decision One Building is anticipated to occur in June 2006, at which point the purchase price will become due and payable to the seller. Decision One Mortgage Company will lease 100% of the Decision One Building at rental rates to be determined based upon total actual construction costs.

Property Under Construction

Wells REIT II executed a construction agreement with an unrelated third party for the purpose of constructing the LakePointe 3 office building in Charlotte, North Carolina. As of December 31, 2005, Wells REIT II had approximately $10.7 million in costs remaining to be incurred under the agreement. Construction is anticipated to be completed by September 2006.

University Circle Buildings

In connection with the acquisition of the University Circle Buildings on September 20, 2005, Wells REIT II will owe additional purchase consideration ranging from $7.7 million to $12.9 million. The exact amount will be calculated pursuant to an earnout agreement between Wells REIT II and the seller and will be based on the amount of qualified leases, as defined, to be procured by the seller for currently vacant space on or before May 1, 2006. In connection with this earnout agreement, at closing, Wells REIT II assigned $7.7 million of available borrowings under the Wachovia Line of Credit to a letter of credit. As of December 31, 2005, the minimum earnout payment due of $7.7 million has been capitalized and is included in accounts payable, accrued expenses, and accrued capital expenditures in the accompanying consolidated balance sheet; however, an amendment to the purchase and sale agreement executed in January 2006 caused the minimum earnout payment to decrease from $7.7 million to $7.5 million. Further, Wells REIT II incurred additional purchase consideration of approximately $2.9 million related to a qualified lease procured by the seller in January 2006, which increased the minimum earnout payment to approximately $10.4 million.

Commitments Under Existing Lease Agreements

Certain lease agreements include provisions that, at the option of the tenant, may obligate Wells REIT II to expend capital to expand an existing property or provide other expenditures for the benefit of the tenant. The current lease with the majority tenant of the 100 East Pratt Street Building, T. Rowe Price Group, Inc., entitles T. Rowe Price Group, Inc. to obligate Wells REIT II to fund tenant improvements or grant leasing commissions of up to $13.9 million, of which approximately $1.9 million may be used to offset future rental billings at the tenant’s discretion. As of December 31, 2005, no tenants have exercised such options that had not been materially satisfied.

Litigation

Wells REIT II is from time to time a party to legal proceedings, which arise in the ordinary course of its business. Wells REIT II is not currently involved in any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on the results of operations or financial condition of Wells REIT II. Wells REIT II is not aware of any such legal proceedings contemplated by governmental authorities.

Operating Lease Obligations

Wells REIT II owns one property that is subject to a ground lease with an expiration date of December 31, 2058. As of December 31, 2005, the remaining required payments under the terms of this ground lease are as follows (in thousands):

Payment
2006	$60
2007	60
2008	60
2009	60
2010	60
Thereafter	2,880

Total	$3,180

Obligations Under Capital Leases

Certain properties are subject to ground leases meeting the qualifications of a capital lease. Each obligation requires payments equal to the amounts of principal and interest receivable of related investments in bonds, which mature in 2011 or 2012. Required payments under the terms of the leases are as follows as of December 31, 2005 (in thousands):

Payment
2006	$4,680
2007	4,680
2008	4,680
2009	4,680
2010	4,680
Thereafter	85,980

109,380
Amounts representing interest	(31,380)

Total	$78,000

6. STOCKHOLDERS’ EQUITY

Stock Option Plan

Wells REIT II maintains the Stock Option Plan that provides for grants of “non-qualified” stock options to be made to selected employees of Wells Capital and Wells Management. A total of 750,000 shares have been authorized and reserved for issuance under the Stock Option Plan. As of December 31, 2005, no stock options have been granted under the plan; therefore, all 750,000 shares are available for option grants, subject to limitations set forth in the charter.

Under the Stock Option Plan, the exercise price per share for the options must be the greater of (1) $11.00 or (2) the fair market value (as defined in the Stock Option Plan) on the date the option is granted. The conflicts committee of Wells REIT II’s board of directors, upon recommendation and consultation with Wells Capital, may grant options under the plan. The conflicts committee has the authority to set the term and vesting period of the stock options as long as no option has a term greater than five years from the date the stock option is granted. If the conflicts committee determines that the potential benefits of the stock options may be inappropriately diluted or enlarged as a result of certain corporate transactions or events, the conflicts committee may adjust the number and class of shares or the exercise price with respect to any option. No stock option may be exercised if such exercise would jeopardize Wells REIT II’s status as a REIT under the Code, and no stock option may be granted if the grant, when combined with those issuable upon exercise of outstanding options or warrants granted to Wells REIT II’s advisor, directors, officers, or any of their affiliates, would exceed 10% of Wells REIT II’s outstanding shares. No option may be sold, pledged, assigned, or transferred by an option holder in any manner other than by will or the laws of descent or distribution.

Independent Director Stock Option Plan

Wells REIT II maintains the Independent Director Stock Option Plan (the “Director Plan”) that provides for grants of stock to be made to independent directors of Wells REIT II. A total of 100,000 shares have been authorized and reserved for issuance under the Director Plan. As of December 31, 2005 and 2004, 36,000 and 28,000 options had been granted under the plan, respectively. Therefore, as of December 31, 2005, 64,000 shares remain available for independent director stock option grants, subject to limitations set forth in the charter.

Under the Director Plan, options to purchase 2,500 shares of common stock at $12.00 per share are granted upon initially becoming an independent director of Wells REIT II. Of these options, 20% are exercisable immediately on the date of grant. An additional 20% of these options become exercisable on each anniversary for four years following the date of grant. Additionally, effective on the date of each annual stockholder meeting, beginning in 2004, each independent director will be granted options to purchase 1,000 additional shares of common stock at the greater of (1) $12.00 per share or (2) the fair market value (as defined in the Director Plan) on the last business day preceding the date of the annual stockholder meeting. These options are 100% exercisable two years after the date of grant. All options granted under the Director Plan expire no later than the tenth anniversary of the date of grant and may expire sooner if the independent director dies, is disabled, or ceases to serve as a director. In the event that the potential benefits of the stock options may be inappropriately diluted or enlarged as a result of certain corporate transactions or events, the conflicts committee may adjust the number and class of shares or the exercise price with respect to any option. No stock option may be exercised if such exercise would jeopardize Wells REIT II’s status as a REIT under the Code, and no stock option may be granted if the grant, when combined with those issuable upon exercise of outstanding options or warrants granted to Wells REIT II’s advisor, directors, officers, or any of their affiliates, would exceed 10% of Wells REIT II’s outstanding shares. No option may be sold, pledged, assigned, or transferred by an independent director in any manner other than by will or the laws of descent or distribution.

A summary of stock option activity under Wells REIT II’s Director Plan during the years ended December 31, 2005 and 2004 is as follows:

	Number	Exercise Price	Exercisable
Outstanding as of December 31, 2003	—	—	—
Granted in 2004	28,000	$12

Outstanding as of December 31, 2004	28,000	$12	4,000
Granted in 2005	8,000	$12

Outstanding as of December 31, 2005	36,000	$12	8,000

In accordance with SFAS 123, Wells REIT II estimated the fair value of each stock option granted in 2005 and 2004 as of the date of the grant using the Black-Scholes-Merton model with the following assumptions:

	2005	2004
Risk-free rate	3.81%	3.88%
Projected future dividend yield	6.00%	6.00%
Expected life of the options	6 years	6 years
Volatility	0.168	0.212

As none of the options described above have been exercised, Wells REIT II does not have relevant historical data on which to base an estimate of the expected life of the independent director options. The expected life of such options has been estimated to equal one-half of the sum of the contractual term (10 years), plus the weighted-average vesting period (2 years). As Wells REIT II’s common stock is not publicly traded, Wells REIT II does not have relevant historical data on which to base an estimate of volatility in the value of such options. The volatility of such options has been estimated to equal the average fluctuations in historical stock prices of publicly traded companies that are otherwise similar to Wells REIT II. Based on the above assumptions, the fair value of the options granted during the years ended December 31, 2005 and 2004 was insignificant. The weighted-average contractual remaining life for options that were exercisable as of December 31, 2005 was approximately eight years.

Dividend Reinvestment Plan

Wells REIT II maintains the Dividend Reinvestment Plan (“DRP”) that allows common stockholders to elect to reinvest an amount equal to the dividends declared on their common shares in additional shares of Wells REIT II’s common stock in lieu of receiving cash dividends. Under the DRP, shares may be purchased by participating stockholders at the higher of $9.55 per share or 95% of the estimated per share value, as estimated by Wells Capital or another firm chosen by the board of directors for that purpose. Participants in the DRP may purchase fractional shares so that 100% of the dividends will be used to acquire shares of Wells REIT II’s stock. Wells REIT II pays no dealer-manager fees on shares issued under the DRP. On August 10, 2005 Wells REIT II adopted an amended and restated DRP, which eliminated all commissions paid on shares issued under the DRP effective for the fourth quarter 2005 dividend payment. Prior to the adoption of the amended and restated DRP, Wells REIT II paid selling commissions of 5.0% in connection with sales under the DRP to the extent it paid commissions on the shares to which the dividends relate. The board of directors, by majority vote, may amend or terminate the DRP for any reason, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of the board of directors) will only take effect upon 10 days’ written notice to participants.

Share Redemption Program

Wells REIT II maintains a Share Redemption Program (“SRP”) for stockholders who hold their shares for more than one year, subject to certain limitations. The SRP provides that Wells REIT II may repurchase a share of common stock for $9.10 per share, or 91% of the price paid for those shares sold for less than $10.00. This redemption price is expected to remain fixed until three years after Wells REIT II completes its offering stage. Wells REIT II will view its offering stage as complete upon the termination of its first public equity offering that is followed by a one-year period during which it does not engage in another public equity offering (other than secondary offerings or offerings related to a DRP, employee benefit plan, or the issuance of shares upon redemption of interests in Wells OP II). Thereafter, the redemption price would equal 95% of the per share value of Wells REIT II as estimated by Wells Capital or another firm chosen by the board of directors for that purpose.

Redemptions sought within two years of the death or qualifying disability (as defined in the SRP) of a stockholder do not require a one-year holding period, and the redemption price is the amount paid for the shares until three years after completion of the above-mentioned offering stage. At that time, the redemption price would be the higher of the amount paid for the shares or 100% of the estimated per share value of Wells REIT II.

Shares redeemed during a calendar year under the SRP, other than upon the death or qualifying disability of a stockholder, may not exceed (i) 50% of the net proceeds from the sale of shares through the DRP in the current calendar year or (ii) 5% of the weighted-average common shares outstanding during the preceding calendar year. In addition, Wells REIT II currently limits all redemptions during any calendar year, including redemptions upon death or qualifying disability, to those that can be funded with proceeds from the sale of shares under the DRP during the current calendar year. The board of directors may amend, suspend, or terminate the SRP at any time with 30 days’ notice. Approximately 1.6 million and 70,000 shares were redeemed under the SRP, during the years ended December 31, 2005 and 2004, respectively.

On February 8, 2006, the board of directors of Wells REIT II approved an amendment to the SRP, which will become effective 30 days after the filing of this annual report on Form 10-K. The primary effect of these changes should be to increase the number of shares Wells REIT II can redeem upon the request of the heirs of its stockholders. The limits on Wells REIT II’s ability to redeem shares under the amended program are set forth below:

•	Wells REIT II will not make an Ordinary Redemption until one year after the issuance of the share to be redeemed. Redemptions that do not occur within two years of a stockholder’s death or qualifying disability are “Ordinary Redemptions.”

•	Wells REIT II will not redeem shares on any redemption date to the extent that such redemptions would cause the amount paid for Ordinary Redemptions since the beginning of the then-current calendar year to exceed 50% of the net proceeds from the sale of shares under the DRP during such period.

•	Wells REIT II will limit Ordinary Redemptions and those in connection with a “qualifying disability” so that the aggregate of such redemptions during any calendar year do not exceed 100% of the net proceeds from the DRP during the calendar year.

•	Wells REIT II will limit all redemptions (including those upon death or “qualifying disability” of a stockholder) during any calendar year to no more than 5% of the weighted-average number of shares outstanding in the prior calendar year.

7. SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES

Outlined below are significant noncash investing and financing transactions for the years ended December 31, 2005 and 2004 and the period from inception (July 3, 2003) to December 31, 2003 (in thousands):

	Years Ended December 31,		Period from Inception (July 3, 2003) to December 31, 2003
	2005	2004
Acquisition fees applied to investments	$24,074	$15,646	$—

Acquisition fees due to affiliate	$2,397	$3,759	$—

Investment in real estate funded with other assets	$345	$—	$—

Capital expenditures accrued	$4,041	$4,148	$—

Other assets assumed upon acquisition of properties	$9,378	$—	$—

Write-off of fully amortized deferred financing costs	$1,093	$5,095	$—

Deferred lease costs accrued	$521	$—	$—

Assumption of bonds and related obligations under capital leases upon acquisition of properties	$—	$78,000	$—

Notes payable assumed upon acquisition of properties	$225,932	$115,485	$—

Proceeds from notes payable placed in escrow	$23,912	$—	$—

Net fair market value adjustment to increase (decrease) notes payable upon acquisition of properties	$366	$(967)	$—

Liabilities assumed upon acquisition of properties	$12,622	$3,822	$—

Contributions from minority interest partners	$793	$1,112	$—

Discounts applied to issuance of common stock	$4,160	$1,742	$—

Dividends payable	$5,142	$1,964	$—

Commissions on stock sales and related dealer-manager fees due to affiliate	$84	$651	$—

Other offering costs due to affiliate	$2,747	$3,759	$—

8. RELATED-PARTY TRANSACTIONS

Advisory Agreement

On October 20, 2005, Wells REIT II entered into a new advisory agreement (the “Advisory Agreement”) with Wells Capital, which entitles Wells Capital to earn specified fees for certain services. The Advisory Agreement is effective through October 19, 2006; however, either party may terminate the Advisory Agreement without cause or penalty upon providing 60 days’ written notice. If initiating termination of the Advisory Agreement, Wells REIT II would be obligated to pay all unpaid earned fees and reimbursements of expenses to Wells Capital.

Under the terms of the Advisory Agreement, Wells Capital receives the following fees and reimbursements:

•	Reimbursement of organization and offering costs paid by Wells Capital on behalf of Wells REIT II, not to exceed 2.0% of gross offering proceeds;

•	Acquisition fees of 2.0% of gross offering proceeds, subject to certain limitations; Wells REIT II also reimburses Wells Capital for expenses it pays to third parties in connection with acquisitions or potential acquisitions;

•	Monthly asset management fees equal to one-twelfth of 0.75% of the cost of (1) all properties of Wells REIT II and (2) investments in joint ventures. The amount of these fees paid in any calendar quarter may not exceed 0.25% of the net asset value of those investments at each quarter-end after deducting debt used to acquire or refinance properties;

•	Reimbursement for all costs and expenses Wells Capital incurs in fulfilling its duties as the asset portfolio manager, including (i) wages and salaries and other employee-related expenses of Wells Capital’s employees, which perform a full range of real estate services for Wells REIT II, including management, administration, operations, and marketing, and are billed to Wells REIT II based on the amount of time spent on Wells REIT II by such personnel, provided that such expenses are not reimbursed if incurred in connection with services for which Wells Capital receives a disposition fee (described below) or an acquisition fee, and (ii) amounts paid for IRA custodial service costs allocated to Wells REIT II accounts;

•	For any property sold by Wells REIT II, a disposition fee equal to 1.0% of the sales price, with the limitation that the total real estate commissions (including such disposition fee) for any Wells REIT II property sold may not exceed the lesser of (i) 6.0% of the sales price of each property or (ii) the level of real estate commissions customarily charged in light of the size, type, and location of the property;

•	Incentive fee of 10% of net sales proceeds remaining after stockholders have received distributions equal to the sum of the stockholders’ invested capital plus an 8% return of invested capital; and

•	Listing fee of 10% of the excess by which the market value of the stock plus dividends paid prior to listing exceeds the sum of 100% of the invested capital plus an 8% return on invested capital.

Per the terms of the Advisory Agreement, Wells REIT II is required to reimburse Wells Capital for certain organization and offering costs up to the lesser of actual expenses or 2% of gross equity raised. As of December 31, 2005, Wells REIT II has incurred and charged to additional paid-in capital cumulative other offering costs of approximately $31.6 million related to the initial offering and $0.8 million related to the follow-on offering, which represents approximately 1.6% and 2.0% of cumulative gross equity raised by Wells REIT II under each offering, respectively. Wells Capital has incurred cumulative organization and offering costs on behalf of Wells REIT II of approximately $31.6 million related to the initial offering and $1.9 million related to the follow-on offering.

Dealer-Manager Agreement

Wells REIT II has executed a Dealer-Manager Agreement with WIS, whereby WIS, an affiliate of Wells Capital, performs the dealer-manager function for Wells REIT II. For these services, WIS earns a fee of up to 7% of the gross offering proceeds from the sale of the shares of Wells REIT II, of which substantially all is re-allowed to participating broker dealers.

Additionally, Wells REIT II is required to pay WIS a dealer-manager fee of up to 2.5% of the gross offering proceeds from the sale of Wells REIT II’s stock at the time the shares are sold. Under the dealer-manager agreement, up to 1.5% of the gross offering proceeds may be reallowed by WIS to participating broker dealers.

Property Management, Leasing, and Construction Agreement

On November 24, 2004, Wells REIT II entered into a Master Property Management, Leasing, and Construction Agreement (the “Management Agreement”) with Wells Management. In consideration for supervising the management, leasing, and construction of certain Wells REIT II properties, Wells REIT II will pay the following fees to Wells Management in accordance with the terms of the Management Agreement:

•	Property management fees in an amount equal to a percentage negotiated for each property managed by Wells Management of the gross monthly income collected for that property for the preceding month;

•	Leasing commissions for new, renewal, or expansion leases entered into with respect to any property for which Wells Management serves as leasing agent equal to a percentage as negotiated for that property of the total base rental and operating expenses to be paid to Wells REIT II during the applicable term of the lease, provided, however, that no commission shall be payable as to any portion of such term beyond ten years;

•	Initial lease-up fees for newly constructed properties under the agreement, generally equal to one month’s rent;

•	Fees equal to a specified percentage of up to 5% of all construction build-out funded by Wells REIT II, given as a leasing concession, and overseen by Wells Management; and

•	Other fees as negotiated with the addition of each specific property covered under the agreement.

Related Party Costs

Pursuant to the terms of the agreements described above, Wells REIT II incurred the following related-party costs for the years ended December 31, 2005 and 2004 and the period from inception (July 3, 2003) to December 31, 2003 (in thousands):

	Years Ended December 31,		Period from Inception (July 3, 2003) to December 31, 2003
	2005	2004
Commissions(1)	$83,048	$55,441	$—
Dealer-manager fees(1) (2)	29,969	19,800	—
Acquisition fees(3)	23,892	15,828	—
Reimbursement of organization and offering costs(1)	16,535	15,828	—
Asset management fees	10,417	3,032	—
Administrative reimbursements	3,831	1,247	—
Property management fees	222	66	—

	$167,914	$111,242	$—

(1)	Commissions, dealer-manager fees, and reimbursements of organization and offering costs are charged against stockholders’ equity in the accompanying consolidated balance sheets.
(2)	For the years ended December 31, 2005 and 2004, $14.3 million and $9.0 million, respectively, were reallowed by WIS to participating broker dealers.
(3)	Acquisition fees are capitalized and included in prepaid expenses and other assets in the accompanying consolidated balance sheets and are allocated to properties upon acquisition. All acquisition fees had been allocated to properties as of December 31, 2005. As of December 31, 2004, $0.2 million was included in prepaid expenses and other assets in the accompanying consolidated balance sheets.

Wells REIT II incurred no related-party disposition fees, incentive fees, listing fees, leasing commissions, or construction-related fees during the years ended December 31, 2005 and 2004.

Due to Affiliates

The detail of amounts due to affiliates is provided below as of December 31, 2005 and 2004 (in thousands):

	December 31
	2005	2004
Organization and offering cost reimbursements due to Wells Capital	$2,747	$3,759
Acquisition fees due to Wells Capital	2,397	3,759
Asset management fees due to Wells Capital	2,086	1,555
Other salary and administrative reimbursements due to Wells Capital and Wells Management	906	99
Commissions and dealer-manager fees due to WIS	84	651

	$8,220	$9,823

Economic Dependency

Wells REIT II has engaged Wells Capital and its affiliates, Wells Management and WIS, to provide certain services that are essential to Wells REIT II, including asset management services, supervision of the management and leasing of some properties owned by Wells REIT II, asset acquisition and disposition services, the sale of shares of Wells REIT II common stock, as well as other administrative responsibilities for Wells REIT II including accounting services, stockholder communications, and investor relations. These agreements are terminable by either party upon 60 days’ written notice. As a result of these relationships, Wells REIT II is dependent upon Wells Capital, Wells Management, and WIS.

Wells Capital, Wells Management, and WIS are all owned and controlled by Wells Real Estate Funds, Inc. (“WREF”). The operations of Wells Capital, Wells Management, and WIS represent substantially all of the business of WREF. Accordingly, Wells REIT II focuses on the financial condition of WREF when assessing the financial condition of Wells Capital, Wells Management, and WIS. In the event that WREF were to become unable to meet its obligations as they become due, Wells REIT II might be required to find alternative service providers.

Future net income generated by WREF will be largely dependent upon the amount of fees earned by Wells Capital and Wells Management based on, among other things, the level of investor proceeds raised from the sale of Wells REIT II’s common stock and the volume of future acquisitions and dispositions of real estate assets by WREF-sponsored programs. As of December 31, 2005 and 2004, Wells REIT II believes that WREF generates adequate cash flow from operations and has adequate liquidity available in the form of cash on hand and current receivables necessary to meet its current and future obligations as they become due.

Dismissal of Litigation Against Related Parties

During early 2004, a putative class action complaint was filed against, among others, Leo. F. Wells, III, the president and a director of Wells REIT II, Wells Capital, and Wells Management (Hendry et al. v. Leo F. Wells, III et al., Superior Court of Gwinnett County, Georgia, Civil Action No. 04-A-2791-2). The Court granted the plaintiffs’ motion to permit voluntary dismissal of this suit, and the case was subsequently dismissed without prejudice. In November 2004, the same plaintiffs filed a second putative class action complaint against, among others, Mr. Wells, Wells Capital, and Wells Management (Hendry et al. v. Leo F. Wells, III et al., Superior Court of Gwinnett County, Georgia Civil Action No. 04A-13051-6). The second action alleges, among other things, that: (i) Mr. Wells and Wells Capital breached their fiduciary duties to the limited partners of Wells Real Estate Fund I (“Fund I”), a previously syndicated real estate partnership sponsored by Wells Capital and Mr. Wells, in connection with certain disclosures and prior actions relating to the distribution of net sale proceeds, (ii) the defendants breached an alleged contract arising out of a June 2000 consent solicitation to the limited partners of Fund I relating to an alleged waiver of deferred management fees, and (iii) certain misrepresentations and omissions in an April 2002 consent solicitation to the limited partners of Fund I caused that consent solicitation to be materially misleading. The plaintiffs seek, among other remedies, judgment against Mr. Wells and Wells Capital, jointly and severally, in an amount to be proven at trial; punitive damages; disgorgement of fees earned by the general partners of Fund I; enforcement of the alleged contract relating to the alleged waiver of deferred management fees; and an award to the plaintiffs of their attorneys’ fees, costs, and expenses. On January 28, 2005, the defendants filed motions for summary judgment and motions to dismiss the plaintiffs’ claims. Pursuant to orders entered July 1, 2005, the Court granted the defendants’ motions to dismiss and for summary judgment on all counts in the complaint. Thus, this action has now been dismissed, subject to the plaintiffs’ right to file a notice of appeal within the required time period.

On August 3, 2005, the plaintiffs filed a motion requesting the Court to vacate and re-enter the orders to give the plaintiffs an opportunity to file a motion for reconsideration or notice of appeal. On February 15, 2006, the Court heard argument on the plaintiffs’ motion to vacate and to re-enter the judgments previously entered on July 1, 2005. Following the argument, the Court stated orally from the bench that he would grant the motion, so the judgments could be re-entered to allow the plaintiffs thirty days within which to file a notice of appeal.

9. OPERATING LEASES

Virtually all of Wells REIT II’s real estate assets are leased to tenants under operating leases for which the terms and expirations vary. The leases frequently have provisions to extend the lease agreement, options for early termination after paying a specified penalty, and other terms and conditions as negotiated. Wells REIT II retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that the receivables exceed this amount. Security deposits related to tenant leases are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

Wells REIT II’s tenants are generally of “investment-grade” quality and there are no significant concentrations of credit risk within any particular tenant. Tenants in the legal services and depository institution industries comprise 18% and 12%, respectively, of Wells REIT II’s 2005 annualized gross base rent. Wells REIT II’s properties are located in 15 states and the District of Columbia. As of December 31, 2005, approximately 14%, 12%, and 10% of Wells REIT II’s office and industrial properties are located in metropolitan Cleveland, metropolitan Atlanta, and metropolitan San Jose, respectively.

The future minimum rental income from Wells REIT II’s investment in real estate assets under non-cancelable operating leases, excluding properties under development, as of December 31, 2005 is as follows (in thousands):

2006	$205,634
2007	210,779
2008	205,292
2009	198,195
2010	187,241
Thereafter	757,918

Total	$1,765,059

No tenant contributed more than 10% of rental income for the year ended December 31, 2005. One tenant will contribute 11% of future minimum rental income.

10. INCOME TAXES

Wells REIT II’s income tax basis net income for the years ended December 31, 2005 and 2004 and the period from inception (July 3, 2003) to December 31, 2003 is as follows (in thousands):

	2005	2004	2003
GAAP basis financial statement net income (loss)	$12,521	$(4,562)	$—
Increase (decrease) in net loss resulting from:
Depreciation and amortization expense for financial reporting purposes in excess of amounts for income tax purposes	35,541	9,791	—
Rental income accrued for income tax purposes less than amounts for financial reporting purposes	(9,987)	(3,290)	—
Net amortization of above/below-market lease intangibles for financial reporting purposes in excess of amounts for income tax purposes	3,602	1,394	—
Bad debt expense for financial reporting purposes in excess of amounts for income tax purposes	338	402	—
Expenses for financial reporting purposes, in excess of amounts for income tax purposes	1,361	144	—

Income tax basis net income, prior to dividends paid deduction	$43,376	$3,879	$—

As of December 31, 2005, the tax basis carrying value of Wells REIT II’s total assets was approximately $2.66 billion. For income tax purposes, dividends to common stockholders are characterized as ordinary income, capital gains, or as a return of a stockholder’s invested capital. Wells REIT II’s distributions per common share are summarized as follows:

	2005	2004
Ordinary income	55%	25%
Capital gains	—	—
Return of capital	45%	75%

Total	100%	100%

For the year ended December 31, 2005, Wells TRS incurred a net operating loss of approximately $107,000, for which the related tax benefit may be carried forward through 2025. Accordingly, Wells REIT II recorded a deferred tax asset and recognized the related tax benefit in the accompanying consolidated balance sheet and statement of operations, respectively. Income tax benefit reported in the accompanying consolidated statements of operations relates to Wells TRS and consists of the following (in thousands):

	Years Ended December 31,
	2005	2004
Federal	$36	$—
State	5	—

	$41	$—

Income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal rate primarily due to the effect of state income taxes (net of federal benefit). A reconciliation of the federal statutory income tax rate to Wells REIT II’s effective tax rate for the year ended December 31, 2005 and 2004 is as follows:

	Years Ended December 31,
	2005	2004
Federal statutory income tax rate	34.00%	—
State income taxes, net of federal benefit	4.62%	—

Effective tax rate	38.62%	—

Components of the deferred tax asset as of December 31, 2005 and 2004 are as follows (in thousands):

	2005	2004
Deferred tax asset:
Net operating loss carryforward	$41	$—

	$41	$—

Deferred tax liability	$—	$—

Net deferred tax asset	$41	$—

The deferred tax asset is included in prepaid and other assets in the accompanying consolidated balance sheets and is considered a current asset.

11. QUARTERLY RESULTS (unaudited)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2005 and 2004 (in thousands), except per share data:

	2005
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$30,245	$35,781	$44,333	$53,649
Net income	$810	$1,429	$5,246	$5,036
Basic and diluted net income per share (1)	$0.01	$0.01	$0.03	$0.03
Dividends per share	$0.15	$0.15	$0.15	$0.15

	2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Revenues	$990	$5,498	$17,429	$26,784
Net income (loss)	$(1,007)	$(1,940)	$(1,656)	$41
Basic and diluted net loss per share (1)	$(0.43)	$(0.13)	$(0.04)	$—
Dividends per share	$0.05	$0.14	$0.15	$0.15

(1)	The total of the four quarterly amounts for the years ended December 31, 2005 and 2004 does not equal the total for the year then ended. These differences result from the increase in weighted-average shares outstanding over the year.

12. SUBSEQUENT EVENT

Sale of Shares of Common Stock

From January 1, 2006 through February 28, 2006, Wells REIT II raised approximately $116.3 million through the issuance of approximately 11.6 million shares of common stock under its follow-on offering. As of February 28, 2006, approximately 284.5 million shares remained available for sale to the public under the follow-on offering, exclusive of shares available under Wells REIT II’s DRP.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003

(thousands of dollars)

		Additions		Deductions
	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Write-Offs and Reclassifications	Balance At End of Period
December 31, 2005
Allowances deducted from assets to which they apply
Allowances for doubtful accounts	$432	$365	$—	$62	$735

December 31, 2004
Allowances deducted from assets to which they apply
Allowances for doubtful accounts	$—	$432	$—	$—	$432

December 31, 2003
Allowances deducted from assets to which they apply
Allowances for doubtful accounts	$—	$—	$—	$—	$—

Wells Real Estate Investment Trust II, Inc.

Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization

December 31, 2005

(in thousands)

					Initial Cost				Gross Amount at Which Carried at December 31, 2005
Description	Location	Ownership Percentage	Encumbrances		Land	Buildings and Improvements	Total	Costs Capitalized Subsequent to Acquisition	Land	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date Acquired	Life on which Depreciation and Amortization is Computed(h)
WEATHERFORD CENTER HOUSTON	Houston, TX	100%	None		$6,100	$28,905	$35,005	$1,406	$6,241	$30,170	$36,411	$3,371	1980	2/10/2004	0 to 40 years
NEW MANCHESTER ONE	Douglasville, GA	100%	18,000	(a)	600	13,225	13,825	5,797	618	19,004	19,622	1,135	2003	3/19/2004	0 to 40 years
333 & 777 REPUBLIC DRIVE	Allen Park, MI	100%	None		4,400	12,716	17,116	444	4,502	13,058	17,560	999	2000	3/31/2004	0 to 40 years
MANHATTAN TOWERS	Manhattan Beach, CA	100%	None		11,200	72,467	83,667	2,717	11,459	74,925	86,384	6,064	1985	4/2/2004	0 to 40 years
9 TECHNOLOGY DRIVE	Westborough, MA	100%	23,800		5,570	38,218	43,788	497	5,627	38,658	44,285	3,230	1987	5/27/2004	0 to 40 years
180 PARK AVENUE	Florham Park, NJ	100%	None		10,802	62,595	73,397	1,883	11,050	64,230	75,280	6,036	1982	6/23/2004	0 to 40 years
ONE GLENLAKE PARKWAY	Atlanta, GA	100%	60,000	(b)	5,846	66,681	72,527	1,810	5,934	68,403	74,337	4,490	2003	6/25/2004	0 to 40 years
80 M STREET	Washington, DC	100%	None		26,248	76,269	102,517	2,281	26,806	77,992	104,798	7,361	2001	6/29/2004	0 to 40 years
ONE WEST FOURTH STREET	Winston-Salem, NC	100%	49,662		2,711	69,383	72,094	371	2,721	69,744	72,465	3,492	2002	7/23/2004	0 to 40 years
3333 FINLEY ROAD	Downers Grove, IL	100%	11,684		6,925	34,575	41,500	359	6,976	34,883	41,859	1,387	1999	8/4/2004	0 to 40 years
1501 OPUS PLACE	Downers Grove, IL	100%	6,037		3,579	17,220	20,799	188	3,605	17,382	20,987	696	1988	8/4/2004	0 to 40 years
2500 WINDY RIDGE PARKWAY	Atlanta, GA	100%	32,000		7,410	60,601	68,011	680	7,485	61,206	68,691	2,790	1985	9/20/2004	0 to 40 years
4100-4300 WILDWOOD PARKWAY	Atlanta, GA	100%	25,000		13,761	31,785	45,546	491	13,898	32,139	46,037	1,601	1996	9/20/2004	0 to 40 years
4200 WILDWOOD PARKWAY	Atlanta, GA	100%	33,000		8,472	44,221	52,693	524	8,546	44,671	53,217	2,243	1998	9/20/2004	0 to 40 years
EMERALD POINT	Dublin, CA	100%	None		8,643	32,344	40,987	802	8,799	32,990	41,789	3,817	1999	10/14/2004	0 to 40 years
800 NORTH FREDERICK	Gaithersburg, MD	100%	46,400		22,758	43,174	65,932	582	22,925	43,589	66,514	2,311	1986	10/22/2004	0 to 40 years
THE CORRIDORS III	Downers Grove, IL	100%	None		2,524	35,016	37,540	755	2,558	35,737	38,295	2,432	2001	11/1/2004	0 to 40 years
HIGHLAND LANDMARK III(c)	Downers Grove, IL	95%	30,840		3,028	47,454	50,482	641	3,054	48,069	51,123	5,283	2000	12/27/2004	0 to 40 years
180 PARK AVENUE 105	Florham Park, NJ	100%	None		4,501	47,957	52,458	70	4,501	48,027	52,528	2,661	2001	3/14/2005	0 to 40 years
4241 IRWIN SIMPSON	Mason, OH	100%	None		1,270	28,688	29,958	719	1,299	29,378	30,677	715	1997	3/17/2005	0 to 40 years
8990 DUKE ROAD	Mason, OH	100%	None		520	8,681	9,201	131	522	8,810	9,332	241	2001	3/17/2005	0 to 40 years
5995 OPUS DRIVE	Minnetonka, MN	100%	None		2,693	14,670	17,363	2,249	2,737	16,875	19,612	906	1988	4/5/2005	0 to 40 years
215 DIEHL ROAD	Naperville, IL	100%	None		3,452	17,456	20,908	3,240	3,472	20,676	24,148	643	1988	4/19/2005	0 to 40 years
100 EAST PRATT	Baltimore, MD	100%	105,000		31,234	140,217	171,451	9,729	31,777	149,403	181,180	3,784	1975/1991	5/12/2005	0 to 40 years
COLLEGE PARK PLAZA	Indianapolis, IN	100%	None		2,822	22,910	25,732	86	2,822	22,996	25,818	764	1998	6/21/2005	0 to 40 years
180 E 100 SOUTH	Salt Lake City, UT	100%	None		5,626	38,254	43,880	62	5,629	38,313	43,942	918	1955	7/6/2005	0 to 40 years

Wells Real Estate Investment Trust II, Inc.

Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization

December 31, 2005

(in thousands)

					Initial Cost				Gross Amount at Which Carried at December 31, 2005
Description	Location	Ownership Percentage	Encumbrances		Land	Buildings and Improvements	Total	Costs Capitalized Subsequent to Acquisition	Land	Buildings and Improvements	Total	Accumulated Depreciation and Amortization	Date of Construction	Date Acquired	Life on which Depreciation and Amortization is Computed(h)
ONE ROBBINS ROAD(d)	Westford, MA	99%	12,556		5,391	33,788	39,179	—	5,391	33,788	39,179	449	1981	8/18/2005	0 to 40 years
FOUR ROBBINS ROAD(d)	Westford, MA	99%	10,444		2,950	32,544	35,494	—	2,950	32,544	35,494	626	2001	8/18/2005	0 to 40 years
BALDWIN POINT(e)	Orlando, FL	97%	None		2,920	19,794	22,714	525	2,921	20,318	23,239	293	2005	8/26/2005	0 to 40 years
1900 UNIVERSITY CIRCLE	East Palo Alto, CA	100%	48,455		8,722	107,730	116,452	—	8,722	107,730	116,452	1,797	2001	9/20/2005	0 to 40 years
1950 UNIVERSITY CIRCLE	East Palo Alto, CA	100%	39,600		10,040	93,716	103,756	2,450	10,040	96,166	106,206	980	2002	9/20/2005	0 to 40 years
2000 UNIVERSITY CIRCLE	East Palo Alto, CA	100%	34,877		8,731	76,842	85,573	—	8,731	76,842	85,573	738	2003	9/20/2005	0 to 40 years
MACARTHUR RIDGE	Irving, TX	100%	None		2,680	42,269	44,949	71	2,680	42,340	45,020	407	1998	11/15/2005	0 to 40 years
5 HOUSTON CENTER	Houston, TX	100%	90,000		8,186	147,653	155,839	—	8,188	147,651	155,839	212	2002	12/20/2005	0 to 40 years
KEY CENTER TOWER(f)	Cleveland, OH	50%	7,117	(g)	7,269	244,424	251,693	—	7,269	244,424	251,693	392	1991	12/22/2005	0 to 40 years
KEY CENTER MARRIOTT(f)	Cleveland, OH	50%	5,454		3,473	34,458	37,931	—	3,473	34,458	37,931	114	1991	12/22/2005	0 to 40 years
2000 PARK LANE	North Fayette, PA	100%	None		1,381	21,855	23,236	—	1,381	21,855	23,236	33	1993	12/27/2005	0 to 40 years
TAMPA COMMONS	Tampa, FL	100%	None		5,150	41,372	46,522	—	5,150	41,372	46,522	62	1984	12/27/2005	0 to 40 years
LAKEPOINTE 5	Charlotte, NC	100%	None		2,150	14,930	17,080	—	2,150	14,930	17,080	25	2001	12/28/2005	0 to 40 years
LAKEPOINTE 3	Charlotte, NC	100%	6,476		2,488	5,483	7,971	—	2,488	5,483	7,971	—

Total—100% REIT II Properties					$274,226	$2,022,540	$2,296,766	$41,560	$277,097	$2,061,229	$2,338,326	$75,499

(a)	As a result of the acquisition of the New Manchester One Building, Wells REIT II acquired investments in bonds and certain obligations under capital leases in the amount of $18.0 million.
(b)	As a result of the acquisition of the One Glenlake Parkway Building, Wells REIT II acquired investments in bonds and certain obligations under capital leases in the amount of $60.0 million.
(c)	Wells REIT II acquired an approximate 95.0% interest in the Highland Landmark III Building through a joint venture with an unaffiliated party. As the controlling member, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates it into the financial statements of Wells REIT II.
(d)	Wells REIT II acquired an approximate 99.3% interest in the One Robbins Road and Four Robbins Road Buildings through a joint venture with an unaffiliated party. As the controlling member, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates it into the financial statements of Wells REIT II.
(e)	Wells REIT II acquired an approximate 97.3% interest in the Baldwin Point Building through a joint venture with an unaffiliated party. As the controlling member, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates it into the financial statements of Wells REIT II.
(f)	Wells REIT II acquired an approximate 50.0% interest in the Key Center Tower and Key Center Marriott Buildings through a joint venture with an unaffiliated party. As the controlling member, Wells REIT II is deemed to have control of the joint venture and, as such, consolidates it into the financial statements of Wells REIT II.
(g)	Property is owned subject to a long-term ground lease.
(h)	Wells REIT II assets are depreciated or amortized using the straight-lined method over the useful lives of the assets by class. Generally, Tenant Improvements are amortized over the shorter of economic life or lease term, Lease Intangibles are amortized over the respective lease term, Building Improvements are depreciated over 5-25 years and Buildings are depreciated over 40 years.

Wells Real Estate Investment Trust II, Inc.

Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization

December 31, 2005

(dollars in thousands)

	Cost	Accumulated Depreciation and Amortization
Balance at December 31, 2003	$—	$—
2004 Additions	955,399	16,909
2004 Dispositions	—	—

Balance at December 31, 2004	$955,399	$16,909

2005 Additions	1,382,927	58,590
2005 Dispositions	—	—

Balance at December 31, 2005	$2,338,326	$75,499

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Weatherford Center Houston Building (the “Building”) for the year ended December 31, 2003. This statement is the responsibility of the Weatherford Center Houston Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Weatherford Center Houston Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Weatherford Center Houston Building for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 10, 2004

Weatherford Center Houston Building

Statement of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

(in thousands)

Revenues:
Base rent	$4,827
Tenant reimbursements	620
Other revenues	297

Total revenues	5,744

Expenses:
Repairs and maintenance	770
Real estate taxes	721
Utilities	533
Janitorial	237
Other operating expenses	198

Total expenses	2,459

Revenues over certain operating expenses	$3,285

See accompanying notes.

Weatherford Center Houston Building

Notes to Statement of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

1. Description of Real Estate Property Acquired

On February 10, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”), acquired the Weatherford Center Houston Building (“the Building”), a 12-story office building containing approximately 260,000 square feet located in Houston, Texas, from The Realty Associates Fund V, L.P. (“Realty Associates”). Total consideration for the acquisition was approximately $39.9 million. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc., a Maryland corporation.

2. Basis of Accounting

The accompanying statement of revenues over certain operating expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Building after its acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $0.5 million for the year ended December 31, 2003.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Building is 100% occupied, with Weatherford International Ltd. (“Weatherford”) leasing 96% of the rentable square footage under a long-term lease agreement (the “Weatherford Lease”). Under the terms of the Weatherford Lease, Weatherford is required to reimburse its pro-rata share of operating expenses in excess of a base year amount. The remaining rentable square footage is leased to tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

Weatherford Center Houston Building

Notes to Statement of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003 (continued)

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$4,781
2005	5,068
2006	5,466
2007	6,032
2008	6,110
Thereafter	19,965

$47,422

Weatherford contributed approximately 95% of the rental income for the year ended December 31, 2003. Subsequent to December 31, 2003, Weatherford will contribute approximately 99% of the future minimum rental income from the leases in place at that date.

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Republic Drive Buildings (the “Buildings”) for the year ended December 31, 2003. This statement is the responsibility of the Republic Drive Buildings’ management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Buildings’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Buildings’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Republic Drive Buildings’ revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Republic Drive Buildings for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

April 2, 2004

Republic Drive Buildings

Statement of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

(in thousands)

Revenues:
Base rent	$2,031
Reimbursement revenues	436

Total revenues	2,467

Expenses:
Real estate taxes	327
Grounds maintenance	69
Other operating expenses	40

Total expenses	436
Revenues over certain operating expenses	$2,031

See accompanying notes.

Republic Drive Buildings

Notes to Statement of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

1. Description of Real Estate Property Acquired

On March 31, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”), through a wholly owned subsidiary, acquired the Republic Drive Buildings (the “Buildings”), two one-story buildings containing approximately 169,000 square feet located in Allen Park, Michigan from Ford Motor Land Development Corporation (the “Seller”). Total consideration for the acquisition was approximately $18.9 million, exclusive of closing costs. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc., a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statement of revenues over certain operating expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Buildings after their acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the term of the related lease. The excess of rental income recognized over the amounts due pursuant to the lease term is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $0.2 million for the year ended December 31, 2003.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Republic Drive Buildings

Notes to Statement of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003 (continued)

4. Description of Leasing Arrangements

The Buildings are 100% leased to Roush Industries (“Roush”) under a lease agreement that requires Roush to pay utility and service expenses directly to service providers and to reimburse the landlord for all other operating expenses including real estate taxes, insurance and common area maintenance.

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$1,861
2005	1,924
2006	2,200
2007	2,200
2008	2,200
Thereafter	4,121

$14,506

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Manhattan Towers Property (the “Building”) for the year ended December 31, 2003. This statement is the responsibility of the Manhattan Towers Property’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Manhattan Towers Property’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Manhattan Towers Property for the year ended December 31, 2003, in conformity with U. S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

April 7, 2004

Manhattan Towers Property

Statement of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

(in thousands)

Revenues:
Base rent	$5,975
Tenant reimbursements	1,400
Parking and other	481

Total revenues	7,856

Expenses:
Taxes and insurance	995
General and administrative	521
Management fees	431
Salaries and wages	384
Other	321
Utilities	317
Repairs and maintenance	283

Total expenses	3,252

Revenues over certain operating expenses	$4,604

See accompanying notes.

Manhattan Towers Property

Notes to Statement of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

1. Description of Real Estate Property Acquired

On April 2, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”) acquired the Manhattan Towers Property, two six-story office buildings containing approximately 310,000 rentable square feet located in Manhattan Beach, California, from HSOV Manhattan Towers, L.P. (“HSOV”). Total consideration for the acquisition was approximately $89.9 million, exclusive of closing costs. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc., a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statement of revenues over certain operating expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Manhattan Towers Property after its acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable decreased revenue by approximately $0.5 million for the year ended December 31, 2003.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Manhattan Towers Property

Notes to Statement of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003 (continued)

4. Description of Leasing Arrangements

The Manhattan Towers Property is 99% leased, with Northrop Grumman Space and Mission Systems Corporation (“Northrop Grumman”) leasing 76% of the rentable square footage under a long-term lease agreement (the “Northrop Grumman Lease”). Under the terms of the Northrop Grumman Lease, Northrop Grumman is required to reimburse its proportionate share of operating expenses of the Manhattan Towers Property. The remaining rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and with various reimbursement clauses. During 2003, portions of the Manhattan Towers Property were vacant. As such, revenues for the year ended December 31, 2003 were significantly less than the future minimum rental commitments expected in future years.

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$6,800
2005	6,851
2006	7,019
2007	7,403
2008	7,332
Thereafter	14,945

$50,350

Northrop Grumman contributed approximately 68% of the rental income for the year ended December 31, 2003. Subsequent to December 31, 2003, Northrop Grumman will contribute approximately 82% of the future minimum rental income from the leases in place at that date.

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the 180 Park Avenue Buildings (the “Buildings”) for the year ended December 31, 2003. This statement is the responsibility of the Buildings’ management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Buildings’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Buildings’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Buildings’ revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the 180 Park Avenue Buildings for the year ended December 31, 2003, in conformity with U. S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

July 1, 2004

180 Park Avenue Buildings

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Three Months Ended March 31, 2004 (unaudited)

(in thousands)

	2004	2003
	(Unaudited)
Revenues:
Base rent	$1,681	$6,725
Tenant reimbursements	579	2,129
Other revenues	4	27

Total revenues	2,264	8,881

Expenses:
Utilities	387	1,478
Repairs and maintenance	187	751
Real estate taxes	214	1,007
Other	111	424

Total expenses	899	3,660

Revenues over certain operating expenses	$1,365	$5,221

See accompanying notes.

180 Park Avenue Buildings

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Three Months Ended March 31, 2004 (unaudited)

1. Description of Real Estate Property Acquired

On June 23, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”), through a wholly owned subsidiary, acquired the 180 Park Avenue Buildings (the “Buildings”), two three-story office buildings containing approximately 385,000 square feet located in Florham Park, New Jersey, from Rock-Florham SPE, LLC. Total consideration for the acquisition was approximately $78.4 million, plus closing costs. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Buildings after their acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable decreased revenue by approximately $0.6 million for the year ended December 31, 2003 and $0.2 million for the three months ended March 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Buildings are 100% leased to AT&T Corporation (“AT&T”) under two long-term lease agreements. Under the terms of the first lease, AT&T is required to reimburse to the landlord operating expenses in excess of a base year amount. This lease converts to a net lease in May 2006, under which AT&T will be required to reimburse to the landlord all operating expenses. Under the terms of the second lease, AT&T is required to reimburse to the landlord all operating expenses.

180 Park Avenue Buildings

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Three Months Ended March 31, 2004 (unaudited)(continued)

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$7,550
2005	7,550
2006	6,953
2007	6,655
2008	6,679
Thereafter	34,148

$69,535

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the three months ended March 31, 2004 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the One Glenlake Building (the “Building”) for the year ended December 31, 2003. This statement is the responsibility of the Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the One Glenlake Building for the year ended December 31, 2003, in conformity with U. S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

July 9, 2004

One Glenlake Building

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Three Months Ended March 31, 2004 (unaudited)

(in thousands)

	2004	2003
	(Unaudited)
Revenues:
Base rent	$1,828	$6,158
Tenant reimbursements	35	9
Other revenues	22	63

Total revenues	1,885	6,230

Expenses:
Repairs and maintenance	148	446
Utilities	97	380
Administrative	53	164
Management fees	43	133
Taxes and insurance	158	80
Other operating expenses	4	64

Total expenses	503	1,267

Revenues over certain operating expenses	$1,382	$4,963

See accompanying notes.

One Glenlake Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Three Months Ended March 31, 2004 (unaudited)

1. Description of Real Estate Property Acquired

On June 25, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”) acquired the One Glenlake Building (the “Building”), a 14-story office building containing approximately 353,000 square feet located in Atlanta, Georgia, subject to a ground lease from One Glenlake, L.L.C. Total consideration for the acquisition was approximately $80.0 million. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Building after its acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $1.7 million for the year ended December 31, 2003 and $0.4 million for the three months ended March 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Building is 87% leased with Siebel Systems, Inc. (“Siebel”) and Coldwell Banker Residential Real Estate Inc. (“Coldwell”) leasing 57% of the Building’s rentable square footage under long-term lease agreements. Siebel and Coldwell contributed 71% and 15%, respectively, of the rental income for the year ended December 31, 2003. Under the terms of the Siebel and Coldwell Leases, each tenant is required to reimburse to the landlord its proportionate share of the Building’s operating expenses in excess of a base year. The remaining rentable square footage is leased to various office tenants under lease agreements with terms that vary in length and with various reimbursement clauses. Construction on the Building was complete in 2003. As such, during 2003, portions of the Building that are currently leased were vacant.

One Glenlake Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Three Months Ended March 31, 2004 (unaudited)(continued)

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$6,463
2005	7,663
2006	7,954
2007	8,174
2008	8,268
Thereafter	38,920

$77,442

Subsequent to December 31, 2003, Siebel and Coldwell Banker will contribute approximately 68% and 10%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the three months ended March 31, 2004 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the 80 M Street Building (the “Building”) for the year ended December 31, 2003. This statement is the responsibility of the Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the 80 M Street Building for the year ended December 31, 2003, in conformity with U. S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

July 8, 2004

80 M Street Building

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Three Months Ended March 31, 2004 (unaudited)

(in thousands)

	2004	2003
	(Unaudited)
Revenues:
Base rent	$2,578	$10,312
Tenant reimbursements	250	944
Other revenues	226	752

Total revenues	3,054	12,008

Expenses:
Property Taxes	318	1,262
Utilities	144	520
Salaries	76	304
Janitorial	76	294
Other operating expenses	63	290
Security	71	282
Parking	74	241
Common area maintenance	52	213
Management fee	51	211

Total expenses	925	3,617

Revenues over certain operating expenses	$2,129	$8,391

See accompanying notes.

80 M Street Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Three Months Ended March 31, 2004 (unaudited)

1. Description of Real Estate Property Acquired

On June 29, 2004, Wells REIT II – 80 M Street LLC (the “Company”) acquired the 80 M Street Building (the “Building”), a seven-story office building containing approximately 275,000 square feet located in Washington, D.C., from CH Realty II / Navy Yards L.P. Total consideration for the acquisition was approximately $105.0 million. The Company, a Delaware Limited Liability Company, was created on March 30, 2004 with Wells Real Estate Investment Trust II, Inc., a Maryland corporation, as the sole member.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statement excludes certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Building after its acquisition by the Company.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $0.7 million for the year ended December 31, 2003 and $0.1 million for the three months ended March 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Building is 100% leased with BAE Systems Applied Technologies, Inc. (“BAE Systems”), Technology Management and Analysis Corporation (“Technology Management”) and Northrop Grumman Corporation (“Northrop Grumman”) leasing 66% of the Building’s rentable square footage under long-term lease agreements. Under the terms of the BAE Systems, Technology Management, and Northrop Grumman Leases, each tenant is required to reimburse to landlord its proportionate share of the Building’s operating expenses in excess of a base year. The remaining rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

80 M Street Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Three Months Ended March 31, 2004 (unaudited)(continued)

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$9,846
2005	10,113
2006	9,977
2007	9,328
2008	9,342
Thereafter	23,799

$72,405

BAE Systems, Technology Management and Northrop Grumman contributed approximately 34%, 16% and 15%, respectively, of the rental income for the year ended December 31, 2003. Subsequent to December 31, 2003, BAE Systems, Technology Management and Northrop Grumman will contribute approximately 38%, 19% and 17%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the three months ended March 31, 2004 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the One West Fourth Street Building (the “Building”) for the year ended December 31, 2003. This statement is the responsibility of the One West Fourth Street Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the One West Fourth Street Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the One West Fourth Street Building for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

August 3, 2004

One West Fourth Street Building

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Six Months Ended June 30, 2004 (unaudited)

(in thousands)

	2004	2003
	(Unaudited)
Revenues:
Base rent	$4,685	$9,204
Parking revenue	487	972
Tenant reimbursements	83	134
Other revenues	10	35

Total revenues	5,265	10,345

Expenses:
Parking garage expense	300	603
Real estate taxes	304	590
Utilities	233	446
Janitorial	188	376
Professional fees	167	327
Other operating expenses	142	246
Security	101	193
Payroll	72	142
Insurance	47	93

Total expenses	1,554	3,016

Revenues over certain operating expenses	$3,711	$7,329

See accompanying notes.

One West Fourth Street Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Six Months Ended June 30, 2004 (unaudited)

1. Description of Real Estate Property Acquired

On July 23, 2004, Wells Operating Partnership II, L.P., through a wholly owned subsidiary, (“Wells OP II”) acquired the One West Fourth Street Building (the “Building”), a 13-story office building containing approximately 431,000 square feet located in Winston-Salem, NC, from Magnolia One Partners, LLC. Total consideration for the acquisition was approximately $77.7 million. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with U. S. generally accepted accounting principles and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Building after its acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $1.0 million for the year ended December 31, 2003 and $0.5 million for the six months ended June 30, 2004.

Use of Estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Building is 92% leased, with Wachovia Bank, N.A. (“Wachovia”) and Womble, Carlyle, Sandridge & Rice, PLLC (“Womble Carlyle”) leasing 86% of the Building’s rentable square footage under long-term lease agreements. Wachovia and Womble Carlyle contributed 50% and 47%, respectively, of rental income for the year ended December 31, 2003. Under the terms of the Wachovia and Womble Carlyle leases, each tenant is required to reimburse to the landlord its proportionate share of the Building’s operating expenses in excess of a base-year amount. The remaining rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

One West Fourth Street Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Six Months Ended June 30, 2004 (unaudited)(continued)

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$8,398
2005	8,398
2006	8,279
2007	8,987
2008	8,950
Thereafter	77,128

$120,140

Subsequent to December 31, 2003, Wachovia and Womble Carlyle will contribute approximately 50% and 47%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the six months ended June 30, 2004 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Wildwood Buildings (the “Buildings”) for the year ended December 31, 2003. This statement is the responsibility of the Wildwood Buildings’ management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Buildings’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Buildings’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Wildwood Buildings’ revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Wildwood Buildings for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

October 29, 2004

The Wildwood Buildings

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Nine Months Ended September 30, 2004 (unaudited)

(in thousands)

	2004	2003
	(Unaudited)
Revenues:
Base rent	$9,231	$13,332
Tenant reimbursements	5,105	6,744
Other revenues	270	243

Total revenues	14,606	20,319

Expenses:
Real estate taxes	1,368	1,653
Utilities	813	1,081
Building cleaning	716	974
Security	608	859
Salaries and benefits	514	672
Other operating expenses	491	659
Building maintenance	470	616
Management fees	353	498

Total expenses	5,333	7,012

Revenues over certain operating expenses	$9,273	$13,307

See accompanying notes.

The Wildwood Buildings

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Nine Months Ended September 30, 2004 (unaudited)

1. Description of Real Estate Property Acquired

On September 20, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”), through three wholly-owned subsidiaries, acquired the Wildwood Buildings (the “Buildings”), four multi-story office buildings containing approximately 832,000 square feet located in Atlanta, Georgia, from Wildwood Associates. Total consideration for the acquisition was approximately $172.2 million. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with U. S. generally accepted accounting principles and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Buildings after their acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $0.4 million for the year ended December 31, 2003 and increased revenue by approximately $0.4 million for the nine months ended September 30, 2004.

Use of Estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Buildings are 100% leased, with General Electric Company (“GE”), Coca-Cola Enterprises, Inc. (“Coca-Cola”) and BlueLinx Corporation (“BlueLinx”) leasing approximately 88% of the Building’s rentable square footage under long-term lease agreements. GE, Coca-Cola and BlueLinx contributed 37%, 27% and 27%, respectively, of rental income for the year ended December 31, 2003. Under the terms of the GE, Coca-Cola and BlueLinx leases each tenant is required to reimburse to the landlord all operating expenses. The remaining rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

The Wildwood Buildings

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Nine Months Ended September 30, 2004 (unaudited)(continued)

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$11,321
2005	11,773
2006	12,072
2007	11,532
2008	11,445
Thereafter	67,217

$125,360

Subsequent to December 31, 2003, GE, Coca-Cola and BlueLinx will contribute approximately 42%, 33% and 22%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the nine months ended September 30, 2004 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Emerald Point Building (the “Building”) for the year ended December 31, 2003. This statement is the responsibility of the Emerald Point Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Emerald Point Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Emerald Point Building for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

October 29, 2004

Emerald Point Building

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Nine Months Ended September 30, 2004 (unaudited)

(in thousands)

	2004	2003
	(Unaudited)
Revenues:
Base rent	$4,296	$5,728
Tenant reimbursements	268	417

Total revenues	4,564	6,145

Expenses:
Real estate taxes	394	515
Insurance	135	228
Repairs and maintenance	192	219
Janitorial	162	213
Utilities	266	194
Management fees	94	127
Other operating expenses	41	69

Total expenses	1,284	1,565

Revenues over certain operating expenses	$3,280	$4,580

See accompanying notes.

Emerald Point Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Nine Months Ended September 30, 2004 (unaudited)

1. Description of Real Estate Property Acquired

On October 14, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”), through a wholly owned subsidiary, acquired the Emerald Point Building (the “Building”), a four-story office building containing approximately 194,000 square feet located in Dublin, California, from CSDV, Limited Partnership. Total consideration for the acquisition was approximately $44.0 million. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with U. S. generally accepted accounting principles and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Building after its acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $0.07 million for the year ended December 31, 2003 and $0.06 million for the nine months ended September 30, 2004.

Use of Estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Building is 100% leased, with SBC Advance Solutions, Inc. (“SBC”) and Franklin Templeton Corporate Services, Inc. (“Franklin Templeton”) leasing approximately 75% and 25%, respectively, of the Building’s rentable square footage under long-term lease agreements. SBC and Franklin Templeton contributed 77% and 23%, respectively, of rental income for the year ended December 31, 2003. Under the SBC and Franklin Templeton leases, each tenant is required to reimburse to the landlord its proportionate share of the Building’s operating expenses in excess of a base-year amount.

Emerald Point Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Nine Months Ended September 30, 2004 (unaudited)(continued)

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$5,654
2005	5,860
2006	6,212
2007	5,482
2008	4,752
Thereafter	7,919

$35,879

Subsequent to December 31, 2003, SBC and Franklin Templeton will contribute approximately 86% and 14%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the nine months ended September 30, 2004 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of The Corridors III Building (the “Building”) for the year ended December 31, 2003. This statement is the responsibility of The Corridors III Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of The Corridors III Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of The Corridors III Building for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 12, 2004

The Corridors III Building

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Nine Months Ended September 30, 2004 (unaudited)

(in thousands)

	2004	2003
	(Unaudited)
Revenues:
Base rent	$2,014	$774
Tenant reimbursements	870	258
Other revenues	4	10

Total revenues	2,888	1,042

Expenses:
Real estate taxes	244	349
Utilities	199	160
Cleaning	204	123
Payroll	109	121
Other operating expenses	138	101
Repairs and maintenance	139	76
Landscaping	43	69
Insurance	28	47
Management fees	60	42

Total expenses	1,164	1,088

Revenues over certain operating expenses	$1,724	$(46)

See accompanying notes.

The Corridors III Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Nine Months Ended September 30, 2004 (unaudited)

1. Description of Real Estate Property Acquired

On November 1, 2004, Wells Operating Partnership II, L.P., through a wholly owned subsidiary, (“Wells OP II”) acquired The Corridors III (the “Building”), a seven-story office building containing approximately 222,000 square feet located in Downers Grove, Illinois, from NBS Corridors III, L.L.C. Total consideration for the acquisition was approximately $40.4 million. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with U. S. generally accepted accounting principles and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Building after its acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $0.03 million for the year ended December 31, 2003 and $1.4 million for the nine months ended September 30, 2004.

Use of Estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Building is approximately 93% leased, with MAF Bancorp, Inc. (“MAF Bancorp”), Toyota Motor Credit Corporation (“Toyota Motor Credit”), Metropolitan Life Insurance Company (“Met Life”) and Credit Suisse First Boston Corporation (“CSFB”) leasing 59%, 10%, 9% and 9%, respectively, of the Building’s rentable square footage under long-term lease agreements. Met Life and CSFB contributed 50% and 48%, respectively, of rental income for the year ended December 31, 2003. Under the MAF Bancorp, Toyota Motor Credit, Met Life and CSFB leases, each tenant is required to reimburse to the landlord its proportionate share of the Building’s operating expenses in full. During 2003, portions of the Building that are currently leased were vacant.

The Corridors III Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Nine Months Ended September 30, 2004 (unaudited)(continued)

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$1,265
2005	3,336
2006	3,419
2007	3,131
2008	3,009
Thereafter	13,348

$27,508

Subsequent to December 31, 2003, MAF Bancorp, Toyota Motor Credit, Met Life and CSFB will contribute approximately 77%, 7%, 7% and 4%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the nine months ended September 30, 2004 is unaudited, however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Highland Landmark III Building (the “Building”) for the year ended December 31, 2003. This statement is the responsibility of the Highland Landmark III Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Highland Landmark III Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Highland Landmark III Building for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

December 21, 2004

Highland Landmark III Building

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Nine Months Ended September 30, 2004 (unaudited)

(in thousands)

	2004	2003
	(Unaudited)
Revenues:
Base rent	$3,213	$3,915
Tenant reimbursements	1,468	1,818
Other revenues	17	18

Total revenues	4,698	5,751

Expenses:
Real estate taxes	508	677
Cleaning	201	307
Repairs and maintenance	234	271
Utilities	186	249
Administration	172	242
Other operating expenses	140	171
Facilities and safety	128	163
Insurance	100	128

Total expenses	1,669	2,208

Revenues over certain operating expenses	$3,029	$3,543

See accompanying notes.

Highland Landmark III Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Nine Months Ended September 30, 2004 (unaudited)

1. Description of Real Estate Property Acquired

On December 28, 2004, Wells REIT II/Lincoln-Highland Landmark III, LLC (the “Joint Venture”), a joint venture between Wells REIT II — Highland Landmark III, LLC and Lincoln - Highland Landmark III, LLC (“Lincoln”), acquired the Highland Landmark III Building (the “Building”), a nine-story office building containing approximately 269,000 square feet located in Downers Grove, Illinois. Total consideration for the acquisition was approximately $52.7 million, of which $50.0 million was funded by Wells REIT II – Highland Landmark III, LLC, which is a wholly owned subsidiary of Wells Operating Partnership II, LP (“Wells OP II”). Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with U. S. generally accepted accounting principles and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Building after its acquisition by the Joint Venture.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $0.1 million for the year ended December 31, 2003 and approximately $0.2 million for the nine months ended September 30, 2004.

Use of Estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Building is 92% leased, with PeopleSoft USA, Inc. (“PeopleSoft”) and New York Life Insurance Company (“New York Life”) leasing approximately 51% of the Building’s rentable square footage under long-term lease agreements. PeopleSoft and New York Life contributed 50% and 16%, respectively, of rental income for the year ended December 31, 2003. Under the terms of the PeopleSoft and New York Life leases, each tenant is required to reimburse to the landlord all operating expenses. The remaining rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

Highland Landmark III Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2003

and the Nine Months Ended September 30, 2004 (unaudited)(continued)

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$4,144
2005	4,254
2006	3,740
2007	2,934
2008	1,684
Thereafter	3,600

$20,356

Subsequent to December 31, 2003, PeopleSoft, New York Life and United States Steel Corporation will contribute approximately 36%, 19% and 14%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the nine months ended September 30, 2004 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the 180 Park Avenue 105 Building (the “Building”) for the year ended December 31, 2004. This statement is the responsibility of the Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the 180 Park Avenue 105 Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the 180 Park Avenue 105 Building for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

April 30, 2005

180 Park Avenue 105 Building

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Three Months Ended March 31, 2005 (unaudited)

(in thousands)

	2005	2004
	(Unaudited)
Revenues:
Base rent	$1,141	$4,564
Tenant reimbursements	62	253

Total revenues	1,203	4,817

Expenses:
Real estate taxes	138	551
Repairs and maintenance	126	348
Utilities	59	299
Cleaning	61	224
General and administrative	17	102
Property management fees	27	100
Property insurance	23	86
Other	30	68

Total expenses	481	1,778

Revenues over certain operating expenses	$722	$3,039

See accompanying notes.

180 Park Avenue 105 Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Three Months Ended March 31, 2005 (unaudited)

1. Description of Real Estate Property Acquired

On March 14, 2005, Wells Operating Partnership II, L.P. (“Wells OP II”), through a wholly owned subsidiary, acquired the 180 Park Avenue 105 Building (the “Building”), a three-story office building containing approximately 222,000 square feet located in Florham Park, New Jersey. Total consideration for the acquisition was approximately $53.5 million. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with U. S. generally accepted accounting principles and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Building after its acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable decreased revenue by approximately $83,000 for the year ended December 31, 2004 and approximately $21,000 for the three months ended March 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

Novartis Pharmaceuticals Corporation (“Novartis”) leases approximately 72% of the Building under a long-term lease agreement and approximately 28% of the Building is currently vacant. Novartis contributed approximately 100% of rental income for the year ended December 31, 2004 and for the three months ended March 31, 2005. Under the terms of the Novartis lease, the tenant is required to reimburse to landlord its proportionate share of the Building’s operating expenses in excess of a base year.

180 Park Avenue 105 Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Three Months Ended March 31, 2005 (unaudited) (continued)

5. Future Minimum Rental Commitments

Future minimum rental commitments for the Novartis Lease for the years ended December 31 are as follows (in thousands):

2005	$4,773
2006	5,124
2007	5,124
2008	5,124
2009	1,280
Thereafter	—

$21,425

Subsequent to December 31, 2004, Novartis will contribute approximately 100% of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the three months ended March 31, 2005 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Governor’s Pointe Buildings (the “Buildings”) for the year ended December 31, 2004. This statement is the responsibility of the Buildings’ management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Buildings’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Buildings’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Governor’s Pointe Buildings’ revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Governor’s Pointe Buildings for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

May 23, 2005

Governor’s Pointe Buildings

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Three Months Ended March 31, 2005 (unaudited)

(in thousands)

	2005	2004
	(Unaudited)
Revenues:
Base rent	$777	$3,108
Tenant reimbursements	385	1,317

Total revenues	1,162	4,425

Expenses:
Cleaning	134	527
Repairs and maintenance	117	411
Real estate taxes	37	157
Utilities	53	153
Property management fees	21	84
Other	18	19

Total expenses	380	1,351

Revenues over certain operating expenses	$782	$3,074

See accompanying notes.

Governor’s Pointe Buildings

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Three Months Ended March 31, 2005 (unaudited)

1. Description of Real Estate Property Acquired

On March 17, 2005, Wells Operating Partnership II, L.P. (“Wells OP II”), through a wholly owned subsidiary, acquired the Governor’s Pointe Buildings (the “Buildings”), two multi-story office buildings containing a total of approximately 302,000 square feet located in Mason, Ohio. Total consideration for the acquisition was approximately $41.5 million. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with U. S. generally accepted accounting principles and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Buildings after their acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $1.1 million for the year ended December 31, 2004 and by $0.1 million for the three months ended March 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Buildings are 100% leased to Community Insurance Company (“Community Insurance”) and Anthem Prescription Management (“Anthem”) under two long-term lease agreements. Community Insurance and Anthem contributed approximately 71% and 29%, respectively, of rental income for the year ended December 31, 2004 and the three months ended March 31, 2005. Under the terms of the Community Insurance and Anthem leases, each tenant is required to reimburse to the landlord it proportionate share of all operating expenses.

Governor’s Pointe Buildings

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Three Months Ended March 31, 2005 (unaudited) (continued)

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2005	$2,789
2006	2,789
2007	2,910
2008	3,019
2009	3,019
Thereafter	30,549

$45,075

Subsequent to December 31, 2004, Community and Anthem will contribute approximately 72% and 28%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the three months ended March 31, 2005 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the 100 East Pratt Building (the “Building”) for the year ended December 31, 2004. This statement is the responsibility of the Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the 100 East Pratt Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the 100 East Pratt Building for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

May 23, 2005

100 East Pratt Building

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Three Months Ended March 31, 2005 (unaudited)

(in thousands)

	2005	2004
	(Unaudited)
Revenues:
Base rent	$3,783	$11,976
Tenant reimbursements	1,295	4,195
Parking revenue	485	2,031
Other revenues	34	20

Total revenues	5,597	18,222

Expenses:
Real estate taxes	879	3,494
Repairs and maintenance	389	1,277
Utilities	288	1,195
Cleaning	202	768
Management Fees	147	572
Other operating expenses	111	437
Property insurance	62	252
General and administrative	43	113

Total expenses	2,121	8,108

Revenues over certain operating expenses	$3,476	$10,114

See accompanying notes.

100 East Pratt Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Three Months Ended March 31, 2005 (unaudited)

1. Description of Real Estate Property Acquired

On May 12, 2005, Wells REIT II – 100 East Pratt LLC (the “Company”), a Delaware limited liability company, acquired all of the interest in 100 East Pratt Street Business Trust, a Maryland business trust that owns the 100 East Pratt Building (the “Building”), a twenty-eight story office building containing approximately 656,000 square feet located in Baltimore, Maryland. Total consideration for the acquisition was approximately $207.5 million. The Company was created on May 5, 2005, with Wells Real Estate Investment Trust II, Inc., a Maryland corporation, as the sole member.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with U. S. generally accepted accounting principles and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Building after its acquisition by the Company.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable decreased revenue by approximately $0.5 million for the year ended December 31, 2004 and increased revenue by approximately $0.5 million for the three months ended March 31, 2005. Parking revenue is recognized on an accrual basis in the period earned.

Use of Estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Building is approximately 93% leased, with T. Rowe Price Group, Inc. (“T. Rowe Price”), Tydings & Rosenberg, LLP (“Tydings & Rosenberg”), Merrill Lynch & Co. Inc. (“Merrill Lynch”), and Manufacturers and Traders Trust Company (“M&T Bank”) leasing approximately 71% of the Building’s rentable square footage under long-term lease agreements. T. Rowe Price and Tydings & Rosenberg contributed approximately 50% and 10%, respectively, of rental income for the year ended December 31, 2004. Under the terms of the T. Rowe Price, Tydings & Rosenberg, Merrill Lynch and M&T Bank leases, each tenant is required to reimburse to the landlord its proportionate share of the Building’s operating expenses in excess of a base year. The remaining rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

100 East Pratt Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Three Months Ended March 31, 2005 (unaudited)(continued)

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2005	$12,745
2006	12,996
2007	13,579
2008	11,519
2009	11,498
Thereafter	72,056

$134,393

Subsequent to December 31, 2004, T. Rowe Price will contribute approximately 75% of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the three months ended March 31, 2005 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the University Circle Buildings (the “Buildings”) for the year ended December 31, 2004. This statement is the responsibility of the Buildings’ management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Buildings’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Buildings’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the University Circle Buildings’ revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the University Circle Buildings for the year ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

October 7, 2005

University Circle Buildings

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Six Months Ended June 30, 2005 (unaudited)

(in thousands)

	2005	2004
	(Unaudited)
Revenues:
Base rent	$8,567	$15,075
Tenant reimbursements	1,373	2,155
Other revenues	16	13

Total revenues	9,956	17,243

Expenses:
General and administrative	863	1,497
Real estate taxes	505	1,034
Utilities	355	763
Repairs and maintenance	310	367
Cleaning	222	377
Property insurance	212	439
Management Fees	120	199

Total expenses	2,587	4,676

Revenues over certain operating expenses	$7,369	$12,567

See accompanying notes.

University Circle Buildings

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Six Months Ended June 30, 2005 (unaudited)

1. Description of Real Estate Property Acquired

On September 21, 2005, Wells Operating Partnership II, L.P. (“Wells OP II”), through a wholly owned subsidiary, acquired the University Circle Buildings (the “Buildings”), three multi-story office buildings containing a total of approximately 451,000 square feet located in East Palo Alto, California. Total consideration for the acquisition was approximately $291.0 million. Pursuant to the terms of an earnout agreement entered into at closing between Wells OP II and the seller, Wells OP II would owe the seller additional purchase consideration ranging from $7.7 million to $12.9 million, for which the exact amount will be calculated based on a pre-determined formula upon the seller’s procurement of qualified leases for the Buildings’ vacant space. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), a Maryland corporation. Wells REIT II is the sole general partner of Wells OP II.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with U. S. generally accepted accounting principles and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Buildings after their acquisition by the Company.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $4.1 million for the year ended December 31, 2004 and increased revenue by approximately $1.9 million for the six months ended June 30, 2005.

Use of Estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. Description of Leasing Arrangements

The Building is approximately 90% leased, with McCutchen, Doyle, Brown & Enersen, LLP (“McCutchen”), DLA Piper Rudnick Gray Cary US LLP (“DLA Piper”) and Dewey Ballantine, LLP (“Dewey Ballantine”) leasing approximately 55% of the Building’s rentable square footage under long-term lease agreements. McCutchen, DLA Piper and Dewey Ballantine contributed approximately 41%, 30% and 17%, respectively, of rental income for the year ended December 31, 2004. Under the terms of the McCutchen, DLA Piper and Dewey Ballantine leases, each tenant is required to reimburse to the landlord its proportionate share of the Buildings’ operating expenses. The remaining rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

University Circle Buildings

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Six Months Ended June 30, 2005 (unaudited)(continued)

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2005	$12,024
2006	16,202
2007	18,711
2008	19,799
2009	19,868
Thereafter	103,760

$190,364

Subsequent to December 31, 2004, DLA Piper, McCutchen and Dewey Ballantine will contribute approximately 33%, 23% and 15%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the six months ended June 30, 2005 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Independent Auditors’ Report

To the Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

Atlanta, Georgia

We have audited the accompanying statement of revenues over certain operating expenses of the 5 Houston Center Building (the “Building”) for the year ended December 31, 2004. This statement is the responsibility of the Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the 5 Houston Center Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the 5 Houston Center Building for the year ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

January 6, 2006

5 Houston Center Building

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Nine Months Ended September 30, 2005 (unaudited)

(in thousands)

	2005	2004
	(Unaudited)
Revenues:
Base rent	$8,619	$11,202
Tenant reimbursements	4,102	5,439
Lease termination	0	1,135
Other revenues	1,009	1,107

Total revenues	13,730	18,883

Expenses:
Real estate taxes	1,740	2,333
Utilities	741	1,058
General and administrative	399	627
Road and grounds	415	595
Repairs and maintenance	429	580
Management fees	404	561
Cleaning	368	511
Other operating expenses	90	152

Total expenses	4,586	6,417

Revenues over certain operating expenses	$9,144	$12,466

See accompanying notes.

5 Houston Center Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Nine Months Ended September 30, 2005 (unaudited)

1. Description of Real Estate Property Acquired

On December 20, 2005, Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), through two wholly owned subsidiaries, acquired the 5 Houston Center Building (the “Building”), a 27-story office building containing approximately 581,000 square feet located in Houston, Texas. Total consideration for the acquisition was approximately $166.0 million. Wells REIT II is a Maryland corporation that engages in the acquisition and ownership of commercial real estate properties throughout the United States. Wells REIT II was incorporated on July 3, 2003 and has elected to be taxed as a real estate investment trust for federal income tax purposes.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Building after its acquisition by Wells REIT II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased rental revenue by approximately $0.3 million for the year ended December 31, 2004 and increased rental revenue by approximately $0.3 million for the nine months ended September 30, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

5 Houston Center Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Nine Months Ended September 30, 2005 (unaudited) (continued)

4. Description of Leasing Arrangements

The Building is approximately 96% leased, with Ernst and Young U.S. L.L.P. (“Ernst & Young”), Jackson Walker L.L.P. (“Jackson Walker”), Jenkens and Gilchrist, P.C. (“Jenkens & Gilchrist”) and Capgemini U.S. L.L.P. (“Capgemini”) leasing approximately 56% of the Building’s rentable square footage under long-term lease agreements. Ernst & Young, Jackson Walker, Jenkens & Gilchrist and Capgemini contributed approximately 28%, 14%, 13%, 8%, respectively, of rental income for the year ended December 31, 2004. Under the terms of the Ernst & Young, Jackson Walker, Jenkens & Gilchrist and Capgemini leases, each tenant is required to reimburse to the landlord its proportionate share of the Building’s operating expenses in excess of a base year. The remaining rentable square footage is leased to various office and retail tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2005	$10,770
2006	11,148
2007	11,227
2008	11,519
2009	11,273
Thereafter	28,325

$84,262

Subsequent to December 31, 2004, Ernst & Young, Jackson Walker, and Jenkens & Gilchrist will contribute approximately 29%, 14% and 14%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the nine months ended September 30, 2005 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Independent Auditors’ Report

To the Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

Atlanta, Georgia

We have audited the accompanying statement of revenues over certain operating expenses of the Tampa Commons Building for the year ended December 31, 2004. This statement is the responsibility of the Tampa Commons Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Tampa Commons Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Tampa Commons Building for the year ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

February 13, 2006

Tampa Commons Building

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Nine Months Ended September 30, 2005 (unaudited)

(in thousands)

	2005	2004
	(Unaudited)
Revenues:
Base rent	$4,161	$5,015
Tenant reimbursements	429	354
Other revenues	100	257

Total revenues	4,690	5,626

Expenses:
Real estate taxes	618	812
Repairs and maintenance	495	637
Utilities	358	449
Payroll	180	241
Management fees	87	115
Administration	63	44
Insurance	86	77

Total expenses	1,887	2,375

Revenues over certain operating expenses	$2,803	$3,251

See accompanying notes.

Tampa Commons Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Nine Months Ended September 30, 2005 (unaudited)

1. Description of Real Estate Property Acquired

On December 27, 2005, Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), through a wholly owned subsidiary, acquired the Tampa Commons Building (the “Building”), a 13-story office building containing approximately 255,000 square feet located in Tampa, Florida. Total consideration for the acquisition was approximately $49.1 million. Wells REIT II is a Maryland corporation that engages in the acquisition and ownership of commercial real estate properties throughout the United States. Wells REIT II was incorporated on July 3, 2003 and has elected to be taxed as a real estate investment trust for federal income tax purposes.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Building after its acquisition by Wells REIT II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable decreased rental revenue by approximately $76,888 for the year ended December 31, 2004 and increased rental revenue by approximately $298,233 for the nine months ended September 30, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Tampa Commons Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Nine Months Ended September 30, 2005 (unaudited) (continued)

4. Description of Leasing Arrangements

The Building is approximately 100% leased, with Time Customer Service, Inc. (“Time”), Wilkes and McHugh, P.A. (“Wilkes & McHugh”) and Masonite U.S. Corporation (“Masonite”) leasing approximately 73% of the Building’s rentable square footage under long-term lease agreements. Time, Wilkes & McHugh and Masonite contributed to approximately 65%, 19% and 10% of rental income for the year ended December 31, 2004. Under the terms of the Time, Wilkes & McHugh and Masonite leases, each tenant is required to reimburse to the landlord its proportionate share of the Building’s operating expenses in excess of a base year. The remaining rentable square footage is leased to various office tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2005	$5,193
2006	5,779
2007	5,798
2008	5,652
2009	4,931
Thereafter	4,411

$31,764

Subsequent to December 31, 2004, Time, Rissman, Weisberg, Barrett, Hurt, Donahue & Mclain, P.A., Wilkes & McHugh and Masonite will contribute 52%, 14%, 11% and 10%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the nine months ended September 30, 2005 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Independent Auditors’ Report

To the Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

Atlanta, Georgia

We have audited the accompanying statement of revenues over certain operating expenses of the LakePointe 5 Building for the year ended December 31, 2004. This statement is the responsibility of the LakePointe 5 Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Building’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Building’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the LakePointe 5 Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the LakePointe 5 Building for the year ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

January 6, 2006

LakePointe 5 Building

Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Nine Months Ended September 30, 2005 (unaudited)

(in thousands)

	2005	2004
	(Unaudited)
Revenues:
Base rent	$1,654	$2,005
Tenant reimbursements	87	149
Other revenues	2	0

Total revenues	1,743	2,154

Expenses:
Repairs and maintenance	156	220
Real estate taxes	123	165
Management fees	124	146
Utilities	117	126
Security	29	32
Other	11	12
Insurance	10	10
General and administrative	1	1

Total expenses	571	712

Revenues over certain operating expenses	$1,172	$1,442

See accompanying notes.

LakePointe 5 Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Nine Months Ended September 30, 2005 (unaudited)

1. Description of Real Estate Property Acquired

On December 28, 2005, Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”), through a wholly owned subsidiary, purchased a four-story office building containing a total of approximately 112,000 rentable square feet (the “LakePointe 5 Building”) and a 6.9-acre parcel of land (the “LakePointe 3 Land”), on which a four-story office building designed to contain approximately 111,000 rentable square feet is currently under construction (the “LakePointe 3 Building”). The LakePointe 5 Building and LakePointe 3 Land are located in Charlotte, North Carolina. The financial information noted here within only relates to the LakePointe 5 Building. The LakePointe 3 Building had not commenced operations as of September 30, 2005. Total consideration for the acquisition of the LakePointe 5 Building was approximately $20.7 million. Wells REIT II is a Maryland corporation that engages in the acquisition and ownership of commercial real estate properties throughout the United States. Wells REIT II was incorporated on July 3, 2003 and has elected to be taxed as a real estate investment trust for federal income tax purposes.

2. Basis of Accounting

The accompanying statements of revenues over certain operating expenses are presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statements will not be comparable to the statements of operations of the Building after its acquisition by Wells REIT II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased rental revenue by approximately $70,828 for the year ended December 31, 2004 and increased rental revenue by approximately $27,969 for the nine months ended September 30, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LakePointe 5 Building

Notes to Statements of Revenues Over Certain Operating Expenses

for the Year Ended December 31, 2004

and the Nine Months Ended September 30, 2005 (unaudited) (continued)

4. Description of Leasing Arrangements

The Building is 100% leased, with The Lash Group, Inc. (“Lash Group”), First Franklin Financial Corporation (“First Franklin”) and Centex Construction, L.L.C. (“Centex”) leasing approximately 91% of the Building’s rentable square footage under long-term lease agreements. Lash Group and Centex contributed approximately 73% and 13%, respectively, of rental income for the year ended December 31, 2004. Under the terms of the Lash Group and Centex leases, each tenant is required to reimburse to the landlord its proportionate share of the Building’s operating expenses in excess of base year. The remaining rentable square footage is leased to various office tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

Upon completion of the LakePointe 3 Building, Centex will vacate its premises in the LakePointe 5 Building and immediately relocate its business operations to the space it has leased in the LakePointe 3 Building, whereupon the lease agreement with Centex for premises in the LakePointe 5 Building will terminate and the term of the lease with Centex for premises in the LakePointe 3 Building will commence. Lash has entered into a new lease agreement with respect to its space in the LakePointe 5 Building, which is coterminous with its lease agreement for space in the LakePointe 3 Building, and which expands its premise leased in the LakePointe 5 Building to that space leased by Centex. This expansion of the space leased by Lash in the LakePointe 5 Building will be effective upon the vacation of that space by Centex.

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2005	$2,162
2006	2,274
2007	2,198
2008	2,206
2009	2,250
Thereafter	14,161

$25,251

Subsequent to December 31, 2004, Lash Group will contribute 91%, respectively, of the future minimum rental income from the leases in place at that date.

6. Interim Unaudited Financial Information

The statement of revenues over certain operating expenses for the nine months ended September 30, 2005 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Independent Auditors’ Report

Key Center Properties Limited Partnership

Cleveland, Ohio

We have audited the accompanying balance sheet of Key Center Properties Limited Partnership as of December 31, 2004, and the related statements of operations, partners’ equity and cash flows for the year then ended. These financial statements are the responsibility of the management of Key Center Properties Limited Partnership. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our report dated March 22, 2005, we expressed an opinion that the 2004 financial statements did not present fairly the financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America because of a departure from such principles related to the Partnership’s recording of certain investment properties purchased from affiliated entities and related other assets purchased and liabilities assumed at purchase price rather than at purchase price proportionate to the outside interests in the purchaser. As described in Note 10 to the financial statements, the Partnership has changed its methods of accounting for these items and has restated its 2004 financial statements to conform with accounting principles generally accepted in the United States of America. Accordingly, our present opinion on the restated 2004 financial statements, as expressed herein, is different from that expressed in our prior report on the previously issued 2004 financial statements.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Key Center Properties Limited Partnership as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

March 22, 2005 (November 30, 2005 as to the effects of the restatement discussed in Note 10)

Cleveland, Ohio

KEY CENTER PROPERTIES LIMITED PARTNERSHIP

BALANCE SHEET

DECEMBER 31, 2004 (As Restated, see Note 10)

2004
ASSETS

CASH AND CASH EQUIVALENTS	$7,423,011

RESTRICTED DEPOSITS	300,524

RECEIVABLES—Net of allowance for doubtful accounts of $275,000 for 2004	6,323,119

INVESTMENT PROPERTIES:
Land	20,400,000
Buildings, land improvements, leasehold improvements and tenant allowances	253,977,255
Furniture, fixtures and equipment	11,884,488
Deferred loan, development and leasing costs	1,954,767

288,216,510
Accumulated depreciation and amortization	74,322,165

213,894,345

OTHER ASSETS	477,531

TOTAL	$228,418,530

LIABILITIES AND PARTNERS’ EQUITY

LIABILITIES:
Mortgage notes payable	$170,472,048
Accounts payable	531,355
Tenant allowances payable	861,263
Accrued interest	1,125,743
Accrued expenses	723,440
Deferred rental income	1,901,863

175,615,712

COMMITMENTS (Note 9)

PARTNERS’ EQUITY:
Investment	52,802,818

TOTAL	$228,418,530

See notes to financial statements.

KEY CENTER PROPERTIES LIMITED PARTNERSHIP

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004 (As Restated, see Note 10)

2004
RENTAL INCOME AND REIMBURSEMENTS:
Office building	$38,126,187
Sublease income	7,122,476

45,248,663

RENTAL EXPENSES:
Real estate taxes	420,534
Management fee	1,149,218
Depreciation and amortization	8,892,931
General operating expenses	11,278,027

21,740,710

23,507,953

OTHER INCOME (EXPENSE):
Interest expense	(14,143,343)
Interest income	32,792
Other expense	(302,850)

(14,413,401)

NET INCOME	$9,094,552

See notes to financial statements.

KEY CENTER PROPERTIES LIMITED PARTNERSHIP

STATEMENT OF PARTNERS’ EQUITY

YEAR ENDED DECEMBER 31, 2004 (As Restated, see Note 10)

INVESTMENT—December 31, 2003	$50,657,213
Contributions	23,391
Distributions	(6,972,338)
Net income	9,094,552

INVESTMENT—December 31, 2004	$52,802,818

See notes to financial statements.

KEY CENTER PROPERTIES LIMITED PARTNERSHIP

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2004 (As Restated, see Note 10)

2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,094,552
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,892,931
Loan fee amortization included in interest expense	46,802
Amortization of discount on mortgage notes payable	399,486
Decrease in receivables	238,972
Increase in accounts payable and accrued expenses	314,864
Net change in other assets and liabilities	258,283

Net cash provided by operating activities	19,245,890

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to investment properties	(4,970,568)
Decrease in restricted deposits	72,091

Net cash used by investing activities	(4,898,477)

CASH FLOWS FROM FINANCING ACTIVITIES:
Mortgage principal payments	(4,615,941)
Contributions	23,391
Distributions	(6,972,338)

Net cash used by financing activities	(11,564,888)

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,782,525
CASH AND CASH EQUIVALENTS—Beginning of year	4,640,486

CASH AND CASH EQUIVALENTS—End of year	$7,423,011

SUPPLEMENTAL SCHEDULE OF NON-CASH OPERATING ACTIVITIES—Tenant allowance payables of $298,501 were granted in 2004

See notes to financial statements.

KEY CENTER PROPERTIES LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2004 (As Restated, see Note 10)

1. OPERATIONS AND BASIS OF PRESENTATION

Key Center Properties Limited Partnership (“Key Center Properties”) was formed on December 18, 1996 for the purpose of operating an office building and subleasing certain real property to Key Center Lessee Limited Partnership (“Key Center Lessee”), a related entity.

On December 30, 1996, Key Center Properties purchased the leasehold interests in a 57-story office building, a 400-room hotel and a 985-space underground parking garage. Contemporaneously, Key Center Properties subleased the hotel and the garage to Key Center Lessee. The acquisition was accounted for using the purchase method.

Fee title to the land on which the office building and hotel are situated is held by two Community Urban Redevelopment Corporations (“CURCs”). Fee title to the land on which the garage is situated is held by the City of Cleveland, which leases the property to a third CURC. These CURCs were established for the purpose of obtaining real estate tax abatement on the improvements of the project through the year 2008. The tax abatement is subject to reduction following achievement of a 12% cumulative return on the total project cost, as defined.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The financial statements of Key Center Properties are prepared on the accrual basis of accounting and include only those assets and liabilities and results of operations which relate to the business of Key Center Properties.

Revenue Recognition—Rents for the office building are recognized on a straight line basis over the terms of the related leases, and reimbursements and recoveries from tenants for taxes, insurance, and other office building operating expenses are recognized as revenues in the period the applicable costs are incurred. Accounts receivable include billed and unbilled receivables. Unbilled receivables consist of tenant recoveries of $394,496 and the excess of minimum rents recognized on a straight line basis over amounts currently billable of $2,699,200 as of December 31, 2004.

Investment Properties—Investment properties are valued at cost.

Depreciation—Depreciation is provided for using the straight line method based upon estimated useful lives of the assets, as listed below:

Buildings and improvements	10-40 years
Furniture, fixtures and equipment	5 - 10 years

Tenant allowances are capitalized and amortized over the terms of each specific lease. Repairs and maintenance are charged to expense when incurred.

Deferred Loan Costs—These costs represent the costs of obtaining financing and are being amortized over the terms of the loans.

Deferred Development and Leasing Costs—These costs represent the costs of acquiring, developing and leasing the office building facility and are being amortized over a ten year period and the terms of the related tenant leases, respectively.

Cash and Cash Equivalents—Cash in excess of daily requirements is invested in highly liquid investments with initial maturities of three months or less. Such investments are deemed to be cash equivalents for purposes of the statements of cash flows.

Income Taxes—No provision has been made for federal and state income taxes since these taxes are the responsibility of the partners.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. MORTGAGE NOTES PAYABLE

Mortgage notes payable consist of the following as of December 31:

Payee	2004
New York State Teachers’ Retirement System (“NYSTRS”)	$78,652,839
Teachers’ Insurance and Annuity Association (“TIAA”)	78,652,839
Urban Development Action Grant (“UDAG”)	13,166,370

$170,472,048

The mortgage notes payable are collateralized by a leasehold mortgage, security agreement and assignment of all rents and leases. The terms of the mortgage notes payable are summarized as follows:

Mortgagee	NYSTRS	TIAA	City of Cleveland—UDAG
Original date	December 20, 1996	December 20, 1996	March 15, 1989— May 11, 1989
Maturity date	January 1, 2007	January 1, 2007	April 16, 2012— November 30, 2012
Original amount	$92,500,000	$92,500,000	$17,900,000
Unpaid balance	$78,652,839	$78,652,839	$13,166,370	(1)
Monthly payment	$764,420	$764,420	None
Interest rate	8.59%	8.59%	0%

(1)	In connection with the assumption of the UDAG mortgage notes payable by Key Center Properties in 1996, the notes were recorded at their fair value for the 50% related to the outside partner of $10,832,000 using an imputed interest rate of 9.73%. The resulting discount is being amortized as interest expense over the remaining lives of the notes.

As of December 31, 2004, scheduled principal payments on the NYSTRS and TIAA mortgage notes payable are as follows:

2005	$5,029,000
2006	5,478,000
2007	146,799,000

Pursuant to provisions of the NYSTRS and TIAA mortgage notes, real estate taxes are being deposited into an interest bearing escrow account. As additional security required by the mortgage notes, Key Center Properties has obtained a letter of credit for $3,000,000 that will terminate on December 31, 2005. Key Center Properties is required to renew the letter of credit on an annual basis. As of December 31, 2004, there were no borrowings against the letter of credit.

Total interest paid for the mortgage notes payable during 2004 was $13,730,144.

The weighted average interest rates for all mortgage notes payable was 8.68% at December 31, 2004.

4. RENTAL INCOME UNDER OPERATING LEASES

The office building operating leases expire in various years through 2017. In addition, substantially all of the leases include provisions for reimbursements for certain real estate taxes and operating costs. Reimbursements aggregated $6,490,406 in 2004.

The hotel sublease requires Key Center Lessee, a related entity, to pay annual rent of $3,800,000 and percentage rent equal to 46% of hotel room revenue, as defined, in excess of $11,000,000. This sublease is scheduled to terminate December 31, 2010. Additional percentage rent equal to 5% of gross revenues, as defined, is also charged and is to be used for hotel improvements. Commencing January 1, 2004, Key Center Lessee is required to pay as further additional percentage rent, a sum equal to 5% of the Club lessee’s gross receipts, as defined, for each year under the Club lease. Rental income from the hotel sublease was $5,789,335 in 2004. The garage sublease requires Key Center Lessee, a related entity, to pay percentage rent equal to 40% of all parking revenues, as defined. Rental income from the garage sublease was $1,333,141 in 2004.

As of December 31, 2004, future minimum rental income due on noncancelable operating leases was as follows:

2005	$30,752,000
2006	30,443,000
2007	29,471,000
2008	26,854,000
2009	26,391,000
2010 and thereafter	151,885,000

$295,796,000

As of December 31, 2004, one tenant accounts for the majority of the total future minimum rental income due under the noncancelable operating leases.

5. RELATED PARTY TRANSACTIONS

Key Center Properties is provided a variety of services by affiliated entities including management, accounting, legal, construction management, architectural and engineering services. The management fee is 3% of gross receipts from rental operations. Legal, construction management, architectural and engineering service fees are based upon hourly rates for the actual hours of work performed by employees of the affiliates. Total amounts charged for these services were $1,378,771 in 2004. Net accounts receivable from affiliated entities, including rents owed as described in Note 4, at December 31, 2004 was $2,755,231.

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 requires disclosure about the fair value of all financial instruments. The carrying values of cash and cash equivalents, receivables, accounts payable, and accrued expenses are reasonable estimates of their fair values. The estimated fair value of Key Center Properties’ long-term debt is $174,480,000 at December 31, 2004, based upon a discounted cash flow analysis.

7. PRIORITY RETURN

The partnership agreement provides for a 9.5% cumulative priority return to its partners based upon cash invested, as defined. One partner receives 100% of its priority return in advance of the other partners receiving their priority returns.

8. COMMITMENTS

A $9,200,000 renovation is planned for the 400-room hotel subleased to Key Center Lessee, a related entity. Construction is scheduled to begin April 30, 2005 and completed in August 2005. The renovation will be funded through the furniture reserves established plus approximately $4,500,000 to be funded by Key Center Properties.

9. SUBSEQUENT EVENT

Subsequent to year end, management signed an agreement with Eastdil to begin marketing the property for sale.

10. RESTATEMENT OF THE FINANCIAL STATEMENTS

Accounting principles generally accepted in the United States of America (“GAAP”) require that assets, liabilities and equity be carried at purchase price proportionate to the outside interests in the purchaser. The previously issued 2004 financial statements did not properly present certain investment properties purchased from affiliated entities and related other assets purchased and liabilities assumed in compliance with GAAP, and disclosure of the noncompliance was made in the footnotes to those financials statements. The Partnership has changed its method of accounting for these certain investment properties purchased from affiliated entities and related other assets purchased and liabilities assumed to conform with GAAP in these restated 2004 financial statements.

KEY CENTER PROPERTIES LIMITED PARTNERSHIP

BALANCE SHEET (UNAUDITED)

SEPTEMBER 30, 2005

ASSETS
CASH AND CASH EQUIVALENTS	$7,508,587
RESTRICTED DEPOSITS	180,942
RECEIVABLES—Net of allowance for doubtful accounts of $50,000	5,496,535
INVESTMENT PROPERTIES:
Land	20,400,000
Buildings, land improvements, leasehold improvements and tenant allowances	254,028,917
Furniture, fixtures and equipment	18,868,213
Deferred loan, development and leasing costs	2,368,370

295,665,500
Accumulated depreciation and amortization	81,992,238

213,673,262
OTHER ASSETS	54,774

TOTAL	$226,914,100

LIABILITIES AND PARTNERS’ EQUITY

LIABILITIES:
Mortgage notes payable	$167,067,325
Accounts payable	2,352,551
Tenant allowances payable	490,914
Accrued interest	1,098,943
Accrued expenses	667,256
Deferred rental income	1,934,977

173,611,966
COMMITMENTS (Note 8)
PARTNERS’ EQUITY:
Investment	53,302,134

TOTAL	$226,914,100

See notes to financial statements.

KEY CENTER PROPERTIES LIMITED PARTNERSHIP

STATEMENT OF OPERATIONS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2005

Nine Months Ended September 30, 2005
RENTAL INCOME AND REIMBURSEMENTS:
Office building	$29,635,228
Sublease income	5,203,974

34,839,202

RENTAL EXPENSES:
Real estate taxes	315,405
Management fee	900,307
Depreciation and amortization	7,653,698
General operating expenses	8,631,557

17,500,967

17,338,235

OTHER INCOME (EXPENSE):
Interest expense	(10,363,235)
Interest income	116,153
Other expense	(236,530)

(10,483,612)

NET INCOME	$6,854,623

See notes to financial statements.

KEY CENTER PROPERTIES LIMITED PARTNERSHIP

STATEMENT OF PARTNERS’ EQUITY (UNAUDITED)

NINE MONTHS ENDED SEPEMBER 30, 2005

INVESTMENT—December 31, 2004	$52,802,818
Distributions	(6,355,307)
Net income	6,854,623

INVESTMENT—September 30, 2005	$53,302,134

See notes to financial statements.

KEY CENTER PROPERTIES LIMITED PARTNERSHIP

STATEMENT OF CASH FLOWS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2005

Nine Months Ended September 30, 2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,854,623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,653,698
Loan fee amortization included in interest expense	35,101
Amortization of discount on mortgage notes payable	325,973
Decrease in receivables	826,584
Decrease in accounts payable and accrued expenses	(347,361)
Net change in other assets and liabilities	455,871

Net cash provided by operating activities	15,804,489

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to investment properties	(5,752,492)
Decrease in restricted deposits	119,582

Net cash used in investing activities	(5,632,910)
CASH FLOWS FROM FINANCING ACTIVITIES:
Mortgage principal payments	(3,730,696)
Distributions	(6,355,307)

Net cash used in financing activities	(10,086,003)
NET INCREASE IN CASH AND CASH EQUIVALENTS	85,576
CASH AND CASH EQUIVALENTS-Beginning of year	7,423,011

CASH AND CASH EQUIVALENTS-End of year	$7,508,587

See notes to financial statements.

KEY CENTER PROPERTIES LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2005

1. OPERATIONS AND BASIS OF PRESENTATION

Key Center Properties Limited Partnership (“Key Center Properties”) was formed on December 18, 1996 for the purpose of operating an office building and subleasing certain real property to Key Center Lessee Limited Partnership (“Key Center Lessee”), a related entity.

On December 30, 1996, Key Center Properties purchased the leasehold interests in a 57-story office building, a 400-room hotel and a 985-space underground parking garage. Contemporaneously, Key Center Properties subleased the hotel and the garage to Key Center Lessee. The acquisition was accounted for using the purchase method.

Fee title to the land on which the office building and hotel are situated is held by two Community Urban Redevelopment Corporations (“CURCs”). Fee title to the land on which the garage is situated is held by the City of Cleveland, which leases the property to a third CURC. These CURCs were established for the purpose of obtaining real estate tax abatement on the improvements of the project through the year 2008. The tax abatement is subject to reduction following achievement of a 12% cumulative return on the total project cost, as defined.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The financial statements of Key Center Properties are prepared on the accrual basis of accounting and include only those assets and liabilities and results of operations which relate to the business of Key Center Properties.

Revenue Recognition—Rents for the office building are recognized on a straight line basis over the terms of the related leases, and reimbursements and recoveries from tenants for taxes, insurance, and other office building operating expenses are recognized as revenues in the period the applicable costs are incurred. Accounts receivable include billed and unbilled receivables. Unbilled receivables consist of tenant recoveries of $145,840 and the excess of minimum rents recognized on a straight line basis over amounts currently billable of $2,659,200 as of September 30, 2005.

Investment Properties—Investment properties are valued at cost.

Depreciation—Depreciation is provided for using the straight line method based upon estimated useful lives of the assets, as listed below:

Buildings and improvements	10 - 40 years
Furniture, fixtures and equipment	5 - 10 years

Tenant allowances are capitalized and amortized over the terms of each specific lease. Repairs and maintenance are charged to expense when incurred.

Deferred Loan Costs—These costs represent the costs of obtaining financing and are being amortized over the terms of the loans.

Deferred Development and Leasing Costs—These costs represent the costs of acquiring, developing and leasing the office building facility and are being amortized over a ten year period and the terms of the related tenant leases, respectively.

Cash and Cash Equivalents—Cash in excess of daily requirements is invested in highly liquid investments with initial maturities of three months or less. Such investments are deemed to be cash equivalents for purposes of the statements of cash flows.

Income Taxes—No provision has been made for federal and state income taxes since these taxes are the responsibility of the partners.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. MORTGAGE NOTES PAYABLE

Mortgage notes payable consist of the following as of September 30:

Payee	2005
New York State Teachers’ Retirement System (“NYSTRS”)	$76,787,490
Teachers’ Insurance and Annuity Association (“TIAA”)	76,787,491
Urban Development Action Grant (“UDAG”)	13,492,344

$167,067,325

The mortgage notes payable are collateralized by a leasehold mortgage, security agreement and assignment of all rents and leases. The terms of the mortgage notes payable are summarized as follows:

Mortgagee	NYSTRS	TIAA	City of Cleveland—UDAG
Original date	December 20, 1996	December 20, 1996	March 15, 1989— May 11, 1989
Maturity date	January 1, 2007	January 1, 2007	April 16, 2012— November 30, 2012
Original amount	$92,500,000	$92,500,000	$17,900,000
Unpaid balance	$76,787,490	$76,787,491	$13,492,344	(1)
Monthly payment	$764,420	$764,420	None
Interest rate	8.59%	8.59%	0%

(1)	In connection with the assumption of the UDAG mortgage notes payable by Key Center Properties in 1996, the notes were recorded at their fair value for the 50% related to the outside partner of $10,832,000 using an inputed interest rate of 9.73%. The resulting discount is being amortized as interest expense over the remaining lives of the notes.

Pursuant to provisions of the NYSTRS and TIAA mortgage notes, real estate taxes are being deposited into an interest bearing escrow account. As additional security required by the mortgage notes, Key Center Properties has obtained a letter of credit for $3,000,000 that will terminate on December 31, 2005. Key Center Properties is required to renew the letter of credit on an annual basis. As of September 30, 2005, there were no borrowings against the letter of credit.

Total interest paid for the mortgage notes payable during the nine months ended September 30, 2005 was $10,028,866.

The weighted average interest rates for all mortgage notes payable was 8.68% at September 30, 2005.

4. RENTAL INCOME UNDER OPERATING LEASES

The office building operating leases expire in various years through 2017. In addition, substantially all of the leases include provisions for reimbursements for certain real estate taxes and operating costs. Reimbursements aggregated $4,975,871 in the nine months ended September 30, 2005.

The hotel sublease requires Key Center Lessee, a related entity, to pay annual rent of $3,800,000 and percentage rent equal to 46% of hotel room revenue, as defined, in excess of $11,000,000. This sublease is scheduled to terminate December 31, 2010. Additional percentage rent equal to 5% of gross revenues, as defined, is also charged and is to be used for hotel improvements. Commencing January 1, 2004, Key Center Lessee is required to pay as further additional percentage rent, a sum equal to 5% of the Club lessee’s gross receipts, as defined, for each year under the Club lease. Rental income from the hotel sublease was $4,233,865 for the nine months ended September 30, 2005. The garage sublease requires Key Center Lessee, a related entity, to pay percentage rent equal to 40% of all parking revenues, as defined. Rental income from the garage sublease was $970,109 for the nine months ended September 30, 2005.

5. RELATED PARTY TRANSACTIONS

Key Center Properties is provided a variety of services by affiliated entities including management, accounting, legal, construction management, architectural and engineering services. The management fee is 3% of gross receipts from rental operations. Legal, construction management, architectural and engineering service fees are based upon hourly rates for the actual hours of work performed by employees of the affiliates. Total amounts charged for these services were $1,094,260 for the nine months ended September 30, 2005. Net accounts receivable from affiliated entities, including rents owed as described in Note 4, at September 30, 2005 was $523,225 ($2,412,272 in accounts receivable and $1,889,047 in accounts payable).

6. FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 requires disclosure about the fair value of all financial instruments. The carrying values of cash and cash equivalents, receivables, accounts payable, and accrued expenses are reasonable estimates of their fair values. The estimated fair value of Key Center Properties’ long-term debt is $174,480,000 at September 30, 2005 based upon a discounted cash flow analysis.

7. PRIORITY RETURN

The partnership agreement provides for a 9.5% cumulative priority return to its partners based upon cash invested, as defined. One partner receives 100% of its priority return in advance of the other partners receiving their priority returns.

8. COMMITMENTS

A $10,300,000 renovation at the 400-room hotel subleased to Key Center Lessee, a related entity, is in process of which $7,900,000 has been incurred ($4,500,000 paid) to date and the remainder of which will be funded by furniture reserves established and $4,000,000 funded by operations of Key Center Properties.

9. SUBSEQUENT EVENTS

On December 21, 2005, the partners of Key Center properties Limited Partnership (KCPLP) completed a recapitalization and reconstitution of the partnership. This transaction transferred the assets and liabilities of the partnership to a newly formed entity, Key Center Properties LLC (KCPLLC) in exchange for 100% of the members interest of that entity. The Partnership subsequently distributed 50% of the interest in KCPLLC to one of its members, which together with its defined priority return redeemed that members interest in KCPLP. This member subsequently sold its interest in KCPLLC to an unrelated 3rd party.

Independent Auditors’ Report

Key Center Lessee Limited Partnership

Cleveland, Ohio

We have audited the accompanying balance sheet of Key Center Lessee Limited Partnership as of December 31, 2004, and the related statements of operations and comprehensive loss, partners’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the management of Key Center Lessee Limited Partnership. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Key Center Lessee Limited Partnership as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

March 22, 2005 (January 9, 2006 as to the reclassifications discussed in Note 6)

Cleveland, Ohio

KEY CENTER LESSEE LIMITED PARTNERSHIP

BALANCE SHEET

DECEMBER 31, 2004

ASSETS
CASH	$235,272
RESTRICTED DEPOSITS	4,083,144
MARKETABLE SECURITIES	144,981
RECEIVABLES—Net of allowance of $14,900 in 2004 and $14,200 in 2003	1,639,957
INVENTORIES AND OTHER ASSETS	472,855

$6,576,209

LIABILITIES AND PARTNERS’ EQUITY (DEFICIT)
LIABILITIES:
Accounts payable	$4,229,183
Accrued expenses	1,087,788
Due to prior owners	2,297,548

7,614,519

PARTNERS’ EQUITY (DEFICIT):
Investment (deficit)	(1,031,145)
Accumulated other comprehensive income (loss)	(7,165)

(1,038,310)

$6,576,209

See notes to financial statements.

KEY CENTER LESSEE LIMITED PARTNERSHIP

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

YEAR ENDED DECEMBER 31, 2004

REVENUES:
Hotel	$18,871,701
Parking garage	3,332,853

22,204,554

EXPENSES:
Hotel operating	7,556,495
General operating	2,962,935
Administration	2,326,412
Utilities	1,153,147
Repairs and maintenance	1,283,542
Marketing	1,346,056
Real estate taxes	448,802
Management	709,996
Sublease expense	7,122,476
Ground rent expense	60,000

24,969,861

(2,765,307)

OTHER INCOME
Interest and other	1,510,820

NET LOSS	(1,254,487)
OTHER COMPREHENSIVE LOSS	(497)

COMPREHENSIVE LOSS	$(1,254,984)

See notes to financial statements.

KEY CENTER LESSEE LIMITED PARTNERSHIP

STATEMENT OF PARTNERS’ EQUITY (DEFICIT)

YEAR ENDED DECEMBER 31, 2004

	Investment (Deficit)	Accumulated Income (Loss)	Accumulated Other Comprehensive Income (Loss)	Total
BALANCE—January 1, 2004	$(713,333)	$588,531	$(6,668)	$(131,470)
Contributions	348,144	—	—	348,144
Net loss	—	(1,254,487)	—	(1,254,487)
Other comprehensive income (loss)— unrealized loss on marketable securities	—	—	(497)	(497)

BALANCE—December 31, 2004	$(365,189)	$(665,956)	$(7,165)	$(1,038,310)

See notes to financial statements.

KEY CENTER LESSEE LIMITED PARTNERSHIP

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,254,487)
Adjustments to reconcile net loss to net cash used by operating activities:
Increase in receivables	(29,578)
Increase in accounts payable and accrued expenses	998,322
Other	81,234

Net cash used by operating activities	(204,509)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net change in marketable securities	273,059
Increase in restricted deposits	(476,955)

Net cash used by investing activities	(203,896)

CASH FLOWS FROM FINANCING ACTIVITIES—Contributions	348,144

NET DECREASE IN CASH	(60,261)
CASH—Beginning of year	295,533

CASH—End of year	$235,272

See notes to financial statements.

KEY CENTER LESSEE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2004

1. OPERATIONS AND BASIS OF PRESENTATION

Key Center Lessee Limited Partnership (“Key Center Lessee”) was formed on December 18, 1996 for the purpose of subleasing a 400-room hotel and a 985-space underground garage from Key Center Properties Limited Partnership (“Key Center Properties”), a related entity. On December 30, 1996, Key Center Properties subleased the hotel and the garage to Key Center Lessee, which assumed operations and purchased operating assets and liabilities from related entities on that date. The acquisition was accounted for using the purchase method.

The hotel is managed by Marriott International, Inc. under an agreement which expires in 2021. The agreement requires the payment of a basic fee of 3% of gross revenues (as defined) and an incentive fee equal to 25% of hotel operating profit (as defined) over the Owner’s Priority of $3,600,000. Total management fees in 2004 were $566,209. No incentive fees were paid in 2004.

The parking garage is managed by APCOA, Inc. under an agreement which provides for an annual fee equal to 3% of operating profit (as defined). The fees were $70,174 in 2004.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The financial statements of Key Center Lessee are prepared on the accrual basis of accounting and include only those assets and liabilities and results of operations which relate to the business of Key Center Lessee.

Revenue Recognition—Revenues are recognized as hotel and parking services are provided. Hotel revenues include room revenues and food and beverage revenues.

Restricted Deposits—Restricted deposits represent cash reserved for future replacement of furniture, fixtures and equipment at the hotel.

Marketable Securities—Key Center Lessee participates in a cash management arrangement, along with other entities affiliated through common ownership. Through an affiliate, cash is accumulated and invested in money market funds, bankers’ acceptances, deposit notes and various debt securities. Included in the balance sheet is Key Center Lessee’s proportionate share of marketable securities. Included in interest income is Key Center Lessee’s proportionate share of income earned on these marketable securities, including realized gains and losses of $1,503 in 2004. Marketable securities are classified as available-for-sale and are carried at fair market value.

The following table presents the relative composition of marketable securities by category at December 31, 2004:

2004
Money market funds, bankers’ acceptances and deposit notes	19%
U.S. government securities	65
U.S. agency securities	16

Total	100%

The relative contractual maturities at December 31, 2004 are as follows:

Due in one year or less	31%
Due after one year through five years	68
Due after five years	1

Total	100%

Inventories—Inventories of food, beverages and gift shop merchandise are stated at the lower of cost (first in, first out method) or market. China, glass, silver, linens and uniforms are adjusted periodically to reflect actual quantities and are valued at cost.

Income Taxes—No provision has been made for federal and state income taxes since these taxes are the responsibility of the partners.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Other Comprehensive Income (Loss)—Key Center Lessee computes unrealized gains and losses on marketable securities on the basis of specific identification. Unrealized gains and losses are reported as other comprehensive income (loss) in the statements of partners’ equity (deficit).

3. RENTAL INCOME UNDER OPERATING LEASES

The hotel has leased 33,902 square feet to Key Center Club, Inc. (the “Club”) for an athletic and dining club under an operating lease which expires in 2014. The lease provides for rent based on varying percentages of net positive cash flow (as defined) and reimbursements for certain real estate taxes and operating costs. Rental income from this lease was $264,832 for the year ended December 31, 2004.

4. LEASE COMMITMENTS

Key Center Lessee is obligated under certain noncancelable lease and sublease agreements, which expire at various dates through 2058. The leases and subleases are accounted for as operating leases. The following is a schedule of future minimum rental payments under noncancelable operating leases as of December 31, 2004:

2005	$3,860,000
2006	3,860,000
2007	3,860,000
2008	3,860,000
2009	3,860,000
2010 and thereafter	6,740,000

$26,040,000

The hotel sublease requires Key Center Lessee to pay annual rent of $3,800,000 and percentage rent equal to 46% of hotel room revenue, as defined, in excess of $11,000,000 to Key Center Properties, a related entity. This sublease is scheduled to terminate December 31, 2010. Additional percentage rent equal to 5% of gross revenues, as defined, is also charged and is to be used for hotel improvements. Commencing January 1, 2004, Key Center Lessee is required to pay as further additional percentage rent, a sum equal to 5% of the Club lessee’s gross receipts, as defined, for each year under the Club lease. Rental expense for the hotel sublease was $5,789,335 in 2004. The garage sublease requires Key Center Lessee to pay percentage rent equal to 40% of all parking revenues, as defined, to Key Center Properties. Rent expense for the garage sublease was $1,333,141 in 2004.

Key Center Lessee leases land for the parking garage from the City of Cleveland. The lease is accounted for as an operating lease and expires in 2058 with an option to renew for an additional 34 years. Fixed ground rent is $60,000 per year. The lease also provides for additional percentage ground rent for excess garage revenue (as defined). There was no additional percentage rent due in 2004.

Total rental expense for all leases for 2004 was $7,201,796.

5. RELATED PARTY TRANSACTIONS

Key Center Lessee is provided a variety of services by affiliated entities including management, accounting, legal and computer services. Fees for these services are based upon hourly rates for the actual hours of work performed by employees of the affiliates. Total amounts charged for these services were $53,709 in 2004. Accounts payable to affiliated entities, including amounts for rent, at December 31, 2004 were $2,979,145.

The amount due to prior owners of $2,297,548 as of December 31, 2004 represents the working capital of the hotel at the date Key Center Lessee assumed operations and is due to the prior owners upon sale of the hotel. This amount is non-interest bearing.

6. SUBSEQUENT EVENTS

In December 2005, the real estate subject to the sublease was transferred from Key Center Properties Limited Partnership to Key Center Properties LLC, a related entity. All terms of the sublease remain the same. The Company has reclassified certain balances within the financial statements to conform with certain rules and regulations of the Securities and Exchange Commission.

KEY CENTER LESSEE LIMITED PARTNERSHIP

BALANCE SHEET (UNAUDITED)

SEPTEMBER 30, 2005

ASSETS

CASH	$1,997,874
MARKETABLE SECURITIES	88,482
RECEIVABLES—Net of allowance of $14,700	3,775,862
INVENTORIES AND OTHER ASSETS	603,457

$6,465,675

LIABILITIES AND PARTNERS’ EQUITY (DEFICIT)

LIABILITIES:
Accounts payable	$5,292,883
Accrued expenses	1,081,115
Due to prior owners	2,297,548

8,671,546
PARTNERS’ EQUITY (DEFICIT):
Investment (deficit)	(2,199,474)
Accumulated other comprehensive income (loss)	(6,397)

(2,205,871)

$6,465,675

See notes to financial statements.

KEY CENTER LESSEE LIMITED PARTNERSHIP

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2005

REVENUES:
Hotel	$13,695,137
Parking garage	2,425,273

16,120,410

EXPENSES:
Hotel operating	5,617,060
General operating	2,194,503
Administration	1,640,248
Utilities	849,881
Repairs and maintenance	996,362
Marketing	1,082,916
Real estate taxes	347,144
Management	507,858
Sublease expense	5,203,974
Ground rent expense	45,000

18,484,946

(2,364,536)

OTHER INCOME (EXPENSE)—
Interest income and other	1,196,207

NET LOSS	(1,168,329)
OTHER COMPREHENSIVE LOSS	768

COMPREHENSIVE LOSS	$(1,167,561)

See notes to financial statements.

KEY CENTER LESSEE LIMITED PARTNERSHIP

STATEMENT OF PARTNERS’ EQUITY (DEFICIT) (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2005

	Investment (Deficit)	Accumulated Income (Loss)	Accumulated Other Comprehensive Income (Loss)	Total
BALANCE—January 1, 2005	(365,189)	(665,956)	(7,165)	(1,038,310)
Net loss	—	(1,168,329)	—	(1,168,329)
Other comprehensive income (loss)— unrealized loss on marketable securities	—	—	768	768

BALANCE—September 30, 2005	$(365,189)	$(1,834,285)	$(6,397)	$(2,205,871)

See notes to financial statements.

KEY CENTER LESSEE LIMITED PARTNERSHIP

STATEMENT OF CASH FLOWS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,168,329)
Adjustments to reconcile net loss to net cash used by operating activities:
Increase in receivables	(2,135,905)
Increase in accounts payable and accrued expenses	1,057,027
Other	(130,602)

Net cash used by operating activities	(2,377,809)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net change in marketable securities	57,267
Decrease in restricted deposits	4,083,144

Net cash provided by investing activities	4,140,411

NET DECREASE IN CASH	1,762,602
CASH—Beginning of year	235,272

CASH—End of year	$1,997,874

See notes to financial statements.

KEY CENTER LESSEE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2005

1. OPERATIONS AND BASIS OF PRESENTATION

Key Center Lessee Limited Partnership (“Key Center Lessee”) was formed on December 18, 1996 for the purpose of subleasing a 400-room hotel and a 985-space underground garage from Key Center Properties Limited Partnership (“Key Center Properties”), a related entity. On December 30, 1996, Key Center Properties subleased the hotel and the garage to Key Center Lessee, which assumed operations and purchased operating assets and liabilities from related entities on that date. The acquisition was accounted for using the purchase method.

The hotel is managed by Marriott International, Inc. under an agreement which expires in 2021. The agreement requires the payment of a basic fee of 3% of gross revenues (as defined) and an incentive fee equal to 25% of hotel operating profit (as defined) over the Owner’s Priority of $3,600,000. Total management fees for the nine-months ended September 30, 2005 were $427,189. No incentive fees were paid in 2005 as of September 30, 2005.

The parking garage is managed by APCOA, Inc. under an agreement which provides for an annual fee equal to 3% of operating profit (as defined). The fees were $45,118 for the nine-months ended September 30, 2005.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The financial statements of Key Center Lessee are prepared on the accrual basis of accounting and include only those assets and liabilities and results of operations which relate to the business of Key Center Lessee.

Revenue Recognition—Revenues are recognized as hotel and parking services are provided. Hotel revenues include room revenues and food and beverage revenues.

Restricted Deposits—Restricted deposits represent cash reserved for future replacement of furniture, fixtures and equipment at the hotel. The restricted deposit balance was used to fund asset additions during the nine-months ended September 30, 2005.

Marketable Securities—Key Center Lessee participates in a cash management arrangement, along with other entities affiliated through common ownership. Through an affiliate, cash is accumulated and invested in money market funds, bankers’ acceptances, deposit notes and various debt securities. Included in the balance sheet is Key Center Lessee’s proportionate share of marketable securities. Included in interest income is Key Center Lessee’s proportionate share of income earned on these marketable securities, including realized gains and losses of $194 at September 30, 2005. Marketable securities are classified as available-for-sale and are carried at fair market value.

The following table presents the relative composition of marketable securities by category at September 30, 2005:

Money market funds, bankers’ acceptances and deposit notes	19%
U.S. government securities	65
U.S. agency securities	16

Total	100%

Inventories—Inventories of food, beverages and gift shop merchandise are stated at the lower of cost (first in, first out method) or market. China, glass, silver, linens and uniforms are adjusted periodically to reflect actual quantities and are valued at cost.

Income Taxes—No provision has been made for federal and state income taxes since these taxes are the responsibility of the partners.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Other Comprehensive Income (Loss)—Key Center Lessee computes unrealized gains and losses on marketable securities on the basis of specific identification. Unrealized gains and losses are reported as other comprehensive income (loss) in the statement of partners’ equity (deficit).

3. RENTAL INCOME UNDER OPERATING LEASES

The hotel has leased 33,902 square feet to Key Center Club, Inc. (the “Club”) for an athletic and dining club under an operating lease which expires in 2014. The lease provides for rent based on varying percentages of net positive cash flow (as defined) and reimbursements for certain real estate taxes and operating costs. Rental income from this lease was $142,534 for the nine months ended September 30, 2005.

4. LEASE COMMITMENTS

Key Center Lessee is obligated under certain noncancelable lease and sublease agreements, which expire at various dates through 2058. The leases and subleases are accounted for as operating leases. The following is a schedule of future minimum rental payments under noncancelable operating leases as of September 30, 2005:

Remaining of 2005	$965,000
2006	3,860,000
2007	3,860,000
2008	3,860,000
2009	3,860,000
2010	3,860,000
2011 and thereafter	2,880,000

$23,145,000

The hotel sublease requires Key Center Lessee to pay annual rent of $3,800,000 of which $2,923,077 was paid as of September 30, 2005 and percentage rent equal to 46% of hotel room revenue, as defined, in excess of $11,000,000 to Key Center Properties, a related entity. This sublease is scheduled to terminate on December 31, 2010. Additional percentage rent equal to 5% of gross revenues, as defined, is also charged and is to be used for hotel improvements. Commencing January 1, 2004, Key Center Lessee is required to pay as further additional percentage rent, a sum equal to 5% of the Club lessee’s gross receipts, as defined, for each year under the Club lease. Rental expense for the hotel sublease was $4,233,865 for the nine-months ended September 30, 2005. The garage sublease requires Key Center Lessee to pay percentage rent equal to 40% of all parking revenues, as defined, to Key Center Properties. Rent expense for the garage sublease was $970,109 for the nine-months ended September 30, 2005.

Key Center Lessee leases land for the parking garage from the City of Cleveland. The lease is accounted for as an operating lease and expires in 2058 with an option to renew for an additional 34 years. Fixed ground rent is $60,000 per year of which $45,000 was paid at September 30, 2005. The lease also provides for additional percentage ground rent for excess garage revenue (as defined). There was no additional percentage rent due in 2005 as of September 30, 2005.

Total rental expense for all leases for the nine-months ended September 30, 2005 was $5,261,854.

5. RELATED PARTY TRANSACTIONS

Key Center Lessee is provided a variety of services by affiliated entities including management, accounting, legal and computer services. Fees for these services are based upon hourly rates for the actual hours of work performed by employees of the affiliates. Total amounts charged for these services were $36,228 for the nine months ended September 30, 2005. Accounts payable to affiliated entities, including amounts for rent, at September 30, 2005 were $345,139 and accounts receivable were $1,889,047 at September 30, 2005.

The amount due to prior owners of $2,297,548 as of September 30, 2005 represents the working capital of the hotel at the date Key Center Lessee assumed operations and is due to the prior owners upon sale of the hotel. This amount is non-interest bearing.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENT

This pro forma information should be read in conjunction with the consolidated financial statements as of December 31, 2005 and for the year ended December 31, 2005 and the notes thereto of Wells Real Estate Investment Trust II, Inc. (“Wells REIT II”) and the financial statements and notes thereto of certain properties acquired during the year ended December 31, 2005, which are included in this prospectus.

The following unaudited pro forma statement of operations for the year ended December 31, 2005 has been prepared to give effect to the acquisitions of the 180 Park Avenue 105 Building, the Governor’s Pointe Buildings, the 5995 Opus Parkway Building, the 215 Diehl Road Building, the 100 East Pratt Street Building, the College Park Plaza Building, the 180 E. 100 South Building, the Nashoba Buildings, the Baldwin Point Building, the University Circle Buildings (the “Q1, Q2 and Q3 2005 Acquisitions”) and the 919 Hidden Ridge Building, the 5 Houston Center Building, the Key Center Complex, the 2000 Park Lane Building, the Tampa Commons Building and the LakePointe Buildings (the “Q4 2005 Acquisitions”) as if the acquisitions occurred on January 1, 2005.

An unaudited pro forma balance sheet as of December 31, 2005 is not presented as the effect of the Q1, Q2 and Q3 2005 Acquisitions and the Q4 2005 Acquisitions are fully reflected in the consolidated balance sheet of Wells REIT II as of December 31, 2005.

This unaudited pro forma information is prepared for informational purposes only and is not necessarily indicative of future results or of actual results that would have been achieved had the Q1, Q2 and Q3 2005 Acquisitions and the Q4 2005 Acquisitions been consummated as of January 1, 2005.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2005

(in thousands, except per share amounts)

(unaudited)

	Wells Real Estate Investment Trust II, Inc. Historical (a)	Pro Forma Adjustments														Pro Forma Total
		Q1, Q2 and Q3 2005 Acquisitions		Q4 2005 Acquisitions
				919 Hidden Ridge		5 Houston Center		Key Center		2000 Park Lane		Tampa Commons		LakePointe
Revenues:
Rental income	$134,972	$27,038	(b)	$3,358	(b)	$11,258	(b)	$49,724	(n)	$2,746	(b)	$5,056	(b)	$2,014	(b)	$236,166
Tenant reimbursements	29,036	4,342	(c)	1,703	(c)	5,260	(c)	6,313	(c)	130	(c)	349	(c)	147	(c)	47,280

	164,008	31,380		5,061		16,518		56,037		2,876		5,405		2,161		283,446

Expenses:
Property operating costs	45,818	9,123	(d)	1,721	(d)	6,206	(d)	29,854	(d)	1,288	(d)	2,342	(d)	704	(d)	97,056
Asset and property management fees:
Related party	10,639	1,716	(e)	99	(e)	365	(e)	694	(e)	66	(e)	107	(e)	45	(e)	13,731
Other	2,539	—		—		—		—		—		—		—		2,539
Depreciation	24,505	6,784	(f)	717	(f)	2,334	(f)	5,032	(f)	388	(f)	684	(f)	287	(f)	40,731
Amortization	43,210	9,486	(g)	3,308	(g)	6,879	(g)	5,189	(g)	1,530	(g)	3,027	(g)	645	(g)	73,274
General and administrative	9,056	—		—		—		—		—		—		—		9,056

	135,767	27,109		5,845		15,784		40,769		3,272		6,160		1,681		236,387

Real estate operating income (loss)	28,241	4,271		(784)		734		15,268		(396)		(755)		480		47,059

Other income (expense):
Interest expense	(25,098)	(3,622	)(h)	—		(4,352	)(k)	(5,019	)(l)	(1,287	)(l)	(2,128	)(l)	(908	)(l)	(49,376)
		(732	)(i)					(815	)(o)					(286	)(m)
		(5,129	)(j)
Interest and other income	9,557	—		—		—		—		—		—		—		9,557

	(15,541)	(9,483)		—		(4,352)		(5,834)		(1,287)		(2,128)		(1,194)		(39,819)
Income (loss) before minority interest and income tax benefit	12,700	(5,212)		(784)		(3,618)		9,434		(1,683)		(2,883)		(714)		7,240
Minority interest in (earnings) loss of consolidated subsidiaries	(220)	(4)		—		—		—		—		—		—		(224)

Income (loss) before income tax benefit	12,480	(5,216)		(784)		(3,618)		9,434		(1,683)		(2,883)		(714)		7,016

Income tax benefit	41	—		—		—		—		—		—		—		41

Net income (loss)	$12,521	$(5,216)		$(784)		$(3,618)		$9,434		$(1,683)		$(2,883)		$(714)		$7,057

Net income (loss) per share - basis and diluted	$0.09															$0.04

Weighted-average shares outstanding - basic and diluted	139,680															198,694

(a)	Historical financial information derived from Wells REIT II’s consolidated statement of operations included in the prospectus.
(b)	Rental income consists primarily of base rent, parking income and amortization of above-market lease assets and below-market lease liabilities. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2005.
(c)	Consists of operating cost reimbursements.
(d)	Consists of property operating expenses.
(e)	Asset management fees calculated as 0.75% of the cost of the acquisitions on an annual basis limited to 1% of the net asset value of such acquisitions after deducting debt used to finance acquisitions.
(f)	Depreciation expense on portion of purchase price allocated to building is recognized using the straight-line method and a 40-year life.
(g)	Amortization of deferred leasing costs and lease intangibles is recognized using the straight-line method over the lives of the respective leases.
(h)	Represents interest expense on the $105.0 million mortgage loan secured by the 100 East Pratt Street Building executed in September 2005, which bears interest at 5.08% and matures in June 2017.
(i)	Represents interest expense on the $23.0 million mortgage loan executed in connection with the acquisition of the Nashoba Buildings, which bears interest at 5.07% and matures in September 2010.
(j)	Represents interest expense on the $118.3 million mortgage loan assumed in connection with the acquisition of the University Circle Buildings, which bears interest at 6.04% and matures in January 2011.
(k)	Represents interest expense on the $90.0 million mortgage loan assumed in connection with the acquisition of the 5 Houston Center Building, which bears interest at 5.00% and matures in October 2008.
(l)	Represents interest expense on funds drawn from the Wachovia $400.0 million line of credit, which bore interest at approximately 4.46% for the year ended December 31, 2005.
(m)	Represents interest expense on funds drawn from the LakePointe Buildings construction loan, which bore interest at approximately 4.46% for the year ended December 31, 2005.
(n)	Rental income consists primarily of base rent, parking income and amortization of above-market lease assets and below-market lease liabilities. Base rent for Key Center is recognized on a straight-line basis calculated from the beginning of the respective lease terms rather than the pro forma acquisition date of January 1, 2005. The recorded straight-line rental adjustment is materially the same as the adjustment calculated beginning January 1, 2005. Furthermore, Key Center rental income includes lease termination income of $0.6 million for the year ended December 31, 2005.
(o)	Represents imputed interest expense on the interest-free note payable that matures in April 2012 assumed in connection with the recapitalization of the entity that owns an interest in Key Center.

The accompanying notes are an integral part of this statement

APPENDIX A

Wells Real Estate Investment Trust II, Inc.

Subscription Agreement and Investor Instructions Second Offering

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription.

1. INVESTMENT INFORMATION

A minimum investment of $1,000 is required, except for certain states that require a higher minimum investment as set forth in the Prospectus under “Plan of Distribution—Minimum Purchase Requirements.” A CHECK SHOULD BE MADE PAYABLE TO THE ORDER OF “WELLS REAL ESTATE INVESTMENT TRUST II, INC.” FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR. Investors who have satisfied the minimum purchase requirements in another public real estate program sponsored by Wells Capital, Inc. or its affiliates may invest as little as $25, except for residents of Maine, Minnesota, Nebraska, or Washington. Only persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards” may purchase shares. Please indicate the state in which the sale was made if other than state of residence.

All additional investments must be for at least $25. If additional investments in the Company are made, the investor agrees to notify the participating broker/ dealer (“Broker/Dealer”) or investment adviser named in Section 8 of the Subscription Agreement.

Note: THE COMPANY WILL NOT ACCEPT CASH, STARTER OR COUNTER CHECKS, MONEY ORDERS, OR TRAVELER’S CHECKS DUE TO ANTI-MONEY LAUNDERING CONSIDERATIONS.

2. TYPE OF OWNERSHIP

Please check the appropriate box to indicate the account type of investor subscribing.

3. REGISTRATION AND CONTACT INFORMATION

Please enter the exact name in which the Shares are to be held:

•	Joint tenants with right of survivorship or tenants-in-common, include the names of both investors

•	Partnerships or corporations, include the name of an individual to whom correspondence will be addressed

•	Trusts should include the name(s) of the trustee(s)

All investors must complete the space provided for taxpayer identification number or Social Security number. By signing in Section 7, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. Indicate the birth date of the registered owner unless the registered owner is a legal entity.

4. INSTITUTIONAL INFORMATION

If the investment is being made for an IRA account, the custodian information should be entered here. Fill in the Custodian Name, Address, Telephone Number, and Tax ID, along with the Custodian Account Number. An authorized individual must sign the form approving the investment and include either the Custodian’s Signature Guarantee Stamp or a Corporate Resolution naming the authorized signer along with an example of their signature.

5. ELECTRONIC DELIVERY ELECTION

Wells encourages you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications.

By electing to receive shareholder communications electronically, you authorize Wells REIT II to either (i) e-mail shareholder communications to you directly or (ii) make them available on its Web site at www.wellsref.com and notify you via e-mail when such documents are available. The shareholder communications we may send electronically include prospectus supplements, quarterly reports, annual reports, proxy materials, and any other documents that may be required to be delivered to shareholders under federal or state securities laws. This does not include account-specific information, such as quarterly account statements, tax information, and trade confirmations. You will not receive paper copies of these electronic materials unless you request them. Wells may also choose to send one or more items to you in paper form despite your consent to access them electronically. Your consent will be effective until you revoke it by terminating your registration by calling the Wells Client Services department at 800-557-4830 or by sending an e-mail to client.services@wellsref.com. In addition, by consenting to electronic access, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic access of shareholder relations materials.

6. DIVIDENDS

AT LEAST ONE, BUT NO MORE THAN TWO OF THE OPTIONS MUST BE SELECTED. IF THIS SECTION IS NOT COMPLETED, DIVIDENDS WILL BE PAID TO THE REGISTERED OWNER (OR CUSTODIAN, IF APPLICABLE.)

1 of 4

Please check the appropriate block to indicate to whom the dividends should be paid, in what form they should be paid, and the address of the individual(s) or institution receiving the distribution if dividends are to be paid to a third party. If no blocks are checked in this section, the funds will be paid to the registered owner (or custodian if applicable). Wells REIT II can accommodate up to two different dividend instructions for each account. Each instruction must be given a percentage, and the sum of the various distribution options must equal 100%.

For a discussion of the Dividend Reinvestment Plan, please see the section of the Prospectus entitled “Description of Shares—Dividend Reinvestment Plan.”

To receive your dividends via Electronic Funds Transfer, please check the highlighted box on the subscription document.

7. SUBSCRIBER SIGNATURES

Please separately initial the representations in paragraphs (a) through (d) where indicated. Please note the higher suitability requirements described in the Prospectus for residents of Arizona, California, Iowa, Kansas, Maine, Massachusetts, Michigan, Missouri, New Jersey, Ohio, and Tennessee and the requirement that residents of Iowa, Kansas, Missouri, and Pennsylvania have a net worth of at least ten times their investment in Wells REIT II. Residents of Ohio must have a net worth of at least ten times their investment in Wells REIT II and its affiliates. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation, or trust, a general partner, officer, or trustee of the entity must sign.

Note: THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

8. BROKER/DEALER OR REGISTERED INVESTMENT ADVISER (RIA) INFORMATION

Who must sign this section. If the investment is made through an investment adviser unaffiliated with a broker/dealer (“Registered Investment Adviser”), Section 8 must be signed by an authorized representative of the Registered Investment Adviser. If the investment is made through a bank acting in a trustee or fiduciary capacity (a “Bank”), there is a separate subscription agreement that must be obtained from the Dealer-Manager to complete the investment. Otherwise, this section must be signed by an authorized representative of the participating Broker/Dealer.

Required Representations. By signing this section, the Broker/Dealer or Registered Investment Adviser represents that it has made every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. In making this determination, the Broker/Dealer or Registered Investment Adviser ascertained that the prospective shareholder:

•	meets the minimum income and net worth standards set forth in the Prospectus at “Suitability Standards”;

•	can reasonably benefit from an investment in the shares based on the prospective shareholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective shareholder’s overall financial situation and has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the shareholder may lose the entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of Wells Capital, Inc. and its affiliates; and

•	the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective shareholder, as well as any other pertinent factors. The Broker/Dealer or Registered Investment Adviser agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the shareholder for a period of six years.

In addition, the registered representative of a Broker/Dealer represents that he or she and the Broker/Dealer are duly licensed to offer the shares in the state where the investment was made and in the state of the investor’s address set forth in Section 3 of the Subscription Agreement. A Registered Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or exempt from registration.

Commission Rate. Broker/Dealers should select only one commission rate. “Full commission” may not be selected if the investment is made through an investment adviser representative compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker/Dealer, its retirement plan, or its representative (or the retirement plan or family members of its representative).

Note: The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to one of the addresses noted at the top of the Subscription Agreement by the Broker/Dealer or Registered Investment Adviser, as applicable. Only original, completed copies of Subscription Agreements can be accepted. The Company cannot accept photocopied or otherwise duplicated Subscription Agreements.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT, PLEASE CALL 800-557-4830.

2 of 4

Wells Real Estate Funds	SAMPLE FORM Wells Real Estate Investment Trust II, Inc.
	Subscription Agreement – Second Offering	See pages 1 & 2 for instructions.

Regular Mail: Wells Real Estate Funds • P.O. Box 2828 • Norcross, GA 30091-2828	Overnight Address: Wells Real Estate Funds • 6200 The Corners Parkway • Norcross, GA 30092-3365

For additional questions or assistance, please call Client Services at 800-557-4830 or 770-243-8282. You may also contact us by e-mail at client.services@wellsref.com or visit our Web site at www.wellsref.com.

1. Investment Information		2.Type of Ownership
☐ I have an existing account at Wells. My Account Number is

    ☐       Individual

    ☐       IRA        Type

    ☐       Joint Tenants with Right of Survivorship

    ☐       Trust/Trust Type

               Please specify Family, Living, Revocable, etc.

    ☐       Transfer on Death (some states prohibit)

               May be chosen in conjunction with other ownership types.

    ☐       UGMA    State

    ☐       UTMA    State

    ☐       Community Property

    ☐       Tenants-in-Common

    ☐       Qualified Plan         MPPP         Profit-Sharing Plan         Keogh

    ☐       Other

Investment Type (Please check one)
☐ Initial Investment (Minimum $1,000 — Some states may have higher minimums — see Prospectus for details) ☐ Additional Investment (Minimum $25)	Dollar Amount $ In the event of a discrepancy between the dollar amount indicated above and that of the actual check(s) received, the check amount(s) will govern.

State in which sale was made if other than state of residence
Method of Payment
☐ Check Enclosed ☐ Wire ☐ Transfer Request ☐ Check Under Separate Cover
(Check Under Separate Cover may delay the processing of your investment)

Please make check(s) payable to: Wells Real Estate Investment Trust II, Inc.

WE DO NOT ACCEPT Money Orders, Traveler’s Checks, Starter Checks, Counter Checks, or Cash due to Anti-Money Laundering considerations.

3. Registration and Contact Information	4. Institutional Information
☐ Mr. ☐ Mrs. ☐ Ms. ☐ M.D. ☐ Ph.D. ☐ D.D.S. ☐ Other
1st Registration Last Name/Entity First Middle Social Security/Taxpayer ID Number Birth Date	Custodian Name
2nd Registration Last Name/Entity First Middle Social Security/Taxpayer ID Number Birth Date	Custodian Address
Investor Street Address (Required by USA PATRIOT Act) City State Zip	City State Zip
Investor Mailing Address (if different) City State Zip	Telephone Custodian Tax ID
Investor Business Telephone Investor Home Telephone	Custodian Account Number
☐ U.S. Citizen ☐ Resident Alien - Country of Origin ☐ Nonresident Alien - Country of Origin	Custodian Signature (Required)
A U.S. street address and a U.S. Social Security number or Taxpayer Identification Number are required to open an account. In addition, Nonresident Aliens must also supply IRS Form W-8BEN.

5. Electronic Delivery Election	[Affix Signature Guarantee Stamp Here]
Please carefully review the accompanying instructions and, if you desire, check the item below.
☐ Yes, I would like to receive shareholder communications electronically.
My e-mail address is .
Your e-mail address will be held in confidence and used only for matters relating to your Wells investments.

6. Dividend Information

If you elect to participate in the Dividend Reinvestment Plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then-current Prospectus or the Subscription Agreement relating to such investment, you will promptly notify Wells REIT II in writing of that fact.

ATTACH VOIDED CHECK HERE

AT LEAST ONE, BUT NO MORE THAN TWO OF THE FOLLOWING OPTIONS MUST BE SELECTED. If this section is not completed, dividends will be paid to the registered owner (or custodian, if applicable) at the address above.
Allocation %	☐ I prefer to participate in the Dividend Reinvestment Plan. (Attach Dividend Reinvestment Plan – Discounted Shares form, if applicable.)
☐ I prefer to receive a dividend check at the address of record for my account.
☐ I prefer to receive my dividends via an Electronic Funds Transfer into the following checking account:
Institution Name Account Name Institution ABA # Account Number

NOTE: A voided check must be attached. By enclosing a voided check, you authorize and direct Wells REIT II to begin making electronic deposits into the checking account designated on the enclosed voided check. An automated deposit entry shall constitute your receipt for each transaction. This authority is to remain in force until Wells REIT II has received written notification from you of its termination at such time and in such manner as to give Wells REIT II reasonable time to act on it.

☐ I prefer my dividends be deposited into my Wells Mutual Fund or Money Market Account or be paid to a party other than the registered owner at the following address:
100%

Last Name/Entity First Middle	Telephone Number
Address
City State Zip	External Account Number

3 of 4

SAMPLE FORM

7. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce Wells REIT II to accept this subscription, I hereby represent and warrant to you as follows:

Primary Investor	Secondary Investor

Initials	Initials	(a)	I have received the Prospectus, and accept the conditions of the Wells Real Estate Funds Privacy Notice. I understand that I am entitled to a refund of my subscription amount upon written request to the Company if the request is received within five (5) business days of either (i) completion of the Subscription Agreement or (ii) my receipt of the Prospectus, whichever is earlier.
Initials	Initials	(b)

I have (i) a net worth (exclusive of home, home furnishings, and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional Shares unless I meet these suitability requirements at the time of purchase.

Initials	Initials	(c)	I acknowledge that the Shares are not liquid.
Initials	Initials	(d)	I am purchasing the Shares for my own account. (Fiduciaries should make the representation if purchasing for the fiduciary account.)

I declare that the information supplied above is true and correct and may be relied upon by Wells REIT II in connection with my investment in Wells REIT II.

Under penalty of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number; (b) I am not subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in Section 3.

I understand that I will not be admitted as a shareholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act, and depositing of funds.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Trustee	Signature of Joint Owner, if applicable	Date

PLEASE NOTE THAT THIS MUST BE SIGNED AND INITIALED BY TRUSTEE(S) IF A QUALIFIED PLAN. THIS APPLICATION WILL NOT BE PROCESSED IF ANY SIGNATURES OR INITIALS ARE MISSING.

8. Broker/Dealer or Registered Investment Adviser (RIA) Information

☐	THIS IS A CHANGE IN BROKER/DEALER OR RIA	The Broker/Dealer or RIA must make the representations described in the Instructions to this Agreement by signing below to complete order.

BROKER/DEALER OR RIA	IARD/CRD number (if applicable)
Broker/Dealer or RIA Firm Name	Broker/Dealer or RIA Firm Telephone Number
Authorized Signature (if necessary) Date	Broker/Dealer Account Number (if applicable)
INDIVIDUAL REPRESENTATIVE(S)	Rep. Number Commission Code (if applicable – only one allowed)

Primary Representative Name	Telephone Number	E-mail Address	Split % (if applicable)
Secondary Representative Name	Telephone Number	E-mail Address	Split % (if applicable)
Tertiary Representative Name	Telephone Number	E-mail Address	Split % (if applicable)

Firm Name (if different from Broker/Dealer or RIA name)	Office Address	City	State	Zip	Office Telephone

THIS SUBSCRIPTION WAS MADE AS FOLLOWS:

☐	Through a participating Broker/Dealer – Indicate the one correct commission rate below.
(1) Full commission
(2) Waiver of selling commission; purchase through an affiliated investment adviser
(3) Waiver of selling commission; purchase is for participating Broker/Dealer or its retirement plan, or for a representative of participating Broker/Dealer or his or her retirement plan or family member(s)

☐	Through an RIA unaffiliated with a Broker/Dealer (Certification of Client Suitability Form must be attached).

I am aware of all of the Prospectus Supplements that constitute a part of the Prospectus as of this date. I have ensured that all such Prospectus Supplements were delivered to the investor prior to the investor’s completion of the Subscription Agreement.

Primary Representative Signature	Date	Secondary Representative Signature	Date	Tertiary Representative Signature	Date

PLEASE NOTE THAT THIS SUBSCRIPTION AGREEMENT CANNOT BE PROCESSED WITHOUT THE SIGNATURES OF ALL REPRESENTATIVES LISTED ABOVE.

Special Instructions

☐	I would like my RIA fees deducted from my investor’s dividends (optional) and have attached the Authorization to Make Payments Out of Dividends form.
☐	Other

For Internal Use Only – Second Offering

Accepted by:

Batch:	Cert:	Wells Account:

4 of 4	RT2FORMPRO2OFF05-09	© 2005 Wells Real Estate Funds

APPENDIX B

AMENDED AND RESTATED

DIVIDEND REINVESTMENT PLAN

Wells Real Estate Investment Trust II, Inc., a Maryland corporation (the “Company”), has adopted a Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 185,000,000.

2. Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3. Dividend Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will pay no selling commissions or the dealer manager fee in connection with Distributions.

4. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the Company, the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid quarterly based on daily record dates as authorized and declared by the Company’s board of directors.

5. Purchase of Shares. Participants will acquire Common Stock at a price equal to the higher of $9.55 per share or 95% of the estimated value of one share as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose. Participants in the DRP may also purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit (unless exempted by the Company’s board of directors).

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

B-1

8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all of the whole shares acquired by the Participant through the DRP. Fractional shares will not be voted.

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof.

10. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least 10 business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11. Amendment or Termination of DRP by the Company. The board of directors of the Company may amend or terminate the DRP for any reason; provided that any amendment that adversely affects the rights or obligations of a Participant (as determined in the sole discretion of the board of directors) shall only take effect upon 10 days’ written notice to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

14. Effective Date. The DRP became effective on November 26, 2003. This amended and restated DRP shall become effective as provided in Section 11.

B-2

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 20 to read about risks you should consider before buying shares of our common stock.

WELLS REAL ESTATE

INVESTMENT TRUST II, INC.

Maximum Offering of

475,000,000 Shares

of Common Stock

PROSPECTUS

WELLS INVESTMENT

SECURITIES, INC.

                    , 2006

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures about Market Risk

As a result of its debt facilities, the Company is exposed to interest rate changes. The Company’s interest rate risk management objectives are to limit the impact of interest rate changes on its earnings and cash flow primarily through a low to moderate level of overall borrowings. However, the Company currently has a substantial amount of debt outstanding. The Company manages its ratio of fixed to floating rate debt with the objective of achieving a mix that the Company believes is appropriate in light of anticipated changes in interest rates. The Company’s lines of credit are based on variable interest rates in order to take advantage of the lower rates available in the current interest rate environment and to provide necessary financing flexibility; however, the Company is closely monitoring interest rates and will continue to consider the sources and terms of its borrowing facilities to determine whether it has appropriately guarded against the risk of increasing interest rates in future periods.

Additionally, the Company has entered into an interest rate swap, and may enter into other interest rate swaps, caps or other arrangements in order to mitigate its interest rate risk on a related financial instrument. The Company does not enter into derivative or interest rate transactions for speculative purposes. All of its debt was entered into for other than trading purposes. As of March 24, 2006, the estimated value of the Company’s lines of credit and notes payable was $668.8 million.

The Company’s financial instruments consist of both fixed and variable rate debt. As of March 24, 2006, the Company’s consolidated debt consisted of the following, in thousands:

	2006	2007	2008	2009	2010	Thereafter	Total
Maturing debt:
Variable rate debt	$—	$9,089	$195,000	$—	$—	$—	$204,089
Fixed rate debt (1)	444	769	114,663	962	24,067	330,368	471,273

Average interest rate:
Variable rate debt	—	4.84%	5.63%	—	—	—	5.60%
Fixed rate debt (1)	6.47%	6.19%	4.87%	6.11%	5.11%	5.08%	5.03%

(1)	Includes a $12.6 million loan with interest free terms. For the purposes of calculating the average interest rate, this loan was assumed to accrue interest at an imputed rate of 5.43%.

As of March 24, 2006, the Company had approximately $675.3 million of debt outstanding consisting of $195.0 million under its $400.0 million, three-year, unsecured line of credit with a syndicate of banks led by Wachovia Bank, N.A. (the “Wachovia Line of Credit”), $9.1 million under a construction line of credit, and $471.2 million in fixed-rate, term mortgage loans. The weighted-average interest rate of the Company’s fixed and variable rate debt at March 24, 2006 under these loans was 5.20%.

The Wachovia Line of Credit is subject to interest costs based on, at the Company’s option, the London Interbank Offered Rate (“LIBOR”) for 7, 30, 60, 90, or 180-day periods, plus an applicable margin ranging from 0.85% to 1.20% (“LIBOR Loans”), or the floating base rate. The applicable margin for LIBOR Loans is based on the ratio of debt to total asset value. The base rate for any day is the higher of Wachovia’s prime rate for such day, or the Federal Funds Rate for such day plus 50 basis points. The maturity date of the Wachovia Line of Credit is May 9, 2008. The Company is able to extend the initial maturity date to May 9, 2009 if it seeks an extension and meets the related conditions set forth in the agreement. An increase in the variable interest rate on this line of credit constitutes a market risk as an increase in rates would increase interest incurred and, therefore, decrease cash flows available for distribution to stockholders.

The LakePointe 3 construction loan represents a construction loan to fund up to $17.1 million of the costs to build an office building in Charlotte, North Carolina. The loan requires monthly interest payments and matures in 2007. The interest rate, per annum, is the monthly LIBOR Index Rate offered by Wachovia plus 100 basis points. The Company entered into an interest rate swap to hedge exposure to changing interest rates, resulting in it paying a fixed rate of 4.84% per annum of the balance outstanding at each payment date. The interest rate swap expires in 2007.

Approximately $471.2 million of the Company’s total debt outstanding as of March 24, 2006 is subject to fixed rates, with an average interest rate of 5.03% and expirations ranging from 2006 to 2018. A change in the market interest rate impacts the net financial instrument position of the Company’s fixed rate debt portfolio but has no impact on interest incurred or cash flows.

As of March 24, 2006, a 1.0% change in interest rates would result in a change in interest expense of approximately $2.0 million per year.

The Company does not believe there is any exposure to increases in interest rate risk related to the capital lease obligations of $78.0 million at March 24, 2006, as the obligation is at fixed interest rates and the Company also owns the related bonds.

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Company in connection with the distribution of the securities being offered in the combined prospectus that is a part of this post-effective amendment to registration statement no. 333-107066 and registration statement no. 333-125643. Selling commissions and the dealer manager fee are not shown. All amounts are estimated except the SEC registration fee and the NASD filing fee.

Item	Amount
SEC registration fee	$494,865
NASD filing fee	75,500
Legal fees and expenses	4,195,000
Blue sky fees and expenses	341,515
Accounting fees and expenses	1,400,000
Sales and advertising expenses	1,100,000
Printing	11,950,000
Postage and delivery of materials	9,100,000
Due diligence expenses (retailing)	100,000
Direct issuer costs re educational conferences and seminars	5,470,000
Expense reimbursement to wholesaling personnel and participating broker-dealers re educational conferences and sales seminars	11,020,000
Legal fees – underwriter portion (retailing)	500,000
Telephone	100,000
Miscellaneous expenses	64,210

Total	$45,911,090

Item 32. Sales to Special Parties

The Company’s directors and officers and directors, officers and employees of Wells Capital, Inc. and its affiliates may purchase shares in the primary offering at a discount. The purchase price of such shares is $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share are not payable in connection with such sales.

Item 33. Recent Sales of Unregistered Securities

In connection with the Company’s incorporation in 2003, the Company issued 100 shares of common stock to Wells Capital, its advisor, at $10.00 per share in a private offering exempt from the registration requirements pursuant to Section 4(2) of the Securities Act. Under its Independent Director Stock Option Plan, the Company issued options to purchase 20,000 shares of common stock to its independent directors in connection with its initial public offering and issued options to purchase 8,000 shares of common stock to its independent directors on July 20, 2004 and again on July 19, 2005, the dates of its first and second annual stockholders’ meetings. All 36,000 of these options were issued with an exercise price of $12 per share and were issued under an exemption from registration under Section 4(2) of the Securities Act of 1933, as the securities were issued privately to eight accredited investors.

Item 34. Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not Applicable.

Item 36. Financial Statements and Exhibits

(a) The following financial statements are filed as part of this registration statement and included in this prospectus:

Financial Statements

Wells Real Estate Investment Trust II, Inc. – December 31, 2005

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2005 and 2004

Consolidated Statements of Operations for the Years Ended December 31, 2005 and 2004 and the Period from Inception (July 3, 2003) to December 31, 2003

Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2005 and 2004 and the Period from Inception (July 3, 2003) to December 31, 2003

Consolidated Statements of Cash Flows for the Years Ended December 31, 2005 and 2004 and the Period from Inception (July 3, 2003) to December 31, 2003

Notes to Consolidated Financial Statements

Schedule II – Valuation and Qualifying Accounts

Schedule III – Real Estate Assets and Accumulated Depreciation and Amortization

Weatherford Center Houston Building

Report of Independent Auditors

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003

Republic Drive Buildings

Report of Independent Auditors

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003

Manhattan Towers Property

Report of Independent Auditors

Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003

Notes to Statement of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003

180 Park Avenue Buildings

Report of Independent Auditors

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (unaudited)

One Glenlake Building

Report of Independent Auditors

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (unaudited)

80 M Street Building

Report of Independent Auditors

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Three Months Ended March 31, 2004 (unaudited)

One West Fourth Street Building

Report of Independent Auditors

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Six Months Ended June 30, 2004 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Six Months Ended June 30, 2004 (unaudited)

Wildwood Buildings

Report of Independent Auditors

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)

Emerald Point Building

Report of Independent Auditors

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)

The Corridors III Building

Report of Independent Auditors

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)

Highland Landmark III Building

Report of Independent Auditors

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2003 and the Nine Months Ended September 30, 2004 (unaudited)

180 Park Avenue 105 Building

Report of Independent Auditors

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Three Months Ended March 31, 2005 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Three Months Ended March 31, 2005 (unaudited)

Governor’s Pointe Buildings

Report of Independent Auditors

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Three Months Ended March 31, 2005 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Three Months Ended March 31, 2005 (unaudited)

100 East Pratt Building

Report of Independent Auditors

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Three Months Ended March 31, 2005 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Three Months Ended March 31, 2005 (unaudited)

University Circle Buildings

Report of Independent Auditors

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Six Months Ended June 30, 2005 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Six Months Ended June 30, 2005 (unaudited)

5 Houston Center Building

Independent Auditors’ Report

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Nine Months Ended September 30, 2005 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Nine Months Ended September 30, 2005 (unaudited)

Tampa Commons Building

Independent Auditors’ Report

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Nine Months Ended September 30, 2005 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Nine Months Ended September 30, 2005 (unaudited)

LakePointe 5 Building

Independent Auditors’ Report

Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Nine Months Ended September 30, 2005 (unaudited)

Notes to Statements of Revenues Over Certain Operating Expenses for the Year Ended December 31, 2004 and the Nine Months Ended September 30, 2005 (unaudited)

Key Center Properties Limited Partnership

Independent Auditors’ Report

Balance Sheet as of December 31, 2004

Statement of Operations for the Year Ended December 31, 2004

Statement of Partners’ Equity for the Year Ended December 31, 2004

Statement of Cash Flows for the Year Ended December 31, 2004

Notes to Financial Statements for the Year Ended December 31, 2004

Balance Sheet as of September 30, 2005 (unaudited)

Statement of Operations for the Nine Months Ended September 30, 2005 (unaudited)

Statement of Partners’ Equity for the Nine Months Ended September 30, 2005 (unaudited)

Statement of Cash Flows for the Nine Months Ended September 30, 2005 (unaudited)

Notes to Financial Statements for the Nine Months Ended September 30, 2005 (unaudited)

Key Center Lessee Limited Partnership

Independent Auditors’ Report

Balance Sheet as of December 31, 2004

Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2004

Statement of Partners’ Equity (Deficit) for the Year Ended December 31, 2004

Statement of Cash Flows for the Year Ended December 31, 2004

Notes to Financial Statements for the Year Ended December 31, 2004

Balance Sheet as of September 30, 2005 (unaudited)

Statement of Operations and Comprehensive Loss for the Nine Months Ended September 30, 2005 (unaudited)

Statement of Partners’ Equity (Deficit) for the Nine Months Ended September 30, 2005 (unaudited)

Statement of Cash Flows for the Nine Months Ended September 30, 2005 (unaudited)

Notes to the Financial Statements for the Nine Months Ended September 30, 2005 (unaudited)

Unaudited Pro Forma Financial Statements

Summary of Unaudited Pro Forma Financial Statement

Pro Forma Statement of Operations for the Year Ended December 31, 2005 (unaudited)

(b) The following exhibits are filed as part of this registration statement:

Ex. No.	Description
1.1	Form of Dealer Manager Agreement with Selected Dealer Agreement, incorporated by reference to Exhibit 1.1 to Pre-Effective Amendment No. 1 to the Company’s Form S-11, Commission File No. 333-125643

3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Company’s Form S-11, Commission File No. 333-107066

3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company’s Form S-11, Commission File No. 333-107066

4.1	Form of Subscription Agreement with Consent to Electronic Delivery Form (included as Appendix A to prospectus)

Ex. No.	Description
4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 3 to the Company’s Form S-11, Commission File No. 333-107066

4.3	Amended and Restated Dividend Reinvestment Plan (included as Appendix B to prospectus)

4.4	Description of Share Redemption Plan (included in prospectus under the caption “Description of Shares -- Share Redemption Program”)

5*	Opinion of DLA Piper Rudnick Gray Cary US LLP re legality

8	Opinion of DLA Piper Rudnick Gray Cary US LLP re tax matters, incorporated by reference to Exhibit 8 to Pre-Effective Amendment No. 1 to the Company’s Form S-11, Commission File No. 333-125643

10.1	Advisory Agreement between the Company and Wells Capital, Inc. dated October 20, 2005, incorporated by reference to Exhibit 10.1 to Post-Effective Amendment No. 11 to the Company’s Form S-11, Commission File No. 333-107066

10.2	Agreement of Limited Partnership of Wells Operating Partnership II, L.P., incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 2 to the Company’s Form S-11, Commission File No. 333-107066

10.3	Stock Option Plan, incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 1 to the Company’s Form S-11, Commission File No. 333-107066

10.4	Independent Director Stock Option Plan, incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 1 to the Company’s Form S-11, Commission File No. 333-107066

10.5	Purchase and Sale Agreement (relating to the acquisition of the 80 M Street Building) between CH Realty II/Navy Yards, L.P. and Wells Operating Partnership II, L.P., dated April 20, 2004, incorporated by reference to Exhibit 10.6 to the Company’s Form 10-Q for the period ended June 30, 2004

10.6	First Amended and Restated $430 Million Interim Revolving Credit Agreement among Wells Operating Partnership II, L.P., Bank of America, N.A., Banc of America Securities LLC, Key Bank National Association, Societe Generale, Citicorp North America, Inc., Eurohypo AG, New York Branch, LaSalle Bank National Association, PNC Bank, National Association, and Sumitomo Mitsui Banking Corporation, dated July 1, 2004, incorporated by reference to Exhibit 10.8 to the Company’s Form 10-Q for the period ended June 30, 2004

10.7	Purchase and Sale Agreement (relating to the acquisition of the 100 East Pratt Street Building) entered April 4, 2005 among Boston Properties, Inc., East Pratt Street Associates Limited Partnership and the Company, incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended March 31, 2005

10.8	Purchase and Sale Agreement (relating to the acquisition of the Wildwood Buildings) between Wildwood Associates and Wells Operating Partnership II, L.P., dated August 20, 2004, incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ended September 30, 2004

10.9	Master Property Management, Leasing and Construction Management Agreement among Wells Management Company, Inc., the Company and Wells Operating Partnership II, L.P., dated November 24, 2004, incorporated by reference to Exhibit 10.8 to Post-Effective Amendment No. 8 to the Company’s Form S-11, Commission File No. 333-107066

Ex. No.	Description
10.10	Credit Agreement dated as of May 9, 2005 by and among Wells Operating Partnership II, L.P., as borrower, Wachovia Bank, N.A., as administrative agent, and the other financial institutions parties thereto, incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 9 to the Company’s Form S-11, Commission File No. 333-107066

10.11	Purchase and Sale Agreement (relating to the acquisition of University Circle Buildings) entered August 1, 2005 between University Circle Investors, LLC and the Company, incorporated by reference to Exhibit 10.3 to the Company’s Form 10-Q for the period ended June 30, 2005

10.12	Recapitalization and Reconstitution Agreement and First Amendment to Recapitalization and Reconstitution Agreement (relating to the acquisition of an interest in the Key Center Complex) dated November 30, 2005 by and among OTR, Jacobs Realty Investors Limited Partnership, JG Key Center Properties LLC, Key Center Properties Limited Partnership, Key Center Lessee Limited Partnership, Key Center Lessee Corporation, Key Center Properties LLC, Wells REIT II – Key Center, LLC, Wells TRS II – Hotel, LLC and Chicago Title Insurance Company, incorporated by reference to Exhibit 10.15 to the Company’s Form 10-K for the period ended December 31, 2005

21.1	Subsidiaries of the Company, incorporated by reference to Exhibit 21.1 to the Company’s Form 10-K for the period ended December 31, 2005

23.1	Consent of DLA Piper Rudnick Gray Cary US LLP (included in Exhibit 5)

23.2*	Consent of Ernst & Young LLP

23.3*	Consent of Ernst & Young LLP

23.4*	Consent of Frazier & Deeter, LLC

23.5*	Consent of Deloitte & Touche LLP

24	Power of Attorney (included on signature page of the Company’s registration statement on Form S-11 Commission File No. 333-125643 filed June 8, 2005)

*	Filed herewith.

Item 37. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 34 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)	For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant, and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on April 14, 2006.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

*	President and Director	April 14, 2006
Leo F. Wells, III

/s/ Douglas P. Williams Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	April 14, 2006

*	Director	April 14, 2006
Charles R. Brown

*	Director	April 14, 2006
Richard W. Carpenter

*	Director	April 14, 2006
Bud Carter

*	Director	April 14, 2006
Donald S. Moss

*	Director	April 14, 2006
Jack M. Pinkerton

*	Director	April 14, 2006
Walter W. Sessoms

*	Director	April 14, 2006
Neil H. Strickland

*	Director	April 14, 2006
W. Wayne Woody

*By:	/s/ Douglas P. Williams	April 14, 2006
Douglas P. Williams
Attorney-In-Fact